                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant To Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Confidential, for Use of the SEC Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                         WORLDPORT COMMUNICATIONS, INC.
          ------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required

[X]      Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies: _________________

         (2)      Aggregate number of securities to which transaction applies:
                  ________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___________________

         (4)      Proposed maximum aggregate value of transaction: $463,220,200

         (5)      Total fee paid:   $92,644

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

         (1)      Amount Previously Paid: ______________________________________

         (2)      Form, Schedule or Registration Statement No.: ________________

         (3)      Filing Party: ________________________________________________

         (4)      Date Filed: __________________________________________________

                         WORLDPORT COMMUNICATIONS, INC.
                     1825 BARRETT LAKES BOULEVARD, SUITE 100
                             KENNESAW, GEORGIA 30144
                                 (770) 792-8735

                                December 2, 1999

To all stockholders of WorldPort Communications, Inc.:

         The enclosed Information Statement is being furnished to holders of the outstanding common stock of WorldPort Communications, Inc., a Delaware corporation ("WorldPort"), in connection with the prior approval of the corporate actions described below. All necessary corporate approvals have been obtained in connection with the matters referred to therein, and the enclosed Information Statement is furnished solely for the purpose of informing WorldPort's stockholders, in the manner required under the Securities Exchange Act of 1934 (the "Exchange Act"), of these corporate actions before they take effect.

         The enclosed Information Statement also constitutes notice of action taken without a meeting as required by Section 228(d) of the Delaware General Corporation Law.

         The Information Statement is being mailed on or about December 2, 1999 to all stockholders of record as of the close of business on November 11, 1999.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

         Pursuant to certain agreements (collectively, the "Sale Agreements"), WorldPort has agreed to consummate the following transactions (collectively, the "Sale") with Energis plc, a company organized under the laws of England and Wales ("Energis"):

         - WorldPort International, Inc., a Delaware corporation (the "Vendor") and a wholly-owned subsidiary of WorldPort, has agreed to sell 85% of the issued and outstanding securities of its subsidiary, WorldPort Communications Europe Holding B.V., a corporation organized under the laws of the Netherlands ("WCEH"), representing 100% of the securities of WCEH held by the Vendor, to Energis, pursuant to a Sale and Purchase Agreement

         - WorldPort has agreed to sell all of the issued and outstanding securities of its subsidiary, WorldPort Communications Limited, a corporation organized under the laws of England and Wales ("WCL"), to Energis, pursuant to a Share Agreement

         - WorldPort has agreed to sell all of its interests in two DMS GSP International Gateway Switches located in New York and London to subsidiaries of Energis, pursuant to Switch Agreements

         As a result of the Sale, WorldPort will receive approximately $463.2 million in cash from Energis including the repayment of $124.8 million of intercompany balances, and Energis will assume approximately $29.9 million of liabilities of WorldPort.

         Pursuant to the Sale, WorldPort will assign to Energis the Global Crossing contracts, including three cross-atlantic STM-1 IRUs with a net present value of liabilities of $15.8 million and contractual purchase commitments in respect of future capacity in the aggregate amount of $42.7 million as of September 30, 1999.

         Concurrently with the Sale, the minority shareholder of WCEH will sell its 15% interest in WCEH to Energis for $64.6 million in cash and Energis will repay a minority shareholder loan and accrued interest in the aggregate amount of $12.2 million as of September 30, 1999.

         For a detailed discussion of the Sale Agreements, see "Description of Sale Agreements" in the enclosed Information Statement.

         WorldPort anticipates that the Sale under the Sale Agreements will take place as soon as the 21st day following the mailing of this Information Statement to you, the WorldPort stockholders.

                                             By Order of the Board of Directors,


                                             Carl Grivner
                                             Chief Executive Officer

                         WORLDPORT COMMUNICATIONS, INC.
                     1825 BARRETT LAKES BOULEVARD, SUITE 100
                             KENNESAW, GEORGIA 30144
                                 (770) 792-8735


                              INFORMATION STATEMENT


 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                TABLE OF CONTENTS



                                                                                                              PAGE
                                                                                                              ----
Special Note Regarding Forward-Looking Statements...............................................................2
Other Available Information.....................................................................................2
Summary of Information Statement................................................................................3
Introduction....................................................................................................4
Recent Events...................................................................................................6
Background of Sale Transaction..................................................................................7
Opinion of Financial Advisor....................................................................................9
Management of WorldPort's Business after the Sale and Use of Proceeds..........................................16
Description of Interests of Heico in the Sale..................................................................16
No Appraisal Rights............................................................................................16
Accounting Treatment...........................................................................................17
Federal Income Tax Consequences................................................................................17
Regulatory Approvals...........................................................................................17
Description of Sale Agreements.................................................................................17
Description of Financing of the Sale...........................................................................22
Stockholder Approval Previously Obtained.......................................................................23
Approval by the Board of Directors.............................................................................23
Voting Securities and Principal Holders........................................................................23
Market for WorldPort's Common Stock............................................................................30
Selected Consolidated Financial Information....................................................................31
Unaudited Pro Forma Financial Data.............................................................................32
Cost of Information Statement..................................................................................36
Description of WorldPort's Business............................................................................36
Description of WorldPort's Property............................................................................53
Legal Proceedings..............................................................................................53
Changes in and Disagreements with Accountants..................................................................53
Management's Discussion and Analysis of Financial Condition and Results of Operations..........................54
Quantitative and Qualitative Disclosures about Market Risk.....................................................61
Index to Financial Statements..................................................................................62


         Annex A           Sale and Purchase Agreement
         Annex B           Share Agreement
         Annex C           Switch Agreements
         Annex D           Opinion of Financial Advisor

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This Information Statement contains certain forward-looking statements which can sometimes be identified by the use of forward-looking words such as "may," "will," "anticipate", "plan," "estimate," "expect" or "intend" or comparable terminology. These statements are subject to known and unknown risks, uncertainties and other factors, including, but not limited to, WorldPort's limited operating history, history of operating losses, substantial indebtedness and substantial capital requirements, that could cause actual results to differ materially from those contemplated by the statements. WorldPort does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect WorldPort's financial results may be found in WorldPort's public filings with the Securities and Exchange Commission (the "SEC") and press releases. Certain of such filings may be accessed through the SEC's web site, http://www.sec.gov.


                           OTHER AVAILABLE INFORMATION

         WorldPort is subject to the reporting requirements of the Exchange Act and, in accordance therewith, is required to file reports and other information with the SEC relating to its business, financial condition and other matters. Information as of particular dates concerning WorldPort's directors and officers, their remuneration, the principal holders of WorldPort's securities and any material interest of such persons in transactions with WorldPort is required to be disclosed in proxy statements distributed to WorldPort stockholders or other reports filed with the SEC. Such reports, proxy statements and other information should be available for inspection at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located in the Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies should be obtainable, by mail, upon payment of the SEC's customary charges, by writing to the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material should also be available through the internet at the SEC's website. Such documents may also be requested from WorldPort at 1825 Barret Lakes Boulevard, Suite 100, Kennesaw, Georgia 30144, Attention: Don Hilbert.

                        SUMMARY OF INFORMATION STATEMENT

Reasons for Sale Transaction

         The Board of Directors of WorldPort believes that the Sale is in the best interest of WorldPort, its stockholders and creditors after considering many factors, including that the purchase price was over five times the purchase price that WorldPort paid for EnerTel, the current balance of the Interim Loan and the need to repay it on November 18, 1999, the impact of bankruptcy proceedings on the prospects of WorldPort's stockholders and creditors realizing value for their interests in or claims against WorldPort and the financial analyses presented by Salomon Smith Barney and its written opinion referenced below.

Opinion of Financial Advisor

         On November 10, 1999, at a meeting of the WorldPort Board of Directors held to consider the Sale, Salomon Smith Barney delivered to the WorldPort Board of Directors a written opinion, to the effect that, as of that date and based upon and subject to the assumptions made, matters considered and limitations on the review undertaken, stated in the opinion, the consideration to be received by WorldPort or one of its wholly-owned subsidiaries was fair to WorldPort from a financial point of view. We have attached the opinion as Annex D. You should read it completely to understand the procedures followed, assumptions made, matters considered and limitations of the review undertaken by Salomon Smith Barney in providing this opinion.

Stockholder Approval Previously Obtained

         As of November 11, 1999, there were outstanding 27,547,092 shares of WorldPort Common Stock, no shares of WorldPort Series A Convertible Preferred Stock, 1,104,896 shares of WorldPort Series B Convertible Preferred Stock, 1,416,030 shares of WorldPort Series C Convertible Preferred Stock, 316,921 shares of WorldPort Series D Convertible Preferred Stock, 141,603 shares of WorldPort Series E Convertible Preferred Stock, and no shares of WorldPort Series F Convertible Preferred Stock, in the aggregate representing 130,239,570 votes entitled to be cast on such date. The Delaware General Corporation Law requires that sales of substantially all the assets of a corporation be approved by stockholders holding a majority of the votes of the outstanding voting securities of such corporation, which, on November 11, 1999, consisted of 65,119,786 votes.

         As of November 11, 1999, Heico owned or had the power to cast in the aggregate approximately 93.8 million votes or 72.0% of the outstanding voting securities of WorldPort entitled to vote on the matters described herein. On November 11, 1999, Heico executed an irrevocable written consent approving the Sale and the Sale Agreements. Such action by written consent is sufficient to satisfy the requirements of the Delaware General Corporation Law. Therefore, your vote is not required to approve the Sale Agreements or to consummate the Sale.

Approval by the Board of Directors

         The Board of Directors of WorldPort has unanimously determined that the terms of the Sale are fair to, and in the best interests of, WorldPort and its stockholders and approved the Sale Agreements and the transactions contemplated thereby, including the Sale.

                                  INTRODUCTION


         PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE SALE THAT WILL OCCUR IF CERTAIN CONDITIONS PRECEDENT ARE MET AND TO PROVIDE YOU WITH INFORMATION ABOUT THE SALE AND THE BACKGROUND OF THE SALE. IF THE OTHER CONDITIONS ARE MET, THE SALE UNDER THE SALE AGREEMENT WILL TAKE PLACE AS SOON AS THE 21ST DAY FOLLOWING THE MAILING OF THIS INFORMATION STATEMENT TO YOU, WORLDPORT'S STOCKHOLDERS.

         WorldPort's Board of Directors (the "Board") and persons owning or otherwise having the authority to vote a majority of the outstanding voting securities of WorldPort have approved the following transactions (collectively, the "Sale") with Energis plc, a company organized under the laws of England and Wales ("Energis"), pursuant to the agreements referred to below (collectively, the "Sale Agreements"):

         - the sale by WorldPort International, Inc., a Delaware corporation and a wholly-owned subsidiary of WorldPort, of 85% of the issued and outstanding securities of its subsidiary, WorldPort Communications Europe Holding B.V., a corporation organized under the laws of the Netherlands ("WCEH"), representing 100% of the securities of WCEH held by the Vendor, to Energis, pursuant to a Sale and Purchase Agreement (the "Sale and Purchase Agreement")

         - the sale by WorldPort of all of the issued and outstanding securities of its subsidiary, WorldPort Communications Limited, a corporation organized under the laws of England and Wales ("WCL"), to Energis, pursuant to a Share Agreement (the "Share Agreement")

         - the sale by WorldPort of all of its interests in two DMS GSP International Gateway Switches located in London and New York to subsidiaries of Energis, pursuant to Switch Agreements (the "Switch Agreements")

         As a result of the Sale, WorldPort will receive approximately $463.2 million in cash from Energis, including the repayment of $124.8 million of intercompany balances, and Energis will assume approximately $29.9 million of liabilities of WorldPort.

         Pursuant to the Sale, WorldPort will assign to Energis the Global Crossing contracts, including three cross-atlantic STM-1 IRUs with a net present value of liabilities of $15.8 million and contractual purchase commitments in respect of future capacity in the aggregate amount of $42.7 million as of September 30, 1999.

         Concurrently with the Sale, the minority shareholder of WCEH will sell its 15% interest in WCEH to Energis for $64.6 million in cash and Energis will repay a minority shareholder loan and accrued interest in the aggregate amount of $12.2 million as of September 30, 1999.

         No other votes are required or necessary. See the captions "Stockholder Approval Previously Obtained," "Approval by the Board of Directors" and "Voting Securities and Principal Holders."

         Energis is a communications company providing a wide range of communications services including basic telephony and advanced voice, data and internet services in Europe. Energis's principal executive offices are located at Carmelite, 50 Victoria Embankment, London EC4Y 0DE.

         The Sale is conditioned upon, among other things, the expiration of the 20-day period following the mailing of this Information Statement to the WorldPort stockholders as required by the Exchange Act.

         Energis has entered into a separate agreement with the other stockholder of WCEH (the "Minority Sale Agreement") to purchase the remaining 15% of outstanding WCEH securities (the "Minority Sale") simultaneously with the Sale.

         If the conditions are met and the Sale and the Minority Sale are consummated, Energis will own 100% of the outstanding shares of WCEH, 100% of WCL and all of WorldPort's interest in certain switches and contracts. If the Sale is consummated, WorldPort will use a portion of the proceeds of the Sale to repay the outstanding principal and interest payable with respect to its Interim Loan facility, which matured November 18, 1999 but remains outstanding and which was incurred by WorldPort in June 1998 to finance the acquisition of EnerTel N.V., a wholly-owned subsidiary of WCEH ("EnerTel"), including a $600,000 amendment fee due on the maturity date. WorldPort is currently negotiating with the lenders to extend the maturity date of the Interim Loan. WorldPort will consider a new strategic focus following the Sale utilizing the $200 to $215 million of net proceeds remaining following payment of WorldPort's outstanding indebtedness, including the Interim Loan, accounts payable, taxes and transaction costs.

         Salomon Smith Barney, financial advisor to WorldPort, has delivered to the Board of Directors its written opinion to the effect that, as of the date of the opinion, the WorldPort Sale Consideration (as defined below) in connection with the Sale was fair to WorldPort from a financial point of view. The full text of the written opinion of Salomon Smith Barney containing the assumptions made, the matters considered and the scope of the opinion is included in this Information Statement as Annex D. Stockholders are encouraged to read the Salomon Smith Barney opinion in its entirety.

         This Information Statement is first being mailed to stockholders on or about December 2, 1999. As of November 11, 1999, there were outstanding:

         -        27,547,092 shares of WorldPort Common Stock (the "Common
                  Stock")

         - No shares of WorldPort Series A Convertible Preferred Stock (the "Series A")

         - 1,104,896 shares of WorldPort Series B Convertible Preferred Stock (the "Series B")

         - 1,416,030 shares of WorldPort Series C Convertible Preferred Stock (the "Series C")

         - 316,921 shares of WorldPort Series D Convertible Preferred Stock (the "Series D")

         - 141,603 shares of WorldPort Series E Convertible Preferred Stock, (the "Series E"), and

         - No shares of WorldPort Series F Convertible Preferred Stock (the "Series F")




             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

                                  RECENT EVENTS

Investment by Heico

         On January 25, 1999, The Heico Companies LLC ("Heico") completed a $40 million equity investment in WorldPort pursuant to the Series C Preferred Stock Purchase Agreement (the "Series C Purchase Agreement"), dated December 31, 1998, between WorldPort and Heico. Pursuant to the Series C Purchase Agreement, Heico acquired an aggregate of 1,132,824 shares of WorldPort's Series C for an aggregate purchase price of $40 million. Heico funded its investment through its existing credit facilities. In this transaction, Heico also received an option to acquire up to 283,206 shares of Series C for an aggregate purchase price of $10 million and certain additional rights including, with respect to the Common Stock issued upon conversion of the Series C, certain demand and piggyback registration rights.

         Pursuant to the Series C Purchase Agreement, on December 31, 1998, WorldPort increased the size of its Board of Directors to eight members and appointed four individuals designated by Heico to serve as directors. WorldPort also agreed to cause Heico's designees to comprise at least one-half of the boards of directors of each of its subsidiaries. In addition, WorldPort amended its Bylaws to provide that at least one of Heico's designees and (except in the limited situation regarding certain proposed refinancings of WorldPort's outstanding credit facility) one of the directors who was not designated by Heico, must approve any action presented for approval by the Board of Directors in order for such to be properly approved by the Board of Directors. As of November 10, 1999, as a result of three previous resignations, the Board of Directors of WorldPort consisted of five directors, three of which are designated by Heico.

         On July 15, 1999, Heico completed an additional $15 million equity investment in WorldPort through (i) the exercise of the Series C Option to purchase 283,206 additional shares of Series C for an aggregate purchase price of $10 million and (ii) the purchase of 141,603 shares of the newly-created WorldPort Series E for an aggregate purchase price of $5 million. Heico funded its investment through its existing credit facilities. In connection with this investment, WorldPort granted Heico a three-year option (the "Series F Option") to purchase 424,809 shares of the newly-created WorldPort Series F for an aggregate purchase price of $15 million.

         As a result of Heico's exercise of the Series C Option, as of July 15, 1999, Heico owned 1,416,030 shares of Series C, representing all of the issued and outstanding shares of Series C. Heico is entitled to 40 votes per share of Series C and is entitled to vote on all matters submitted to a vote of the stockholders of WorldPort, voting together with the holders of Common Stock as a single class. At Heico's option, it may convert the Series C into Common Stock at a conversion price of $3.25 per share of Common Stock (i.e., 10.865 shares of Common Stock for each share of Series C).

         The 141,603 shares of Series E were purchased by Heico pursuant to a Series E Preferred Stock Purchase Agreement, dated as of July 15, 1999, between WorldPort and Heico. Such shares represent all of the issued and outstanding shares of Series E. With respect to the Series E, Heico is entitled to that number of votes as is equal to the number of shares of Common Stock into which the Series E could be converted and is entitled to vote on all matters submitted to a vote of the stockholders of WorldPort, voting together with the holders of Common Stock as a single class. At Heico's option, it may convert the Series E into Common Stock at a conversion price of $3.25 per share of Common Stock (i.e., 10.865 shares of Common Stock for each share of Series E).

         Upon the purchase of Series F, Heico will be entitled to that number of votes as is equal to the number of shares of Common Stock into which the Series F could be converted and will be entitled to vote on all matters submitted to a vote of the stockholders of WorldPort, voting together with the holders of Common Stock as a single class. At Heico's option, following its purchase of Series F, it may convert the Series F into Common Stock at a conversion price of $4.00 per share of Common Stock (i.e., 8.8275 shares of Common Stock for each share of Series F).

         In June 1999, Heico agreed to provide a bond to support a bid by WorldPort to acquire a telecommunications company in Europe. In consideration of the bond, WorldPort agreed to issue to Heico 25,000 shares of WorldPort Common Stock at a purchase price of $0.01 per share. The bond provided by Heico was returned when WorldPort's bid was unsuccessful.

         As a result of these equity investments, as of November 11, 1999, Heico owned directly approximately 45% of WorldPort's outstanding votes. In addition, by virtue of a Shareholder Agreement, dated as of December 31, 1998, among Heico, WorldPort and certain stockholders of WorldPort, and certain irrevocable proxies granted thereunder, WorldPort believes that Heico controlled, with respect to certain matters, including acquisitions, incurrence of debt, the issuance or sale of equity securities and the sale of substantially all of the assets of WorldPort, including the Sale to Energis, additional shares of capital stock of WorldPort representing approximately 27% of WorldPort's outstanding votes as of November 11, 1999.

Stockholder Litigation

         Since July 14, 1999, WorldPort and certain of its former officers have been named as defendants in multiple shareholder class action lawsuits filed in the United States District Court for the Northern District of Georgia. The plaintiffs in these lawsuits seek to represent a class of individuals who purchased or otherwise acquired Common Stock from as early as December 31, 1998 through June 25, 1999. Among other things, the plaintiffs allege that the defendants spoke positively about the Heico financing without disclosing the risk that non-compliance with certain Nasdaq rules in connection with the financing might cause WorldPort to be delisted from Nasdaq. The plaintiffs further allege the subsequent disclosure that WorldPort might be delisted from Nasdaq adversely affected the value of Common Stock. The plaintiffs allege violations of Sections 10(b) and 20(a) of the Exchange Act. WorldPort intends to defend these lawsuits vigorously, but due to inherent uncertainties of the litigation process and the judicial system, WorldPort is unable to predict the outcome of this litigation.

Involuntary Bankruptcy Proceeding Dismissed

         On November 9, 1999, certain former employees of WorldPort filed an involuntary bankruptcy petition against WorldPort in the U.S. Bankruptcy Court for the Northern District of Georgia, Atlanta Division. The petition alleged specific claims totaling $99,000 against WorldPort. On November 18, 1999, the Court entered an order dismissing the petition under 11 U.S.C. Section 305(a). The order dismissing the petition contained a specific finding by the Court that consummation of the Sale was in the best interests of WorldPort and its creditors and that dismissal of the petition would facilitate the Sale and allow all valid claims of WorldPort's creditors to be paid in full.


                         BACKGROUND OF SALE TRANSACTION

Events Relating to the Sale

         WorldPort acquired EnerTel in June 1998 and it became the core of WorldPort's operations and the source of a significant portion of WorldPort's revenues. EnerTel is the leading second network operator in the Netherlands. EnerTel's switch-based fiber backbone network consists of three fiber optic rings extending over 1,200 kilometers linking most of the largest cities in the Netherlands, and together with EnerTel's interconnection agreements, passing approximately 85% of the 5.5 million domestic households and substantially all the domestic and multinational business community in the Netherlands.

         On June 23, 1998, the Vendor entered into a Credit Agreement for the Interim Loan with Bankers Trust Company and several additional lenders, pursuant to which the Vendor borrowed $120 million in order to finance its acquisition of EnerTel and for working capital. WorldPort has tried unsuccessfully to refinance or repay the Interim Loan repeatedly since incurring it in 1998. The Interim Loan originally provided for a maturity date of June 23, 1999 and has been extended twice and now has a maturity date of November 18, 1999. In order to secure the extension until November 18, 1999, among other things, WorldPort agreed to pay the lenders an amendment fee of $600,000 at the maturity date. WorldPort is currently negotiating with the lenders to extend the maturity date of the Interim Loan.

         WorldPort has incurred losses since inception and, as of September 30, 1999, had an accumulated deficit of approximately $175.3 million and a working capital deficit of approximately $150.1 million.

         In November 1998, WorldPort engaged Paine Webber to advise it on financing and repayment alternatives. Paine Webber will receive a fee for its services from the proceeds of the Sale.

         On January 25, 1999, Heico completed its $40.0 million equity investment in WorldPort. On July 15, 1999, Heico completed an additional $15.0 million equity investment in WorldPort.

         In the first week of August 1999, Salomon Smith Barney approached Heico as a major stockholder of WorldPort to discuss divestiture options with regard to EnerTel. In the second week of August 1999, Heico and WorldPort asked Salomon Smith Barney to represent WorldPort in its divestiture of EnerTel as a repayment alternative for the Interim Loan. Later that week, Salomon Smith Barney sent WorldPort an engagement letter to retain their services as a financial advisor.

         At the end of the second week and during the beginning of the third week of August 1999, personnel from Salomon Smith Barney's New York and London offices met with representatives of EnerTel. On September 1, 1999, WorldPort retained Salomon Smith Barney as its sole financial advisor.

         During the first two weeks of September, Salomon Smith Barney solicited interest from various potential purchasers. During the month of September 1999, Salomon Smith Barney contacted over 55 potential buyers. During September and October, 1999 Salomon Smith Barney obtained confidentiality agreements and sent information memoranda to over 45 potential buyers. In October, eight potential buyers visited the data room established by WorldPort and attended presentations by management of EnerTel.

         On October 29, 1999, Energis submitted a bid to WorldPort. WorldPort identified Energis as the preferred potential buyer on October 29, 1999. From November 1 through November 11, 1999, WorldPort continued negotiating with Energis through a series of meetings and conference calls involving WorldPort, Energis and their respective representatives.

         On November 10, 1999, the Board of Directors of Energis approved the proposed Sale and Sale Agreements.

         On November 10, 1999, the Board of Directors of WorldPort held a meeting to discuss the transactions proposed by Energis and alternatives to such transactions. At that meeting, Salomon Smith Barney submitted its written opinion to the Board of Directors of WorldPort that the WorldPort Sale Consideration (as defined below) proposed by Energis was fair to WorldPort from a financial point of view. During the meeting, the Board of Directors of WorldPort approved the Sale and authorized WorldPort's Chief Executive Officer to complete and execute the Sale Agreements.

         By irrevocable written consent in lieu of a meeting, dated November 11, 1999, Heico consented to the Sale as to all shares it directly owned or over which it had voting power (representing approximately 72% of WorldPort's outstanding votes).

         On November 11, 1999, WorldPort entered into the definitive Sale Agreements with Energis.

Reasons for the Sale

         The Board of Directors of WorldPort believes that the Sale is in the best interest of WorldPort, its stockholders and creditors. Prior to reaching its conclusions, the Board of Directors of WorldPort reviewed the proposed Sale with Salomon Smith Barney and its accountants and legal advisors. The following are the material factors considered by the Board of Directors in reaching its conclusions:

         - that the purchase price was over five times the purchase price that WorldPort paid for EnerTel less than two years ago

         - the current balance of the Interim Loan and its maturity date of November 18, 1999, as well as the prospects of refinancing or otherwise repaying the debt

         - the impact that bankruptcy proceedings, if initiated, could have on the prospects of WorldPort's stockholders and creditors realizing value for their interests in or claims against WorldPort

         - the impact on WorldPort and its business of the uncertainties associated with its financial problems, including risks that customers and suppliers would stop doing business with WorldPort on customary trade terms and that employees might leave; and the increased risk that if WorldPort was forced to seek protection from its creditors under the bankruptcy laws, it might not be able to continue its business

         - presentations from, and discussions with, senior executives of WorldPort, representatives of Salomon Smith Barney and representatives of WorldPort's outside counsel regarding the business, financial and accounting aspects and a review of the terms and conditions of the Sale Agreements

         - the financial analyses presented by Salomon Smith Barney and its written opinion as to the fairness of the WorldPort Sale Consideration to WorldPort from a financial point of view (a copy of this opinion, dated November 10, 1999, is attached to this Information Statement as Annex D)

         - information concerning the historical and prospective financial condition, results of operations, prospects and business of WorldPort, including the revenue and profitability of WorldPort

         - the recommendation of the senior management of WorldPort that the proposed Sale be approved

         The Board of Directors also considered the risk that the proposed Sale would not be consummated, the substantial management time and effort that will be required to consummate the Sale, and the possibility that certain provisions of the Sale Agreements and the irrevocable consent granted by Heico and other stockholders may have the effect of discouraging other persons potentially interested in EnerTel from pursuing such a transaction. In the judgment of the Board of Directors, the potential benefits of the Sale outweighed these considerations.

         This discussion of the information and factors considered by the Board of Directors of WorldPort is not intended to be exhaustive. In view of the variety of the factors considered in connection with its evaluation, the Board of Directors did not quantify or otherwise attempt to assign relative weights to specific factors considered in reaching its determination. In addition, individual members of the Board of Directors may have given different weights to different factors.

                          OPINION OF FINANCIAL ADVISOR


Opinion of Salomon Smith Barney

         Salomon Smith Barney was retained by WorldPort to act as its financial advisor in connection with the proposed transactions. In connection with its engagement, WorldPort requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, to WorldPort, of the consideration (the "WorldPort Sale Consideration") to be received by WorldPort or one of its wholly-owned subsidiaries, in connection with (i) the sale of stock (the "WCEH Sale") of WCEH on the terms set forth in Draft "5" of the Sale and Purchase Agreement dated November 9, 1999, (ii) the sale of stock (the "WCL Sale") of WCL on the terms set forth in Draft "5" of the Share Agreement dated as of November 9, 1999, and (iii) the sale of DMS GSP International gateway switches (together with WCEH and WCL, the "Business"), on the terms set forth in Draft "5" of the Switch Agreements, both dated November 9, 1999. On November 10, 1999, at a meeting of the WorldPort Board of Directors held to consider the Sale, Salomon Smith Barney delivered to the WorldPort board a written opinion, to the effect that, as of that date and based upon and subject to the assumptions made, matters considered and limitations on the review undertaken, stated in the opinion, the WorldPort Sale Consideration was fair to WorldPort from a financial point of view.

         In arriving at its opinion, Salomon Smith Barney:

-        reviewed drafts of the Sale Agreements and related documents;

- reviewed certain publicly available information concerning the Business and WorldPort;

- reviewed certain other financial information concerning the Business, including financial forecasts, that were provided to Salomon Smith Barney by WorldPort;

- discussed the past and current business operations, financial condition and prospects of the Business with certain officers and employees of WorldPort; and

- considered other information, financial studies, analyses, investigations and financial, economic and market criteria that Salomon Smith Barney deemed relevant.

         In Salomon Smith Barney's review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied upon the accuracy and completeness of the information reviewed by it for the purpose of its opinion. Salomon Smith Barney did not assume any responsibility for independent verification of such information. With respect to the financial forecasts of the Business, Salomon Smith Barney was advised by the management of WorldPort that such forecasts had been reasonably prepared on bases reflecting their best then available estimates and judgements, and Salomon Smith Barney expressed no opinion with respect to such forecasts or the assumptions on which they were based. Salomon Smith Barney also assumed that the Sale will be consummated in accordance with the terms of Draft "5" of the Sale Agreements reviewed by Salomon Smith Barney and that there will not be any post-closing adjustment to the WorldPort Sale Consideration. Salomon Smith Barney has not assumed any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of the Business.

         Salomon Smith Barney's opinion is necessarily based upon conditions as they existed and could be evaluated on the date thereof. Salomon Smith Barney has no obligation to update its opinion to take into account any subsequent changes or events. Salomon Smith Barney's opinion does not address WorldPort's underlying business decision to effect the Sale, and Salomon Smith Barney expressed no view on the effect on WorldPort of the Sale and related transactions. Salomon Smith Barney's opinion is directed only to the fairness, from a financial point of view, of the WorldPort Sale Consideration to WorldPort. Although Salomon Smith Barney evaluated the WorldPort Sale Consideration from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in connection with the Sale, which was determined through negotiation between WorldPort and Energis. No other instructions or limitations were imposed by WorldPort on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

         THE FULL TEXT OF SALOMON SMITH BARNEY'S WRITTEN OPINION DATED NOVEMBER 10, 1999, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS ANNEX D AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. SALOMON SMITH BARNEY'S OPINION IS DIRECTED TO WORLDPORT AND RELATES ONLY TO THE FAIRNESS OF THE WORLDPORT SALE CONSIDERATION FROM A FINANCIAL POINT OF VIEW, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE SALE. THE SUMMARY OF SALOMON SMITH BARNEY'S OPINION INCLUDED IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

         In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all the analyses and factors set forth below or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

         In its analyses, Salomon Smith Barney considered industry performance, general business, economic, market and financial conditions and other matters existing on the date of its opinion, many of which are beyond the control of WorldPort. No company, transaction or business used in those analyses as a comparison is identical to the Business or the Sale, nor is an evaluation of those analyses entirely mathematical; rather, the analyses involve complex considerations and judgements concerning financial and operating characteristics and other factors that could affect the Sale, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

         Salomon Smith Barney's opinion and analyses were only one of many factors considered by the WorldPort Board of Directors in its evaluation of the Sale and should not be viewed as determinative of the views of the WorldPort Board of Directors or management with respect to the WorldPort Sale Consideration or the Sale.

         Salomon Smith Barney has acted as financial advisor to WorldPort in connection with the Sale and will receive a fee for its services which is contingent upon consummation of the Sale. In the ordinary course of business, Salomon Smith Barney and its affiliates may hold or actively trade the securities of WorldPort or Energis for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Salomon Smith Barney and its affiliates have previously rendered certain investment banking and financial advisory services to WorldPort and its affiliates, and Energis for which Salomon Smith Barney has received customary compensation. In the ordinary course of their businesses, Salomon Smith Barney and its affiliates (including Citigroup Inc.) may have other business relationships with WorldPort or Energis or their respective affiliates.

Financial Analyses of Salomon Smith Barney

         The following is a summary of the material financial analyses Salomon Smith Barney used in connection with providing its opinion to the WorldPort Board of Directors.

         THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND THE FINANCIAL ANALYSES OF SALOMON SMITH BARNEY, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA SET FORTH BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF THE FINANCIAL ANALYSES OF SALOMON SMITH BARNEY.

         In connection with the preparation of its opinion, Salomon Smith Barney noted that WorldPort acquired the Business in June 1998 for $109 million and that the WorldPort Sale Consideration represented approximately five times WorldPort's original cost of acquiring the Business.

         Salomon Smith Barney also noted that the three minority shareholders of WCEH sold their 15% minority shareholdings in WCEH to Heico on November 10, 1999, for approximately $3.8 million. As part of this transaction, Heico also purchased $12.2 million of WCEH debt from the minority shareholders. Heico also agreed to pay the minority shareholders an additional $1.3 million in aggregate if the difference between its initial purchase price for the minority shareholding and the price received by Heico in a subsequent sale of the WCEH stock exceeds a certain threshold. The total aggregate purchase price represented approximately 1.3 times the minority shareholders' original cost of acquiring their shareholding.

         Salomon Smith Barney analyzed the value of the Business using several methodologies, including WorldPort's historic stock trading analysis, discounted cash flow analyses, a public market valuation analysis and a private market valuation analysis.

Historic Stock Trading Analysis

         Salomon Smith Barney reviewed WorldPort's total firm value implied by the historic trading prices for WorldPort common stock on a fully diluted basis and WorldPort's quarterly net debt position. The table below summarizes the results of Salomon Smith Barney's analysis:

          TIME PERIOD                       IMPLIED FIRM VALUE RANGE (A)
          -----------                       ----------------------------
                                                    (In Millions)
                                             LOW                   HIGH
                                             ---                   ----

From move to OTC                             $225                  $251
Bulletin Board to date
(August to October, 1999)

From maturity of Interim                     $225                  $423
Loan, to move to OTC
Bulletin Board (June to
August, 1999)

From November 11, 1998                       $423                  $670
to maturity of Interim
Loan (November, 1998, to
June, 1999)

(a) Based on the high and low monthly average share price for the indicated period.

     As the Sale constitutes the sale of all of WorldPort's material assets, Salomon Smith Barney compared the historic implied firm value range to the WorldPort Sale Consideration of $548.3 million being the value represented by Energis's offer minus amounts to be paid to the minority shareholder for its 15% participation in WCEH (comprising (i) $64.6 million for its 15% stake in WCEH, (ii) $12.2 million in repaid shareholders loans, and (iii) $3.3 million of WCEH pro rata net debt).

Discounted Cash Flow Analyses

     Using a discounted cash flow methodology, Salomon Smith Barney calculated the present value of the projected future cash flows for the Business as a going concern based on the WorldPort Assets business plan (the "Business Plan") provided to Salomon Smith Barney by the management of WorldPort. According to the Business Plan, the Business was expected to experience strong growth in connection with, among other things, the development of Internet service provider solutions and the European roll-out, outpacing the growth of some of its peers in the first three years. The period of growth was followed by slower growth toward the end of the Business Plan reflecting the maturity of the Business. Although Salomon Smith Barney reviewed the Business Plan, Salomon Smith Barney did not review market assumptions inherent in such plan.

     As part of Salomon Smith Barney's evaluation of the fairness of the WorldPort Sale Consideration, the discounted cash flow analysis was used to generate a reference range for the total value of the Business (including the 15% of WCEH held by the minority shareholder), which was then compared to the total value represented by the offer from Energis of $628.4 million (which $628.4 million includes (i) the payment of $463.2 million in cash, (ii) the assumption of $29.9 million of debt by Energis, (iii) $15.8 million related to the assumption of debt pursuant to WorldPort's contract with Global Crossing Ltd., (iv) $42.7 million of contractual commitments to purchase capacity pursuant to WorldPort's contract with Global Crossing Ltd. and (v) $76.8 million related to the 15% minority shareholding in WCEH and outstanding shareholder loans payable to the minority shareholder), assuming no post-closing adjustment to the purchase price. As the Business Plan was prepared based on ownership of all of the assets comprising the Business, the assets were evaluated as a group rather than separately.

     The following table sets forth the firm value range of the Business as of September 30, 1999, based on the Business Plan.

                                           FIRM VALUATION RANGE
                                           --------------------
                                           LOW              HIGH             METHODOLOGY
                                           ---              ----             -----------
                                               (IN MILLIONS)
                                                                        14.5% to 15.5% Weighted
                                                                        Average Cost of Capital
BUSINESS PLAN                                                           5.5x to 6.5x Terminal
DISCOUNTED CASH FLOW                       $571             $690        (2008) EBITDA Multiple

     Based on the foregoing discounted cash flow analysis, as of September 30, 1999, the firm value of the Business was within a range of $571 to $690 million based on the Business Plan.

     Salomon Smith Barney noted that the Business Plan required substantial funding over the first 18 month period, in particular to finance expansion into new product and service areas and new geographic markets. Hence, Salomon Smith Barney conducted a sensitivity analysis to the Business Plan, limiting the forecasts to include only those products and services and geographic markets that would not require additional funding from external sources (the "Business Plan Sensitivity").

     The following table shows the firm value of the Business as of September 30, 1999, based on the Business Plan Sensitivity.

                                           FIRM VALUATION RANGE
                                           --------------------
                                           LOW              HIGH             METHODOLOGY
                                           ---              ----             -----------
                                               (IN MILLIONS)

                                                                        14.5% to 15.5% Weighted
                                                                        Average Cost of Capital
BUSINESS PLAN SENSITIVITY                                               5.5x to 6.5x Terminal
DISCOUNTED CASH FLOW                       $160             $199        (2008) EBITDA Multiple

     Based on the foregoing discounted cash flow analysis, as of September 30, 1999, the firm value of the Business was within a range of $160 million to $199 million based on this sensitivity analysis.

     In the aforementioned discounted cash flow analyses Salomon Smith Barney applied a range of weighted average costs of capital for the Business of 14.5% to 15.5%. This range was based on an analysis of the cost of capital for certain comparable companies, including Energis, Global Telesystems Group, Inc., Versatel Telecom International NV and Viatel Inc.

     Furthermore, Salomon Smith Barney used a terminal firm value-to-EBITDA multiple range of 5.5x to 6.5x. This range was based on an analysis of the wireline telecommunications businesses of selected established European telecommunications companies, including Deutsche Telekom AG, British Telecommunications PLC, France Telecom SA, Telefonica d'Espana SA, Swisscom AG, KPN NV and TeleDanmark A/S.

Public Market Valuation Analysis

     Salomon Smith Barney reviewed and compared certain financial information, ratios and public market multiples relating to the Business to corresponding financial data for the following publicly traded comparable companies with a focus on the following European facilities-based alternative telecommunications operators: Energis, Global Telesystems Group, Inc., Versatel Telecom International NV and Viatel Inc.

     Salomon Smith Barney calculated and compared the estimated firm value-to-revenues and estimated firm value-to-net property, plant and equipment multiples for each such company for 1999 and 2000 based on then current share prices. Estimates of revenues and net property, plant and equipment were based on estimates prepared by equity research analysts for the respective comparable companies.

     The following table sets forth the median and mean firm value-to-revenues (1999 and 2000 estimated) and firm value-to-net property, plant and equipment (1999 and 2000 estimated) multiples for the comparable public companies selected by Salomon Smith Barney.

                                         FIRM VALUE / REVENUES      FIRM VALUE / NET PROPERTY
                                                                       PLANT & EQUIPMENT
                                      --------------------------------------------------------
                                         1999            2000          1999           2000
                                      (ESTIMATED)    (ESTIMATED)    (ESTIMATED)    (ESTIMATED)
----------------------------------------------------------------------------------------------
Median                                  10.1x           5.7x            7.7x           5.0x

Mean                                    10.4            6.0             6.6            5.0

     Salomon Smith Barney compared the median and mean estimated firm value-to-revenues and estimated firm value-to-net property, plant and equipment multiples for the comparable public companies to the firm value-to-revenues and firm value-to-net property, plant and equipment multiples for the Business implied by the $628.4 million firm value for the Business represented by the offer from Energis, as set forth in the following table.

                                         FIRM VALUE / REVENUES      FIRM VALUE / NET PROPERTY
                                                                         PLANT & EQUIPMENT
                                      ---------------------------------------------------------
                                         1999            2000          1999             2000
                                      (ESTIMATED)    (ESTIMATED)    (ESTIMATED)      (ESTIMATED)
------------------------------------------------------------------------------------------------
Multiples Implied by $628.4              10.2X          5.4X            6.3X            3.8X
Million Firm Value for the
Business

Private Market Valuation Analysis

     Salomon Smith Barney found few comparable private market transactions in the facilities-based "alternative network" segment. However, Salomon Smith Barney analyzed the estimated firm value-to-revenues and estimated firm value-to-net property, plant and equipment multiples of the following two selected recent transactions involving European facilities-based operators:
Global Telesystems Group, Inc.'s acquisition of Esprit Telecom Group PLC in December 1998 and Global Crossing Ltd.'s proposed acquisition of Racal Electronics PLC's telecommunications business announced in September 1999.

     The following table sets forth the mean firm value-to-revenues and firm value-to-net property, plant and equipment multiples derived by Salomon Smith Barney in its analysis of the aforementioned comparable private transactions.

                                           FIRM VALUE / REVENUES        FIRM VALUE / NET PROPERTY
                                                                            PLANT & EQUIPMENT
-------------------------------------------------------------------------------------------------
Mean Valuation Multiple                            6.0x                             7.4x

     Salomon Smith Barney compared the results of the foregoing analysis of comparable private market transactions to the implied firm value-to-revenues and implied firm value-to-net property, plant and equipment multiples for the Business implied by the $628.4 million firm value offered by Energis, as set forth in the following table.

                                           FIRM VALUE / REVENUES        FIRM VALUE / NET PROPERTY
                                                                            PLANT & EQUIPMENT
-------------------------------------------------------------------------------------------------
Multiples Implied by                               9.4X                             6.3X
$628.4 Million Firm
Value for the
Business
-------------------------------------------------------------------------------------------------

Miscellaneous

     Salomon Smith Barney, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. WorldPort selected Salomon Smith Barney because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Sale.

     Under a letter agreement dated September 1, 1999, WorldPort agreed to pay Salomon Smith Barney $6.534 million, payable as follows: (i) $100,000 payable upon the signing of the letter agreement, (ii) $250,000 payable following delivery of its fairness opinion and (iii) the remainder payable (x) 50% upon the execution of a definitive agreement to effect the Sale and (y) 50% upon closing of the Sale.

     WorldPort has also agreed to reimburse Salomon Smith Barney for its reasonable out-of-pocket expenses, and to indemnify Salomon Smith Barney and related parties against certain liabilities, including liabilities under federal securities laws relating to or arising out of its engagement.

              MANAGEMENT OF WORLDPORT'S BUSINESS AFTER THE SALE AND
                                 USE OF PROCEEDS

         WorldPort will use a portion of the proceeds of the Sale to repay the outstanding principal and interest payable with respect to its Interim Loan facility, which was incurred by WCEH in June 1998 to finance the acquisition of EnerTel N.V., a wholly-owned subsidiary of WCEH ("EnerTel"), including a $600,000 amendment fee due on the maturity date. The maturity date of the Interim Loan is November 18, 1999 and WorldPort is currently negotiating with the lenders to extend this maturity date. WorldPort will consider a new strategic focus following the Sale utilizing the $200 to $215 million of estimated net proceeds remaining following payment of WorldPort's outstanding indebtedness, accounts payable, taxes and transaction costs. The Board of Directors of WorldPort currently intends to meet in mid-December, 1999 to consider WorldPort's strategic direction on an on-going basis.


        DESCRIPTION OF INTERESTS OF HEICO IN THE SALE


WorldPort Communications Europe Holdings

         Heico is the minority shareholder of WCEH, owning 15% of its outstanding capital stock. Simultaneously with the execution of the Sale Agreements by WorldPort, on November 11, 1999, Heico entered into an agreement with Energis to sell its 15% interest in WCEH for $64.6 million in cash and Energis will repay the minority shareholder loan and accrued interest in the aggregate amount of $12.2 million as of September 30, 1999. This transaction is expected to be completed contemporaneously with the Sale. Additionally, Heico holds approximately $620,000 of accounts receivable of EnerTel.

Interim Loan

         Heico is one of the lenders participating in the Interim Loan to WorldPort. Heico will receive approximately $18.6 million in principle plus accrued interest thereon pursuant to the Sale Agreements upon consummation of the Sale when the Interim Loan is paid in full. In connection Heico's participation in the Interim Loan, Heico was granted warrants to purchase 416,240 shares of WorldPort Common Stock for $.01 per share at any time.

Reimbursable Expenses

         In connection with the service of its designees on WorldPort's Board of Directors, Heico has incurred various expenses which are reimbursable by WorldPort. Heico will be reimbursed for these expenses from the proceeds received by WorldPort from the Sale.

Heico Designated Directors

         The Board of Directors of WorldPort consists of five directors, three of which were designated by Heico. All five directors have approved the Sale pursuant to the Sale Agreements.

                               NO APPRAISAL RIGHTS

         Under Delaware General Corporation Law, holders of WorldPort capital stock are not entitled to appraisal rights in connection with the Sale.

                              ACCOUNTING TREATMENT

         WorldPort estimates that it will recognize approximately a $262.6 million gain for accounting purposes as a result of the Sale, based on gross proceeds of approximately $463.2 million.


                         FEDERAL INCOME TAX CONSEQUENCES

         WorldPort expects to recognize a gain as a result of the Sale to the extent the amount realized on the Sale exceeds WorldPort's adjusted basis in the securities and assets sold. WorldPort also anticipates recognizing gain as a result of Energis assuming certain liabilities in connection with the Sale. WorldPort will pay approximately $87 million in taxes on the gain realized. WorldPort does not anticipate any federal income tax consequences to its stockholders as a result of the Sale.

         This summary of tax consequences is for general information only. All stockholders should consult their own tax advisors as to the particular tax consequences of the Sale to them, including the applicability and effect of any state, local or foreign laws.


                              REGULATORY APPROVALS

         United States Antitrust Laws. The Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice frequently scrutinize the legality under the antitrust laws of transactions such as the proposed Sale. WorldPort, the Vendor and Energis have concluded that the Sale is not subject to the filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976. However, at any time before the consummation of the Sale, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Private parties may also bring legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Sale on antitrust grounds will not be made or, if such a challenge is made, of the results thereof.

         Dutch Laws. The Sale may be subject to approval by certain Dutch regulatory agencies. However, any such approval is not a condition to consummation of the Sale.


                         DESCRIPTION OF SALE AGREEMENTS

         The following is a summary of material provisions of the Sale and Purchase Agreement, the Share Agreement and the Switch Agreements, copies of which are attached to this Information Statement and are incorporated in this Information Statement by reference. This summary is qualified in its entirety by reference to each of the Sale and Purchase Agreement, the Share Agreement and the Switch Agreements, respectively. Capitalized terms used but not otherwise defined in this Information Statement shall have the meanings set forth in the Sale and Purchase Agreement, the Share Agreement and the Switch Agreements, as the case may be.

The Sale and Purchase Agreement

         Purchase and Sale of Shares. The Sale and Purchase Agreement provides that, upon the terms and subject to the conditions of the Sale and Purchase Agreement, the Vendor will sell to Energis all of its capital shares of WCEH. The purchase price for the Vendor's shares of WCEH on the basis of 100% of WCEH's firm value is equal to $585 million, including approximately $486.1 million to be paid in cash to the Vendor at the closing of the transaction, $76.8 million to be paid in cash to the minority shareholder and $22.1 million of debt of WCEH that will be assumed by Energis on the Completion Date (collectively, the "WCEH Consideration"). The cash portion of the purchase price is subject to adjustment as described under the heading "Purchase Price Adjustment" immediately below.

         Included in the cash to be paid on closing to the Vendor by Energis are intercompany balances payable by WCEH to the Vendor in the aggregate amount of $120.1 million as of September 30, 1999. Included in the cash to be paid on closing to the minority shareholder are shareholder loans and accrued interest of $12.2 million in aggregate as of September 30, 1999.

         The Completion Date is scheduled to occur on or before January 31, 2000 (the "Longstop Date"), unless such date is extended to a date (i) no later than February 28, 2000 by either Energis or the Vendor giving written notice to the other on or before January 31, 2000, subject to WorldPort extending certain insurance arrangements to at least February 28, 2000, or (ii) if extended to February 28, 2000, no later than March 31, 2000, if the Vendor gives notice to Energis on or before February 28, 2000, provided that the only reason for the condition not having occurred by February 28, 2000 is that the SEC will, despite WorldPort and the Vendor having used all reasonable efforts to dispatch the Information Statement to its stockholders, not have permitted such Information Statement to be dispatched in sufficient time and in such case, WorldPort will be obligated to extend the insurance arrangements referred to above to March 30, 2000.

         The Vendor currently owns 85% of the outstanding capital shares of WCEH, and, following the Completion Date, neither the Vendor nor WorldPort will retain any interest in WCEH.

         Purchase Price Adjustment. Following the Completion Date, the parties will prepare an audited combined balance sheet of WCEH and WCEH's wholly owned subsidiary, EnerTel, as of the Completion Date and an audited profit and loss account of WCEH and EnerTel for the period from December 31, 1998 to the Completion Date (the "Completion Accounts"), which will be completed within 60 days after the Completion Date and which will be audited jointly by WCEH's auditors and Energis's auditors. The parties will instruct WCEH, WCEH's auditors and Energis's auditors to prepare a "Net Assets Statement" from the Completion Accounts and will deliver to the Vendor and Energis copies of the Completion Accounts and Completion Balance Sheet and of their calculation of any adjustments within 14 days of the preparation of the Completion Accounts.

         If the value of Net Assets as of Completion is a negative figure which is greater than a negative figure of NLG(47,748,000), the Vendor will repay to Energis an amount equal to the excess and the WCEH Consideration will be reduced by the amount of that repayment, provided that the amount of the repayment will not exceed $20 million. If the value of the Net Assets is less than NLG(47,748,000), Energis will pay to the Vendor in cash an amount equal to the deficiency and the Consideration will be increased by the amount of this additional payment, provided that the amount of the additional payment will not exceed $20 million. Any such payments will be made in cash within 28 days after delivery of the Net Assets Statement. Any amount due under the relevant provisions of the Share Agreement may be offset against any amount due under this clause.

         Warranties. In the Sale and Purchase Agreement, WorldPort and WCEH have extended customary warranties to Energis (the "WCEH Warranties"). The WCEH Warranties relate, among other things, to authorization; enforceability; title to the securities of WCEH and EnerTel; necessary consent; conduct of Salomon Smith Barney; solvency; Year 2000 compliance; the preparation of the Last Accounts and the Management Accounts of WCEH; deferred taxation; the accounting reference date; books and records of WCEH and EnerTel; management accounts; assumed debt; identity of directors of WCEH; options and securities ownership; taxation; capital commitments; dividends and distributions; indebtedness; bank accounts; no material changes; no adverse effect resulting from the sale; joint ventures; claims and litigation; business names; power of attorney; licenses and consents; material contracts; defaults; employee matters; ownership of assets; insurance; leasehold properties; pensions; intellectual property rights and specific information.

         Obligations upon Breach of Warranty. As part of the Sale and Purchase Agreement, the Vendor and WorldPort have warranted to Energis that except as set forth in the WCEH disclosure letter, the WCEH Warranties are accurate in all material requests as of the date of the Sale and Purchase Agreement and will be accurate in all material respects at the Completion Date, except to the extent that such warranties are not accurate in all material respects as of the Completion Date as a result of certain specific circumstances.

         In the event of a breach of any of the WCEH Warranties, Energis may have a claim against the Vendor and WorldPort for the amount of damages suffered by Energis due to such breach, subject to certain limitations as set out in the Sale and Purchase Agreement. In order for the Vendor and WorldPort to make any claim of breach of the WCEH Warranties, Energis must have given written notice of such claim (a) in respect of claims in relation to Taxation, not later than a date following expiry of five full accounting periods following the Completion Date, and (b) in respect of all other claims, by not later than September 30, 2001. In addition, in order for Energis to be entitled to any such payments, either (a) the amount payable in respect of the relevant claim must be agreed by the Vendor and/or WorldPort within 12 months of the date of notice of the claim, or (b) legal proceedings must be instituted against the Vendor in respect of such claim within 12 months after the date of notice of the claim, unless extended by agreement between the parties.

         The Vendor and WorldPort will not be liable in respect of any claim under the WCEH Warranties unless the aggregate liability in respect of that claim exceeds $10,000,000, in which case only the excess is recoverable. In addition, the aggregate liability of the Vendor and WorldPort under the WCEH Warranties and the WCL Warranties will not (in respect of claims made in the period ending September 30, 2000) exceed $150,000,000 and (in respect of claims made thereafter) exceed $100,000,000 (including claims made in the period from the Completion Date to September 30, 2000).

         The Vendor and WorldPort will not be liable in respect of any claim under the WCEH Warranties in respect of any breach or claim: (a) to the extent that such breach or claim would not have arisen but for some voluntary act, omission, transaction or arrangement, which could reasonably have been avoided and which is not required by law, carried out after the Completion Date by Energis or WCEH; (b) to the extent that such breach or claim would not have arisen or occurred but for the coming into force of any legislation not effective on the Completion Date; (c) to the extent that WCEH recovers against any loss or damage suffered arising out of such breach or claim under its insurance policies; or (d) to the extent that such breach or claim arises as a result of any change in the accounting practices by WCEH on or after the Completion Date.

         If the Vendor or WorldPort incurs any obligation for a breach of any WCEH Warranty and Energis recovers from a third party any amount in respect of the matter giving rise to that claim, the amount of such recovery will promptly be repaid to or applied against the amount due from the Vendor or WorldPort, less all costs, charges and expenses reasonably incurred by Energis in recovering such sum. Similarly, where under the provisions of the tax laws or otherwise Energis and/or WCEH is entitled to recover from some other person or governmental authority any sum or benefit in respect of any matter giving rise or which may give rise to a claim against the Vendor or WorldPort under the WCEH Warranties, Energis will notify the Vendor in writing of such entitlement, and at the request of the Vendor or WorldPort and subject to being indemnified and secured to its reasonable satisfaction against all losses, liabilities, costs and expenses which they may suffer or incur thereby, take all appropriate and reasonable steps to enforce recovery at the sole cost of the Vendor or WorldPort including without limitation the institution of proceedings in the name of WCEH.

         Year 2000. In the event of a material disruption in the business of WCEH or EnerTel or WCL prior to Completion resulting from either entity not being Year 2000 Compliant (as defined in the Sale and Purchase Agreement), Energis shall notify the Vendor of such occurrence as soon as is reasonably practicable and shall indicate if its estimation of Energis's claim for damages resulting from such disruption will exceed $100,000,000. If Energis indicates that its claim will exceed $100,000,000, the Vendor will have the right to terminate the Sale and Purchase Agreement by notice in writing to Energis. If Energis indicates that its claim will not exceed $100,000,000, following the Completion Date, Energis may not make a claim exceeding $100,000,000 under the Purchase and Sale Agreement on the assumption that the $10,000,000 limitation does not apply in these circumstances. In the event of a Year 2000 compliance claim made prior to March 31, 2000, the maximum claim amount described above will be increased by $50,000,000.

         Indemnification. As part of the Sale and Purchase Agreement, the Vendor and WorldPort have agreed to indemnify Energis in respect of any liability (including any costs incurred) in relation to: (i) the current review by the Dutch Treasury of the pension scheme of EnerTel; (ii) any claim by Mr. Bahman Zolfagharpour; (iii) any Dutch capital duty payable by either WCEH or EnerTel in respect of events or transactions occurring on or prior to the Completion; and
(iv) any liability of WCEH or EnerTel to pay any amount in respect of tax or social security contributions or to pay an amount to an employee, director, ex-employee or ex-director through additional salary in certain circumstances provided that certain limitations contained in the Sale and Purchase Agreement will apply to this indemnity set out in this paragraph.

         Covenants Relating to Conduct of the Vendor's Business. As part of the Sale and Purchase Agreement, the Vendor has undertaken between November 11, 1999 and the Completion Date that (i) each of WCEH and EnerTel will carry on the business of WCEH and EnerTel, respectively, in the ordinary course, (ii) neither WCEH nor EnerTel will (a) declare or pay any dividend, (b) enter into any contract or commitment of an unusual nature, not in the ordinary course or which provides for an annual expenditure exceeding $250,000, or (c) incur or agree to incur any capital commitment or any debt obligation or liability outside the ordinary course or exceeding $6,000,000 in aggregate and (iii) the Vendor will permit Engergis to (x) convene a meeting jointly with WCEH and/or EnerTel with their customers relating to marketing and communications, (y) convene a meeting of employees of WCEH and EnerTel to explain the Sale and (z) nominate a person to attend all board meetings of WCEH and EnerTel as an observer and receive all materials provided to such directors. In addition, WCEH and WorldPort have agreed to continue negotiations in respect of seven outstanding local loop lease agreements with relevant Dutch regional electricity companies and negotiate the renewal of a interconnection agreement between EnerTel and KPN Telecom. In connection with such covenants, Energis has acknowledged and agreed that the Vendor or WorldPort will be under no obligation to provide further financing to WCEH or EnerTel and the expression "ordinary course of trading" will be construed accordingly.

         Conditions Precedent. The respective obligations of each party to consummate the transactions contemplated by the Sale and Purchase Agreement are subject to the satisfaction prior to the Completion Date of certain conditions. The only remaining conditions to be satisfied are due distribution of this Information Statement and the expiration of the required 20-day waiting period following the distribution thereof, and the continued effectiveness of the Sale and Purchase Agreement, the Share Agreement and the Switch Agreements.

         The obligation of the Vendor to consummate the transactions contemplated by the Sale and Purchase Agreement is subject to the fulfillment at or prior to the Completion Date of the following additional conditions: Energis will have performed all of its obligations under the Sale and Purchase Agreement in all material respects; no litigation proceedings will have been commenced which are reasonably likely to have a material adverse effect on the Vendor's or WorldPort's anticipated benefits under the Sale and Purchase Agreement; and Energis will have made certain deliveries contemplated under the Sale and Purchase Agreement.

         The obligations of Energis to consummate the transactions contemplated by the Sale and Purchase Agreement is subject to the fulfillment at or prior to the Completion Date of the following additional conditions: the Vendor will have performed all of its obligations under the Sale and Purchase Agreement in all material respects; the warranties of the Vendor contained in the Sale and Purchase Agreement were true and correct when made and will be true and correct in all material respects on and as of the Completion Date as if made on and as of such date (except for events beyond the control of the Vendor or WorldPort, or which resulted from an act or omission of Energis, or which result from an action by WCEH or EnerTel in the ordinary course of business); no litigation proceedings will have been commenced which are reasonably likely to have a material adverse effect on Energis' anticipated benefits under the Sale and Purchase Agreement; the Vendor will have made certain deliveries contemplated under the Sale and Purchase Agreement; and the distribution of this Information Statement to Worldport stockholders and the expiration of the applicable 20-day waiting period.

         Termination. The Sale and Purchase Agreement provides that it may be terminated at any time prior to the Completion Date: (a) by mutual written consent of Energis and the Vendor; (b) by either the Vendor or Energis in the event the closing of the transactions contemplated by the Sale and Purchase Agreement have not occurred on or before 11:59 p.m. on the Longstop Date; provided that such right to terminate will not be available to a party whose breach of a representation or warranty or failure to fulfil any material obligation under the Sale and Purchase Agreement is the cause of or results in the failure of the Completion Date to occur on or prior to such date.

         In addition, the Sale and Purchase Agreement may be terminated at any time prior to the Completion Date by the Vendor if: (a) there has been a material breach by Energis of any of its representations or warranties contained in the Sale and Purchase Agreement; or (b) Energis commits a material breach of any of its covenants or agreements set forth in the Sale and Purchase Agreement, and the breach is not cured within 30 days after written notice of such breach from the Vendor to Energis.

         Finally, the Sale and Purchase Agreement may be terminated at any time prior to the Completion Date by Energis if: (a) there has been a material breach by the Vendor or WorldPort of any of its representations or warranties contained in the Sale and Purchase Agreement; or (b) the Vendor commits a material breach of any of its covenants or agreements set forth in the Sale and Purchase Agreement, and the breach is not cured within 30 days after written notice of such breach from Energis to the Vendor.

         Fees and Expenses. All costs and expenses incurred in connection with Sale and Purchase Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and WCEH will not have any liability whatsoever in respect to such amounts.

         Governing Law and Consent to Jurisdiction. The Sale and Purchase Agreement is governed by the laws of England, and the parties have submitted to the non-exclusive jurisdiction of the English courts.

The Share Agreement

         The Share Agreement is substantially similar to the Sale and Purchase Agreement except in the following respects:

         Purchase and Sale of Shares. The Share Agreement provides that, upon the terms and subject to the conditions of the Share Agreement, WorldPort will sell to Energis all of its capital shares of WCL. The purchase price for WorldPort's shares of WCL is equal to $433,700 paid in cash at the consummation of the transaction on the basis that the firm value is equal to $8.0 million, including $5.1 million paid in cash and $2.9 million of debt of WCL and WorldPort assumed by Energis on the Completion Date (the "WCL Consideration"). The cash portion of the purchase price is subject to adjustment as described under the heading "Purchase Price Adjustment" immediately below. Included in the cash to be paid on the Completion Date by Energis are intercompany balances payable by WCL to WorldPort in the aggregate principal amount of $4.7 million as of September 30, 1999.

         Purchase Price Adjustment. If the value of Net Assets is a negative figure which is greater than (pound)(1,443,000), the Vendor will repay to Energis an amount equal to the excess and the consideration will be reduced by the amount of that repayment, provided that the amount of the repayment will not exceed $20 million. If the value of the Net Assets is a negative figure which is less than (pound)(1,443,000), Energis will pay to the Vendor in cash an amount equal to the deficiency and the Consideration will be increased by the amount of this additional payment, provided that the amount of the additional payment will not exceed $20 million. Any such payments will be made in cash within 28 days after delivery of the Net Assets Statement. Any amount due under relevant provisions of the Sale and Purchase Agreement may be offset against any amount due under this clause.

         Obligations upon Breach of Warranties. In the event of a breach of any of the WCL Warranties, Energis may have a claim against the Vendor and WorldPort for the amount of damages suffered by Energis due to such breach, subject to the limitations described in the Sale and Purchase Agreement. In order for the Vendor and WorldPort to make any claim of breach of the WCL Warranties, Energis must have given written notice of such claim (a) in respect of claims in relation to Taxation, not later than the seventh anniversary of the Completion Date, and (b) in respect of all other claims, by not later than September 30, 2001. In addition, in order for Energis to be entitled to any such payments, either (a) the amount payable in respect of the relevant claim must be agreed to by the Vendor and/or WorldPort within 12 months of the date of notice of the claim, or (b) legal proceedings must be instituted against the Vendor in respect of such claim within 12 months after the date of notice of the claim, unless extended by agreement between the parties.

The Switch Agreements

         The Agreements. WorldPort has entered into two switch agreements: (i) with Unisource Carrier Service USA, Inc. ("Unisource"), a subsidiary of Energis, relating to the sale of its interest in the DMS GSP US International Gateway Switch located in New York City and (ii) with Energis (through WCL) relating to the sale of its interest in the Nortel 250 DMS GSP Switch located in London (collectively, the "Switches").

         Purchase and Sale of Assets. The Switch Agreements provide that, upon the terms and subject to the conditions of the Switch Agreements, WorldPort will sell to Energis all of its interests in the Switches, together with the benefit of certain contracts (the "Contracts") relating thereto (the Switches and Contracts being referred to collectively as the "Assets"). WorldPort shall sell the Assets to Energis free and clear of any Encumbrances, subject only to the terms of the Contracts. The purchase price for the New York Switch is $1,990,000 in cash, on the basis that the firm value is equal to $7.0 million, including approximately $2.0 million to be paid in cash and $5.0 million of debt of WorldPort assumed by Energis on the Completion Date. The purchase price is subject to adjustment as described under the heading "Purchase Price Adjustment for New York Switch" below. The consideration for the London Switch is as set forth in the WCL Share Agreement.

         The closing is scheduled to occur at the same time as the completion of the Sale and Purchase Agreement. Following the closing, WorldPort will not retain any interest in the Assets.

         Purchase Price Adjustment for New York Switch. If the value of the net asset is less than $130,000, the purchase price will be reduced by the amount of the shortfall provided that the amount of the shortfall will not exceed $20 million. If the value of the net asset is more than $130,000 then the purchase price will be increased by the amount of this additional payment provided that the amount of the additional payment will not exceed $20 million. Any such payments will be made in cash within 28 days after delivery of a net asset statement. The amount due under the relevant provisions of the Sale and Purchase Agreement and the Share Agreement may be off-set against any amount due under this clause.

         Warranties. In each of the Switch Agreements, WorldPort has made warranties to Energis. The warranties of WorldPort relate, among other things, to title to the Assets; compliance with applicable regulations; intellectual property rights; Year 2000 compliance; the effectiveness of the Contracts; and that discussions have taken place with certain parties concerning the sale and/or lease of the New York Switch and the novation of certain Contracts.

         Conditions Precedent. The respective obligations of each party to consummate the transactions contemplated by the Switch Agreements are subject to the satisfaction (unless waived by each party) prior to the Completion Date of certain conditions, indicating the consummation of the transactions contemplated by the Share Agreement.

         In addition, the obligations of Energis (through Unisource or WCL) to consummate the transactions contemplated by the Switch Agreements are subject to the fulfillment at or prior to the Completion Date of the following conditions: the warranties of WorldPort contained in the Switch Agreements were true and correct in all material respects when made and will be true and correct on and as of the Completion Date as if made on and as of such date (except for certain events beyond the control of WorldPort, or which resulted from an act or omission of Energis, or which result from an action by WorldPort in the ordinary course of business); and WorldPort shall have executed an agreement reasonably satisfactory to Energis granting Energis access to the Switches.

         Governing Law and Consent to Jurisdiction. The Switch Agreements are governed by the laws of England, and the parties have submitted to the non-exclusive jurisdiction of the English courts.

Global Crossing Novation

         As part of the Sale, WorldPort will assign to Energis the Global Crossing contracts pursuant to a novation agreement between Atlantic Crossing Ltd., GT Landing Corp., GT U.K. Ltd., Global Telesystems GmbH, GT Netherlands B.V., WorldPort and EnerTel (the "Novation"). Pursuant to the Novation, WorldPort will pay Energis $30.0 million for its agreement for the Global Crossing contracts to be assigned to Energis. This payment obligation will be applied to reduce the amount payable by Energis to WorldPort under the Sale and Purchase Agreement. Energis will assume the obligations under the Global Crossing contracts including three cross-atlantic STM-1 IRUs with a net present value of liabilities of $15.8 million and contractual purchase commitments in respect of future capacity in the aggregate amount of $42.7 million as of September 30, 1999. The Novation will take effect on the Completion Date.

                        DESCRIPTION OF FINANCING OF SALE

Placing Agreement

         Under the terms of a placing agreement, dated November 11, 1999 (the "Placing Agreement"), between Energis and Kleinwort Benson Securities Limited ("DrKB"), DrKB, as agent for Energis, secured subscribers for 14,706,070 new ordinary shares of 50p each in the capital of Energis at a price of (pound)21.25 per share for an aggregate consideration (net of commissions and expenses) to Energis of (pound)303,000,000.

Revolving Loan and Guarantee Facility

         Under the terms of a revolving loan and guarantee facility agreement, dated November 11, 1999, between Energis, as borrower, and Dresdner Bank AG London Branch ("Dresdner Bank"), as arranger, initial lender, agent and issuing bank, Dresdner Bank provided to Energis a revolving loan and guarantee facility (the "Facility") in a maximum principal amount of (pound)400,000,000. Energis obtained the Facility as a short-term bridging facility for the purpose of funding the Sale. Following the share placement, Energis expects to borrow approximately (pound)30,000,000 in connection with the Sale, which will bear interest at a floating rate. The Facility is subject to customary representations, warranties and covenants given by Energis.

                    STOCKHOLDER APPROVAL PREVIOUSLY OBTAINED

         As of November 11, 1999, there were 27,547,092 shares of WorldPort Common Stock, no shares of WorldPort Series A Convertible Preferred Stock, 1,104,896 shares of WorldPort Series B Convertible Preferred Stock, 1,416,030 shares of WorldPort Series C Convertible Preferred Stock, 316,921 shares of WorldPort Series D Convertible Preferred Stock, 141,603 shares of WorldPort Series E Convertible Preferred Stock, and no shares of WorldPort Series F Convertible Preferred Stock, in the aggregate representing 130,239,570 votes entitled to be cast on such date.

         The Delaware General Corporation Law requires that sales of substantially all the assets of a corporation be approved by stockholders holding a majority of the votes of the outstanding voting securities of such corporation, which, on November 11, 1999, consisted of approximately 65,119,786 million votes.

         As of November 11, 1999, Heico owned or had the power to vote 300,000 shares (1.1%) of WorldPort's outstanding Common Stock, 882,827 shares (79.9%) of WorldPort's outstanding Series B, 1,416,030 shares (100%) of WorldPort's outstanding Series C, no shares (0%) of WorldPort's outstanding Series D, and 141,603 shares (100%) of WorldPort's outstanding Series E, representing in the aggregate approximately 93.8 million votes or 72.0% of the outstanding voting securities of WorldPort entitled to vote on the matters described herein as a class. On November 11, 1999, Heico executed an irrevocable written consent approving the Sale and the Sale Agreements. Such action by written consent is sufficient to satisfy the requirements of the Delaware General Corporation Law. Therefore, your vote is not required to approve the Sale Agreements or to consummate the Sale.

         Accordingly, you will not be asked to take further action on this corporate action at any future meeting. However, since stockholder approval was obtained by written consent rather than at a stockholders' meeting, the Exchange Act will not permit the action to become effective until the expiration of 20 calendar days from the date this Information Statement is mailed to all WorldPort stockholders who did not execute the written consent. Upon the expiration of this 20-day period, subject to the other provisions of the Sale Agreements, WorldPort intends to consummate the Sale.


                       APPROVAL BY THE BOARD OF DIRECTORS

         The Board of Directors of WorldPort has unanimously determined that the terms of the Sale are fair to, and in the best interests of, WorldPort and its stockholders and has approved the Sale Agreements and the transactions contemplated thereby, including the Sale. For a description of the Board's considerations in approving the Sale, see "Background of Sale Transaction."


                     VOTING SECURITIES AND PRINCIPAL HOLDERS

         As of November 11, 1999, WorldPort had authorized 65,000,000 shares of Common Stock, $.0001 par value, and 10,000,000 shares of Preferred Stock, $.0001 par value. Of the 10,000,000 shares of Preferred Stock, 750,000 shares have been designated Series A, 3,000,000 shares have been designated Series B, 1,450,000 shares have been designated Series C, 650,000 shares have been designated Series D, 145,000 shares have been designated Series E, 425,000 shares have been designated Series F and 3,580,000 shares remain undesignated.

Common Stock

         The following table sets forth certain information as of November 11, 1999 (except as otherwise indicated) regarding the beneficial ownership of Common Stock by (i) all individuals known to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each of WorldPort's named executive officers and directors and (iii) all of WorldPort's executive officers and directors as a group, in each case to the best of WorldPort's knowledge. Except as otherwise indicated, WorldPort believes that the beneficial owners of Common Stock listed below have sole investment and voting power with respect to such shares.


Name and Address of Beneficial Owner
and Nature of Beneficial Ownership(1)                                Number of Shares(2)         Percent of Class(2)
-------------------------------------                                -------------------         -------------------
The Heico Companies, LLC(3)........................................       21,414,924                    44.0%
Michael E. Heisley, Sr.(4).........................................       21,414,924                    44.0%
Paul A. Moore(5)...................................................        4,911,355                    15.4%
Anderlit, Ltd.(6)..................................................        2,985,076                    10.1%
Phillip S. Magiera(7)..............................................        1,580,000                     5.6%
Carl Grivner(8)....................................................           85,935                       *
John Hanson........................................................               --                      --
Stanley H. Meadows.................................................           64,584                       *
Andrew Sage........................................................               --                      --
Peter A. Howley(9).................................................          164,628                       *
Executive officers and directors as a group
      (9 people)(10)...............................................       27,072,187                    78.7%

-----------------
*  Less than 1%.

(1) Unless otherwise indicated, the address of the stockholders named is that of WorldPort's principal offices.

(2) Based on 27,547,092 shares of Common Stock outstanding as of November 11, 1999 and, with respect to each individual or group, such number of shares of Common Stock, as are issuable upon conversion of convertible securities or exercise of options owned by such individual or group, in each case if such are convertible or exercisable within 60 days.

(3) Includes (i) 15,385,165 shares issuable upon conversion of 1,416,030 shares of WorldPort's Series C Preferred Stock, (ii) 1,538,517 shares issuable upon conversion of 141,603 shares of WorldPort's Series E Preferred Stock, (iii) 3,750,001 shares issuable upon conversion of 424,809 shares of WorldPort's Series F Preferred Stock which may be acquired pursuant to an option exercisable within 60 days and (iv) 441,240 shares which may be acquired pursuant to options and warrants exercisable within 60 days. The address of this stockholder is 5600 Three First National Plaza, Chicago, Illinois 60602.

(4) Includes all shares beneficially owned by The Heico Companies, LLC, an entity which Mr. Heisley controls.

(5) Includes (i) 1,000,000 shares of Common Stock and 1,985,076 shares issuance upon conversion of 496,269 shares of Series B Preferred Stock held by owned by Anderlit, Ltd., (ii) all shares beneficially owned by Maroon Bells Capital Partners, Inc. ("MBCP") (which includes 84,540 shares issuable upon conversion of 21,135 shares of WorldPort's Series B Preferred Stock and 316,921 shares issuable upon conversion of 316,921 shares of WorldPort's Series D Preferred Stock), (iii) 19,072 shares issuable upon conversion of 4,768 shares of WorldPort's Series B Preferred Stock which are owned by Moore Investments, (iv) 500,000 shares issuable upon conversion of 125,000 shares of WorldPort's Series B Preferred Stock held by Mr. Moore and (v) 580,000 shares which may be acquired pursuant to options which are exercisable within 60 days. Mr. Moore holds an irrevocable proxy to vote all shares owned by Anderlit. Mr. Moore is a principal of MBCP and the controlling stockholder of Moore Investments. Mr. Moore resigned as a director of WorldPort in July 1999.

(6) Represents shares issuable upon conversion of 496,269 shares of WorldPort's Series B Preferred Stock. The stockholder's address is Palm Chambers No. 3, P.O. Box 3152, Road Town, Tortola, British Virgin Islands.

(7) Includes (i) 500,000 shares issuable upon conversion of 125,000 shares of WorldPort's Series B Preferred Stock, (ii) 405,000 shares which may be acquired pursuant to options which are exercisable within 60 days and (iii) 425,000 shares owned by Mr. Magiera's children.

(8) Represents shares issuable upon exercise of options which are exercisable within 60 days.

(9) Includes 90,000 shares which may be acquired pursuant to options which are exercisable within 60 days and 74,628 shares issuable upon conversion of 18,657 shares of WorldPort's Series B Preferred Stock.

(10) Includes (i) all shares beneficially owned by Heico, (ii) all shares beneficially owned by Anderlit, (iii) all shares beneficially owned by MBCP (which includes 250,000 shares which may be acquired pursuant to an option which is exercisable within 60 days and 84,540 shares issuable upon conversion of 21,135 shares of WorldPort's Series B Preferred Stock)) and (iv) 1,630,000 additional shares, which may be acquired pursuant to options which are exercisable within 60 days.

Preferred Stock

Series A Preferred Stock

         As of November 11, 1999, there were no shares of Series A outstanding.

Series B Preferred Stock

         The Series B votes as a single class with the Common Stock with each share entitled to 40 votes per share. The Series B is convertible on a 1:4 basis into the Common Stock and is subject to mandatory conversion upon the date on which 70% of the Series B has been converted. The conversion price is $1.34, as adjusted from time to time. Under certain circumstances, after a sale of substantially all the assets, but not as a result of the Sale, the Series B is no longer convertible into shares of Common Stock, but instead is convertible into the kind and amount of securities or property which would have been owned if the shares were converted into Common Stock just prior to the sale. Dividends, equal to 7% of the stated value per annum, accrue and are payable in cash or shares of Common Stock.

         The following table sets forth certain information as of November 11, 1999 regarding the beneficial ownership of Series B Preferred Stock by (i) all individuals known to beneficially own 5% or more of the outstanding shares of Series B Preferred Stock, and (ii) each of WorldPort's named executive officers and directors and (iii) all of WorldPort's executive officers and directors as a group. Except as otherwise indicated, WorldPort believes that the beneficial owners of Series B Preferred Stock listed below have sole investment and voting power with respect to such shares.


Name and Address of Beneficial Owner
and Nature of Beneficial Ownership(1)                                 Number of Shares      Percent of Class(2)
------------------------------------                                 -----------------      -------------------
The Heico Companies, LLC(3)........................................        882,827                  79.9%
Michael E. Heisley, Sr.(4).........................................        882,827                  79.9%
Paul A. Moore(5)...................................................        647,172                  58.7%
Anderlit, Ltd.(6)..................................................        496,269                  44.9%
Forsythe Technology, Inc. (7)......................................        139,254                  12.6%
Phillip S. Magiera.................................................        125,000                  11.3%
Theodore Swindells.................................................        110,655                  10.0%
Carl Grivner.......................................................             --                    --
John Hanson........................................................             --                    --
Stanley H. Meadows.................................................             --                    --
Andrew Sage........................................................             --                    --
Peter A. Howley....................................................         18,657                     *
Executive officers and directors as a group (9 people)                     901,484                  81.6%

-----------------
*Less than 1%.

(1) Unless otherwise indicated, the address of the stockholders named is that of WorldPort's principal offices.

(2) Based on 1,104,896 shares of WorldPort's Series B outstanding as of November 11, 1999.

(3) Represents shares beneficially owned by Paul A. Moore, Phillip S. Magiera, Theodore H. Swindells and MBCP. Heico has entered into a shareholder agreement with such stockholders and WorldPort which, among other things, gives Heico a proxy to vote such shares in certain circumstances. The address of this stockholder is 5600 Three First National Plaza, Chicago, Illinois 60602.

(4) Includes all shares beneficially owned by Heico, an entity which Mr. Heisley controls.

(5) Includes (i) 496,269 shares beneficially owned by Anderlit, (ii) 21,135 shares beneficially owned by MBCP and (iii) 4,768 shares held in the name of Moore Investments. Mr. Moore holds an irrevocable proxy to vote all of the shares owned by Anderlit. Mr. Moore is a principal of MBCP and controlling stockholder of Moore Investments. Mr. Moore resigned as a director of WorldPort in July 1999.

(6) The stockholder's address is Palm Chambers No. 3, P.O. Box 3152, Road Town, Tortola, British Virgin Islands.

(7) Includes 59,627 shares owned by Forsythe Technologies/Lunn. The shareholder's address is 7500 Frontage Road, Skokie, IL 60077.

Series C Preferred Stock

         The Series C votes as a single class with the Common Stock with each share entitled to 40 votes per share. The Series C is convertible on a 1:10.865 basis into Common Stock and is subject to mandatory conversion upon the date on which 70% of the Series C has been converted. The conversion price is $3.25, as adjusted from time to time. Under certain circumstances, after a sale of substantially all the assets, but not as a result of the Sale, the Series C is no longer convertible into shares of Common Stock, but instead is convertible into the kind and amount of securities or property which would have been owned if the shares were converted into Common Stock just prior to the sale. Dividends, equal to 7% of the stated value per annum, accrue and are payable in cash or shares of Common Stock.

         The following table sets forth certain information as of November 11, 1999 regarding the beneficial ownership of Series C Preferred Stock by (i) all individuals known to beneficially own 5% or more of the outstanding shares of Series C Preferred Stock, (ii) each of WorldPort's named executive officers and directors and (iii) all of WorldPort's executive officers and directors as a group. Except as otherwise indicated, WorldPort believes that the beneficial owners of Series C Preferred Stock listed below have sole investment and voting power with respect to such shares.


Name and Address of Beneficial Owner
and Nature of Beneficial Ownership(1)                          Number of Shares(2)           Percent of Class(2)
-------------------------------------                          -------------------           -------------------
The Heico Companies, LLC(3).........................                1,416,030                         100%
Michael E. Heisley, Sr.(4)..........................                1,416,030                         100%
Carl Grivner........................................                       --                          --
John Hanson.........................................                       --                          --
Stanley H. Meadows..................................                       --                          --
Andrew Sage.........................................                       --                          --
Peter A. Howley.....................................                       --                          --
Executive officers and directors as a group
      (9 people)(3).................................                1,416,030                         100%

-----------------
(1) Unless otherwise indicated, the address of the stockholders named is that of WorldPort's principal offices.

(2) Based on 1,132,824 shares of WorldPort's Series C outstanding as of November 11, 1999 and 283,206 shares which may be acquired upon exercise of a currently exercisable option.

(3) Includes 283,206 shares which may be acquired pursuant to an option exercisable within 60 days. The address of this stockholder is 5600 Three First National Plaza, Chicago, Illinois 60602.

(4) Includes all shares owned by Heico, an entity which Mr. Heisley controls.

Series D Preferred Stock

         The Series D votes as a single class with the Common Stock with each share entitled to one vote per share. The Series D is convertible on a 1:1 basis into the Common Stock and is subject to mandatory conversion upon the date on which 221,845 shares of the Series D have been converted. The conversion price is $3.25 per share, as adjusted from time to time. Under certain circumstances, after a sale of substantially all the assets, but not as a result of the Sale, the Series D is no longer convertible into shares of Common Stock, but instead is convertible into the kind and amount of securities or property which would have been owned if the shares were converted into common stock just prior to the sale. Dividends, equal to 7% of the stated value per annum, accrue and are payable in cash or shares of Common Stock.

         The following table sets forth certain information as of November 11, 1999 regarding the beneficial ownership of Series D by (i) all individuals known to beneficially own 5% or more of the outstanding shares of Series D, (ii) each of WorldPort's named executive officers and directors and (iii) all of WorldPort's executive officers and directors as a group. Except as otherwise indicated, WorldPort believes that the beneficial owners of Series D Preferred Stock listed below have sole investment and voting power with respect to such shares.


Name and Address of Beneficial Owner
and Nature of Beneficial Ownership(1)                              Number of Shares            Percent of Class(2)
-------------------------------------                            -------------------          -------------------
Maroon Bells Capital Partners, Inc. (3).............                   316,921                        100%
Michael E. Heisley, Sr..............................                        --                         --
Carl Grivner........................................                        --                         --
John Hanson.........................................                        --                         --
Stanley H. Meadows..................................                        --                         --
Andrew Sage.........................................                        --                         --
Peter A. Howley.....................................                        --                         --
Executive officers and directors as a group (9 people)                      --                         --

-----------------
(1) Unless otherwise indicated, the address of the stockholders named is that of WorldPort's principal offices.

(2) Based on 316,921 shares of WorldPort's Series D Preferred Stock outstanding as of November 11, 1999.

(3) The address of this stockholder is 100 California Street, Suite 1160, San Francisco, California 94111.

Series E Preferred Stock

         The Series E votes as a single class with the Common Stock with each share entitled to 10.865 votes per share. The Series E is convertible on a 1:10.865 basis into the Common Stock and is subject to mandatory conversion upon the date on which 70% of the Series E has been converted. The conversion price is $3.25, as adjusted from time to time. Under certain circumstances, after a sale of substantially all the assets, but not as a result of the Sale, the Series E is no longer convertible into shares of Common Stock, but instead is convertible into the kind and amount of securities or property which would have been owned if the shares were converted into common stock just prior to the sale. Dividends, equal to 7% of the stated value per annum, accrue and are payable in cash or shares of Common Stock.

         The following table sets forth certain information as of November 11, 1999 regarding the beneficial ownership of Series E Preferred Stock by (i) all individuals known to beneficially own 5% or more of the outstanding shares of Series E Preferred Stock, (ii) each of WorldPort's named executive officers and directors and (iii) all of WorldPort's executive officers and directors as a group. Except as otherwise indicated, WorldPort believes that the beneficial owners of Series E Preferred Stock listed below have sole investment and voting power with respect to such shares.



Name and Address of Beneficial Owner
and Nature of Beneficial Ownership(1)                             Number of Shares            Percent of Class(2)
-------------------------------------                           -------------------           -------------------
The Heico Companies, LLC(3).........................                   141,603                        100%
Michael E. Heisley, Sr.(4)..........................                   141,603                        100%
Carl Grivner........................................                        --                         --
John Hanson.........................................                        --                         --
Stanley H. Meadows..................................                        --                         --
Andrew Sage.........................................                        --                         --
Peter A. Howley.....................................                        --                         --
Executive officers and directors as a group (9 people)                 141,603                        100%

-----------------
(1) Unless otherwise indicated, the address of the stockholders named is that of WorldPort's principal offices.

(2) Based on 141,603 shares of WorldPort's Series E Preferred Stock outstanding as of November 11, 1999.

(3) The address of this stockholder is 5600 Three First National Plaza, Chicago, Illinois 60602.

(4) Includes all shares owned by Heico, an entity which Mr. Heisley controls.

Series F Preferred Stock

         As of November 11, 1999, no shares of Series F were outstanding. The Series F votes as a single class with the Common Stock but are entitled to
8.8275 votes per share. The Series F is convertible on a 1:8.8275 basis into the Common Stock and is subject to mandatory conversion upon the date on which 70% of the Series F has been converted. The conversion price is $4.00, as adjusted from time to time. Under certain circumstances, after a sale of substantially all the assets, but not as a result of the Sale, the Series F is no longer convertible into shares of common stock, but instead is convertible into the kind and amount of securities or property which would have been owned if the shares were converted into Common Stock just prior to the sale. Dividends, equal to 7% of the stated value per annum, accrue and are payable in cash or shares of Common Stock.

         The following table sets forth certain information as of July 15, 1999 regarding the beneficial ownership of Series F Preferred Stock by (i) all individuals known to beneficially own 5% or more of the outstanding shares of Series F Preferred Stock, (ii) each of WorldPort's Named Executive Officers and directors and (iii) all of WorldPort's executive officers and directors as a group. Except as otherwise indicated, we believe that the beneficial owners of Series F Preferred Stock listed below have sole investment and voting power with respect to such shares.

Name and Address of Beneficial Owner
and Nature of Beneficial Ownership(1)                             Number of Shares(2)         Percent of Class(2)
-------------------------------------                             ----------------            -------------------
The Heico Companies, LLC(3).........................                    424,809                       100%
Michael E. Heisley, Sr.(4)..........................                    424,809                       100%
Carl Grivner........................................                         --                        --
John Hanson.........................................                         --                        --
Stanley H. Meadows..................................                         --                        --
Andrew Sage.........................................                         --                        --
Peter A. Howley.....................................                         --                        --
Executive officers and directors as a group (9 people)(3)               424,809                       100%

-----------------
(1) Unless otherwise indicated, the address of the stockholders named is that of WorldPort's principal offices.

(2) The Heico Companies, LLC holds an option to acquire 424,809 shares for an aggregate amount of $15,000,000. No shares of WorldPort's Series F Preferred Stock were outstanding as of November 11, 1999.

(3) Represents shares subject to an option which is exercisable at any time until July 15, 2002. The address of this stockholder is 5600 Three First National Plaza, Chicago, Illinois 60602.

(4) Includes all shares subject to the option held by Heico, an entity which Mr. Heisley controls.

                       MARKET FOR WORLDPORT'S COMMON STOCK

         On November 10, 1999, the date preceding the public announcement of the Sale, the high sale price was $1.4375 and the low sale price was $1.2188.

         Since August 4, 1999, the Common Stock has traded on the OTC Bulletin Board under the symbol "WRDP.OB." From November 23, 1998 until August 4, 1999, the Common Stock traded on the Nasdaq SmallCap Market under the symbol "WRDP.OB." From June 17, 1997 until November 23, 1998, the Common Stock traded on the OTC Bulletin Board. Prior to June 17, 1997, there was no public market for the Common Stock.

         The table below sets forth the high and low sales prices for the Common Stock (as reported on the OTC since August 5, 1999 and from June 17, 1997 to November 23, 1998 and as reported on the Nasdaq SmallCap Market from November 23, 1998 to August 4, 1999) during the periods indicated. The OTC quotations reflect high and low bid information and reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.


                                                                             PRICE RANGE OF COMMON STOCK
                                                                              HIGH                  LOW
                                                                            --------              -------
YEAR ENDED DECEMBER 31, 1999:
First Quarter...................................................            $11.2500              $6.5625
Second Quarter..................................................             12.3750               3.2500
Third Quarter (through August 4, 1999)..........................              6.0625               2.6250
Third Quarter (from August 5, 1999).............................              3.0000               0.4844
Fourth Quarter (through December __, 1999) .....................             _______               ______

YEAR ENDED DECEMBER 31, 1998:
First Quarter...................................................            $ 7.6200              $6.5000
Second Quarter..................................................             14.5000               6.7500
Third Quarter ..................................................             17.5000               8.7500
Fourth Quarter (through November 20, 1998)......................             11.1250               6.7500
Fourth Quarter (since November 23, 1998)........................             10.8750               7.5000

YEAR ENDED DECEMBER 31, 1997:
Second Quarter (from June 17, 1997).............................            $ 3.6250              $ 2.000
Third Quarter...................................................              4.7500               3.2500
Fourth Quarter..................................................              7.3750               3.2500

         As of November 11, 1999, there were approximately 163 stockholders of record of Common Stock. WorldPort has never declared or paid any cash dividends on its capital stock, although the Series A accrued dividends from its issuance to its conversion. In addition, the Interim Loan prevents the payment of cash dividends under certain circumstances.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

         The selected statements of operations data for the period from inception (January 6, 1989) to December 31, 1995 and each of the years ended December 31, 1996, 1997 and 1998 and the selected balance sheet data for the periods then ended have been derived from WorldPort's Consolidated Financial Statements audited by Arthur Andersen LLP, included herein. You should read the following selected financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and WorldPort's Consolidated Financial Statements and Notes thereto, included herein.


                                                          FOR THE PERIOD
                                                          FROM INCEPTION
                                                       (JANUARY 6, 1989) TO                                      NINE MONTHS ENDED
                                                           DECEMBER 31,          YEARS ENDED DECEMBER 31            SEPTEMBER 30,
                                                       --------------------  -------------------------------    -------------------
                                                               1995            1996      1997(1)     1998(2)      1998       1999
                                                       --------------------  -------    --------    --------    --------   --------
                                                                     (IN THOUSANDS, EXCEPT RATIO AND PER SHARE DATA)

STATEMENT OF OPERATIONS DATA:
Revenues .................................................    $   --         $    --    $  2,776    $ 28,591    $ 14,410   $ 65,263
Cost of services .........................................        --              --       2,605      21,849      10,980     44,860
                                                              ------         -------    --------    --------    --------   --------
Gross margin .............................................                                   171       6,742       3,430     20,403
Other operating expenses:
     Selling, general and administrative .................        43             270       2,723      39,147      20,349     41,459
     Depreciation and amortization .......................        --              --         818      11,069       5,778     17,127
     Asset impairment ....................................        --              --          --       4,842          --     12,842
                                                              ------         -------    --------    --------    --------   --------
Operating loss ...........................................       (43)           (270)     (3,370)    (48,316)    (22,697)   (51,025)
Other:
Interest income (expense), net ...........................         7              10        (128)    (24,570)    (10,202)   (44,190)
Other ....................................................        --              --           6      (4,789)         --     (1,286)
                                                              ------         -------    --------    --------    --------   --------
Loss before minority interest and income tax provision ...       (36)           (260)     (3,492)    (77,675)    (32,899)   (96,501)
Minority interest ........................................        --              --          --         903          --      1,845
Loss before income tax provision .........................       (36)           (260)     (3,492)    (76,772)    (32,899)   (94,656)
Income tax provision .....................................        --              --          --          --          --         --
                                                              ------         -------    --------    --------    --------   --------
Net loss .................................................    $  (36)        $  (260)   $ (3,492)   $(76,772)   $(32,899)  $(94,656)
                                                              ======         =======    ========    ========    ========
Basic and diluted net loss per common share ..............    $(0.60)        $ (0.11)   $  (0.26)   $  (4.47)   $  (1.95)  $  (4.26)
                                                              ======         =======    ========    ========    ========
Weighted average common shares ...........................        60           2,358      13,245      17,158      16,841     22,237
                                                              ======         =======    ========    ========    ========   ========

Book value per share .....................................                                          $   0.96               $  (1.87)
                                                                                                    ========               ========
Pro forma book value per share (3) .......................                                          $  15.37               $   7.81
                                                                                                    ========               ========
Cash dividends declared per share (3) ....................                                                --                     --
                                                                                                    ========               ========
Pro forma cash dividends declared per share ..............                                                --                     --
                                                                                                    ========               ========
Loss per share ...........................................                                          $  (4.47)              $  (4.26)
                                                                                                    ========               ========
Pro forma loss per share (4) .............................                                          $  (1.39)              $  (1.23)
                                                                                                    ========               ========
OTHER OPERATING DATA:
     EBITDA(5) ...........................................     $ (43)        $  (270)   $ (2,552)   $(32,405)   $(16,919)   (38,183)
     Capital expenditures ................................        --              --         771       8,822      (7,614)   (16,228)


                                                                                        AS OF
                                                     AS OF DECEMBER 31,             SEPTEMBER 30,
                                       ------------------------------------------   -------------
                                       1995     1996        1997           1998         1999
                                       ----    ------     --------      ---------     ---------
                                                               (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit) ........     $15     $2,787     $ (4,143)     $(103,845)    $(150,708)
Property and equipment, net ......      --         --        5,032         91,226           901
Total assets .....................      15      2,889       13,197        220,455       110,774
Long-term obligations ............      --        420        4,197         29,567         5,089
Stockholders' equity (deficit) ...      15      2,367        4,155         17,522       (50,694)

---------------
(1) Includes the financial results of Telenational Communications, Inc. and Wallace Wade, Inc. from June 20, 1997 and July 3, 1997, the respective dates of their acquisition.

(2) Includes the financial results of EnerTel and IIC from June 23, 1998 and August 1, 1998, the respective dates of their acquisition.

(3) Represents historical stockholders equity (deficit) divided by common shares outstanding (18,229 and 27,127 as of December 31, 1998 and September 30, 1999, respectively). Pro forma amount is adjusted to reflect net gain anticipated to be recorded of $262.6 million.

(4) Adjusted to reflect the disposition of WCEH, WCL, IIC, and TNC, and the repayment of the Interim Loan as if they had occurred on January 1, 1998.

(5) EBITDA represents net loss adjusted for interest, income taxes, depreciation and amortization. EBITDA is provided because it is a measure commonly used in the industry. EBITDA is not a measurement of financial performance under GAAP and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

                       UNAUDITED PRO FORMA FINANCIAL DATA

       The following pro forma balance sheet reflects the disposition of WCEH and WCL (collectively, "WorldPort Europe") described in this Information Statement and also assumes the anticipated sale of International Interconnect, Inc. ("IIC") and Telenational Communications, Inc. ("TNC") as if they had occurred on September 30, 1999. The following pro forma statement of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 reflects the disposition of WorldPort Europe, IIC, and TNC and as if they had occurred on January 1, 1998. No agreement has been executed relating to the sale of either IIC or TNC, however, WorldPort is actively negotiating with potential buyers and anticipates selling these subsidiaries in the near future. The pro forma financial information does not purport to represent what WorldPort's consolidated results of operations would have been if the dispositions had in fact occurred on this date, nor does it purport to indicate the future consolidated financial position or future consolidated results of operations of WorldPort. The pro forma adjustments are based on currently available information and certain assumptions that management believes are reasonable.

    Pro Forma Consolidated Balance Sheet Information as of September 30, 1999

                                                                                                            PRO             PRO
                                                                                                           FORMA           FORMA
                                                              WORLDPORT                                                      AS
                                                  WORLDPORT    EUROPE       IIC      TNC      SUBTOTAL   ADJUSTMENTS      ADJUSTED
                                                  ---------   ---------   ------  ---------   ---------  -----------     ---------
             ASSETS:
Cash and cash equivalents ......................  $   1,068          --       --         --       1,068   $ 222,989(1)   $ 224,057
Accounts receivable ............................      1,683          --       --         --       1,683          --      $   1,683
Prepaid expenses and other
    current assets .............................        163          --       --         --         163          --      $     163
                                                  ---------   ---------   ------  ---------   ---------   ---------      ---------
       Total current assets ....................      2,915          --       --         --          --       2,915        225,904
                                                  ---------   ---------   ------  ---------   ---------   ---------      ---------

Property and equipment, net ....................        901          --       --         --         901          --      $     901
Assets held for sale ...........................    103,760      99,830      330        600       3,000          --      $   3,000
Other assets ...................................        198          --       --         --         198          --      $     198
                                                  =========   =========   ======  =========   =========   =========      =========
     Total assets ..............................  $ 107,774   $  99,830   $  330  $     600   $   7,014     222,989        230,003
                                                  =========   =========   ======  =========   =========   =========      =========

 LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY:
Accounts payable and accrued
    expenses ...................................  $  16,821          --       --         --   $  16,821   $  (5,418)     $  11,403
Current portion of capital lease
    obligations ................................      1,430          --       --         --       1,674          --      $   1,430
Interim loan ...................................    134,934          --       --         --     134,934    (134,934)(1)  $      --
Other current liabilities ......................        194          --       --         --         194          --      $     194
                                                  ---------   ---------   ------  ---------   ---------   ---------      ---------
     Total current liabilities .................    153,379          --       --         --     153,379    (140,352)        13,027
                                                  ---------   ---------   ------  ---------   ---------   ---------      ---------

Long-term obligations under
    capital leases .............................      5,070          --       --         --       5,070          --      $   5,070
Due to parent ..................................         --      99,830      330        600    (100,760)    100,760(2)   $      --
Other long-term liabilities ....................         19          --       --         --          19          --      $      19
                                                  ---------   ---------   ------  ---------   ---------   ---------      ---------
     Total long-term liabilities ...............      5,089      99,830      330        600     (95,671)    100,760          5,089
                                                  ---------   ---------   ------  ---------   ---------   ---------      ---------

Common stock ...................................          3          --       --         --           3          --      $       3
Additional paid-in capital .....................    100,757          --       --         --     100,757          --      $ 100,757
Warrants .......................................     29,054          --       --         --      29,054          --      $  29,054
Unamortized compensation
   expense .....................................       (365)         --       --         --        (365)         --      $    (365)
Cumulative translation
   adjustment ..................................     (4,827)     (4,827)      --         --          --          --      $      --
Accumulated deficit ............................   (175,316)      4,827       --         --    (180,143)    262,581(2)   $  82,438
                                                  ---------   ---------   ------  ---------   ---------   ---------      ---------
Total stockholders' (deficit)
   equity
                                                    (50,694)         --       --         --     (50,694)    262,581        211,887
                                                  ---------   ---------   ------  ---------   ---------   ---------      ---------

                                                  ---------   ---------   ------  ---------   ---------   ---------      ---------
    Total liabilities and
      stockholders' (deficit) ..................  $ 110,249   $  99,830   $  330  $     600   $   7,014   $ 222,989      $ 230,003
                                                  =========   =========   ======  =========   =========   =========      =========

(1) Represents net cash proceeds as follows less repayment of Interim Loan ($140.4 million), estimated income taxes payable ($86.7 million), and various other offering related costs including investment advisor fees ($14.1 million):

          WorldPort Europe                    $430,200
          TNC                                      600
          IIC                                      330
                                              ========
             Gross Cash Proceeds              $464,130
                                              ========

(2) Represents excess of net cash proceeds net of related costs ($14.1 million) over net carrying value of the related assets, net of estimated income tax effect ($86.7 million)

Pro Forma Consolidated Statement of Income for the year ended December 31, 1998


                                                    WORLDPORT                                      PRO FORMA      PRO
                                        WORLDPORT    EUROPE       IIC        TNC      SUBTOTAL    ADJUSTMENTS    FORMA
                                        ---------   ---------   -------    -------    --------    -----------  --------
Revenues ............................   $ 28,591    $ 17,359    $ 3,250    $ 7,982    $     --         --      $     --

Cost of services ....................     21,849      12,476      2,272      6,422         679         --           679
                                        --------    --------    -------    -------    --------    -------      --------
Gross margin ........................      6,742       4,883        978      1,560        (679)        --          (679)

Operating expenses:
      Selling, operations, and
         administration .............     39,147      19,038      1,154      3,286      15,669         --        15,669
      Depreciation and amortization .     11,069       6,331        665      6,258      (2,185)        --        (2,185)
      Asset impairment ..............      4,842          --         --         --       4,842         --         4,842
                                        --------    --------    -------    -------    --------    -------      --------
      Total operating expenses ......     55,058      25,369      1,819      9,544      18,326         --        18,326
                                        --------    --------    -------    -------    --------    -------      --------
Operating income (loss) .............    (48,316)    (20,486)      (841)    (7,984)    (19,005)        11       (19,005)
Other income (expense):
      Interest income (expense), net     (24,570)     (3,787)        11       (690)    (20,104)    20,067(1)        (37)
      Other .........................     (4,789)         --         --        101      (4,890)        --        (4,890)
                                        --------    --------    -------    -------    --------    -------      --------
      Total other income (expense) ..    (29,359)     (3,787)        11       (589)    (24,994)    20,067        (4,927)
                                        --------    --------    -------    -------    --------    -------      --------
Loss before minority interest and
    income tax provision ............    (77,675)    (24,273)      (830)    (8,573)    (43,999)    20,067       (23,932)
Minority interest ...................       (903)       (903)        --         --          --         --            --
                                        --------    --------    -------    -------    --------    -------      --------
Loss before income tax provision ....    (76,772)    (23,370)      (830)    (8,573)    (43,999)    20,067       (23,932)
Provision for income taxes ..........         --          --         --         --          --         --            --
                                        --------    --------    -------    -------    --------    -------      --------
Net loss ............................   $(76,772)   $(23,370)   $  (830)   $(8,573)   $(43,999)   $20,067      $(23,932)
                                        ========    ========    =======    =======    ========    =======      ========

Basic and diluted net loss ..........   $  (4.47)                                                              $  (1.39)
                                        ========                                                               ========

Weighted average shares
outstanding for the year ............     17,158                                                                 17,158
                                        ========                                                               ========


(1) Represents reversal of interest on Interim Loan which is assumed to be repaid with proceeds from the sale of WorldPort Europe.

                   Pro Forma Consolidated Statement of Income
                    for the period ended September 30, 1999


                                                                                                          PRO FORMA
                                   WORLDPORT    WORLDPORT         IIC          TNC        SUBTOTAL       ADJUSTMENT    PRO FORMA
                                                  EUROPE
                                   --------     ---------      --------      -------      --------       ------------  --------

Revenues .....................     $ 65,263      $ 48,464      $  5,251      $ 4,780      $  6,768              --     $  6,768
Cost of services .............       44,860        28,577         2,990        2,802        10,491              --       10,491
                                   --------      --------      --------      -------      --------         -------     --------
Gross margin .................       20,403        19,887         2,261        1,978        (3,723)             --       (3,723)
Operating expenses:
      Selling, operations, and
         administration ......       41,459        20,042         3,637        1,673        16,107              --       16,107
      Depreciation and
          amortization .......       17,127        12,389           108        1,004         3,626              --        3,626
      Asset impairment .......       12,842            --         6,476        5,366         1,000              --        1,000
                                   --------      --------      --------      -------      --------         -------     --------
      Total operating expenses       71,428        32,431        10,221        8,043        20,733              --       20,733
                                   --------      --------      --------      -------      --------         -------     --------
Operating income (loss) ......      (51,025)      (12,544)       (7,960)      (6,065)      (24,456)             --      (24,456)
Other income (expense):
      Interest income
          (expense), net .....      (44,190)      (12,003)           11         (604)      (31,594)(1)      30,276       (1,318)
      Other ..................       (1,286)           --            77          269        (1,632)             --       (1,632)
                                                 --------      --------      -------      --------         -------     --------
      Total other income
         (expense) ...........      (45,476)      (12,003)           88         (335)      (33,226)         30,276       (2,950)
                                   --------      --------      --------      -------      --------         -------     --------
Loss before minority interest
    and income tax provision .      (96,501)      (24,547)       (7,872)      (6,400)      (57,682)         30,276      (27,406)
Minority interest ............       (1,845)       (1,845)           --           --            --              --           --
                                   --------      --------      --------      -------      --------         -------     --------
Loss before income tax
   provision .................      (94,656)      (22,702)       (7,872)      (6,400)      (57,682)         30,276      (27,406)
Provision for income taxes ...           --            --            --           --            --              --           --
                                   --------      --------      --------      -------      --------         -------     --------
Net loss .....................     $(94,656)     $(22,702)     $ (7,872)     $(6,400)     $(57,682)        $30,276     $(27,406)
                                   ========      ========      ========      =======      ========         =======     ========

Basic and diluted net loss......   $  (4.26)                                                                           $  (1.23)
                                   ========                                                                            ========
Weighted average shares
     outstanding for the year...     22,237                                                                              22,237
                                   ========                                                                            ========

(1) Represents reversal of interest on Interim Loan which is assumed to be repaid with proceeds from the sale of WorldPort Europe.

                          COST OF INFORMATION STATEMENT

         This Information Statement has been prepared by WorldPort and the Board of Directors, and WorldPort will bear the costs of distributing this Information Statement to its stockholders, including the expense of preparing, assembling, printing and mailing the Information Statement and attached materials. Although there is no formal agreement to do so, WorldPort may reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders.

                       DESCRIPTION OF WORLDPORT'S BUSINESS

Introduction

         WorldPort currently conducts telecommunications network operations through EnerTel, a national telecommunications services provider in the Netherlands which also utilizes WorldPort's interests in certain switches located New York and London. WorldPort also owns other assets located in Omaha, Nebraska and Rockledge and Miami, Florida. On November 11, 1999, WorldPort entered into a series of definitive agreements for the purchase by Energis of 100% of WCEH and WCL and certain other assets for an estimated aggregate value of $570 million. WorldPort owns 85% of the outstanding capital stock of WCEH which is the parent of EnerTel. As part of the transaction, WorldPort is selling to Energis certain additional assets, including the switch operations in London and New York (collectively, the "Sale"). It is expected that this Sale will be consummated by the end of the first quarter of the year 2000. Following the repayment of WorldPort's indebtedness (including the Interim Loan) and accounts payable, the assumption by Energis of certain contractual transaction costs, WorldPort expects to receive between $200 and $215 million of net cash proceeds from this Sale. WorldPort is currently actively marketing its assets in Omaha, Rockledge and Miami and anticipates selling these assets in the near future.

         Following the Sale and any sale of its other assets, WorldPort will have exited its current operations. It is expected that WorldPort will consider a new strategic focus following this Sale utilizing the remaining net proceeds. The discussion below describes WorldPort's operations prior to the Sale and any subsequent asset sales.

         WorldPort Communications, Inc. (together with its subsidiaries, "we," the "Company," and "WorldPort") is a facilities-based global telecommunications carrier offering voice, data and other telecommunications services to carriers, Internet service providers ("ISPs"), medium and large corporations and distributors and resellers. The core of our operations and the source for a significant portion of our revenues is our EnerTel subsidiary, the leading second network operator in the Netherlands. EnerTel's switch-based fiber backbone network consists of three fiber optic rings extending over 1,200 kilometers linking most of the largest cities in the Netherlands, and together with EnerTel's interconnection agreements, passing approximately 70% of the 5.5 million domestic households and substantially all the domestic and multinational business community in the Netherlands.

         EnerTel was founded by nine regional electric utilities and N.V. Casema, the Netherlands' largest cable television company, who collectively were granted a national infrastructure license to build, own and operate a nationwide telecommunications network. EnerTel's network is connected directly to KPN Telecom (Netherlands), Deutsche Telekom (Germany), Belgacom (Belgium), Cable & Wireless (UK) and Telecom Italia (Italy). In addition, EnerTel's network has access to undersea cables connecting the Netherlands to North America. EnerTel's network utilizes synchronous digital hierarchy ("SDH") technology and currently includes two Siemens switching facilities, located in Amsterdam and Rotterdam, as well as an IRU for capacity on UK-NETH 14, an undersea fiber optic cable connecting the United Kingdom and the Netherlands. EnerTel commenced operations in 1997 and currently serves 120 medium and large sized corporate customers, 55 of the Netherlands' ISPs and 20 carriers, distributors and resellers.

         The telecommunications services market in the Netherlands is experiencing significant growth, with a market size of $8.4 billion in 1997 expected to grow to $9.1 billion by 2000 according to Espicom Business Intelligence. This growth is being driven by (i) the rapid growth in demand for broadband and data services, including the Internet and corporate intranets and
(ii) the emergence of the Netherlands as a major European telecommunications hub. At the end of 1998 there were approximately 1.4 million Internet users in the Netherlands. According to Datamonitor, an industry research group, the number of Internet users in the Netherlands is expected to grow to 3.6 million by 2003. We believe that EnerTel is positioned to capture a significant share of the Netherlands' wholesale telecommunications market due to our scaleable state-of-the-art fiber optic network, broad range of products and services, competitive pricing, established customer relationships and experience in serving the needs of data intensive customers.

         EnerTel has developed direct connections and bilateral interconnection agreements that provide On-Net termination services in Germany, Belgium, France, Italy and the United Kingdom. We believe this expansion will position EnerTel to further penetrate the European international long distance market, which is the largest in the world, accounting for approximately 35 billion minutes or approximately 43% of all worldwide minutes originated in 1997.

         To provide our European customers with access to North America, we have acquired IRUs for STM-1s of capacity, and committed to purchase IRUs for additional STM-1s of capacity, on undersea fiber-optic cables which connect EnerTel's network with North America and have installed international gateway switches in London, New York and Miami. Through this network, we can provide our customers with connections between Europe and North America.

         In addition to our EnerTel operations, through our operations in Rockledge, Florida and Omaha, Nebraska, we also provide, through our non-European subsidiaries, international pre-paid calling cards, and international credit card billed calling cards, and international call back/direct access to carriers, business customers and resellers and distributors in the United States, Europe, Latin America and Asia-Pacific. For the three months ended September 30, 1999, our revenues from these operations totaled $2.9 million.

Milestones

         Since acquiring EnerTel in June 1998, we have achieved the following:

         NETWORK DEVELOPMENTS

                  - Upgraded port capacity of our Amsterdam and Rotterdam Siemens switches

                  - Expanded our Netherlands fiber optic network from 1,100 kilometers to over 1,200 kilometers and upgraded capacity on approximately 58% of the network with DWDM technology

                  - Sold the Bel 1600 division of EnerTel (which had provided indirect access services to small and medium size business and residential subscribers) as part of our strategic repositioning of EnerTel to serve carriers, ISPs and other high volume customers; we retain on a wholesale basis the traffic minutes generated by the residential subscribers

         DEVELOPMENT OF EUROPEAN HUB

                  - Obtained the right to purchase IRUs which can connect EnerTel's network with 18 cities, throughout five countries in Western Europe, including Brussels, Frankfurt, London, Paris and Madrid

                  - Installed international gateway switches in London, New York and Miami

                  - Extended our EnerTel network to Beverwijk, the Netherlands where we are connecting to AC-1 through leased line capacity

                  - Developed a direct connection and bilateral interconnect agreement that provides On-Net termination services in Italy (Telecom Italia)

Network

         On-Net Mechanics. A long distance telephone call generally consists of three segments: origination, transport and termination.

         We use the term "On-Net" to refer to the portion of a call that travels over our network infrastructure and originates or terminates through either local interconnects or bilateral agreements. Our gross margins increase to the extent that we put a greater portion of the call minutes On-Net. In the Netherlands, we are able to originate calls On-Net via either our own leased lines or our local interconnect agreements, bypassing KPN, the incumbent provider. We then terminate the call internationally from our Netherlands switches either (i) via our own network to another country where we terminate through a local interconnect agreement , (ii) through a bilateral carrier agreement, or (iii) through a third party carrier. Generally, we are able to obtain a higher margin when we terminate through a local interconnect agreement rather than through a third-party carrier.

         Origination. A typical international long distance call originates on a local exchange network or private line and is carried to the international gateway switch of a telecommunications provider. The call is then transported along a fiber optic cable or a satellite connection to an international gateway switch in the terminating country and finally to another local exchange network or private line where the call is terminated. A domestic long distance call is similar to an international long distance call, but typically involves only one telecommunications provider, which transports the call on fiber, microwave radio or via a satellite connection within the country of origination and termination. Generally, only a small number of carriers are licensed to provide telecommunications services in a foreign country and, in many countries, only the PTT is licensed to provide certain services. Any carrier that desires to transport switched calls to or from a particular country must, in addition to obtaining a license or other permission (if required), enter into bilateral agreements or other arrangements with the PTT or another international carrier in that country or lease capacity from a carrier that already has such arrangements.

         Transport. The transport of telephone calls is accomplished via land-based cables or undersea cables, which are usually fiber optic, or by microwave radios or satellites. A carrier can obtain access on cable systems through IRUs or leases. Any carrier may generally lease circuits on a cable from another carrier. Satellite circuits are also obtained on a leased basis.

         Traditionally, international telecommunications traffic is exchanged under interconnection agreements between international carriers ("correspondents") which own IRUs or lease satellite or fiber capacity between two countries. Interconnection agreements provide for the termination of traffic in, and, if such agreements are bilateral agreements, return of traffic to, the carriers' respective countries at negotiated accounting rates. Bilateral agreements typically provide that carriers will return to their correspondents a percentage of the minutes received from such correspondents ("return traffic"). In addition, interconnection agreements provide for network coordination and accounting and settlement procedures between the carriers.

         A carrier which does not have an interconnection agreement with a carrier in a particular country is able to provide international service to that country by reselling minutes from a carrier which does. Until recently, in many foreign countries there was only one interconnection agreement in place between that country's PTT and a foreign based international carrier as a result of monopolies held by such PTTs. Interconnection agreements are expected to become increasingly available as international markets deregulate and new carriers that are seeking business partners emerge in countries previously subject to a PTT monopoly or other limited competition market.

         For a telecommunications provider without interconnection agreements or its own international network, the profitability of originating international traffic is a function of, among other things, the difference between its billing rates and the rates it must pay another carrier to transport and terminate such traffic.

         For a company with bilateral agreements (which provide for return traffic), the profitability of originating international traffic will be a function of, among other things, the volume of its originating traffic and its billing rates, as well as the relative volume of its originating and return traffic minutes. Under the settlement process, a carrier which originates more traffic than it receives, will, on a net basis, make payments to the corresponding carrier, while a carrier which receives more traffic than it originates will receive payments from the corresponding carrier. If the incoming and outgoing flows of traffic are equal in the number of minutes transmitted, there is no net settlement payment to either carrier. Therefore, in addition to all of the other factors that can influence the profitability of a telecommunications carrier, profitability can also be somewhat dependent on the carrier's relative flows of incoming and outgoing traffic.

         Return traffic can be more profitable than outgoing traffic when there is a significant disparity in the cost of terminating traffic between the two countries that are party to a bilateral agreement. The receipt of more profitable return traffic reduces the aggregate cost to a carrier to transport traffic pursuant to a bilateral agreement, and carriers with significant levels of return traffic can price their international transport and termination services at a discount to the settlement cost and recover the discount on the return traffic.

         Termination. The termination of an international call occurs after the call has been transported to an international carrier in the destination country. The international carrier then transports the call to a local exchange network where it is then terminated by the PTT or an alternative to the PTT, such as EnerTel, which then bypasses the PTT.

Network Assets

         The EnerTel backbone network in the Netherlands consists of three fiber optic rings, complemented by interconnection agreements with the local access networks of regional utility companies throughout the Netherlands, including EnerTel's former shareholders. The network backbone links most of the Netherlands' largest cities and, together with these regional utility company interconnection agreements, passes approximately 70% of the 5.5 million Dutch households and substantially all the Dutch and multinational business community. EnerTel holds a 20-year lease expiring in 2016 for the backbone network with each of its former shareholders. In February 1994 those shareholders, comprised of nine Dutch regional utility companies and Casema N.V., the largest cable television operator in the Netherlands, constructed the three fiber optic ring network. Each route in this network consists of between 12 and 24 fibers. Pursuant to the nine lease agreements between EnerTel and each of the former shareholders, EnerTel has leased use of the fibers contained in those rings. In addition, pursuant to the backbone lease agreements, EnerTel can add additional fibers to the network when necessary. Each lease covers that portion of the network owned by such former shareholder and provides that each of the former shareholders is responsible for the maintenance and repair of the portion of the network leased by them to EnerTel. EnerTel pays for such repair and maintenance based on the cost thereof to the applicable owner.

         The EnerTel network utilizes SDH technology and, in addition to the three fiber optic rings extending over 1,200 kilometers, includes two Siemens switching facilities, located in Amsterdam and Rotterdam with over 1,400 port facilities, as well as an IRU for 21 E-1s of capacity on UK-NETH 14, an undersea fiber optic cable connecting the United Kingdom and the Netherlands. We have recently completed the installation of DWDM technology on approximately 58% of the EnerTel network in order to provide additional capacity for intra-Netherlands and cross-border connectivity to Atlantic undersea cable systems.

         In 1996, EnerTel was granted one of two licenses to install and operate, as an alternative to the Netherlands' PTT, a public nation-wide fixed telecommunications network. Under a new telecommunications law recently enacted in the Netherlands, all telecommunications licenses, including EnerTel's public nation-wide infrastructure license, were automatically converted into a registration. At the time it received its nation-wide license, EnerTel was subject to four statutory licensing conditions. The current network meets the requirements of the first two of these conditions. The third license condition required the EnerTel network, by November 20, 2000, to (i) cover all municipalities of over 80,000 inhabitants, (ii) have at least one point of presence in municipalities of over 25,000 inhabitants and (iii) have at least one point of presence on industry premises of over 30 hectares. The fourth license condition required EnerTel to have full infrastructure coverage in the Netherlands for the purpose of providing leased lines to anyone in the Netherlands by November 20, 2001. EnerTel believes that, as a result of the new telecommunications law in the Netherlands, it is no longer subject to these statutory licensing conditions or, alternatively, that such conditions are no longer enforceable. While EnerTel believes that its conclusions in this regard are well founded, there can be no assurance that the Netherlands' government may not attempt to enforce the conditions in the future.

Bilateral and Interconnection Agreements

         In order to complement our On-Net assets and broaden our reach in and to markets, we have entered into or are negotiating interconnection agreements, certain of which are bilateral agreements. The following table sets forth the parties, countries of origination and termination, and brief descriptions of our significant existing bilateral and interconnection relationships:

Bilateral and Interconnection Relationships

PARTY                            COUNTRIES SERVED                NATURE OF AGREEMENT
-----                            ----------------                -------------------

KPN Telecom                     The Netherlands                  Interconnection between the EnerTel
                                                                 network and KPNTelecom providing
                                                                 origination and termination throughout the
                                                                 Netherlands.

Regional utility                The Netherlands                  Interconnection between the EnerTel
                                                                 network and the companies networks of the
                                                                 regional utility companies providing
                                                                 origination and termination.

Deutsche Telekom                Germany/The Netherlands          Interconnection between the EnerTel
                                                                 network and Deutsche Telekom for switched
                                                                 services.

Belgacom                        Belgium/The Netherlands          Bilateral agreement; interconnection
                                                                 between the EnerTel network and Belgacom
                                                                 covering switched services (switch
                                                                 termination, 800/900 and private lines).

Cable & Wireless                United Kingdom/The               Bilateral agreement; interconnection
                                Netherlands                      between the EnerTel network and Cable &
                                                                 Wireless covering switched services (switch
                                                                 termination, 800/900 and private lines).

Telecom Italia                  Italy and Mediterranean          Bilateral agreement; interconnection
                                                                 between the EnerTel Basin network and
                                                                 Telecom Italia covering switched services
                                                                 (switch termination, 800/900 and private
                                                                 lines).


Network Operations and Information Systems

         We currently maintain a network operations center in Zwolle, Netherlands (the "NOC") to oversee the EnerTel Network, the switches in London, Miami and New York. The NOC provides network element management, monitoring and maintenance, network registration and trouble management, customer service (multilingual) and customer technical support (multilingual).

         In addition, Nortel provides first level project management and maintenance support for our international gateway switches in London, New York and Miami, pursuant to a turn-key installation and maintenance agreement. We directly monitor and maintain all other components of our network.

         We also utilize proprietary information systems to monitor and manage our international distributors. These information systems provide us with call records, network utilization and performance data, billing and invoicing information, and customer provisioning and support functions. In some cases, our international distributors also have access to a portion of these databases in order to perform customer support at a local level for our worldwide customers. We have also developed a web-based corporate intranet which we use for secure internal communications and for coordinating all of our administrative, financial, and operational management on a global basis.

Billing Systems

         Like all telecommunications carriers, we are dependent on effective billing and management information systems to monitor and control cash flows and network costs. EnerTel's switch mediation systems and provisioning systems are provided by Comptel, and its inter-operator billing systems are provided by Prospero. EnerTel utilizes a billing system supplied by Saville Systems. The Saville system is a browser-based billing system that provides call rating, invoicing, fraud detection and security. We plan to expand the licenses for the billing system to include our operations beyond the Netherlands.

         Outside of the Netherlands, we use our proprietary information system for general billing and invoicing, as well as for call rating and recording and billing and invoicing information associated with our carrier expansion outside the Netherlands. Billing for switched services is provided through a combination of internal systems and outsourced services and billing for international private lines, dedicated circuits and global enhanced services is performed internally.

         Our dedicated circuit customers typically pay a flat monthly fee based on the amount of bandwidth purchased, the distance of the transport required and other factors. Our calling card and other long distance services are either
(i) prepaid in advance, (ii) invoiced for payment or (iii) paid for by regular debits that we make from the customer's credit card or bank draft accounts. In some cases, we require customers to post deposits, letters of credit or other financial instruments in order to reduce our exposure to bad debts and non-payment.

Sales And Marketing


         We have developed a global sales, marketing and service organization to market our portfolio of telecommunications products to carriers and corporate customers worldwide. In particular, in Europe we have recruited proven sales professionals with well-developed business relationships in the telecommunications industry. Our EnerTel sales force consists of 24 direct sales and support people as well as 30 resellers and 15 distributors. We use indirect sales through various sales channels, including private branch exchange ("PBX") manufacturers and resellers. For the medium sized corporate market, we primarily rely on indirect sales through PBX and other resellers.


         Our Florida and Nebraska operations utilize our independent sales agents and distributors to achieve early market entry in international markets. We believe that the use of these qualified local, third-party sales agents and distributors is a cost effective means to establish or expand sales operations in new markets. To enhance our sales and marketing efforts, we also are a member of various telecommunications industry associations, including the European Competitive Telecommunications Association (ECTA), the Telecommunications Reseller Association (TRA) and CompTel. In addition, we are a corporate sponsor of Internet2, a project of the University Corporation for Advanced Internet Development.

Products

         We offer a broad range of voice, data, video and Internet products and services to customers both within the Netherlands and throughout Europe. Such services include our switched services, dedicated services, switch partitioning, virtual points of presence, telehousing and colocation opportunities, and switchless resale services that we offer carriers, ISPs and business customers. We believe that this broad product portfolio differentiates us from most competitors who offer some, but not all, of such products and services. In addition we offer these customers additional services such as international calling cards and international operator services.

         The following is a summary of the products we currently offer in
Europe:

--------------------------------------------------------- --------------------------------------------------
                                                                         Target Market
--------------------------------------------------------- -------------- --------------- -------------------
                                                             Carrier          ISP             Business

--------------------------------------------------------- -------------- --------------- -------------------
Dedicated Services - Leased Lines                               X              X                 X

--------------------------------------------------------- -------------- --------------- -------------------
Dedicated Services - IRU Sales                                  X              X                 X

--------------------------------------------------------- -------------- --------------- -------------------
Dedicated Services - Direct Access                                                               X

--------------------------------------------------------- -------------- --------------- -------------------
Colocation/Virtual Switching                                    X              X

--------------------------------------------------------- -------------- --------------- -------------------
Switched Voice Products                                         X

--------------------------------------------------------- -------------- --------------- -------------------
Switched Voice - 800/900                                        X              X                 X

--------------------------------------------------------- -------------- --------------- -------------------
VPOP                                                            X              X                 X

--------------------------------------------------------- -------------- --------------- -------------------
Switchless Resales/Carrier Select Hosting                       X                                X

--------------------------------------------------------- -------------- --------------- -------------------
International Calling Cards                                     X                                X

--------------------------------------------------------- -------------- --------------- -------------------
Callback Services                                                                                X

--------------------------------------------------------- -------------- --------------- -------------------





Dedicated Services

         Our network agreements enable us to offer leased or sold (IRU) bandwidth in most cities in Europe. In addition, leased line services will include our planned offering of tail-circuit services to trans-Atlantic undersea cable customers which will provide connections between the landing point and the carrier's leased lines or switches within the Netherlands. We primarily provide dedicated international bandwidth in increments such as DS-3 and E-1 between our major points of presence in Europe. In addition, EnerTel provides digital leased lines within the Netherlands for carriers and corporations in increments of E-1 (2 Mbs), E-3 (34 Mbs) and STM-1 (55 Mbs). Each STM-1 of capacity on our network is the equivalent of three DS-3s or 63 E-1s.

         EnerTel provides 30-channel digital trunk lines for large businesses, which are based on Euro-ISDN specifications. ISDN-30 services enable customers to access the EnerTel network directly from PBXs and other customer premises equipment, thereby enabling EnerTel to compete with KPN Telecom for direct access switched services. Through the PBX connection, EnerTel believes it can capture a large portion of its business customers' national and international long distance traffic. EnerTel utilizes its own network facilities, interconnection agreements and international operating agreements to provide domestic and international termination of customer calls on a least cost routing basis.


         Colocation/Virtual Switching. Our colocation, switch room leasing and management, and switch partitioning products enable us to provide carrier customers with a turn-key network service package at the same time that we generate additional transmission traffic for our switched voice, dedicated and data services. We provide these products and services at our international switching locations in Amsterdam and London.



         Switched Voice Products. We offer carriers, resellers and corporate customers switched termination services for voice and fax telecommunications traffic traveling to points worldwide. Our network design enables us to offer international transmission services on a switched basis worldwide. Through undersea cable ownership, interconnection agreements, and network development in certain European markets, we have developed a number of international routes where our market pricing for switched termination services is expected to be highly competitive.


         Switched Voice - 800/900 Services. EnerTel offers toll-free and premium services for both third party information service providers as well as for corporate, carrier and ISP customers.


         Virtual Point of Presence (VPOP). EnerTel utilizes its nationwide network to offer virtual Internet dial-in service for ISPs, large corporate customers and resellers. Customers utilizing this service can access the Internet through an ISP via the EnerTel network through a single access number that can be dialed from nearly every local calling area in the Netherlands. VPOP services have grown substantially for EnerTel over the past year as a result of the rapid growth in utilization of the Internet.


         Switchless Resales/Carrier Select Hosting. EnerTel provides wholesale network transmission services for resellers in the Netherlands who provide residential and small and medium sized business customers with calling services via proprietary access codes. EnerTel initiated this business to continue to provide the transmission services for the residential distribution business which it sold in 1998. EnerTel plans to expand this product line by offering it to additional carriers and resellers in the Netherlands.

         International Calling Cards. Our international calling card products are marketed to carriers and to business customers in Europe, the United States, Latin America and Asia, primarily through international distributors and sales agents. We offer international pre-paid calling cards, international credit card billed calling cards, and international call back/direct access.

         Our calling card customers access our network for domestic or international long distance services by dialing a local access number or a domestic or international toll-free number which connects the customer to our network. The customer then dials an access code or personal identification number (PIN) and, upon account verification, is able to dial a domestic or international long distance call. In some cases customers utilize dialing devices which automatically dial the accessed identification numbers.


         Callback Services. Callback access enables a long distance customer to access a network from locations where there are no in-country facilities or resale agreements. The customer accesses the network from the customer's home or office by dialing a long distance telephone number. The customer will receive a "call back" from such number and can then use the network to connect to a desired location.

Customers


         We currently serve 55 of the Netherlands' ISPs, 133 medium and large sized corporate customers and 20 carriers, distributors and resellers. We have also entered into contracts with an additional 15 carriers, distributors and resellers.


         We are subject to significant concentrations of credit risk, which consist primarily of trade accounts receivable. We sell a significant portion of our services to other carriers and resellers and, consequently, maintain significant receivable balances with certain customers. If the financial condition and operations of these customers deteriorate below critical levels, our operating results could be adversely affected. For the year ended December 31, 1998, one customer, United TeleKabel Holding, N.V., accounted for approximately 15% of our total revenues.


         Carriers. We categorize our carrier customers as follows: (i) Tier I and Tier II carriers, (ii) PTTs, and (iii) emerging alternative carriers, such as competitive local exchange carriers and PTOs. We expect the number of potential carrier customers to increase significantly as deregulation permits the start-up of alternative carriers and encourages traditional operators to expand their services beyond their national borders. The carrier customers we target typically operate their own networks in domestic markets, and operate some infrastructure on international routes. We expect that carriers will use our global network on international routes where they do not have their own network infrastructure, where they require additional "overflow" network capacity and where we are able to offer pricing or service advantages.



         Internet Service Providers. We currently serve 55 ISPs in the Netherlands that provide us with national Internet traffic volumes exceeding 115 million minutes per month. ISPs generally require high capacity bandwidth transport from their markets back to the major Internet backbones in the United States. We currently provide our Netherlands ISP customers with such transport to the Internet exchange in Amsterdam.

         In addition, in January 1999, EnerTel entered into an agreement to participate as one of a select number of carriers in the GTE Internetworking, Inc. ("GTEI") Alliance Program for international distribution of Internet access products. Under this agreement, we may, at our option, provide Internet backbone and virtual point-of-presence services over the global GTEI network. This alliance program extends the global reach of our VPOP and Internet access products for ISPs and corporate customers.

         Corporations, Other Businesses and Institutional Customers. Corporate and other business customers' demand for high bandwidth international telecommunications services is growing rapidly as a result of economic globalization and the increasing utilization of bandwidth intensive communications applications such as the Internet, intranets, videoconferencing, and other multimedia services. We believe that our services will appeal to large corporations because of our responsiveness, competitive pricing, scalable bandwidth products, quality of service and global network capability. Institutional customers are expected to utilize us for direct network services, as well as domestic and international long distance telecommunications services.

         International Distributors and Resellers of Telecommunications Services. International distributors and resellers of telecommunications services are just beginning to develop their operations in Europe in a process similar to that which occurred in the United States in the years following the break-up of AT&T in 1984. We believe our products will be attractive to distributors and resellers who do not have their own international networks, or who only operate switches in certain markets. We believe such distributors and resellers will provide us with access to the large traffic volumes generated by retail customer bases including small and medium businesses and residential customers.

Competition

         The international and national telecommunications markets in which we operate are highly competitive. Until recently, telecommunications markets in the Netherlands and throughout Europe have been dominated by the national PTTs. Since the implementation of a series of European Community and World Trade Organization directives beginning in 1990, the Netherlands and other western European countries have started to liberalize their respective telecommunications markets, thus permitting alternative telecommunications providers to enter the market. Liberalization has coincided with technological innovation to create an increasingly competitive market, characterized by still-dominant PTTs as well as an increasing number of new market entrants. In the Netherlands, we compete primarily with KPN Telecom. As the former monopolist PTT provider of telecommunications services, KPN Telecom has an established market presence, a fully-built network and financial and other resources that are substantially greater than ours. In addition, various new providers of telecommunications services have entered the market, targeting various segments. Companies such as Telfort B.V. (a company which was formed by British Telecom and Nederlandse Spoorwegen N.V., the Netherlands railroad company, and which received the other nationwide telecommunications license which was issued in the Netherlands) as well as Global One Communications, MCI WorldCom, Esprit Telecom plc., COLT Telecom and VersaTel, compete with KPN Telecom and EnerTel in the Netherlands for contracts with large multinational companies. Competition in the Netherlands, as well as the European long distance telecommunications industry in general, is driven by numerous factors, including price, customer service, type and quality of services and customer relationships.


         In other foreign markets, we compete with dominant national telephone companies, and other major incumbent carriers. In addition, we compete with other emerging U.S. and international carriers attempting to enter these markets and with local resellers and marketers of long distance services.


         In the markets where we operate, we face competition from companies with resources greater than ours and with longer operating histories in the local market. To compete effectively, we must do so on the basis of factors such as: (i) network design and costs, (ii) effective utilization of emerging technologies such as IP, (iii) competitive pricing and rates, (iv) quality of service, (v) ease and convenience of access, (vi) customer service and support,
(vii) quality of local distributors and sales agents, (viii) understanding of the marketplace, (ix) ability to attract and retain qualified employees and (x) customer acquisition and retention.

Company Background

         WorldPort was originally organized as a Colorado corporation under the name Sage Resources, Inc. in January 1989 to evaluate, structure and complete mergers with, or acquisitions of, other companies. We remained inactive until 1996 when our domicile was changed to Delaware and our name was changed to WorldPort Communications, Inc.

         We primarily operate through a number of acquired subsidiaries that operate in Europe, the United States, Latin America and Asia. In addition to our acquisition of EnerTel, the significant acquisitions we have completed since our formation are described below:

         In June 1997, our wholly-owned subsidiary, Telenational Communications, Inc. ("TNC") acquired substantially all of the telecommunications assets and operations of Telenational Communications Limited Partnership, a Nebraska limited partnership. The purchased assets included telecommunications switches and other network equipment, customer and vendor contracts, an FCC section 214 common carrier license and an operator services center. The FCC section 214 common carrier license gives us the authority to resell both international switched and private line services of authorized carriers.

         In April 1998, our wholly-owned subsidiary, WorldPort/ICX, Inc. ("ICX") acquired the telecommunications assets and operations of Intercontinental Exchange, a licensed provider of international telecommunications services headquartered in the San Francisco Bay area.

         In August 1998, we acquired the operations of International InterConnect, Inc. ("IIC"), a Florida-based corporation specializing in international long distance services which are marketed through international distributors primarily in Latin America to multinational corporations, foreign embassies, businesses and other high volume customers. The telecommunications assets of IIC which we acquired include network switching equipment, international private lines and other leased circuits between the United States and countries in Latin America, and other telecommunications equipment.

         Through our non-European subsidiaries, we provide international pre-paid and credit card billed calling card products and international call back/direct access to carriers and business customers in the United States, Europe, Latin America and Asia-Pacific. In particular, IIC specializes in providing international long distance services, which are marketed through international distributors primarily in Latin America. IIC's end-user customer base consists primarily of multinational corporations, foreign embassies, businesses, and other high volume customers. TNC has a customer base of international distributors serving customers in Japan (including a U.S. military base), Singapore, Thailand, New Zealand and Indonesia, as well as international distributors in Latin America, India, Africa and Europe. The operations of ICX have been merged into TNC.

Employees

         We currently have approximately 214 employees.

         We have never experienced a work stoppage, and none of our employees are represented by a labor union or covered by a collective bargaining agreement.

Government Regulation

         Our networks and telecommunications services are subject to significant United States and foreign laws, regulations, treaties, agency actions and court decisions. National and local laws and regulations governing the provision of telecommunications services differ significantly among the countries in which we currently operate and intend to operate. The interpretation and enforcement of these laws and regulations can be unpredictable, is often subject to informal views of government officials and ministries that regulate telecommunications in each country and could limit our ability to provide certain telecommunications services in certain markets. Future regulatory, judicial and legislative changes could have a material adverse effect on our operations. In addition, domestic or international regulators or third parties could raise material issues with regard to our compliance or noncompliance with applicable laws and regulations, possibly having a material adverse effect on our business, financial condition and results of operation.

International Regulation

         General. In some countries where we operate or plan to operate, local laws or regulations limit the ability of telecommunications companies to provide basic international telecommunications services in competition with state-owned or state-sanctioned monopoly carriers. Future regulatory, judicial, legislative or political changes may not permit us to offer to residents of such countries all or any of our services. Further, regulators or third parties could raise material issues regarding our compliance with applicable laws or regulations, possibly having a material adverse effect on our business, financial condition and results of operations. If we are unable to provide the services that we presently provide or intend to provide or to use our existing or contemplated transmission methods due to our inability to obtain or retain the requisite governmental approvals for such services or transmission methods, or for any other reason related to regulatory compliance or lack thereof, such developments could have a material adverse effect on our business, financial condition and results of operations.

         A summary discussion of the regulatory frameworks in certain countries in which we operate or have targeted for penetration is set forth below. This discussion is intended to provide a general outline of the more relevant regulations and current regulatory postures of the various jurisdictions and is not intended as a comprehensive discussion of such regulations or regulatory postures. Local laws and regulations differ significantly among the jurisdictions in which we operate, and, within such jurisdictions, the interpretation and enforcement of such laws and regulations can be unpredictable.

         The Netherlands. Originally, under the former Netherlands telecommunications legislation, KPN Telecom held an exclusive concession to install and operate a nation-wide fixed telecommunications infrastructure. On November 20, 1996 two other companies, EnerTel and Telfort (a joint venture of British Telecom and Netherlands' Railways) pursuant to the Cable Based Infrastructure Licensing Act, were each granted a license to install and operate, as an alternative to KPN Telecom's infrastructure, a public nation-wide fixed telecommunications network.

         As public nation-wide infrastructure license holders, KPN Telecom, EnerTel and Telfort were subject to four statutory licensing conditions. EnerTel's current network meets the requirements of the first two of these conditions. The third license condition required the EnerTel network, by November 20, 2000, to (i) cover all municipalities of over 80,000 inhabitants,
(ii) have at least one point of presence in municipalities of over 25,000 inhabitants and (iii) have at least one point of presence on industry premises of over 30 hectares. The fourth license condition required EnerTel to have full infrastructure coverage in the Netherlands for the purpose of providing leased lines to anyone in the Netherlands by November 20, 2001. EnerTel believes that, as a result of the new telecommunications law in the Netherlands (described below) it is no longer subject to these statutory licensing conditions or, alternatively, that such conditions are no longer enforceable.

         While EnerTel believes that its conclusions in this regard are well founded, there can be no assurance that the Netherlands' government may not attempt to enforce the conditions in the future. The European Union's ("EU's") policy of full liberalization of its telecommunications markets (including the Netherlands) became effective on January 1, 1998. In order to fully comply with these EU obligations a new Telecommunications Act entered into force in the Netherlands on December 15, 1998. Under this new Telecommunications Act, with the exception of the use of network frequencies, all licensing requirements were abolished (including those pursuant to which EnerTel obtained its license) and replaced by a registration requirement. Registration requirements apply to the provision of public telecommunications services, the installation or operation of leased lines, the installation or operation of broadcasting networks, and the provision of conditional access to these networks. Under the new law, EnerTel's public nation-wide infrastructure license was automatically converted into a registration.

         The new law provides statutory rights of way and retention of cable ownership for all operators of public telecommunications networks. Also, this law provides for interconnection obligations for all public telecommunications network operators, Netherlands and foreign-based, that control access to end-users. Operators having significant market power (i.e., over 25% market share) are required to provide interconnection on a non-discriminatory basis and at transparent, itemized, and cost-based prices. Similar obligations exist for special access and leased lines.

         The new Telecommunications Act further provides for the determination of number plans by the Minister and number allocation to registered parties, ONP-provisions, various forms of number portability, designation of a universal service obligation, and specific financing requirements.

         Since August 1997, most of the supervisory, enforcement, licensing, registration, and interconnection dispute settlement powers are with Onafhankelijke Post en Telecommunicatie Autoriteit (OPTA), an independent supervisory and regulatory body.

         European Union. The EU consists of the following member states:
Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom. EU member states are required to implement directives issued by the European Commission ("EC") and the European Council by passing national legislation. If an EU member state fails to effect such directives with national or, as the case may be, regional or local, legislation and/or fails to render the provisions of such directives effective within its territory, the EC may take action against the EU member state, including in proceedings before the European Court of Justice, to enforce the directives. Private parties may also, in certain cases, bring actions against EU member states for failure to implement such legislation.

         The EC and European Council have issued a number of key directives establishing basic principles for the liberalization of the EU telecommunications market. The general framework for this liberalized environment has been set out in the EC's Services Directive (the "Services Directive") and its subsequent amendments, including, in particular, the Full Competition Directive, which was adopted in March 1996 (the "Full Competition Directive"). This basic framework has been advanced by a series of harmonization directives, which include the so-called Open Network Provision directives, as well as two additional directives adopted in 1997, the Licensing Directive of April 1997 and the Interconnection Directive of June 1997, which address the achievement of universal service.

         The Services Directive directed EU member nations to permit the competitive provision of all telecommunications services with the exception of the direct transport and switching of speech in real-time between switched network termination points ("Voice Telephony") (and not including value-added services and voice services within closed user groups) and certain other services that have been gradually liberalized through subsequent amendments to the Services Directive. Historically, European countries have prohibited Voice Telephony by foreign carriers. The EC has taken a narrow view of the services classified as Voice Telephony, declaring that member states may not maintain monopolies or special operating rights on voice services that (i) confer new value-added benefits on users (e.g., alternative billing methods); (ii) are provided through dedicated customer access (e.g., leased lines); or (iii) are limited to a group having legal, economic or professional ties.

         The Full Competition Directive amended the Services Directive to set January 1, 1998 as the date by which all EU member countries required to remove all remaining restrictions on the provision of telecommunications services and telecommunications infrastructure, including Voice Telephony. Certain limited derogations from compliance with this timetable have been granted.

         The Licensing Directive sets forth rules for the procedures associated with the granting of national authorizations for the provision of telecommunications services and for the establishment and operation of any infrastructure for the provision of telecommunications services. It distinguishes between "general authorizations," which should typically be easier to obtain because they do not require an explicit decision by the national regulatory authority, and "individual licenses." Individual licenses may only be imposed where the licensee is to acquire access to scarce resources (for example, radio spectrum) or is to be subject to particular obligations or benefits from particular rights. Accordingly, EU member countries may impose individual license requirements for the establishment of facilities-based networks and for the provision of Voice Telephony, among other things. Consequently, our development of a European network may require that we be subject to an individual licensing system rather than to a general authorization in the majority of EU member countries. The Interconnection Directive sets forth the regulatory framework for securing in the EU the interconnection of telecommunications networks. The Interconnection Directive requires EU member countries to remove restrictions preventing negotiation of interconnection agreements, ensure that interconnection requirements are non-discriminatory and transparent and ensure adequate and efficient interconnection for public telecommunications networks and publicly available telecommunications services. Numerous EU member countries have chosen to apply the provisions of the interconnection Directive within their jurisdictions in such a way as to give more favorable treatment to facilities-based providers and network operators than to switch-based carriers and resellers.

         The Interconnection Directive is due to be amended in the near future to require EU member countries, except those for whom derogations exist, to offer carrier pre-selection to their customers by January 1, 2000, and to introduce number portability for subscribers on the public switched telephone network by January 1, 2000. Carrier pre-selection is required to be made available only by operators that enjoy significant market power within the market for interconnection over the fixed network.

         Each EU member country in which we currently conduct our business may apply these Directives in a different fashion and has a different regulatory regime, and such differences are expected to endure. The requirements for us to obtain necessary approvals for operation vary considerably from country to country.

         United Kingdom. The Telecommunications Act of 1984 (the "UK Act") provides a licensing and regulatory framework for telecommunications activities in the United Kingdom. The Secretary of State of Trade and Industry at the Department of Trade and Industry (the "Secretary of Trade") is responsible for granting licenses under the UK Act and for overseeing telecommunications policy. At the same time, the Director General of Telecommunications (the "Director General") is responsible for, among other things, enforcing the terms of such licenses. The Director General will recommend the grant of a license to operate a telecommunications network to any applicant that the Director General believes has a reasonable business plan, the necessary financial resources and where there are no overriding considerations against the grant of license.

         Since 1992, the United Kingdom has permitted competition in the provision of international services over leased lines where all calls originate over the public switched telephone network ("PSTN") on certain specified routes. The government revoked all ISR Licenses in December 1997, and all holders were required to re-apply to the Secretary of Trade to be registered under the new International Simple Voice Resale License ("ISVR"), which authorizes the provision of international simple voice resale. International voice calls that pass over the PSTN at one end only can be provided under a Telecommunications Class License. In addition, in December 1996, the United Kingdom introduced the International Facilities License ("IFL"), which authorizes holders to provider international telecommunications services over their own international infrastructure.

United States Regulation

         Overview. Our provision of international service to, from and through the United States generally is subject to the provisions of the Communications Act of 1934, as amended (the "Communications Act"), and the 1996 Telecommunications Act (the "1996 Act") and to regulation by the FCC. Section 214 of the Communications Act requires a company to make application to and receive authorization from the FCC prior to leasing international capacity, acquiring international facilities, purchasing switched minutes or providing international service to the public. In this regard, we offer telecommunications service pursuant to a FCC authorization under Section 214 ("Section 214 Authorization"). In addition, the FCC rules require prior FCC approval before transferring control of or assigning FCC licenses and impose various reporting and filing requirements upon companies providing international services under an FCC authorization. We must file reports and contracts with the FCC and must pay regulatory fees that are continually subject to change. We are also subject to the specific FCC policies and rules discussed below. In addition, by its own actions or in response to a third party's filing, the FCC could determine that our services, termination agreements, agreements with foreign carriers or reports do not or did not comply with the FCC rules. If this were to occur, the FCC could order us to terminate non-compliant arrangements, fine us or revoke our FCC authorizations. Any of these actions could have a material adverse effect upon our business, operating results and financial condition.

         International Traffic. Under the World Trade Organization Basic Telecom Agreement (the "WTO

Agreement"), concluded on February 15, 1997, sixty-nine nations comprising 95% of the global market for basic telecommunications services agreed to permit competition from foreign carriers. In addition, fifty-nine of these countries have subscribed to specific procompetitive regulatory principles. The WTO Agreement became effective on February 5, 1998 and is expected to be implemented by the signatory countries by 2002. We believe that the WTO Agreement will increase opportunities for us and our competitors. However, the precise scope and timing of the implementation of the WTO Agreement remain uncertain and there can be no assurance that the WTO Agreement will result in beneficial regulatory liberalization.

         The FCC's Policies On Call-Back Service. We offer service by means of call-reorigination or call-back pursuant to our FCC authorization under Section 214 and certain relevant FCC decisions. A small and diminishing percentage of our revenues are generated in this way. Call-back service allows a customer in a foreign country to use foreign facilities to dial a telephone number in the United States and receive dial tone at a switch at the reseller's United States location, which the customer can then use to place a call via an outbound switched service of a United States carrier. The through calls are then billed at the United States-tariffed rates. The FCC has determined that international call-reorigination or call-back service using uncompleted call signaling does not violate United States or international law. The FCC held, however, that United States call-back providers are not authorized to provide service to customers in countries that expressly have declared it to be illegal. Further, United States companies providing such services must comply with the laws of the countries in which they operate as a condition of their Section 214 authorizations. The FCC reserves the right to condition, modify or revoke any
Section 214 authorization and impose fines for violations of the Communications Act or FCC regulations, rules or policies promulgated thereunder or for violations of the clear and explicit telecommunications laws of other countries that are unable to enforce their laws against United States carriers. FCC policy provides that foreign governments that satisfy certain conditions may request FCC assistance in enforcing their laws. Thus, the FCC has stated that it would be prepared to receive documentation from any government that seeks to put United States carriers on notice that call-back using uncompleted call signaling has been declared expressly illegal in its territory and that it would consider enforcement action against companies based in the United States that provide international call-back service using uncompleted call signaling. There can be no assurance that the FCC will not take action to limit the provision of call-back services. Enforcement action could include an order to cease providing call-back services in certain countries, the imposition of one or more restrictions upon us, monetary fines, or, ultimately, the revocation of our Section 214 authorization and could have a material adverse effect upon our business, financial condition and results of operation.

         The FCC's Private Line Resale Policy. The FCC's international private line resale policy has traditionally limited the conditions under which a carrier may connect international private lines ("IPL") to the PSTN at one or both ends to provide switched services, commonly known as International Simple Resale ("ISR"). The FCC historically has required that, when a carrier seeks to reroute switched telephone traffic over IPLs interconnected to the PSTN at either end, the carrier must obtain separate Section 214 authorization by demonstrating that the destination country affords resale opportunities "equivalent" to those available under United States law. In November 1997, the FCC adopted a new order (the "Foreign Participation Order"), which became effective in February 1998, eliminating the equivalency test with respect to applications to provide switched resale services over private lines between the United States and WTO member countries. Thus, pursuant to their Section 214 authorization, carriers are authorized to provide switched services to member WTO countries over international private lines. A carrier's provision of switched services over either facilities-based or resold IPLs, however, remains subject to the conditions set forth in the FCC's International Settlements Policy described below. Petitions for reconsideration of the Foreign Participation Order are pending at the FCC.

         The FCC's International Settlements Policy. We also are required to conduct our international facilities-based and resale businesses in compliance with the FCC's international settlements policy (the "ISP"). The ISP governs the international settlement rates that United States carriers pay foreign carriers to terminate international telecommunications traffic originating in the United States. The FCC adopted new rules regarding ISP rates that became effective on January 1, 1998 (the "International Settlement Rates Order"). The international accounting rate system allows a United States facilities-based carrier to negotiate an "accounting rate" with a foreign carrier for handling each minute of international telephone service. Each carrier's portion of the accounting rate (usually one half) is referred to as the settlement rate. The new International Settlement Rates Order generally requires United States facilities-based carriers to negotiate settlement rates with their foreign correspondent at no greater than FCC established "benchmark" prices. Historically, international settlement rates have vastly exceeded the costs of carrying telecommunications traffic. In addition, the International Settlement Rates Order imposes new conditions upon certain carriers. First, the FCC conditioned facilities-based authorizations for service on a route on which a carrier has a foreign affiliate upon the foreign affiliate offering all other United States carriers a settlement at or below the relevant benchmark rate. Second, the FCC conditioned any authorization to provide switched services over either facilities-based or resold international private lines upon the condition that at least fifty percent of the facilities-based international telephone service traffic on the subject route is settled at or below the relevant benchmark rate. This condition applies whether or not the licensee has a foreign affiliate on the route in question. Under the Foreign Participation Order described above, however, if the subject route does not comply with the benchmark requirement, a carrier can receive authorization by demonstrating that the foreign country provides "equivalent" resale opportunities. Accordingly, we are permitted to resell private lines for the provision of switched services to any country that either has been found by the FCC to comply with the benchmarks or has been determined to be equivalent. The United States Court of Appeal for the District of Columbia Circuit recently affirmed the International Settlement Rates Order in all respects. The Order, however, could be appealed further, and we cannot predict the outcome of an additional appeal or its possible impact on our operations.

         The FCC's Policies on Transit and Refile. The FCC in 1995 was asked to limit or prohibit the practice whereby a carrier routes, through its facilities in a third country, traffic originating in one country and destined for another country. The FCC has permitted third country calling where all countries involved consent to the routing arrangements (referred to as "transiting"). Under certain arrangements referred to as "refiling," the carrier in the destination country does not consent to receiving traffic from the originating country and does not realize the traffic it receives from the third country is actually originating from a different country. The 1995 petition to prohibit refiling was withdrawn, and, accordingly, the FCC has never issued a ruling as to whether refiling arrangements are inconsistent with federal law. It is possible that the FCC could determine that refiling violates United States and/or international law, which could have a material adverse effect on our business, financial condition and results of operations.

         The FCC's Tariff Requirements For International Long Distance Services. We are required to file with the FCC a tariff containing the rates, terms and conditions applicable to its international telecommunications services. We also are required to file with the FCC any agreements with customers containing rates, terms and conditions for international telecommunications services if those rates, terms and conditions are different than those contained in our filed tariff. If we charge rates other than those set forth in or otherwise violate our filed tariff or a filed customer agreement or fail to file with the FCC carrier-to-carrier agreements, the FCC or a third party could bring an action against us, which could result in a fine, a judgment or other penalties, which could have a material adverse effect on our business, financial condition and results of operations.

         Recent and Potential FCC Actions. Regulatory action that may be taken in the future by the FCC may intensify competition, impose additional operating costs, disrupt transmission arrangements or otherwise require us to modify our operations. The FCC recently adopted certain changes in its rules designed to permit alternative arrangements outside of its ISP as a means of encouraging competition and achieving lower, cost-based accounting and collection rates as more facilities-based competition is permitted in foreign markets. Specifically, the FCC has decided to allow United States carriers, subject to certain competitive safeguards, to propose methods to pay for international call termination that deviate from traditional bilateral accounting rates and the ISP. In addition, the International Settlement Rates Order established lower benchmarks that United States carriers will pay foreign carriers for the termination of international services. Although these rule changes may provide us with more flexibility to respond more rapidly to changes in the global telecommunications market, they also will provide the same flexibility to our competitors.


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

                      DESCRIPTION OF WORLDPORT'S PROPERTY

         Our principal offices are located in the Atlanta, Georgia area and are leased pursuant to an agreement which expires in June 2003. We also lease approximately 11,000 square feet of office and operating space in Omaha, Nebraska for our U.S. operating center pursuant to an agreement which expires in June 2001 and approximately 69,000 square feet of office and operating space in Rockledge, Florida pursuant to an agreement which expires in August 2008. EnerTel leases office and operational space in Rotterdam and other cities in the Netherlands, pursuant to leases expiring at various dates from 1999 to 2006.

         We own telecommunications switching and peripheral equipment located in various sites in Europe and the United States. Certain of our property and equipment is subject to liens securing payment of portions of our indebtedness. You should see Note 6 to the Consolidated Financial Statements included elsewhere herein for information with respect to lease obligations on these properties.

         We believe that our property and equipment are well maintained and adequate to support our current needs, although substantial investments are expected to be made in additional property and equipment for expansion and in connection with corporate development activities.

                               LEGAL PROCEEDINGS

         See "Recent Events" above for a description additional legal proceedings.

         On April 17, 1998, WorldPort was served with a summons and complaint from MC Liquidating Corporation f/k/a MIDCOM Communications, Inc. ("MIDCOM"). Both WorldPort and TNC, its wholly-owned subsidiary, are named as defendants, as are Telenational Communications, Limited Partnership, the former owner of the TNC assets ("TCLP"), and Edmund Blankenau, a principal of TCLP and one of WorldPort's former directors. In its complaint, filed on April 8, 1998 in the U.S. Bankruptcy Court for the Eastern District of Michigan, Southern Division, MIDCOM seeks payment of over $600,000 for services allegedly provided to TCLP and WorldPort, together with other damages, attorney fees and costs. The parties are currently engaging in discovery. WorldPort believes the claims are without merit and intends to vigorously defend against them.

         WorldPort and WCEH are defendants in litigation filed in the District courts of The Hague in the Netherlands. The cases, filed in January 1999, by Mr. Bahman Zolfagharpour, allege that WorldPort breached agreements with Mr. Zolfagharpour in connection with its purchase of MathComp B.V. (now WCEH) from Mr. Zolfagharpour and its subsequent purchase of EnerTel. The litigation seeks damages in an amount exceeding $20 million and the award of 2,350,000 shares of WorldPort's common stock to Mr. Zolfagharpour. WorldPort believes that the litigation is wholly without merit and intends to defend the case vigorously. Earlier claims filed by Mr. Zolfagharpour with respect to his employment agreement with WCEH have been resolved.

         From time to time, WorldPort is involved in various other lawsuits or claims arising from the normal course of business. In the opinion of management, none of these lawsuits or claims will have a material adverse effect on WorldPort's financial condition or results of operations.


                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         Upon recommendation of the Audit Committee of its Board of Directors and upon approval of such recommendation by its Board of Directors, WorldPort replaced Schumacher & Associates, Inc. ("Schumacher") as its independent public accounting firm on June 30, 1997. Effective July 1, 1997, WorldPort engaged Arthur Andersen LLP as its independent public accountants. The prior accountant's report of Schumacher on WorldPort's financial statements for the years ended December 31, 1996 and 1995, respectively, and for the period from January 6, 1989 (date of inception) to December 31, 1996 was not qualified or modified in any manner and contained no disclaimer of opinion or adverse opinion. No disagreements exist between WorldPort and Schumacher on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure related to its financial statements for the years ended December 31, 1996 and 1995, respectively, and for the period from January 6, 1989 (date of inception) to December 31, 1996 or for the interim period beginning January 1, 1997 through June 30, 1997, the date of replacement.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

         You should read the following discussion and analysis in conjunction with "Selected Financial Data," the Consolidated Financial Statements and Notes thereto, and the other financial data appearing elsewhere in this Information Statement.

Overview

         WorldPort is a facilities-based global telecommunications carrier offering voice, data and other telecommunications services to carriers, internet service providers ("ISPs"), medium and large corporations and distributors and resellers. In order to meet its obligations under the Interim Loan Facility due November 18, 1999, WorldPort is currently exploring the sale of some or all of its assets. On November 11, 1999, WorldPort entered into a series of definitive agreements for the purchase by Energis of 100% of WCEH for an estimated aggregate value of $570 million. WorldPort owns 85% of the outstanding capital stock of WCEH which is the parent of EnerTel. As part of the transaction, WorldPort is selling to Energis certain additional assets, including the switch operations in London and New York. It is expected that this sale will be consummated by the end of the first quarter of the year 2000. Following the repayment of WorldPort's indebtedness (including the Interim
Loan) and accounts payable, the assumption by Energis of certain contractual transaction costs, WorldPort expects to receive between $200 and $215 million of net cash proceeds from this sale. It is expected that WorldPort will consider a new strategic focus following this sale utilizing the remaining net proceeds.

         WorldPort's growth to date has occurred principally through acquisitions, most notably its acquisition of EnerTel, a national provider of telecommunications services in the Netherlands. WorldPort acquired EnerTel in June 1998, for consideration consisting of approximately $92 million and the payment of certain EnerTel indebtedness of approximately $17 million. In November 1998 WorldPort sold a 15% interest in the direct parent of EnerTel to former shareholders of EnerTel for approximately $14.8 million, of which approximately $2.8 million was an equity investment in the subsidiary and approximately $12 million was in the form of a shareholder note. The principal on this shareholder note is payable ten years after WorldPort's repayment of the Interim Loan, which financed WorldPort's acquisition of EnerTel.

         In addition to WorldPort's EnerTel operations, during 1998 WorldPort acquired Intercontinental Exchange, Inc. ("ICX") and International InterConnect, Inc. ("IIC") which serve distributors and resellers focused on international calling card and private line services. Formerly based in the San Francisco Bay area, ICX provides telecommunication services principally through a network of agents and distributors in Japan and other Asian countries. During the first quarter of 1999, ICX's operations were integrated with WorldPort's Omaha, Nebraska based calling card operation and its traffic was migrated to WorldPort's Omaha switch. WorldPort acquired the assets and operations of ICX in April 1998, in exchange for 400,000 shares of Common Stock.

         In August 1998, WorldPort acquired the assets and operations of IIC. The purchase consideration was 879,442 shares of Common Stock and $750,000 in cash. Based in Rockledge, Florida, IIC specializes in providing international long distance services primarily in Latin America. IIC's customer base consists primarily of resellers, multinational corporations, foreign embassies, and other businesses.

         In February 1998, WorldPort commenced operations in the Netherlands through the acquisition of MathComp B.V., whose name was changed to WorldPort Communications Europe, B.V. ("WCEH"). In connection with this acquisition, WorldPort issued 150,000 shares of Common Stock and paid $250,000 in cash. The former shareholder of WCEH is eligible to earn an additional 2,350,000 shares of Common Stock contingent upon the attainment of certain revenue and gross margin requirements during the first and second quarters of 1999. Following the acquisition of EnerTel, WorldPort recorded charges of approximately $5.2 million in the fourth quarter of 1998 for the wind down of the WCEH operations in 1999.

         As of November 11, 1999, WorldPort had 27,547,092 shares of Common Stock outstanding (59,907,092 on a fully-diluted basis). The number of shares outstanding on a fully-diluted basis takes into account (i) all outstanding shares of Common Stock, (ii) all outstanding shares of WorldPort's convertible preferred stock, together with all options to acquire such stock, (iii) all outstanding warrants to acquire WorldPort's Common Stock, together with such number of additional warrants which WorldPort would have been required to issue to the Interim Loan holders had the Interim Loan been repaid on November 11, 1999 so that such holders would hold warrants exercisable into 11% of the fully-diluted outstanding

Common Stock on such date (as contemplated by the Interim Loan facility), and
(iv) all outstanding options which had vested as of November 8, 1999 and which had an exercise price at or below the market price on such date.

Capacity Commitments

         WorldPort has entered into agreements with a vendor for the purchase of STM-1's of capacity on the AC-1 cable system or STM-1 level capacity on additional undersea or terrestrial cable systems under development by this vendor. In 1998, WorldPort made a deposit of $2 million with this vendor which will be applied against WorldPort's aggregate $66 million commitment over the next 3 years under this agreement. In March 1999, WorldPort purchased undersea cable capacity from this vendor by converting its deposit and paying an additional $5.1 million as down-payment, and obtaining vendor financing for the remaining $15.8 million purchase price. This vendor financing bears interest at a rate of 11.5% and requires quarterly principal payments beginning on the earlier of WorldPort having received aggregate proceeds from debt or equity issuances (other than vendor financing) of at least $150 million, or March
1, 2000 and ending in March 2002. WorldPort has not yet made any principal payments on this vendor financing. WorldPort intends to sell all or a portion of this capacity in conjunction with other asset sale activities now under consideration.

         In February 1999, WorldPort entered into an agreement with a telecommunication carrier to sell to such carrier transmission capacity throughout various points of presence in Europe for approximately $8 million, payable upon acceptance of the circuits by the carrier. The contract provides the purchaser with an indefeasible right of use of this capacity for a period of 20 years. WorldPort has entered into a separate agreement with a European telecommunications company which gives WorldPort the right to purchase capacity through these points of presence. This contract provides for indefeasible right of use for a period of 10 years. WorldPort is pursuing means to satisfy the capacity commitment to WorldPort's customer for the remaining 10 years of that contract. During the second quarter of 1999, WorldPort recorded revenue under the contract of $2.1 million and costs, including an estimate of future costs for years 11-20 based on an independent third party's estimate, of $2.5 million. This represents management's best estimate of the present value of such future costs to provide these services. Management will monitor this estimate and adjust as necessary when, and if, additional information is available. The initial transaction under the contract was negotiated in anticipation of future profitable revenues from the customer.

Results of Operations

Three Months and Nine Months Ended September 30, 1999 Compared to Three Months and Nine Months Ended September 30, 1998

         During the three months and nine months ended September 30, 1999, WorldPort incurred losses of $36.3 million and $94.7 million, respectively, compared to losses of $24.5 million and $32.9 million during the same periods in 1998. Included in the losses incurred during the three and nine months ended September 30, 1999 are the operating results of EnerTel, IIC and ICX, including amortization of the purchased intangibles and recording of financing costs related to WorldPort's acquisition of EnerTel, as well as general expenses related to WorldPort's worldwide business development and financing activities. The operating results for ICX and IIC did not have a material impact on the losses incurred by WorldPort in 1999. To address and remedy historical operating losses and to increase its competitiveness, revenues and gross margins, WorldPort has taken various steps to improve each subsidiary's operating efficiency, network capability and carrier cost structure. In August 1999, WorldPort took steps to terminate its U.S. wholesale carrier operations and significantly reduce its U.S. staffing related to those wholesale operations. It also announced plans to explore strategic alternatives, including the sale of assets. On November 11, 1999, WorldPort entered into a series of definitive agreements for the purchase by Energis of 100% of WCEH for an estimated aggregate value of $570 million. WorldPort owns 85% of the outstanding capital stock of WCEH which is the parent of EnerTel. As part of the transaction, WorldPort is selling to Energis certain additional assets, including the switch operations in London and New York. It is expected that this sale will be consummated by the end of the first quarter of the year 2000. Following the repayment of WorldPort's indebtedness (including the Interim
Loan) and accounts payable, the assumption by Energis of certain contractual transaction costs, WorldPort expects to receive between $200 and $215 million of net cash proceeds from this sale. It is expected that WorldPort will consider a new strategic focus following this sale utilizing the remaining net proceeds. Failure to complete the sale of EnerTel or failure to obtain sufficient capital will materially affect WorldPort's operations. As a result of the aforementioned factors and related uncertainties, there is substantial doubt about WorldPort's ability to continue as a going concern.

Revenues

         Revenues for the three and nine months ended September 30, 1999 were $22.5 million and $65.3 million, respectively, compared to $11.7 million and $14.4 million for the three and nine months ended September 30, 1998. The increase in revenues is primarily attributed to the inclusion of the results of operations of EnerTel, acquired in June 1998 and the commencement of WorldPort's U.S. wholesale carrier operations during 1999. EnerTel's revenues were $15.5 million and $45.8 million, respectively, during the three and nine months ended September 30, 1999. The U.S. wholesale carrier operations, which WorldPort terminated in the third quarter of 1999, contributed revenues of $3.5 million and $6.8 million during the three and nine months ended September 30, 1999, respectively. Also contributing to the increase over the prior year is the inclusion of IIC acquired in July 1998. This entity contributed approximately $1.6 million and $5.3 million in total revenues during the three and nine months ended September 30, 1999. Results for the nine months ended September 30, 1999 also include revenue of $2.1 million from the sale of transmission capacity under an agreement between WorldPort and a telecommunication carrier.

         EnerTel primarily generates revenue from the transmission of both domestic and international switched minutes in the Netherlands. EnerTel also derives revenues from the fixed monthly rental of private line circuits. The growth in EnerTel's revenues during 1998 and the first nine months of 1999 included growth in all EnerTel product lines including virtual point of presence (VPOP) internet access; the Kennisnet national data network for the Dutch school system, direct access local, national and international switched services; and 800/900 products as well as the wholesale portion of the Bel 1600 business, a residential services business which WorldPort sold in 1998.

Gross Margin

         Gross margin for the three and nine months ended September 30, 1999 was $8.3 million and $20.4 million, respectively, compared to $3.3 million and $3.4 million for the three and nine months ended September 30, 1998. The increase in gross margin was primarily due to the inclusion of the results of operations of EnerTel. WorldPort's primary costs of sales are its cost of terminating switched minutes through third parties, as well as its cost of access circuits used to connect its customers in the Netherlands.

Selling, General and Administrative Expenses

         Selling, general and administrative expenses increased to $15.8 million from $14.1 million and to $41.5 million from $20.3 million for the three and nine months ended September 30, 1999 and 1998, respectively. The increase is primarily due to (i) the inclusion of the selling, general and administrative expenses associated with the operation of EnerTel, the U.S. wholesale carrier operations and IIC, (ii) increased business development and expansion activity, and (iii) costs incurred in connection with the termination of WorldPort's U.S. wholesale carrier operations and the reduction in the U.S. corporate headquarters staff.

Depreciation and Amortization

         Depreciation and amortization expense for the three and nine months ended September 30, 1999 was $6.1 million and $17.1 million, respectively, compared to $4.3 million and $5.8 million for the three and nine months ended September 30, 1998. The increase was due to (i) depreciation on the assets acquired in connection with the EnerTel and IIC acquisitions, (ii) amortization of goodwill and other intangible assets associated with the EnerTel and IIC acquisitions, and (iii) depreciation on additional switching and network equipment acquired during 1998 and 1999.

Asset Impairment

         In the quarter ended September 30, 1999, WorldPort recorded nonrecurring charges totaling approximately $12.8 million in connection with its decision to close and/or sell certain U.S. operations. Included in these nonrecurring charges are charges totaling approximately $11.8 million to write-down WorldPort's investment in TNC and IIC to their estimated net realizable value and an asset impairment charge of $1 million to reduce certain U.S. based telecommunications equipment to their estimated resale values.

Other Income (Expense)

         Interest expense, net was $9.7 million compared to $9.4 million for the three months ended September 30,

1999 and 1998, respectively. For the nine months ended September 30, 1999 interest expense, net was $44.2 million compared to $10.2 million during the same period in 1998. The increase in interest expense is due primarily to the Interim Loan issued on June 23, 1998. Interest expense also included interest for the debt WorldPort assumed in connection with the EnerTel and IIC acquisitions, and the acquisition of switching equipment subject to capital lease. Other expense, net for the three and nine months ended September 30, 1999 was $0.2 million and $1.3 million. This amount mainly consists of costs incurred to exit certain commitments.

Year Ended December 31, 1998 Compared To Year Ended December 31, 1997

Revenues

         Revenues increased to $28.6 million from $2.8 million for the years ended December 31, 1998 and 1997, respectively. The increase in revenues was primarily due to the inclusion of the results of operations of newly acquired entities. Of our 1998 revenues, EnerTel contributed $18.3 million, ICX $3.4 million, and IIC $3.2 million.

         EnerTel primarily generates revenue from the transmission of both domestic and international switched minutes in the Netherlands. EnerTel also derives revenues from the fixed monthly rental of private line circuits. The growth in EnerTel's revenues in 1998 included growth in all EnerTel product lines including virtual point of presence (VPOP) internet access; direct access local, national and international switched services; and 800/900 products as well as the wholesale portion of the former Bel 1600 business. In 1998, the VPOP business represented 36% of EnerTel revenues. In addition, our calling card and private line operations represented approximately $10.3 million in 1998 revenues, generated through the sale of switched minutes.

Gross Margin

         Gross margin increased to $7.4 million from $0.2 million for the years ended December 31, 1998 and 1997, respectively. The increase in gross margin was primarily due to the inclusion of the results of operations of ICX, EnerTel, and IIC subsequent to the closing of those acquisitions in April, June and August 1998, respectively. Our primary costs of sales in 1998 were our cost of terminating switched minutes through third parties, as well as our cost of access circuits used to connect our customers in the Netherlands. Our cost of services and resulting gross margin reflects our variable costs only, and do not reflect the depreciation of network assets.

Selling, General and Administrative Expenses

         Selling, general and administrative expenses increased to $39.1 million from $2.7 million for the years ended December 31, 1998 and 1997, respectively. The increase was primarily due to (i) the inclusion of the selling, general and administrative expenses associated with the operation of EnerTel and IIC subsequent to the closing of those acquisitions in June and August 1998, respectively (approximately $17.1 million), (ii) increased business development and expansion activity (i.e. professional fees, travel and other costs of approximately $6.7 million), and (iii) growth in our U.S. operations, marketing and corporate staff (approximately $5.7 million). Since our acquisition of EnerTel, we have substantially reorganized its staffing, resulting in certain severance payments and hiring expenses.

         Selling, general and administrative expenses in 1998 also include approximately $4.3 million in one time reserves taken in relation to the discontinuance of operations of WCEH and our refocusing of the operations of EnerTel.

Depreciation and Amortization

         Depreciation and amortization expense increased to $15.9 million from $0.8 million for the years ended December 31, 1998 and 1997, respectively. The increase was due to (i) depreciation on the assets acquired in connection with the EnerTel and IIC acquisitions (approximately $3.7 million), (ii) amortization of goodwill and other intangible assets associated with the EnerTel and IIC acquisitions (approximately $2.5 million) and (iii) depreciation on additional switching and peripheral equipment acquired during 1998 (approximately $2.7 million). In 1998, we also wrote off $4.8 million related to certain assets that were deemed to be impaired under SFAS 121 as a result of our shift in business focus during 1998. This write-off principally related to the write-down of certain switching and network equipment that we operated prior to the EnerTel acquisition and the write down of certain assets related to WWC, acquired in 1997, which is no longer part of our strategic plan.

Other Income (Expense)

         Interest expense, net increased to $24.6 million from $0.1 million for the years ended December 31, 1998 and 1997, respectively. The increase in interest expense is due primarily to the Interim Loan, which accounted for $22.1 million of interest expense in 1998. Interest expense also included interest for (i) the debt we assumed in connection with the EnerTel and IIC acquisitions, (ii) the acquisition of switching equipment subject to capital lease and (iii) borrowings pursuant to certain short-term promissory notes for working capital purposes.

         Other expense, net increased to $5.5 million from $6,000 for the years ended December 31, 1998 and 1997, respectively, primarily as a result of costs incurred with our unsuccessful financing activities during 1998 as well as certain proposed investments that did not materialize.

Year Ended December 31, 1997 Compared To Year Ended December 31, 1996

Revenues

         Revenues increased to $2,776 from $0 for the years ended December 31, 1997 and 1996, respectively. The increase in revenues was due solely to the inclusion of the results of operations of the TNC assets subsequent to the closing of the TNC Acquisition on June 20, 1997.

Gross Margin

         Gross margin increased to $171 from $0 for the years ended December 31, 1997 and 1996, respectively. The increase in gross margin was due solely to the inclusion of the results of operations of the TNC assets subsequent to the closing of the TNC Acquisition on June 20, 1997.

Selling, General and Administrative Expenses

         Selling, general and administrative expenses increased to $2,723 from $270 for the years ended December 31, 1997 and 1996, respectively. The increase was primarily due to (i) increased business development and acquisition activity, (ii) the establishment and staffing of our corporate offices and
(iii) the inclusion of the selling, general and administrative expenses associated with the operation of the TNC assets subsequent to the closing of the TNC Acquisition on June 20, 1997.

Depreciation and Amortization

         Depreciation and amortization expense increased to $818 from $0 for the years ended December 31, 1997 and 1996, respectively. The increase was due to (i) depreciation on the assets acquired in connection with the TNC Acquisition, (ii) amortization of goodwill and other intangible assets associated with the TNC Acquisition and the WWC Acquisition and (iii) depreciation on additional switching and peripheral equipment acquired during 1997.

Other Income (Expense)

         Interest expense, net increased to $128 from $10 for the years ended December 31, 1997 and 1996, respectively. The increase in interest expense is due to (i) the debt we assumed in connection with the TNC Acquisition, (ii) the acquisition of switching equipment subject to capital lease and (iii) borrowings pursuant to certain short-term promissory notes for working capital purposes.

Liquidity and Capital Resources

         WorldPort is an international telecommunications service provider executing a business plan that requires substantial capital. WorldPort currently has a working capital deficit and has operated at a loss since its inception. Funding of the working capital deficit, current and future operating losses, expansion of WorldPort's global network, and repayment of the Interim Loan facility will require substantial continuing capital investment.

         As of September 30, 1999 and December 31, 1998 WorldPort had a working capital deficit of $150.7 million and $103.8 million, respectively. The working capital deficit at September 30, 1999 is due to (i) the Interim

Loan, (ii) the acquisition of additional switching and peripheral equipment and transatlantic capacity, the majority of which is being financed pursuant to capital leases and vendor financing, and (iii) the operating losses of WorldPort.

         Operations used $34.9 million during the nine months ended September 30, 1999 due primarily to the (i) operating losses, and (ii) increased business development activity.

         Investing activities used $16.2 million during the nine months ended September 30, 1999. Investing activities during the nine-month period consisted entirely of capital spending.

         Financing activities provided $43.3 million during the nine months ended September 30, 1999. Financing activities during the nine months ended September 30, 1999 consisted primarily of proceeds from the issuance of 920,419 shares of the Series C in January 1999, the exercise of an option to purchase 283,206 shares of the Series C in July 1999, the issuance of 141,603 shares of the Series E in July 1999, and the exercise of employee stock options, reduced by principal payments on capital leases and notes payable.

         To finance the EnerTel acquisition, WorldPort entered into a Interim Loan facility with a consortium of lenders effective June 23, 1998, the terms of which also included the issuance of warrants. The Interim Loan, which originally matured on June 23, 1999 and has been extended until November 18, 1999, includes certain negative and affirmative covenants and is secured by a lien on substantially all of the assets of WorldPort and certain of its subsidiaries and a pledge of the capital stock of certain of WorldPort's subsidiaries. In order to secure the extension until November 18, 1999, WorldPort has agreed to pay the Lenders an amendment fee of $600,000 at the maturity date. The amendment fee has been recorded as interest expense in the accompanying financial statements. The Interim Loan bears interest at LIBOR (as defined in the credit agreement related to the Interim Loan) plus 6% per annum (13.5% at September 30, 1999) increasing by 0.5% per annum at the end of each period of three consecutive months after June 23, 1998; provided, that such interest rate shall not exceed 16% per annum if paid in cash or 18% per annum if capitalized. As of September 30, 1999, the Interim Loan holders, in aggregate, have received warrants exercisable for 4,069,904 shares of Common Stock at a price per share of $0.01. In addition to the warrants which the Interim Loan holders had received as of September 30, 1999, such holders are entitled to receive additional warrants on the date the Interim Loan is repaid in full, so that all warrants issued to such holders represent 11% of WorldPort's fully-diluted outstanding Common Stock on the date of such repayment. As of September 30, 1999, the warrants were valued at an aggregate of approximately $29.1 million. WorldPort intends to apply a portion of the net proceeds to be realized from this sale to repay all existing debt, including the Interim Loan, trade credit and other liabilities. It is expected that WorldPort will consider a new strategic focus following this sale utilizing the remaining net proceeds.

          Funding of WorldPort's working capital deficit, current and future operating losses and any investment in additional telecommunication assets will require substantial continuing capital investment. WorldPort's strategy has been to fund these cash requirements through debt facilities and additional equity financing. WorldPort is also seeking to finance its cash requirements through the sale of some or all of its present operating assets. On November 11, 1999, WorldPort entered into a series of definitive agreements for the purchase by Energis of 100% of WCEH for an estimated aggregate value of $570 million. WorldPort owns 85% of the outstanding capital stock of WCEH which is the parent of EnerTel. As part of the transaction, WorldPort is selling to Energis certain additional assets, including the switch operations in London and New York. It is expected that this sale will be consummated by the end of the first quarter of the year 2000. Following the repayment of WorldPort's indebtedness (including the Interim Loan) and accounts payable, the assumption by Energis of certain contractual transaction costs, WorldPort expects to receive between $200 and $215 million of net cash proceeds from this sale. It is expected that WorldPort will consider a new strategic focus following this sale utilizing the remaining net proceeds.

         WorldPort's Interim Loan facility, which matures on November 18, 1999, is secured by a lien on substantially all of WorldPort's assets and certain of its subsidiaries and a pledge of the capital stock of certain of WorldPort's subsidiaries. In the event that the Interim Loan is not repaid by its current maturity date (or any further extended maturity date, as the case may be), the Interim Loan holders have an agreement with WorldPort and certain of WorldPort's stockholders pursuant to which WorldPort and such stockholders will be obligated to support and use their respective best efforts to achieve any transaction or series of transactions involving the sale of all or any part of WorldPort or any subsidiary or any of their assets which is proposed by the Interim Loan holders.

         Although WorldPort has been able to arrange debt facilities or equity financing to date, there can be no assurance that sufficient debt or equity financing will continue to be available in the future or that it will be available on terms acceptable to WorldPort. Failure to complete the sale of EnerTel or failure to obtain sufficient capital will materially affect WorldPort's operations. As a result of the aforementioned factors and related uncertainties, there is substantial doubt about WorldPort's ability to continue as a going concern.

Year 2000 Issue

          The efficient operation of WorldPort's business is dependent in part on computer software programs and operating systems. These programs and systems are used in network trafficking, call origination and termination, pricing, sales, billing and financial reporting, as well as various administrative functions. Recognizing the importance and need for an integrated information systems solution, WorldPort has developed an implementation plan for upgrading its systems architecture. This plan also addresses the functionality of its systems beyond December 31, 1999 ("Year 2000 compliance"). Typically WorldPort's upgrades made for additional functionality also remedy any Year 2000 deficiencies in the related software.

         WorldPort does not anticipate additional material expenditures for Year 2000 compliance issues. As WorldPort is a relatively new company, commencing operations in late 1997, Year 2000 compliance has been a requirement in all system related procurement. In circumstances where acquired subsidiaries' systems are not compliant, remediation via upgrades or system change-out is on-going. WorldPort's new systems implementation is expected to be completed by December 15, 1999. Management believes that WorldPort's remaining information technology ("IT") systems and other non IT systems are currently Year 2000 compliant or will be compliant by December 15, 1999 after applying vendor supplied upgrades to these systems. The cost of the upgrades are not considered to be material.

         WorldPort has obtained documentation from its suppliers, customers, financial institutions and others as to the status of their Year 2000 compliance programs and the possibility of any interface difficulties relating to Year 2000 compliance that may affect WorldPort. While few significant concerns were identified, each has been addressed with a program of remediation. All programs are targeted for completion by December 15, 1999. However, Year 2000-related operating problems or expenses may arise in connection with WorldPort's computer systems and software or in connection with WorldPort's interface with the computer systems and software of its suppliers, customers, financial institutions and others. Because such third-party systems or software may not be Year 2000 compliant, WorldPort has developed contingency plans to address Year 2000 failures of the entities with which it interfaces. WorldPort could be required to incur unanticipated expenses to remedy any problems, which could have a material adverse effect on its business, results of operation and financial conditions.

         WorldPort's worst case scenario does not contemplate a major business disruption from internal systems. WorldPort believes that it has exercised reasonable diligence to assess whether external systems and interfaces are adequately prepared.

Introduction of The Euro

         On January 1, 1999, eleven of the fifteen member countries of the European Union established a fixed conversion rate between their existing currencies("legal currencies") and one common currency--the Euro. The Euro began trading on world currency exchanges and may be used in business transactions. On January 1, 2002, new Euro-denominated bills and coins will be issued, and legal currencies will be completely withdrawn from circulation by June 30 of that year. Our management has been actively assessing its computer systems and overall fiscal and operational activities to ensure Euro readiness. We have started adapting its computers, financial and operating systems and equipment to accommodate Euro-denominated transactions. Our management is also reviewing marketing and operational policies and procedures to ensure its ability to continue to successfully conduct all aspects of our business in this new, price transparent market. Additionally, the Euro will have an impact on currency exchange rates and hence our currency exchange risk which we cannot accurately predict. Our management, however, believes that the Euro conversion will not have a material adverse impact on its financial condition or results of operations.

Recent Accounting Pronouncements

         In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, which is effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued Statement No. 137, Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of FASB Statement No. 133, which amends Statement 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000 (that is, January 1, 2001 for companies with calendar-year fiscal years). SFAS No. 133 establishes accounting and reporting standards for derivative instruments and transactions involving hedge accounting. WorldPort has not yet determined the impact this statement will have on its consolidated financial statements.

         In March 1998, the American Institute of Certified Public Accountants (AICPA) issued a new Statement of Position, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This statement requires capitalization of certain costs of internal-use software. We adopted this statement in January 1999, and have not yet determined its impact on our financial statements.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         We believe that our exposure to market rate fluctuations on our investments is nominal due to the short-term nature of those investments. To the extent the Interim Loan is outstanding, we have market risk relating to such amounts because the interest rates under the Interim Loan are variable. We do not believe our exposure represents a material risk to the financial statements.

         Our operations in Europe, principally in the Netherlands, expose us to currency exchange rates risks. To manage the volatility attributable to these exposures, we net the exposures to take advantage of natural offsets. Currently, we do not enter into any hedging arrangements to reduce this exposure. We are not aware of any facts or circumstances that would significantly impact such exposures in the near-term. If, however, there was a 10% sustained decline of the Dutch Guilder versus the U.S. dollar, then the consolidated financial statements could be materially effected as WorldPort's Dutch operations represented approximately (i) 92% of WorldPort's total assets as of September 30, 1999, (ii) 74% and 76%, respectively, of WorldPort's total revenues for the three and nine months ended September 30, 1999, and (iii) 34% and 56%, respectively, of WorldPort's net loss for the three and nine months ended September 30, 1999.

                         INDEX TO FINANCIAL STATEMENTS


Consolidated Balance Sheets--September 30, 1999 (unaudited) and December 31, 1998.........................   F-1

Condensed Consolidated Statements of Operations For the Three and Nine Months
         Ended September 30, 1999 and 1998 (unaudited) ...................................................   F-3

Condensed Consolidated Statements of Comprehensive Loss For the Three and
         Nine Months Ended September 30, 1999 and 1998 (unaudited)........................................   F-4

Condensed Consolidated Statements of Cash Flows for the Nine Months
         Ended September 30, 1999 and 1998 (unaudited)....................................................   F-5

Notes to Condensed Consolidated Financial Statements (unaudited) .........................................   F-6

Report of Independent Public Accountants..................................................................   F-11

Consolidated Balance Sheets--December 31, 1998 and 1997...................................................   F-12

Consolidated Statements of Operations for the years ended December 31, 1998, 1997, and 1996...............   F-13

Consolidated Statements of Stockholders' Equity for the years ended December 31, 1998, 1997, and 1996.....   F-14

Consolidated Statements of Comprehensive Loss for the years ended December 31, 1998, 1997, and 1996.......   F-15

Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1997, and 1996...............   F-16

Notes to Consolidated Financial Statements ...............................................................   F-17

                WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)


                                                                                      SEPTEMBER 30,       DECEMBER 31,
                                                                                          1999                1998
                                                                                      -------------       ------------
                                       ASSETS                                          (UNAUDITED)
CURRENT ASSETS:
    Cash and cash equivalents ................................................          $   1,068           $   9,015
    Accounts receivable, net of allowance for doubtful accounts
       of $280 and $1,054, respectively ......................................              1,683              11,765
    Receivable from related party ............................................                 --              32,500
    Prepaid expenses and other current assets ................................                163               3,021
                                                                                        ---------           ---------

            Total current assets .............................................              2,914              56,301

    PROPERTY AND EQUIPMENT, net ..............................................                901              91,226

    OTHER ASSETS:
          Goodwill, net ......................................................                 --              43,190
          Other intangibles, net .............................................                 --              21,851
          Net assets held for sale ...........................................            104,985                  --
          Other assets, net ..................................................                198               7,887
                                                                                        ---------           ---------

                      TOTAL ASSETS ...........................................          $ 108,998           $ 220,455
                                                                                        =========           =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable ........................................................          $   8,755           $  25,335
     Accrued expenses ........................................................              8,066              19,302
     Current portion of obligations under capital leases .....................              1,674               2,631
     Other current liabilities ...............................................                193               1,952
     Interim loan facility ...................................................            134,934             110,926
                                                                                        ---------           ---------

            Total current liabilities ........................................            153,622             160,146

Long-term obligations under capital leases, net of current portion ...........              6,051              17,539
Note payable, net of current portion .........................................                 --              12,028
Other long-term liabilities ..................................................                 19              11,375
                                                                                        ---------           ---------

                      TOTAL LIABILITIES ......................................            159,692             201,088
                                                                                        ---------           ---------

MINORITY INTEREST ............................................................                 --               1,845
                                                                                        ---------           ---------

COMMITMENTS AND CONTINGENCIES (Note 3): ......................................                 --                  --

STOCKHOLDERS' (DEFICIT) EQUITY:
     Undesignated preferred stock, $0.0001 par value, 4,800,000 shares
        authorized, no shares issued and outstanding .........................                 --                  --
     Series A convertible preferred stock, $0.0001 par value, 750,000 shares authorized, 0 and 493,889 shares issued and outstanding in
        1999 and 1998, respectively ..........................................                 --                  --
     Series B convertible preferred stock, $0.0001 par value, 3,000,000 shares authorized, 1,112,852 and 2,931,613 shares issued and outstanding in
        1999 and 1998, respectively ..........................................                 --                  --
     Series C convertible preferred stock, $0.0001 par value, 1,450,000 shares authorized, 1,416,030 and 1,132,824 shares issued and outstanding in
        1999 and 1998, respectively ..........................................                 --                  --
     Series D convertible preferred stock, $0.0001 par value, 650,000 shares authorized, 316,921 and 0 shares issued and outstanding in
       1999 and 1998, respectively ...........................................                 --                  --
     Series E convertible preferred stock, $0.0001 par value, 145,000 shares authorized, 141,603 and 0 shares issued and outstanding in
       1999 and 1998, respectively ...........................................                 --                  --
     Common stock, $0.0001 par value, 65,000,000 shares authorized,
        27,127,391 and 18,228,916 shares issued and outstanding in
        1999 and 1998, respectively ..........................................                  3                   2
     Warrants ................................................................             29,054              28,263
     Additional paid-in capital ..............................................            100,757              77,414
     Unearned compensation expense ...........................................               (365)               (750)
     Cumulative translation adjustment .......................................             (4,827)             (6,747)
     Accumulated deficit .....................................................           (175,316)            (80,660)
                                                                                        ---------           ---------
                    Total stockholders' (deficit) equity .....................            (50,694)             17,522
                                                                                        ---------           ---------

                    TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY .....          $ 108,998           $ 220,455
                                                                                        =========           =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)



                                                               THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                          SEPTEMBER 30,
                                                             1999               1998               1999               1998
                                                           --------           --------           --------           --------

REVENUES ........................................          $ 22,467           $ 11,746           $ 65,263           $ 14,410
COST OF SERVICES ................................            14,124              8,473             44,860             10,980
                                                           --------           --------           --------           --------
     Gross margin ...............................             8,343              3,273             20,403              3,430

OPERATING EXPENSES:
     Selling, general and administrative expenses            15,836             14,097             41,459             20,349
     Depreciation and amortization ..............             6,096              4,281             17,127              5,778
     Asset impairment ...........................            12,842                 --             12,842                 --
                                                           --------           --------           --------           --------
     Operating loss .............................           (26,431)           (15,105)           (51,025)           (22,697)

OTHER EXPENSE:
     Interest expense, net ......................            (9,666)            (9,360)           (44,190)           (10,202)
     Other expense, net .........................              (230)                --             (1,286)                --
                                                           --------           --------           --------           --------
LOSS BEFORE MINORITY INTEREST AND INCOME
  TAXES .........................................           (36,327)           (24,465)           (96,501)           (32,899)
MINORITY INTEREST ...............................                --                 --              1,845                 --
                                                           --------           --------           --------           --------
LOSS BEFORE INCOME TAXES ........................           (36,327)           (24,465)           (94,656)           (32,899)
INCOME TAX PROVISION ............................                --                 --                 --                 --
                                                           --------           --------           --------           --------
NET LOSS ........................................          $(36,327)          $(24,465)          $(94,656)          $(32,899)
                                                           ========           ========           ========           ========

NET LOSS PER SHARE, BASIC AND DILUTED ...........          $  (1.51)          $  (1.38)          $  (4.26)          $  (1.95)
                                                           ========           ========           ========           ========

SHARES USED IN NET LOSS PER SHARE
     CALCULATION, BASIC AND DILUTED...............           24,039             17,702             22,237             16,841
                                                           ========           ========           ========           ========



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                            (UNAUDITED, IN THOUSANDS)



                                                             THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                SEPTEMBER 30,                         SEPTEMBER 30,
                                                           1999               1998               1999               1998
                                                       -----------          --------           --------           --------

Net loss ....................................          $  (36,327)          $(24,465)          $(94,656)          $(32,899)
Other comprehensive income, net of tax:
     Foreign currency translation adjustments              (1,432)                --              1,920                 --
                                                       ----------           --------           --------           --------

Comprehensive loss ..........................          $  (37,759)          $(24,465)          $(92,735)          $(32,899)
                                                       ==========           ========           ========           ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                   (UNAUDITED, IN THOUSANDS EXCEPT SHARE DATA)



                                                                                                   NINE MONTHS ENDED
                                                                                                      SEPTEMBER 30,
                                                                                                  1999               1998
                                                                                               --------           ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                                       $(94,656)          $ (32,899)
Adjustments to reconcile net loss to net cash
     used in operating activities -
       Depreciation and amortization                                                             17,127               5,778
       Asset impairment                                                                          12,842                  --
       Non-cash interest expense                                                                 39,025               3,882
       Non-cash compensation expense                                                                385               1,419
       Minority interest                                                                         (1,845)                 --
       Change in accounts receivable                                                             (6,385)             (2,194)
       Other                                                                                      1,927                  --
       Change in prepaid expenses and other assets                                               (3,394)             (1,485)
       Change in accounts payable, accrued expenses and other liabilities                            95              12,985
                                                                                               --------           ---------

                    Net cash used in operating activities                                       (34,879)            (12,514)

CASH FLOWS FROM INVESTING ACTIVITIES:
       Cash paid in connection with acquisitions, net of cash acquired                               --            (113,891)
       Deposits paid in conjunction with new business alliances                                      --              (1,238)
       Capital expenditures                                                                     (16,228)             (7,614)
                                                                                               --------           ---------

                    Net cash used in investing activities                                       (16,228)           (122,743)

CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from interim financing                                                               --             120,000
       Principal payments on note payable - related party                                          (150)               (365)
       Principal payments on short-term debt                                                       (192)                 --
       Principal payments on obligations under capital leases                                    (5,696)               (722)
       Proceeds from exercise of stock options                                                    1,798                  --
       Proceeds from issuance of common stock, net of offering expenses                               6                 900
       Proceeds from issuance of preferred stock, net of offering expenses                       47,500              12,777
                                                                                               --------           ---------

                    Net cash provided by financing activities                                    43,266             132,590

Effect of exchange rate changes on cash and cash equivalents                                        165               4,904
                                                                                               --------           ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                             (7,676)              2,237

CASH AND CASH EQUIVALENTS, beginning of the period                                                9,015                 179
                                                                                               --------           ---------

CASH AND CASH EQUIVALENTS, end of the period                                                   $  1,339           $   2,416
                                                                                               ========           =========

CASH PAID DURING THE PERIOD FOR INTEREST                                                       $  2,236           $     491
                                                                                               ========           =========

CASH PAID DURING THE PERIOD FOR INCOME TAXES                                                   $     --           $      --
                                                                                               ========           =========

SUPPLEMENTAL SCHEDULE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES:

       Conversion of notes payable - related parties and accrued interest for                  $     --           $   1,236
                                                                                               ========           =========
       230,627 shares of Series B preferred stock

       Issuance of 250,000 shares of Series B preferred stock for notes receivable            $     --           $   1,017
                                                                                               ========           =========
       Acquisition of assets under capital lease and other financing facilities                $ 38,241           $   4,320
                                                                                               ========           =========
       Issuance of warrants in connection with Interim Loan                                    $  4,797           $      --
                                                                                               ========           =========
       Conversion of obligation for 316,921 shares of Series D preferred stock                 $  1,030
                                                                                               ========
       Stock issued in ICX and IIC acquisition                                                 $     --           $   8,326
                                                                                               ========           =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization and Basis of Presentation

         WorldPort Communications, Inc. (together with its subsidiaries, the "Company"), previously known as Sage Resources, Inc., was organized as a Colorado corporation on January 6, 1989, to evaluate, structure and complete mergers with, or acquisitions of other entities. In October 1996, the Company changed its domicile to Delaware and changed to its current name. The Company is a facilities-based global telecommunications carrier offering voice, data and other telecommunications services to carriers, internet service providers ("ISPs"), medium and large corporations and distributors and resellers.

         The accompanying condensed consolidated financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to such rules and regulations; however, management believes that the disclosures herein are adequate to make the information presented not misleading. The financial statements and notes thereto included in this Form 10-Q should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

         In the opinion of the Company's management, the accompanying condensed consolidated financial statements contain all adjustments necessary to present fairly the Company's financial position as of September 30, 1999, and the results of operations for the three and nine months ended September 30, 1999 and 1998 and cash flows for the nine months ended September 30, 1999 and 1998. The results of operations for the three and nine months ended September 30, 1999 and 1998 are not necessarily indicative of the operating results for the full year.

         Financial Condition

         The Company is subject to various risks in connection with the operation of its business including, among other things, (i) an inability to repay the Interim Loan Facility due November 18, 1999,
         (ii) changes in external competitive market factors, (iii) termination of certain operating agreements or inability to enter into additional operating agreements, (iv) inability to satisfy anticipated working capital or other cash requirements, (v) changes in or developments under domestic or foreign laws, regulations, licensing requirements or telecommunications standards, (vi) changes in the availability of transmission facilities, (vii) changes in the Company's business strategy or an inability to execute its strategy due to unanticipated changes in the market, (viii) various competitive factors that may prevent the Company from competing successfully in the marketplace, and
         (ix) the Company's lack of liquidity and its ability to raise additional capital. The Company has incurred losses since inception, expects to continue to incur operating losses in the near future, and has an accumulated deficit of approximately $175.3 million as of September 30, 1999 as well as a working capital deficit of approximately $150.1 million. Funding of the Company's working capital deficit, current and future operating losses and investment in additional telecommunications assets will require substantial continuing capital investment. The Company's strategy has been to fund these cash requirements through debt facilities and additional equity financing. The Company is also seeking to finance its cash requirements through the sale of some or all of its present operating assets. On November 11, 1999, the Company entered into a series of agreements for the purchase by Energis plc ("Energis") of 100% of WorldPort Communications Europe Holdings, B.V. ("WorldPort Communications Europe") for an estimated aggregate value of $570 million. The Company owns 85% of the outstanding capital stock of WorldPort Communications Europe which is the parent of EnerTel. As part of the transaction, the Company is selling to Energis certain additional assets, including its switch operations in London and New York. It is expected that this sale will be consummated by the end of the first quarter of the year 2000. Following the repayment of applicable taxes and transaction costs, the Company expects to receive between $200 and $250 million of net cash proceeds from this sale. It is expected that the Company will consider a new strategic focus following this sale utilizing the remaining net proceeds.

         The Company's Interim Loan facility, which originally matured on June 23, 1999 and has been extended until November 18, 1999, is secured by a lien on substantially all of the Company's assets and certain of its subsidiaries and a pledge of the capital stock of certain of the Company's subsidiaries. It is contemplated that the proceeds from the sale of EnerTel will be used to repay the Interim Loan. In the event that the Interim Loan is not repaid by its current maturity date (or any further extended maturity date, as the case may be), the Interim Loan holders have an agreement with the Company and certain of the Company's stockholders pursuant to which the Company and such stockholders will be obligated to support and use their respective best efforts to achieve any transaction or series of transactions involving the sale of all or any part of the Company or any subsidiary or any of their assets which is proposed by the Interim Loan holders.

         Although the Company has been able to arrange debt facilities or equity financing to date, there can be no assurance that sufficient debt or equity financing will continue to be available in the future or that it will be available on terms acceptable to the Company. Failure to complete the sale of EnerTel or failure to obtain sufficient capital will materially affect the Company's operations. As a result of the aforementioned factors and related uncertainties, there is substantial doubt about the Company's ability to continue as a going concern.

         In August 1999, the Company announced that it was closing its U.S. carrier operations and initiated the process of disposing of certain assets and subsidiaries, including Telenational Communications, Inc. ("TNC") and International InterConnect, Inc. ("IIC"). The Company is currently negotiating the sale of these operations, but to date does not have any definitive sale arrangements. The Company has taken an asset impairment charge of approximately $5.4 million, $6.5 million and $1 million in connection with the pending sale of TNC, IIC and other U.S. based assets, respectively, to write the net investments down to their anticipated net realizable value. Additionally, the balance sheet accounts of EnerTel, TNC and IIC have been collapsed in the accompanying financial statements, and are reflected as net assets held for sale in "Other Assets". The following table summarizes the net assets prior to collapsing the balance sheet accounts and the net realizable asset write-down (in thousands):


                                                TNC               IIC              Other             EnerTel              Total
                                              -------           -------           -------           ---------           ---------

         Working capital                      $   791           $   504           $    --           $ (15,501)          $ (14,206)
         Property, plant & equipment              939               487             3,954             110,860             116,240
         Other assets                              --               144                --              14,842              14,986
         Non current liabilities                  (64)           (2,853)               --             (56,120)            (59,037)
         Intangible assets                      5,050             8,524                --              46,270              59,844
         Impairment loss                       (5,366)           (6,476)           (1,000)                 --             (12,842)
                                              -------           -------           -------           ---------           ---------
           Net assets held for sale           $ 1,350           $   330           $ 2,954           $ 100,351           $ 104,985

         Consolidation

         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

         Loss per Share

         For all periods presented, basic and diluted earnings per share are the same as any dilutive securities had an antidilutive effect on earnings per share.

(2)      SEGMENT DISCLOSURES

         In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 requires the reporting of profit and loss, specific revenue and expense items and assets for reportable segments. It also requires the reconciliation of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments to the corresponding amounts in the general purpose financial statements. The Company adopted SFAS No. 131 during the year ended December 31, 1998.

         The Company views itself as participating in one business segment - facilities-based global telecommunications. Its operations can be viewed as European and North American. Intersegment revenues are not material. Financial data by geographic area for the three months ended September 30, 1999 and 1998, and the nine months ended September 30, 1999 are as follows (in thousands):

         Three months ended September 30, 1999:



                                                 European       North American (1)       Total
                                                 --------       ------------------     --------
         Revenues                                $ 16,639            $  5,828          $ 22,467
         Depreciation and amortization              4,089               2,007             6,096
         Operating loss                            (3,585)            (22,846)          (26,431)
         Interest expense, net                     (8,843)               (823)           (9,666)
                                                 --------            --------          --------
         Net loss                                 (12,427)            (23,900)          (36,327)
                                                 ========            ========          ========

         Three months ended September 30, 1998:

                                                 European       North American (1)       Total
                                                 --------       ------------------     --------
         Revenues                                $  8,003            $  3,743          $ 11,746
         Depreciation and amortization              3,371                 910             4,281
         Operating loss                            (8,608)             (6,497)          (15,105)
         Interest expense, net                     (9,435)                 75            (9,360)
                                                 --------            --------          --------
         Net loss                                 (18,044)             (6,421)          (24,465)
                                                 ========            ========          ========


         Nine months ended September 30, 1999:

                                                 European       North American (1)       Total
                                                 --------       ------------------     --------

         Revenues                                $ 49,320            $ 15,943          $ 65,263
         Depreciation and amortization             12,389               4,738            17,127
         Operating loss                           (12,544)            (38,481)          (51,025)
         Interest expense, net                    (42,279)             (1,911)          (44,190)
                                                 --------            --------          --------
         Net loss                                 (52,974)            (41,682)          (94,656)
                                                 ========            ========          ========


         (1)  Includes all corporate overhead costs.

         The Company acquired its European operations in June 1998. Prior to that, all of its operations were North American based.

         The Company is in the process of selling certain assets and subsidiaries. Accordingly, at September 30, 1999 the balance sheet accounts of these assets and subsidiaries have been collapsed into net assets held for sale (see footnote 1 for additional information).

(3)      COMMITMENTS AND CONTINGENCIES

         Interim Loan Facility

         To finance the EnerTel acquisition, the Company entered into a $120 million Interim Loan facility with a consortium of lenders effective June 23, 1998, the terms of which also included the issuance of warrants. The Interim Loan, which originally matured on June 23, 1999 and has been extended until November 18, 1999, includes certain negative and affirmative covenants and is secured by a lien on substantially all of the assets of the Company and certain of its subsidiaries and a pledge of the capital stock of certain of the Company's subsidiaries. In order to secure the extension until November 18, 1999, the Company has agreed to pay the Lenders an amendment fee of $600,000 at the maturity date. The amendment fee has been recorded as interest expense in the accompanying financial statements. The Interim Loan bears interest at LIBOR (as defined in the credit agreement related to the Interim Loan) plus 6% per annum (13.5% at September 30,
         1999) increasing by 0.5% per annum at the end of each period of three consecutive months after June 23, 1998; provided, that such interest rate shall not exceed 16% per annum if paid in cash or 18% per annum if capitalized. As of September 30, 1999, the Interim Loan holders, in aggregate, have received warrants exercisable for 4,069,904 shares of Common Stock at a price per share of $0.01. In addition to the warrants which the Interim Loan holders had received as of September 30, 1999, such holders are entitled to receive additional warrants on the date the Interim Loan is repaid in full, so that all warrants issued to such holders represent 11% of the Company's fully-diluted outstanding Common Stock on the date of such repayment. As of September 30, 1999, the warrants issued and to be issued in connection with the Interim Loan were valued at an aggregate of approximately $29.1 million. It is contemplated that the proceeds from the sale of EnerTel will be used to repay the Interim Loan.

         Capacity Commitments

         The Company has entered into agreements with a vendor for the purchase of STM-1's of capacity on the AC-1 cable system or STM-1 level capacity on additional undersea and terrestrial cable systems under development by this vendor. In 1998, the Company made a deposit of $2 million with this vendor which will be applied against the Company's aggregate $66 million purchase commitment over the next 3 years under this agreement. In 1999, the Company purchased undersea cable capacity from the vendor by converting its deposit and paying an additional $5.1 million as down-payment, and obtaining vendor financing for the remaining $15.8 million purchase price. This vendor financing bears interest at a rate of 11.5% and requires quarterly principal payments of $1.2 million beginning on the earlier of the Company having received aggregate proceeds from debt or equity issuances (other than vendor financing) of at least $150 million, or March 1, 2000 and ending March 2002. The Company has not yet made any principal payments on this vendor financing. The Company intends to sell all or a portion of this capacity in conjunction with other asset sale activities now under consideration.

         In February 1999, the Company entered into an agreement with a telecommunication carrier to sell to such carrier transmission capacity throughout various points of presence in Europe for approximately $8 million, payable upon acceptance of the circuits by the carrier. The contract provides the purchaser with an indefeasible right of use of this capacity for a period of 20 years. The Company has entered into a separate agreement with a European telecommunications company which gives the Company the right to purchase capacity through these points of presence. This contract provides for indefeasible rights of use for a period of 10 years. The Company is pursuing means to satisfy the capacity commitment to the Company's customer for the remaining 10 years of that contract. During the second quarter of 1999, the Company recorded revenue under the contract of $2.1 million and costs, including an estimate of future costs for years 11-20 based on an independent third party's estimate, of $2.5 million. This represents management's best estimate of the present value of such future costs to provide these services. Management will monitor this estimate and adjust as necessary when, and if, additional information is available. The initial transaction under the contract was negotiated in anticipation of future profitable revenues from the customer.

         Legal

         The Company's common stock is now quoted and traded on the OTC Bulletin Board under the symbol "WRDP.OB" after having been delisted from the Nasdaq SmallCap Market as of the close of business on August 4, 1999.

         Since July 14, 1999, the Company and certain of its former officers have been named as defendants in multiple shareholder class action lawsuits filed in the United States District Court for the Northern District of Georgia. The plaintiffs in these lawsuits seek to represent a class of individuals who purchased or otherwise acquired the Company's common stock from as early as December 31, 1998 through June 25, 1999. Among other things, the plaintiffs allege the defendants spoke positively about financing the Company obtained from The Heico Companies, LLC without disclosing the risk that the financing might cause the Company to be delisted from Nasdaq. The plaintiffs further allege the truth was purportedly revealed on June 28, 1999 when the Company announced that it was under review by Nasdaq and the disclosure that the Company might be delisted from Nasdaq adversely affected the value of the Company's common stock. The plaintiffs allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The Company intends to defend these lawsuits vigorously, but due to inherent uncertainties of the litigation process and the judicial system, the Company is unable to predict the outcome of this litigation. If the outcome of this litigation is adverse to the Company, it would have a material adverse effect on the Company's business, financial condition and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To WorldPort Communications, Inc.:

We have audited the accompanying consolidated balance sheets of WorldPort Communications, Inc. (a Delaware corporation) and subsidiaries, as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, comprehensive loss, and cash flows for each of the three years ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WorldPort Communications, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts, including goodwill, or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 22, 1999

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                                 DECEMBER 31
                                                                                        -----------------------------
                                                                                           1998                1997
                                                                                        ---------           ---------
                                     ASSETS
CURRENT ASSETS:
    Cash .....................................................................          $   9,015           $     179
    Accounts receivable, net of allowance for doubtful accounts
       of  $1,054 and $15, respectively ......................................             11,765                 369
    Subscription receivable ..................................................             32,500                  --
    Prepaid expenses and other current assets ................................              3,021                  67
                                                                                        ---------           ---------
            Total current assets .............................................             56,301                 615
                                                                                        =========           =========
    PROPERTY AND EQUIPMENT, net ..............................................             91,226               5,032
                                                                                        ---------           ---------
    OTHER ASSETS:
          Goodwill, net ......................................................             43,190               5,094
          Other intangibles, net .............................................             21,851               1,198
          Other assets, net ..................................................              7,887               1,258
                                                                                        ---------           ---------
                       TOTAL ASSETS ..........................................            220,455              13,197
                                                                                        =========           =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable ........................................................          $  25,335           $   1,391
     Accrued expenses ........................................................             19,302               1,292
     Current portion of notes payable - related parties ......................                 --                 540
     Current portion of obligations under capital leases .....................              2,631                 937
     Other current liabilities ...............................................              1,952                 598
     Interim loan facility ...................................................            110,926                  --
                                                                                        ---------           ---------
                    Total current liabilities ................................            160,146               4,758
                                                                                        =========           =========

Notes payable - related parties, net of current portion ......................                 --               1,191
Long-term obligations under capital leases, net of current portion ...........             17,539               3,006
Note payable .................................................................             12,028                   0
Other long-term liabilities ..................................................             11,375                  87
                                                                                        ---------           ---------
                         Total Liabilities ...................................            201,088               9,042
                                                                                        ---------           ---------
MINORITY INTEREST ............................................................              1,845                  --
                                                                                        ---------           ---------
COMMITMENTS AND CONTINGENCIES (Note 5):

STOCKHOLDERS' EQUITY:
     Undesignated preferred stock, $0.0001 par value, 4,800,000 shares
        authorized, no shares issued and outstanding .........................                 --                  --
     Series A convertible preferred stock, $0.0001 par value, 750,000 shares authorized, 493,889 shares issued and outstanding in
        1998 and 1997, respectively ..........................................                 --                  --
     Series B convertible preferred stock, $0.0001 par value, 3,000,000 shares authorized, 2,931,613 and no shares issued and outstanding in
        1998 and 1997, respectively ..........................................                 --                  --
   Series C convertible preferred stock, $0.0001 par value, 1,450,000 shares authorized, 1,132,824 and no shares issued and outstanding in
        1998 and 1997, respectively ..........................................                 --                  --
  Common stock, $0.0001 par value, 65,000,000 shares authorized,
        18,228,916 and 16,033,333 shares issued and outstanding in
        1998 and 1997, respectively ..........................................                  2                   2
     Warrants ................................................................             28,263
     Additional paid-in capital ..............................................             77,414               7,953
     Unearned compensation expense ...........................................               (750)                 --
     Cumulative translation adjustment .......................................             (6,747)                 --
     Accumulated deficit .....................................................            (80,660)             (3,800)
                                                                                        ---------           ---------
                    Total stockholders' equity ...............................             17,522               4,155
                                                                                        ---------           ---------

                    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...............          $ 220,455           $  13,197
                                                                                        =========           =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                 Year Ended
                                                                ---------------------------------------------
                                                                  1998               1997              1996
                                                                --------           --------           -------

REVENUES ..............................................         $ 28,591           $  2,776           $    --

COST OF SERVICES ......................................           21,187              2,605
                                                                --------           --------           -------
     Gross margin .....................................            7,404                171                --
                                                                --------           --------           -------

OPERATING EXPENSES:
     Selling, general and administrative expenses .....           39,147              2,723               270
     Depreciation and amortization ....................           11,069                818                --
     Asset impairment .................................            4,842                 --                --
                                                                --------           --------           -------

     Operating loss ...................................          (47,654)            (3,370)             (270)
                                                                --------           --------           -------

OTHER (EXPENSE) INCOME:
     Interest (expense) income, net ...................          (24,570)              (128)               10
     Other (expense) income ...........................           (5,451)                 6                --
                                                                --------           --------           -------
                                                                 (30,021)              (122)               10
                                                                --------           --------           -------

LOSS BEFORE MINORITY INTEREST AND INCOME
  TAXES ...............................................          (77,675)            (3,492)             (260)
MINORITY INTEREST .....................................              903                 --                --
                                                                --------           --------           -------
LOSS BEFORE INCOME TAXES ..............................          (76,772)            (3,492)             (260)
INCOME TAX PROVISION ..................................               --                 --                --
                                                                --------           --------           -------
NET LOSS ..............................................         $(76,772)          $ (3,492)          $  (260)
                                                                --------           --------           -------

NET LOSS PER SHARE,
   BASIC AND DILUTED ..................................         $  (4.47)          $  (0.26)          $ (0.11)
                                                                ========           ========           =======

SHARES USED IN NET LOSS PER SHARE
    CALCULATION, BASIC AND DILUTED ....................           17,158             13,245             2,358
                                                                ========           ========           =======


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)


                                                           Additional                        Cumulative      Unearned
                                      Preferred   Common    Paid-in-  Accumulated            Translation   Compensation
                                        Stock     Stock     Capital     Deficit    Warrants  Adjustment       Expense       Total
                                      ---------   ------   ---------- -----------  --------  -----------   ------------   --------

Balance, December 31, 1995 .......     $    --    $ --      $    50    $    (37)         --          --           --      $     13
Issuance of common stock .........          --       1          109          --                                                110
Issuance of common stock
     in connection with exercise
     of stock options ............          --      --            4          --          --          --           --             4
Issuance of common stock
     for services ................          --      --           32          --          --          --           --            32
Issuance of common stock in
     connection with conversion of
     promissory note payable .....          --      --           80          --          --          --           --            80
Issuance of common stock .........          --                               --          --       2,388           --         2,388
Net loss .........................          --      --           --        (260)         --          --           --          (260)
                                       -------    ----      -------    --------    --------    --------       ------      --------
Balance, December 31, 1996 .......          --       1        2,663        (297)                                             2,367

Issuance of common stock,
     net of offering costs .......          --      --           10          --          --          --           --            10
Issuance of common stock in
     connection with
     conversion of
     promissory note payable .....          --      --          420          --          --          --           --           420
Issuance of common stock in
     connection with acquisitions.          --       1        3,862          --          --          --           --         3,863
Issuance of Series A preferred
     stock, net of offering costs.          --      --          998          --          --          --           --           998
Dividends on Series A
     preferred stock .............          --      --           --         (11)         --          --           --           (11)

Net loss .........................          --      --           --      (3,492)         --          --           --        (3,492)
                                       -------    ----      -------    --------    --------    --------       ------      --------

Balance, December 31, 1997 .......          --       2        7,953      (3,800)         --          --           --         4,155
                                       =======    ====      =======    ========    ========    ========       ======      ========


Issuance of Series B preferred
      stock ......................          --      --       14,702          --          --          --           --        14,702
Issuance of common stock in
      connection with acquisitions          --      --        8,162          --          --          --           --         8,162
Sale of common stock .............          --      --          900          --          --          --           --           900

Exercise of stock options ........          --      --          188          --          --          --           --           188
Issuance of Series C preferred
      stock ......................          --      --       40,000          --          --          --           --        40,000
Conversion of payables to
      equity .....................          --      --        2,652          --          --          --           --         2,652

Issuance of warrants .............          --      --           --          --      28,263          --           --        28,263
Cumulative translation
     adjustment ..................          --      --           --          --          --      (6,747)          --        (6,747)
Issuance of stock and stock
     options under compensation
     agreements ..................          --      --        2,857          --          --          --         (750)        2,107
Dividend on Series A preferred
     stock .......................          --      --           --         (88)         --          --           --           (88)

Net loss .........................          --      --           --     (76,772)         --          --           --       (76,772)
                                       -------    ----      -------    --------    --------    --------       ------      --------
Balance, December 31, 1998 .......     $    --    $  2      $77,414    $(80,660)   $ 28,263    $ (6,747)      $ (750)     $ 17,522
                                       =======    ====      =======    ========    ========    ========       ======      ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                        STATEMENTS OF COMPREHENSIVE LOSS
                                 (IN THOUSANDS)



                                                                   1998               1997              1996
                                                                 --------           --------          --------

Net loss ..............................................          $(76,772)          $ (3,492)         $   (260)
Other comprehensive income, net of tax:
     Foreign currency translation adjustments .........            (6,747)                 0                 0
                                                                 --------           --------          --------

Comprehensive loss ....................................          $(83,519)          $ (3,492)         $   (260)
                                                                 ========           ========          ========

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                                           YEAR ENDED
                                                                                               -----------------------------------
                                                                                                  1998          1997        1996
                                                                                               ---------       -------     -------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss .................................................................................     $ (76,772)      $(3,492)    $  (260)
Adjustments to reconcile net loss to net cash
      Used by operating activities, net of the effects of acquisitions
         Depreciation and amortization ...................................................        11,069           818          --
         Asset impairment ................................................................         4,842            --          --
         Non cash interest expense .......................................................        23,052            --          --
         Non cash compensation expense ...................................................         2,107            --          --
         Minority interest ...............................................................          (903)
         Change in accounts receivable ...................................................        (6,148)          185          --
         Change in prepaid expenses and other assets .....................................         5,177          (624)        (34)
         Change in accounts payable and accrued expenses and other liabilities ...........        18,831           209          96
         Other ...........................................................................          (586)           --          --
                                                                                               ---------       -------     -------
                    Net cash used in operating activities ................................       (19,331)       (2,904)       (198)
                                                                                               ---------       -------     -------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Cash paid in connection with acquisitions, net of cash acquired .................      (107,832)       (1,230)         --
         Deposits paid in conjunction with new business alliances ........................        (2,854)           --          --
         Change in notes receivable ......................................................            --         1,300      (1,300)
         Capital expenditures ............................................................        (8,822)         (771)         --
                                                                                               ---------       -------     -------
                    Net cash used in investing activities ................................      (119,508)         (701)     (1,300)
                                                                                               ---------       -------     -------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Proceeds from Interim Loan ......................................................       114,700            --          --
         Sale of minority interest .......................................................         2,748            --          --
         Proceeds from shareholder loan ..................................................        12,028            --          --
         Proceeds from short-term borrowings .............................................         4,528            --          --
         Principal payments on short-term debt ...........................................        (4,528)         (262)         --
         Principal payments on obligations under capital leases ..........................        (3,849)          (70)         --
         Principal payments on notes payable - related parties ...........................          (540)           --          --
         Proceeds from issuance of notes payable - related parties .......................            --         1,556         500
         Exercise of stock options .......................................................           188            --          --
         Proceeds from issuance of preferred stock, net of offering expenses .............        20,966           997          --
         Proceeds from issuance of common stock, net of offering expenses ................           900            10       2,535
                                                                                               ---------       -------     -------
                    Net cash provided by financing activities ............................       147,141         2,231       3,035
                                                                                               ---------       -------     -------

Effect of exchange rate on cash and cash equivalents .....................................           534            --          --

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .....................................         8,836        (1,374)      1,537

CASH AND CASH EQUIVALENTS, beginning of period ...........................................           179         1,553          16
                                                                                               ---------       -------     -------

CASH AND CASH EQUIVALENTS, end of period .................................................     $   9,015       $   179     $ 1,553
                                                                                               =========       =======     =======

CASH PAID DURING THE PERIOD FOR INTEREST .................................................     $     808       $    73     $    --
                                                                                               =========       =======     =======

CASH PAID DURING THE PERIOD FOR TAXES ....................................................     $      --       $    --     $    --
                                                                                               =========       =======     =======

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
         Conversion of note payable--related party and accrued interest for 230,627 shares
         of Series B Preferred Stock .....................................................     $   1,236       $    --     $    --
                                                                                               ---------       =======     =======
         Stock issued for acquisitions ...................................................     $   8,162       $    --     $    --
                                                                                               ---------       =======     =======
         Conversion of note payable for 1,680,000 shares of common stock .................     $      --       $   420     $    --
                                                                                               =========       =======     =======
         Acquisition of property and equipment under capital lease .......................     $   8,403       $ 3,559     $    --
                                                                                               =========       =======     =======
         Stock issued under subscription receivable ......................................     $  32,500       $    --     $    --
                                                                                               =========       =======     =======
         Non-cash settlement of MBCP fee with the Company ................................     $   2,652       $    --     $    --
                                                                                               =========       =======     =======
         Issuance of warrants in connection with Interim Loan ............................     $  28,263       $    --     $    --
                                                                                               =========       =======     =======

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization

         WorldPort Communications, Inc. (together with its subsidiaries, the "Company"), previously known as Sage Resources, Inc., was organized as a Colorado corporation on January 6, 1989, to evaluate, structure and complete mergers with, or acquisitions of other entities. In October 1996, the Company changed its domicile to Delaware and changed to its current name. The Company is a rapidly growing facilities-based global telecommunications carrier offering voice, data and other telecommunications services to carriers, Internet service providers ("ISPs"), medium and large corporations and distributors and resellers. The Company has grown principally through acquisitions as described in
         Note 2.

                               FINANCIAL CONDITION

         The Company is subject to various risks in connection with the operation of its business including, among other things, (i) changes in external competitive market factors, (ii) termination of certain operating agreements or inability to enter into additional operating agreements, (iii) inability to satisfy anticipated working capital or other cash requirements, (iv) changes in or developments under domestic or foreign laws, regulations, licensing requirements or telecommunications standards, (v) changes in the availability of transmission facilities, (vi) changes in the Company's business strategy or an inability to execute its strategy due to unanticipated changes in the market, (vii) various competitive factors that may prevent the Company from competing successfully in the marketplace, and
         (viii) the Company's lack of liquidity and its ability to raise additional capital. The Company has an accumulated deficit of approximately $80,660 as of December 31, 1998 as well as a working capital deficit of approximately $103,845 and expects to continue to incur operating losses in the near future. Funding of the Company's working capital deficit, current and future operating losses and expansion of the Company will require substantial continuing capital investment.

         The Company's strategy is to fund these cash requirements through debt facilities and additional equity financing. During 1998 the Company obtained the following financing:

         -        $120.0 million in interim financing (the "Interim Loan")

         - $13.5 million in connection with the sale of its Series B Convertible Preferred Stock

         - $40.0 million in connection with the sale of its Series C Convertible Preferred Stock (of which $32.5 million was received subsequent to year end)

         - $14.8 million from the sale of a 15% interest in its subsidiary EnerTel

         -        $1 million in connection with the sale of its common stock

         Additionally, the Company was able to convert approximately $1.2 million in notes payable to related parties into its Series B Convertible Preferred Stock. The Company also increased its lease financing facilities to provide up to $67 million in infrastructure financing, subject to certain terms and conditions.

         Although the Company has been able to arrange debt facilities or equity financing to date, there can be no assurance that sufficient debt or equity financing will continue to be available in the future or that it will be available on terms acceptable to the Company. Failure to obtain sufficient capital could materially affect the Company's operations and expansion strategies. As a result of the aforementioned factors and related uncertainties, there is substantial doubt about the Company's ability to continue as a going concern.

         Consolidation

         The accompanying consolidated financial statements include the accounts of the Company and its

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


         subsidiaries. All significant intercompany accounts and transactions have been eliminated.

                                Use of Estimates

         The Company's financial statements are prepared in accordance with generally accepted accounting principles ("GAAP"). Financial statements prepared in accordance with GAAP require the use of management estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Additionally, management estimates affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents

         For purposes of reporting cash flows, cash and cash equivalents include cash on hand and all liquid investments with an original maturity of three months or less when purchased.

         Intangible Assets

         Goodwill represents the excess of the cost of the acquired businesses over the fair market value of their identifiable net assets. Other intangible assets primarily represent licenses, customer bases, and customer contracts. Amortization is provided using the straight-line method over the expected lives of the assets as follows:

                      Customer base                    3-5 years
                      Customer contracts               3-5 years
                      Goodwill                       10-20 years
                      Licenses                          10 years


         Amortization expense for the years ended December 31, 1998, 1997, and 1996 was $3,989, $397, and $0, respectively. See Note 2 for further discussion.

         The Company periodically reviews its long-lived assets to determine if they have been other than temporarily impaired. See Note 3 for discussion of writedown of certain long-term assets. Following this writedown, management believes its long-lived assets are appropriately valued in the accompanying financial statements.

         Revenue Recognition

         The Company recognizes revenues as services are provided. Payments received in advance are recorded as deferred revenues until such related services are provided.

         Concentration of Credit Risk

         The Company is subject to significant concentrations of credit risk, which consist primarily of trade accounts receivable. The Company sells a significant portion of its services to other carriers and resellers and, consequently, maintains significant receivable balances with certain customers. If the financial condition and operations of these customers deteriorate below critical levels, the Company's operating results could be adversely affected. For the year ended December 31, 1998, one customer accounted for 15% of total company revenues. For the year ended December 31, 1997, three customers accounted for approximately 91% of total Company revenues.

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


         Net Loss Per Share

         The Company adopted Statement of Financial Accounting Standard ("SFAS") No. 128, "Earnings per Share" in 1997. For all periods presented, basic and diluted earnings per share are the same as any dilutive securities had an antidilutive effect on earnings per share.

         Accounting for Stock-Based Compensation

         SFAS No. 123, "Accounting for Stock-Based Compensation", allows the Company to adopt either of two methods for accounting for stock options. The Company has elected to account for its stock-based compensation plans under Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25"). In accordance with SFAS No. 123, certain pro forma disclosures are provided in Note 8.

         Foreign Currency

         The assets and liabilities of foreign subsidiaries are translated at year-end rates of exchange, and income statement items are translated at the average rates prevailing during the year. The resulting translation adjustment is recorded as a component of stockholders' equity. Exchange gains and losses on intercompany balances of a long-term investment nature are also recorded as a component of stockholders' equity. All other exchange gains and losses are recorded in income on a current basis.

         The Company does not currently use any derivative instruments to hedge its foreign currency exposure. Accordingly, the Company is not subject to any additional foreign currency market risk other than normal fluctuations in exchange rates.

         Comprehensive Income

         In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 requires the presentation of comprehensive income in an entity's financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity which are excluded from net income (such as additional minimum pension liability changes, currency translation adjustments, unrealized gains and losses on available for sale securities, etc.). The Company adopted SFAS No. 130 during the year ended December 31, 1998.

         CERTAIN RECLASSIFICATIONS

         Certain reclassifications have been made to amounts previously reported to conform to current period presentation.

(2)      ACQUISITIONS

         1998 ACQUISITIONS

         In April 1998, the Company acquired the telecommunications assets and operations of Intercontinental Exchange, Inc. ("ICX"), a licensed provider of international telecommunications services headquartered in the San Francisco Bay area, in exchange for 400,000 shares of the Company's common stock. In June 1998, the Company acquired EnerTel, which holds a national infrastructure license and operates a telecommunications network in The Netherlands for consideration of 186 million Dutch guilders (approximately $92 million) and the repayment of certain EnerTel indebtedness of approximately $17 million. Beginning in 1996, EnerTel deployed a nationwide backbone fiber optic network utilizing capacity

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


         leased from its consortium members in order to provide domestic and international long distance services to business and residential customers in The Netherlands. EnerTel operates a network backbone of approximately 19,000 fiber kilometers. Additionally, EnerTel has interconnection and service agreements or arrangements with KPN Telecom, Deutsche Telecom, Belgacom S.A., and Cable & Wireless, plc, that provide EnerTel with direct termination services in The Netherlands, Germany, Belgium, and the United Kingdom, respectively. On September 11, 1998, the Company sold a portion of the Bel 1600 division of EnerTel, which provided indirect access services to residential subscribers, for approximately $2.8 million (the net carrying value of the assets) as part of a strategic repositioning of EnerTel to serve carriers, ISPs and other high volume customers. On October 21, 1998, the Company entered into an agreement to sell a 15% interest in WorldPort Europe, the parent of EnerTel. The transaction closed on November 20, 1998 for consideration of a cash infusion comprising $2.8 million in equity and a $12.0 million shareholder loan. See Note 5 for further discussion on debt and capital lease obligations. The new minority shareholders in WorldPort Europe are three major regional Dutch utility and telecommunications services companies who were former shareholders of EnerTel.

         In August 1998, the Company acquired the assets and operations of International InterConnect, Inc. ("IIC"), a provider of international long distance and private line services primarily to Latin America. The purchase consideration was 916,520 shares of the Company's common stock (of which 38,500 are held in escrow) and $750.

         Each acquisition was accounted for under the purchase method of accounting. The purchase price was allocated to the underlying assets purchased and liabilities assumed based on their estimated fair market values at acquisition date. In the fourth quarter of 1998, a comprehensive independent appraisal of the assets acquired from EnerTel was completed. Certain adjustments were made to the initial purchase price allocation to reflect the results of this appraisal.

         The following table summarizes the net assets purchased in connection with the acquisitions and the amount attributable to goodwill (in thousands):


                                                             IIC              EnerTel            ICX
                                                           -------           --------           -----
         Working capital                                   $   629           $   (541)          $(221)
         Property, plant, and equipment                        243             78,975             169
         Other assets                                          209                930              28
         Non-current liabilities                            (2,785)           (19,221)            (39)
         Customer base                                       7,442              2,500             635
         License                                                --             19,000              --
         Goodwill                                            2,785             35,142              --

         The preliminary estimate of net assets acquired represents management's best estimate based on currently available information; however, such estimate may be revised up to one year from the acquisition date.

         1997 ACQUISITIONS

         On June 20, 1997, the Company completed the acquisition of substantially all of the telecommunications assets and operations of Telenational Communications Limited Partnership ("TNC") , a reseller of international switched and private line services in exchange for (i) 3,750,000 shares of the Company's common stock and (ii) the assumption by the Company of certain working capital obligations and indebtedness of TNC up to a maximum of $4.6 million.

         On July 3, 1997, the Company acquired Wallace Wade Corporation ("WWC"), a telecommunications marketing consulting firm in exchange for: (i) 1,200,000 shares of the Company's common stock, (ii) $75 cash and (iii) a promissory note in the amount of $175. See Note 6 for further discussion.

         Both acquisitions were accounted for using the purchase method of accounting and are subject to certain purchase price adjustments as discussed above. The allocation of purchase price to the assets acquired and liabilities assumed in the transaction were assigned and recorded based on their fair values.

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


         The fair value of assets acquired and liabilities assumed in connection with the 1997 Acquisitions is summarized as follows:


                                                     TNC          WWC
                                                   -------      -------
         Working capital                           $(3,169)     $   (15)
         Property and equipment                      1,121            3
         Other long-term assets                        189           --
         Contracts                                      --        1,313
         Goodwill                                    5,850           --

         Pro Forma

         The unaudited pro forma consolidated results of operations of the Company, as though the 1998 and 1997 Acquisitions took place on January 1, 1997, are as follows:


                                                             December 31,
                                                   -------------------------------
                                                      1998                  1997
                                                   ---------             ---------

         Revenues                                  $  40,561             $  14,752
                                                   =========             =========

         Net loss                                  $ (89,495)            $ (65,099)
                                                   =========             =========

         Net loss per share, basic and diluted     $   (4.96)            $   (3.90)
                                                   =========             =========

         The pro forma financial information does not purport to represent what the consolidated results of operations would have been if the acquisitions had in fact occurred on these dates, nor does it purport to indicate the Company's future consolidated financial position or future consolidated results of operations. The pro forma adjustments are based on currently available information and certain assumptions that the Company's management believes to be reasonable.

(3)      ASSET IMPAIRMENT

         Following its acquisition of EnerTel, the Company shifted its focus to becoming a facilities-based global telecommunications carrier with an emphasis on European operations. In connection with this shift in strategy and the resulting changes in asset deployment, management conducted a comprehensive evaluation of its existing assets to determine whether they were impaired under the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." ("SFAS No. 121"). As a result of this evaluation, management determined that assets acquired in 1997 from WWC were impaired as defined by SFAS No. 121. A charge of approximately $898 was recorded to reduce these assets (principally goodwill) to their net realizable value. In addition, the Company determined that certain switching and other network equipment it previously operated would no longer be utilized following the EnerTel acquisition. A charge of approximately $3,944 was recorded to write this equipment down to its net realizable value.

(4)      PROPERTY AND EQUIPMENT

         Property and equipment are carried at cost. Expenditures for additions, improvements and renewals, which add significant value to the asset or extend the life of the asset, are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The Company provides for depreciation of property and equipment using the straight-line method based on the estimated useful lives of the assets ranging from three to twenty years.

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


         Following is a summary of property and equipment at December 31, 1998 and 1997:


                                                               1998         1997
                                                             --------      -------
         Switching and network equipment                     $ 87,792      $ 1,280
         Work-in progress                                       9,643        3,561
         Leasehold improvements                                   453          318
         Office and computer equipment                            737          159
         Furniture, fixtures and other                            321          135
                                                             --------      -------
               Total property and equipment                    98,946        5,453
         Less: accumulated depreciation and amortization       (7,720)        (421)
                                                             --------      -------
               Property and equipment, net                   $ 91,226      $ 5,032
                                                             ========      =======

         Depreciation expense charged to operations was $7,080, $421 and $0 for the years ended December 31, 1998, 1997, and 1996, respectively.

(5)      DEBT AND CAPITAL LEASE OBLIGATIONS

         The Company's current and long-term debt as of December 31, 1998 and 1997 consists of the following:


                                                                                                 1998              1997
                                                                                              ---------         ---------
         Interim Loan, due June 23, 1999, secured, variable interest rate, net of
         unamortized discounts of $17,075                                                     $ 110,926         $      --
         Note payable affiliate, due December 31, 1997, secured, 10% interest rate                   --             1,731

         EnerTel Minority Shareholder loan, due ten years after the repayment of the
         Interim Loan, variable interest rate                                                    12,028                --
                                                                                              ---------         ---------
                                         Total                                                  122,954             1,731
         Less current portion                                                                  (110,926)             (540)
                                                                                              ---------         ---------
         Long-term, net of current portion                                                    $  12,028         $   1,191
                                                                                              ---------         ---------

         To finance the EnerTel acquisition, the Company entered into a $120 million Interim Loan Facility with a consortium of lenders effective June 23, 1998, the terms of which also included the issuance of warrants. As of December 31, 1998 Interim Loan holders, in aggregate, have received warrants exercisable for 4,069,904 shares of common stock at a price per share of $0.01. In addition to the warrants which the Interim Loan holders had received as of December 31, 1998, such holders are entitled to receive additional warrants on the date the Interim Loan is repaid in full, so that all warrants issued to such holders represent 11% of the Company's fully-diluted outstanding Common Stock on the date of such repayment. As of December 31, 1998, the warrants were valued at an aggregate of $28,263 and this amount is reflected as a reduction in the principal amount of the notes. This amount is being amortized to interest expense over the life of the loan (1 year). The Interim Loan, which matures on June 23, 1999, includes certain negative and affirmative covenants and is secured by a lien on substantially all of the assets of the Company and certain of its subsidiaries and a pledge of the capital stock of certain of the Company's subsidiaries. The Interim Loan bears interest at LIBOR (as defined in the credit agreement related to the Interim Loan) plus 6% per annum increasing by 0.5% per annum at the end of each period of three consecutive months after June 23, 1998; provided, that such interest rate shall not exceed 16% per annum if paid in cash or 18% per annum if capitalized.

         In September 1997, the Company entered into an arrangement with MBCP (see Note 8) whereby MBCP would arrange for the Company to borrow from MBCP and certain of its affiliated entities under certain

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


         promissory notes (the "Bridge Notes"). The Bridge Notes bore interest at 10% per annum. During 1998, $1,191 of the Bridge Notes and accrued interest were converted into 230,627 shares of the Company's Series B Convertible Preferred Stock. The remaining Bridge Notes were repaid in cash.

         On October 20, 1998, the Company entered into a loan agreement with the purchasers of a minority interest in EnerTel in the principal amount of approximately $12,028 (the "Minority Shareholder Loan"). The Minority Shareholder Loan bears interest at the LIBOR rate plus 6.5% per annum, increasing by 0.5% per annum every three months until the Interim Loan is repaid (as of December 31, 1998, the Minority Shareholder Loan bore interest at 12.7% per annum). After the repayment of the Interim Loan, the Minority Shareholder Loan shall bear interest equal to the LIBOR rate plus 0.5% per annum. The interest payable during the first five years after the repayment of the Interim Loan shall accrue and be payable at maturity. The interest payable during the second five years after repayment of the Interim Loan shall be payable semi-annually in arrears. The Minority Shareholder Loan is secured by a pledge of 15% of the shares of EnerTel N.V., which pledge shall be released upon the repayment of the Interim Loan. The Minority Shareholder Loan matures 10 years after the repayment of the Interim Loan. The carrying value of the aforementioned debt (before unamortized discount) approximates market value.

         Vendor Financing

         As of December 31, 1998, the Company had four credit facilities with vendors under which it could borrow up to $67 million bearing interest at rates between 7.5% and 13%, subject to meeting certain financial criteria. These facilities have 3-10 year terms and in some cases offer purchase provisions at the end of the term ranging from one dollar to fair market value. The Company has approximately $19,060 outstanding under these facilities at December 31, 1998 which are recorded as capital leases (Note 6). These facilities are secured by the equipment and contain certain restrictive covenants.

         Additional Financing

         In conjunction with unsuccessful financing activities and acquisitions, the Company incurred $4,373 in costs which have been recorded as a charge against income in Other Expenses in the accompanying statement of operations.

(6)      COMMITMENTS AND CONTINGENCIES

         Service Commitments

         The Company has entered into various agreements to purchase services from various telecommunications carriers. The following table summarizes the Company's minimum commitments under these agreements (in thousands):


                          Year Ending
                          December 31
                          -----------
                          1999                         $ 8,650
                          2000                          10,952
                          2001                           6,000
                          2002                           6,000
                          2003                           8,000
                                                       -------
                          Total                        $39,602
                                                       =======

         Capacity Commitments

         The Company has entered into agreements with a vendor for the purchase of STM-1's of capacity on the AC-1 cable system or STM-1 level capacity on additional undersea cable systems under development by this vendor. In 1998, the Company made a deposit of $2 million with this vendor which will be applied

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


         against the Company's aggregate $66 million commitment over the next 3 years under this agreement.

         The Company has entered into agreements with a vendor for the construction, turn-key installation, in-country technical support and maintenance of DMS-GSP switches to be installed worldwide. The Company has an aggregate $20 million commitment over the next three years (of which approximately $10.2 million has been spent to date).

                                    Leases

         The Company and its subsidiaries lease office and network facilities under various noncancelable operating and capital lease agreements. Future minimum commitments under the leases as of December 31, 1998 are as follows:


               Year Ending December 31                                Operating      Capital
                                                                      ---------     ---------
               1999                                                    $  7,196     $   4,188
               2000                                                       7,498         4,188
               2001                                                       4,391         2,918
               2002                                                       3,653         2,043
               2003 and thereafter                                        4,197        12,868
                                                                       --------     ---------
               Minimum future lease payments                           $ 26,935        26,205
                                                                       ========
               Less portion related to interest                                        (6,035)
                                                                                    ---------
               Present value of future minimum lease obligations                       20,170
               Less current portion                                                    (2,631)
                                                                                    ---------
               Non-current portion                                                  $  17,539
                                                                                    =========

         Total rental expense for operating leases for the years ended December 31, 1998, 1997, and 1996 was $1,272, $90 and $0, respectively.

                                      Legal

         The Company and WorldPort Communications Europe, B.V., one of its European subsidiaries ("WorldPort Europe"), are defendants in litigation filed in the Sub-District and District courts of The Hague, located in Rotterdam, Netherlands. The cases, filed in January and February, 1999, by Mr. Bahman Zolfagharpour, allege that the Company breached agreements with Mr. Zolfagharpour in connection with its purchase of MathComp B.V. (now WorldPort Europe) from Mr. Zolfagharpour, its subsequent purchase of EnerTel, and Mr. Zolfagharpour's employment agreement with the WorldPort Europe. The litigation seeks dissolution of the employment agreement and the non-competition clause of the agreement, damages in an amount exceeding $20 million, and the award of 2,500,000 shares of the Company's common stock to Mr. Zolfagharpour. The Company believes that the litigation is wholly without merit and intends to defend the case vigorously.

         On June 2, 1998 the Company initiated an arbitration proceeding against John W. Dalton ("Dalton"), a former director, and its former President and Chief Executive Officer. In that proceeding, the Company is seeking the rescission and cancellation of 1.2 million shares of Common Stock that were issued to Dalton in connection with the acquisition of a company formerly owned by Dalton. In the same proceeding, Dalton is asserting claims against the Company, Maroon Bells Capital Partners, Inc. ("MBCP"), Paul A. Moore (the Company's current Chairman and Chief Executive Officer), Phillip S. Magiera (a director and the Company's Chief Financial Officer and Secretary), Dan Wickersham (the Company's former President and Chief Operating Officer) and Theodore H. Swindells (a principal of MBCP). Dalton's employment was terminated by notice dated April 6, 1998. Dalton alleges, among other things that those parties engaged in breach of contract, tortious interference and breach of fiduciary duty in connection with the termination of Dalton's employment contract. Dalton had previously asserted these claims in a lawsuit filed in Texas state court. However, based on a motion the Company filed, that proceeding was dismissed by the Texas court in favor of arbitration. The

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


         Company plans to prosecute its claims against Dalton vigorously and to vigorously defend against the claims asserted by Dalton.

         In addition to the aforementioned claims, the Company is involved in various other lawsuits or claims arising in the normal course of business. In the opinion of management, none of these lawsuits or claims will have a material adverse effect on the consolidated financial position or results of operations of the Company.

(7)      STOCKHOLDERS' EQUITY

         The Company is authorized to issue 65,000,000 shares of Common Stock, $.0001 par value per share and 10,000,000 shares of Preferred Stock, $.0001 par value per share.

         Common Stock

         In March 1997, the Company completed a private placement offering of 3,333,333 shares of common stock for net proceeds of $2,388. In April 1998, the Company sold 180,000 shares for net proceeds of $900.

         Series A Preferred Stock

         The Company has designated 750,000 shares of its preferred stock to be Series A Preferred Stock ("Series A") with a par value of $0.0001 and a stated value of $2.25. The Series A is cumulative and bears dividends at the rate of 8% per annum, payable in cash or shares of the Company's common stock at the option of the Company. The Series A is convertible at any time, at the option of the holder, and will be mandatorily converted upon the occurrence of certain events, into an equal number of shares of the Company's common stock and such holders have the same voting rights as those of the common stock. In 1997, the Company issued 493,889 shares of Series A Preferred Stock for total net proceeds of $997.

         Series B Preferred Stock Offering

         The Company has designated 3,000,000 shares of its preferred stock to be Series B Preferred Stock ("Series B") with a par value of $0.0001 and a stated value of $5.36. The Series B is non-cumulative and bears dividends at the rate of 7% per annum, payable in cash or shares of the Company's common stock at the option of the Company. The Series B is convertible at any time, at the option of the holder, and will be mandatorily converted upon the occurrence of certain events, at a rate of 4 shares of common stock for each share of preferred stock. Holders of Series B have voting rights equal to 40 votes per share on all matters submitted to a vote of the stockholders of the Company.

         During the first half of 1998, the Company received approximately $12.4 million in cash proceeds from the sale of the Series B Convertible Preferred Stock and converted approximately $1.2 million of Bridge Notes and accrued interest into the Series B Convertible Preferred Stock in exchange for 2,539,345 shares of the Company's Series B Convertible Preferred Stock.

         Series C Preferred Stock

         The Company has designated 1,450,000 shares of its preferred stock to be Series C Preferred Stock ("Series C") with a par value of $0.0001 per share and a stated value of $35.31 per share. The Series C is non-cumulative and bears dividends at the rate of 7% per annum, payable in cash or shares of the Company's common stock at the option of the Company. The Series C is convertible at any time, at the option of the holder, and will be mandatorily converted upon the occurrence of certain events, into 10.865 shares of the Company's common stock for each share of Series C stock. Holders of Series C have voting rights equal to 40 votes per share on all matters submitted to a vote of the stockholders of the Company.

         In December 1998, the Company entered into a Series C Preferred Stock Purchase Agreement (the

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


         "Purchase Agreement") with an investor, pursuant to which the investor acquired 212,405 shares of Series C for an aggregate purchase price of $7,500. Pursuant to the Purchase Agreement, the investor also (i) committed to acquire an additional 920,419 shares of Series C for an aggregate purchase price of $32,500 and (ii) received an option to acquire up to 283,206 shares of Series C for an aggregate purchase price of $10,000. This option expires upon the repayment or refinancing of the Interim Loan. The investor's commitment to acquire the additional 920,419 shares was subject to customary conditions, including regulatory approvals, which were obtained in January 1999. The investor acquired such shares in January 1999.

         As a holder of the Series C Stock, the investor is entitled to vote on all matters submitted to a vote of the stockholders of the Company, voting together with the holders of Common Stock as a single class. In addition to the votes that the investor obtained through its stock purchase, the investor has also obtained certain additional rights. Those rights include, with respect to the Common Stock issued upon conversion or exercise of the Series C Stock, certain demand and piggyback registration rights.

         Pursuant to the Purchase Agreement, on December 31, 1998, the Company increased the size of its Board of Directors to eight members and appointed four individuals designated by the investor to serve as directors. WorldPort has also agreed to cause the investor's designees to comprise at least one-half of the boards of directors of each of its subsidiaries. In addition, WorldPort amended its Bylaws to provide that at least one of the investor's designees and, except in certain limited situations, one of the directors who was not designated by the investor must approve any action put before the Board of Directors in order for such to be properly approved by the Board of Directors.

         Additionally, in connection with the investor's purchase of Series C Stock, on December 31, 1998, the investor, the Company, and its Chairman and Chief Executive Officer, its Chief Financial Officer, the remaining MBCP stockholder, and MBCP (collectively, the "Stockholders") also entered into a Shareholder Agreement. Pursuant to the Shareholder Agreement, the Stockholders (i) agreed not to vote certain of their shares of capital stock of the Company in favor of certain financing proposals or other items without the investor's consent and (ii) granted to the investor a proxy with respect to such capital stock for the investor's use in limited matters. Pursuant to the Shareholder Agreement, the investor and the Stockholders have also agreed to certain restrictions on the transfer of certain of their shares of the Company's capital stock.

         Long-term Incentive Plan

         The Company adopted an incentive stock option plan for employees and consultants in September 1996. The Company has reserved 7,500,000 shares of common stock for issuance pursuant to the plan. As of December 31, 1998, there were 5,751,000 outstanding options under the plan at exercise prices ranging from $0.08 to $14.19 per share which vest over a period ranging from one to three years. Options granted to consultants are valued using the Black-Scholes models and recorded as compensation expense over the period of service to which they related. Such amounts were not material for any of the periods presented.

         Stock Options

         A summary of the status of the Company's stock option plan at December 31, 1998 is as follows (in thousands):

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                  Shares         Weighted Average Price
                                                                 --------        ----------------------
         Outstanding at December 31, 1996                              75                $ 0.08
         Granted                                                    1,100                  1.74
         Forfeited                                                   (250)                 1.25
                                                                 --------
         Outstanding at December 31, 1997                             925                  1.27
         Granted                                                    5,216                  7.53
         Exercised                                                    (92)                 2.06
         Forfeited                                                   (298)                 1.81
                                                                 --------
         Outstanding at December 31, 1998                           5,751                  6.91
                                                                 --------

         The remaining weighted average contractual life of the options outstanding at December 31, 1998 is 9.4 years and the weighted average price of the 3,151,667 exercisable options at December 31, 1998 is $6.62.

         The following table sets forth the exercise price range, number of shares, weighted average exercise price, and remaining contractual lives of options issued by year:


                                                              Weighted
                                                              Average
                                                             Remaining                                   Weighted
                                                            Contractual     Weighted    Exercisable      Average
              Year           Range of      Outstanding as       Life        Exercise       As of        Exercise
            Granted      Exercise prices     of 12/31       (in years)       Price         12/31          Price
            -------      ---------------   --------------   ----------      --------    -----------     ---------
             1996        $0.08                  75,000         7.78           $0.08         75,000        $0.08
             1997        $0.75 - $2.25         850,000         8.50           $1.22        511,667        $1.17
             1998        $1.00 - $14.19      4,826,000         9.44           $7.53      2,565,000        $7.77

         Had compensation cost for stock options been determined under SFAS No. 123, the Company's net loss and net loss per share would have been the following pro forma amounts:


                                                                    Year ended December 31,
                                                       -----------------------------------------------
                                                         1998                1997                 1996
                                                       --------            -------               -----
                 Net loss
                      As reported                      $(76,772)           $(3,492)              $(260)
                      Pro forma                         (90,072)            (3,731)               (314)

                 Net loss per share
                      As reported                         (4.47)             (0.26)              (0.11)
                      Pro forma                           (5.25)             (0.28)              (0.13)

         Under SFAS No. 123, the fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model. The following weighted average assumptions were used for grants in 1998, 1997 and 1996, respectively: risk-free interest rates of 5.3%, 6.8%, and 6.7%; dividend rates of $0; expected lives of 10 years; expected volatility of 77.4% for 1998 and 58.1% respectively, for 1997, and 1996.

         The Black-Scholes option pricing model and other existing models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of and are highly sensitive to subjective assumptions including the expected stock price volatility. The Company's employee stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


         materially affect the fair value estimate.

         Employee Benefit Plan

         The Company's subsidiary, EnerTel, is required by Dutch law to contribute a certain percentage of its employees' salary, based on the employees' ages, to a fund managed by a third-party for retirement purposes. The Company has no obligation other than to make the contributions as defined by the law. The Company recorded compensation expense of approximately $500 related to contributions made from acquisition through December 31, 1998.

(8)      RELATED PARTY TRANSACTIONS

         Advisory Agreements

         On March 7, 1997, the Company and Maroon Bells Capital Partners ("MBCP") entered into a twelve month advisory agreement for services to be rendered in conjunction with potential acquisitions and financings. On February 4, 1998, the Company amended the Advisory Agreement with MBCP to ensure the continuity of services during its expansion phase by renewing the Advisory Agreement for an additional twenty-four months with an expiration of March 7, 2000. Under terms of the amendment, the Company agreed to grant MBCP five-year options to purchase 250,000 shares of the Company's common stock at an exercise price of $2.00 per share. At the time of grant, the options were valued in accordance with SFAS No. 123 and the related amount, $1,045, is recorded as a component of selling, general and administrative expense in the accompanying statement of operations. All other transactions with MBCP were not material.

         The Advisory Agreement was terminated on December 31, 1998 pursuant to a termination agreement between the Company and MBCP. Under the termination agreement, the Company paid to MBCP $200, agreed to issue to MBCP shares of a new series of its preferred Stock with an aggregate liquidation value of $1.0 million, and assigned to MBCP promissory notes receivable from Messrs. Moore, Magiera and Swindells, which notes had an aggregate amount outstanding of $1.6 million (including accrued interest). Such payments reflected payment in full for all services rendered, expenses incurred and retainer payments owing to MBCP in 1998. The accompanying balance sheet reflects the impact of this settlement.

         Series B Convertible Preferred Stock Purchase

         In March 1998, Anderlit, Ltd., a privately-owned investment fund ("Anderlit"), purchased 746,269 shares of the Company's Series B Convertible Preferred Stock for an aggregate purchase price of $4,000. Anderlit is an investment fund investing in a portfolio of emerging telecommunications companies. The Company's Chief Executive Officer and Chief Financial Officer are investors in Anderlit and the Company's Chief Executive Officer has received from Anderlit an irrevocable proxy to vote all of the Company's Series B Preferred Stock owned by Anderlit.

         Affiliated Sales

         As discussed in Note 2, the Company divested itself of its Bel 1600 unit. The Company holds a minority interest (20%) in the company to which these assets were transferred. During 1998, the Company had sales of approximately $4.3 million to this new entity. In management's opinion, these sales are at market rates.

         Other Related Party Transactions

         A director of the Company, is a partner at a law firm which provides the principal on-going legal services to the Company.

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


(9)      TAXES

         Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred tax assets and liabilities as of December 31, 1998 and 1997 are as follows:


                                                                              December 31,
                                                                       ------------------------
                                                                          1998           1997
                                                                       ---------       --------
                    Deferred tax assets and (liabilities) -
                      Net operating loss carryforwards                    41,529       $  1,293
                      Interim Loan Warrants                              (20,175)            --
                      Intangible assets                                   (1,903)           (51)
                      Other                                                1,736             49
                                                                       ---------       --------
                              Total deferred tax assets                   21,187          1,291
                      Less: Valuation allowance                          (31,497)        (1,291)
                                                                       ---------       --------
                              Net deferred tax liability               $ (10,310)      $     --
                                                                       =========       ========

         The Company has incurred losses since inception. As the Company is unable to conclude that it is more likely than not that it will be able to realize the benefit of its deferred tax assets, it has provided a full valuation allowance against the net amount of such assets. The deferred tax liability at December 31, 1998 represents net deferred tax liabilities in those jurisdictions in which net operating loss carryforwards and other deferred tax assets are insufficient to fully offset deferred tax liabilities.

         At December 31, 1998, the Company had net operating loss carryforwards of approximately $50 million for U.S. income tax purposes and approximately $78 million for foreign tax purposes. The U.S. carryforwards primarily expire in 2018. The foreign carryforwards do not expire.

         Section 382 of the Internal Revenue Code limits the utilization of net operating loss carryforwards when there are changes in ownership greater than 50%, as defined. The Company has not yet made a determination of whether a change in control under Section 382 has occurred. If such a change has occurred, the timing of the Company's utilization of its U.S. NOL carryforwards could be impacted.

         A reconciliation from the federal statutory rate to the Company's effective tax rate is as follows:


                                                        1998          1997            1996
                                                        ----          ----            ----

                    Federal statutory rate              (34)%         (34)%           (34)%
                    Amortization of goodwill              5             0               0
                    State taxes                          (4)           (4)             (4)
                    Other                                (2)            0               0
                    Valuation Allowance                  35            38              38
                                                        ---           ---             ---
                    Total                                 0%            0%              0%
                                                        ===           ===             ===

(10)     SEGMENT REPORTING

         In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 requires the reporting of profit and loss, specific revenue and expense items and assets for reportable segments. It also requires the reconciliation of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments to the corresponding amounts in the general purpose financial statements. The Company adopted SFAS No. 131 during the year

                 WORLDPORT COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


         ended December 31, 1998.

         The Company views itself as participating in one business segment-- facilities-based global telecommunications carrier. Its operations can be viewed as European and North American. Intersegment revenues are not material. Financial data by geographic area for 1998 are as follows:


                                                     European    North American     Total
                                                     ---------   --------------   ---------
                  Revenues                           $  18,307      $ 10,284      $  28,591
                  Depreciation and amortization          8,311         7,599         15,911
                  Operating loss                       (20,675)      (26,979)       (47,654)
                  Interest expense, net                (23,928)         (642)       (24,570)
                                                     ---------      --------      ---------
                  Net loss                             (43,699)      (33,073)       (76,772)
                                                     =========      ========      =========

                  Total assets                         158,088        62,367        220,455
                  Capital expenditures                   5,339         3,483          8,822
                                                     ---------      --------      ---------
                  Intangible assets                     49,896        15,145         65,041
                                                     =========      ========      =========

         Prior to 1998, all operations were North American based.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Upon recommendation of the Audit Committee of our Board of Directors and upon approval of such recommendation by our Board of Directors, we replaced Schumacher & Associates, Inc. ("Schumacher") as our independent public accounting firm on June 30, 1997. Effective July 1, 1997, we engaged Arthur Andersen LLP as our independent public accountants. The prior accountant's report of Schumacher on our financial statements for the years ended December 31, 1996 and 1995, respectively, and for the period from January 6, 1989 (date of inception) to December 31, 1996 was not qualified or modified in any manner and contained no disclaimer of opinion or adverse opinion. No disagreements exist between us and Schumacher on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure related to our financial statements for the years ended December 31, 1996 and 1995, respectively, and for the period from January 6, 1989 (date of inception) to December 31, 1996 or for the interim period beginning January 1, 1997 through June 30, 1997, the date of the replacement.

                                     ANNEX A

                         STRICTLY PRIVATE & CONFIDENTIAL



                             DATED 11 NOVEMBER 1999




                        WORLDPORT COMMUNICATIONS INC (1)

                         WORLDPORT INTERNATIONAL INC (2)

                                 ENERGIS PLC (3)





                  --------------------------------------------

                                    AGREEMENT
                     for the sale and purchase of the issued
                                share capital of
                  WorldPort Communications Europe Holding B.V.
                                       and
                        WorldPort Communications Limited
                                       and
                          for the sale and purchase of
                     DMS GSP International Gateway Switches

                   -------------------------------------------



                                    RAKISONS
                                   SOLICITORS
                                 Clements House
                              14/18 Gresham Street
                                 London EC2V 7JE

                            Tel: +44 (0)171 367 8000
                            Fax: +44 (0)171 367 8001
                         e-mail: rakisons@rakisons.co.uk

                           Ref: MCT/RCH/ML/W0789002034

                                TABLE OF CONTENTS

INTRODUCTION..............................................................................................  A-3
OPERATIVE PROVISIONS......................................................................................  A-3
1    DEFINITIONS..........................................................................................  A-3
2    delivery at signing..................................................................................  A-10
3    CONDITIONS PRECEDENT.................................................................................  A-11
4    AGREEMENT FOR SALE...................................................................................  A-14
5    PURCHASE CONSIDERATION...............................................................................  A-14
6    COMPLETION...........................................................................................  A-15
7    ADJUSTMENTS TO PURCHASE CONSIDERATION................................................................  A-17
8    COVENANTS OF WCEH AND WORLDPORT......................................................................  A-19
9    WARRANTIES BY THE VENDOR.............................................................................  A-20
10   Y2K..................................................................................................  A-25
11   ASSIGNMENT AND SUCCESSIONS...........................................................................  A-26
12   TERMINATION..........................................................................................  A-26
13   ANNOUNCEMENTS........................................................................................  A-27
14   INFORMATION..........................................................................................  A-27
15   COSTS................................................................................................  A-27
16   TIME OF ESSENCE......................................................................................  A-28
17   COMMUNICATIONS.......................................................................................  A-28
18   CONFIDENTIALITY......................................................................................  A-29
19   INVALIDITY...........................................................................................  A-29
20   COUNTERPARTS.........................................................................................  A-29
21   PROPER LAW...........................................................................................  A-29

DATED: 11 NOVEMBER 1999

PARTIES:

(1) WORLDPORT COMMUNICATIONS INC incorporated in the State of Delaware whose principal executive offices are at 1825 Barrett Lakes Boulevarde, Suite 1000 Kennesaw, Georgia 30144, United States of America ("WORLDPORT");

(2) WORLDPORT INTERNATIONAL INC incorporated in the State of Delaware whose principal executive offices are at 1825 Barrett Lakes Boulevarde, Suite 1000 Kennesaw, Georgia 30144, United States of America ("VENDOR"); and

(3) ENERGIS PLC with Company number 3438871 whose registered office is at Carmelite, 50 Victoria Embankment, London EC4Y 0DE ("PURCHASER")

INTRODUCTION

(A)      WorldPort International Inc. is wholly owned by WorldPort
         Communications Inc.

(B) WorldPort International Inc has agreed to dispose of its holding of shares in WorldPort Communications Europe Holding BV to the Purchaser on the terms of this agreement.

(C) Simultaneously with the disposal of the shares in WorldPort Communications Europe Holding BV, WorldPort has agreed to dispose to the Purchaser its holding of shares in WorldPort Communications Limited and to dispose of its interest in DMS GSP international gateway switches to UCS the U.S. subsidiary of the Purchaser.

OPERATIVE PROVISIONS

1        DEFINITIONS

1.1 In this agreement, including the Schedules, the following words and expressions have the meanings stated, unless they are inconsistent with the context:

         "ADDITIONAL INDEBTEDNESS"          the aggregate of the amounts
                                            incurred in accordance with clause
                                            3.5(d) (including accrued interest)
                                            between the date of signing of this
                                            agreement and Completion

         "ASSOCIATE"                        any subsidiary or holding company of
                                            WCEH, and any other subsidiary of
                                            any holding company of WCEH,
                                            "holding company" having the same
                                            meaning as in CA s736 and
                                                for this purpose a company is
                                                controlled by one or more
                                                persons if he or they can
                                                exercise more than fifty per
                                                cent of the voting rights in it

              "ASSUMED DEBT"                    the sum of interest bearing
                                                liabilities including financial
                                                leases excluding the
                                                Indebtedness and less cash and
                                                cash equivalent as at the
                                                Management Accounts Date, being
                                                as set out in Schedule 9

              "ASSUMED DEBT SCHEDULE"           Schedule 9 of this Agreement
                                                providing details of the Assumed
                                                Debt

              "BANKERS TRUST PLEDGES"           the pledges granted by WCEH in
                                                favour of Bankers Trust as set
                                                out in Schedule 8, together with
                                                any other Encumbrances affecting
                                                the Shares or the assets of
                                                WCEH, the shares or assets of
                                                the Subsidiary or WCL or the
                                                Switch (as defined in the Switch
                                                Agreement)

              "CA"                              Companies Act 1985

              "CERTIFICATES"                    the certificates in the agreed
                                                form to be delivered by
                                                WorldPort and the Vendor as at
                                                the date of this Agreement and
                                                at Completion to the Purchaser

              "COMPANIES ACTS"                  CA, the former Companies Acts
                                                (within the meaning of CA
                                                s735(1)) and the Companies Act
                                                1989

              "THE COMPANY"                     WCEH

              "COMPLETION"                      completion of the purchase of
                                                the Shares in accordance with
                                                clause 6

              "COMPLETION ACCOUNTS"             the audited combined balance
                                                sheet of WCEH and the Subsidiary
                                                as at the Completion Date and
                                                the audited combined profit and
                                                loss account of WCEH and the
                                                Subsidiary for the period from
                                                the Last Accounts Date to
                                                Completion prepared on the basis
                                                described in clause 7

              "COMPLETION BALANCE SHEET"        the combined balance sheet of
                                                WCEH and the Subsidiary prepared
                                                from the

                                                Completion Accounts in
                                                accordance with clause 7 and
                                                adjusted in accordance with
                                                clause 7

              "COMPLETION DATE"                 subject to clause 10.2, the date
                                                five business days after the
                                                satisfaction of the conditions
                                                set out in clause 3 (or if such
                                                date falls between 31 December
                                                1999 and 14 January 2000, 15
                                                January 2000) or such other date
                                                as may be agreed between the
                                                parties

              "CONSIDERATION"                   the consideration specified in
                                                clause 5 as adjusted in
                                                accordance with clause 5.4 and
                                                clause 7

              "DATA ROOM"                       the room located at the premises
                                                of WCEH at K.P. van der
                                                Mandelelaan 130, 3062 MB
                                                Rotterdam, The Netherlands in
                                                which documentation in relation
                                                to WCEH and the Subsidiary has
                                                been made available to the
                                                Purchaser for the purpose of its
                                                due diligence activities

              "DATA ROOM DISCLOSURE LIST"       the list of documents reviewed
                                                by the Purchaser in relation to
                                                the Data Room in the agreed form
                                                as attached to the Disclosure
                                                Letter

              "DUTCH GAAP"                      Dutch Generally Accepted
                                                Accounting Principles

              "ENCUMBRANCE"                     includes any mortgage, charge,
                                                pledge hypothecation, lien,
                                                assignment by way of security,
                                                title retention, option, right
                                                to acquire, right of
                                                pre-emption, right of set off,
                                                counterclaim, trust arrangement
                                                or other security, preferential
                                                right or agreement to confer
                                                security, or restriction

              "GLOBAL CROSSING NOVATION         the agreement in the agreed form
              AGREEMENT"                        to be entered into on or prior
                                                to Completion as set out in
                                                Annex IV

              "INDEBTEDNESS"                    the inter-company debts owed by
                                                WCEH and the Subsidiary as at 30
                                                September 1999 being as set out
                                                in Schedule 4

              "INTELLECTUAL PROPERTY RIGHTS"    means patents, trade marks,
                                                service marks, trade names,
                                                domain names, registered
                                                designs, designs, semiconductor
                                                topography rights, database
                                                rights, copyrights and other
                                                forms of intellectual or
                                                industrial property (in each
                                                case in any part of the world,
                                                whether or not registered or
                                                registrable), know-how,
                                                inventions, formulae,
                                                confidential or secret processes
                                                and information, rights in
                                                computer software, and any other
                                                protected rights and assets, and
                                                any licenses and permissions in
                                                connection with the foregoing

              "LAST ACCOUNTS"                   the balance sheet, as at the
                                                Last Accounts Date, and profit
                                                and loss account for the year
                                                ended on the Last Accounts Date
                                                of each of WCEH and the
                                                Subsidiary in the agreed form as
                                                set out in Schedule 11

              "LAST ACCOUNTS DATE"              31 December 1998 (being the date
                                                to which the Last Accounts were
                                                prepared)

              "LONGSTOP DATE"                   subject to clause 3.7, 31
                                                January 2000 (or such other date
                                                as may be agreed in writing by
                                                the Vendor and the Purchaser)

              "MANAGEMENT ACCOUNTS"             the unaudited balance sheet and
                                                profit and loss accounts for the
                                                nine month period ended on and
                                                as at the Management Accounts
                                                Date for WCEH and the Subsidiary
                                                in the agreed form as set out in
                                                Schedule 13

              "MANAGEMENT ACCOUNTS DATE"        30 September 1999

              "MINORITY SHAREHOLDER"            the shareholder who holds 60
                                                shares of NLG 100 each, being
                                                15% of the issued share capital
                                                of WCEH, whose name is set out
                                                in part A of Schedule 4

              "NET ASSETS"                      the aggregate of the share
                                                capital plus reserves for WCEH
                                                and the Subsidiary

              "THE NET ASSETS SCHEDULE"         Schedule 10 of this Agreement
                                                providing details of the Net
                                                Assets as at the Management
                                                Accounts Date

              "NET ASSETS STATEMENT"            the statement referred to in
                                                clause 7

              "PURCHASER'S AUDITORS"            PriceWaterhouseCoopers of 1
                                                Embankment Place, London WC2N
                                                6NN

              "PROPERTIES"                      the properties in the name of
                                                WCEH, set out in Schedule 3

              "SEC"                             the US Securities and Exchange
                                                Commission

              "SHAREHOLDER LOAN"                the loan to be repaid to the
                                                Minority Shareholder at
                                                Completion, the amount owing as
                                                at the Management Accounts Date,
                                                being as set out in part A of
                                                Schedule 4

              "SHAREHOLDER PROXIES"             the proxies referred to in
                                                clause 2.1(a)

              "SHARES" 340 shares of NLG 100 each, being 85% of the issued share capital of WCEH

              "SUBSIDIARY"                      EnerTel N.V.

              "TAXATION"                        all forms of taxation, duties
                                                and levies whatsoever and
                                                whenever imposed, whether by
                                                governmental or other authority
                                                and whether of the USA, the
                                                Netherlands, the United Kingdom
                                                or elsewhere, and (without
                                                limitation) includes:

                                                (a) income tax, corporation tax,
                                                    capital gains tax,
                                                    inheritance tax, stamp duty,
                                                    capital duty, value added
                                                    tax, transfer tax, sales
                                                    tax, customs and other
                                                    import duties and national
                                                    insurance contributions and
                                                    any payment whatsoever which
                                                    WCEH or the Subsidiary may
                                                    be or become bound to make
                                                    to any person as a result of
                                                    any enactment relating to
                                                    taxation and any other
                                                    taxes, duties or levies
                                                    supplementing or replacing
                                                    any of the above;

                                                (b) all interest, fines and
                                                    penalties incidental, or
                                                    relating, to any such
                                                    taxation, duties or levies,
                                                    whatsoever

              "UK SWITCH AGREEMENT"             the agreement in the agreed
                                                form of even date made between
                                                WorldPort and WCL for the sale
                                                and purchase of the Nortel 250
                                                Switch as set out in Annex III

              "UCS"                             Unisource Carrier  Services
                                                USA. Inc.

              "US SWITCH AGREEMENT"             the agreement in the agreed
                                                form of even date made between
                                                WorldPort and UCS whereby
                                                WorldPort agrees to sell its
                                                interest in the US Switches and
                                                the Contracts (each as defined
                                                in the US Switch Agreement) as
                                                set out in Annex II

              "VENDOR'S AUDITORS"               Arthur Andersen of Prof. W.H.
                                                Keesomlaan 8, 1183 DJ
                                                Amstelveen, Postbus 75381, 1070
                                                Amsterdam

              "VENDOR'S SOLICITORS"             Rakisons, Clements House, 14/18
                                                Gresham Street, London EC2V 7JE

              "WARRANTY CLAIM"                  a claim made by the Purchaser
                                                for breach of any of the WCEH
                                                Warranties

              "WCEH" WorldPort Communications Europe Holding B.V. having its statutory seat in Rotterdam, The Netherlands

              "WCEH AUDITORS"                   Arthur Andersen of Prof. W.H.
                                                Keesomlaan 8, 1183 DJ
                                                Amstelveen, Postbus 75381, 1070
                                                Amsterdam

              "WCEH CONTRACTS"                  the contracts set out in
                                                Schedule 5 to be assigned or
                                                novated by WorldPort to WCEH
                                                prior to Completion

              "WCEH DISCLOSURE LETTER"          the disclosure letter, of
                                                today's date, from the Vendor
                                                and WorldPort to the Purchaser

              "WCEH WARRANTIES"                 the warranties of the Vendor and
                                                WorldPort in respect of the sale
                                                of the Shares set out in
                                                Schedule 2

              "WCL"                             WorldPort Communications Limited

              "WCL SHARE AGREEMENT"             the agreement of even date made
                                                between WorldPort and the
                                                Purchaser whereby WorldPort
                                                agrees to sell the entire issued
                                                share capital of WCL as set out
                                                in Annex I

              "YEAR 2000 COMPLIANT"             neither the performance nor the
                                                functionality of the assets when
                                                in normal use will be materially
                                                impaired by the advent of the
                                                Year 2000 and in particular:

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

                                                (a) Year 2000 Compliant
                                                    shall mean that no value for
                                                    current date will cause any
                                                    interruption or error in the
                                                    operation of the assets;

                                                (b) all manipulations of
                                                    time-related data by the
                                                    assets will produce the
                                                    desired results for all
                                                    valid date values prior to,
                                                    through and beyond the Year
                                                    2000;

                                                (c) date elements in these
                                                    products (including
                                                    interfaces and data storage)
                                                    will permit specifying the
                                                    century to eliminate date
                                                    ambiguity without human
                                                    intervention including leap
                                                    year calculations; and

                                                (d) where any data element is
                                                    represented without a
                                                    century, the correct century
                                                    shall be unambiguous for all
                                                    manipulations involving that
                                                    element

1.2 Unless it is inconsistent with the context a reference to a statutory provision includes a reference to:

         (a) any statutory amendment, modification, consolidation or re-enactment (whether before or after the date of this agreement);

         (b) any statutory instruments or subordinate legislation or orders made pursuant to the statutory provision;

         (c) statutory provisions of which the statutory provision is an amendment, modification, consolidation or re-enactment;

         but does not include a substituted provision.

1.3 References to WCEH shall be deemed to extend both to WCEH and the Subsidiary to the effect that each of the WCEH Warranties shall be deemed to be repeated (save where the context otherwise requires) in respect of the Subsidiary as if the expression "WCEH" has been replaced by the name of the Subsidiary throughout.

1.4 Words denoting the singular include the plural and vice versa; words denoting one gender include all genders; words denoting persons include corporations and vice versa.

1.5      Unless otherwise stated, a reference to a clause, sub-clause or
         Schedule is a reference to a clause or sub-clause of, or Schedule to, this agreement.

1.6 Clause headings in this agreement and in the Schedules are for ease of reference only and do not affect the construction of any provision.

1.7 Each reference to a statutory provision or to UK accounting principles or standards shall be construed as the equivalent statutory provision or accounting principles or standards under the laws of the Netherlands where the context requires.

1.8      References to Dollars ($) herein shall mean U.S. Dollars.

1.9 References to documents "in the agreed form" are to documents in terms agreed between the parties and signed (for the purposes of identification only) by the parties or the Vendor's Solicitors and the Purchaser's Solicitors.

2        DELIVERY AT SIGNING

2.1 Immediately upon signing this Agreement, WorldPort and the Vendor will deliver to the Purchaser the following:

         (a)      the Shareholder Proxies in the agreed form;

         (b) a duly executed copy of the US Switch Agreement and the WCL Share Agreement;

         (c) legal opinion, in the agreed terms from D'Ancona and Pflaum LLC in respect of this Agreement;

         (d)      the Certificates as set out in Schedule 12 part A; and

         (e) a certified extract of the share register of WorldPort indicating the share ownership of each shareholder of WorldPort that has executed a Shareholder Proxy and the Purchaser will enter into, with the Minority Shareholder, the agreement referred to in clause 3.1(e).

2.2 WorldPort and the Vendor confirm to the Purchaser receipt by them of an opinion in the agreed form from Salomon Smith Barney confirming the fairness of the Consideration referred to in this Agreement.

2.3 WorldPort undertakes to the Purchaser to include in the information statement (referred to in clause 3.1(d)) a statement regarding confirmation of the fairness, from a financial point of view, of the Consideration referred to in this Agreement.

3        CONDITIONS PRECEDENT

3.1 This agreement shall be subject to the fulfilment at or prior to the Completion Date of each of the following conditions:

         (a) the transactions contemplated by this Agreement having been approved and adopted by the requisite action of the shareholders of WorldPort in accordance with the certificate of incorporation and by-laws of WorldPort and applicable Delaware law;

         (b) the Vendor having entered into the US Switch Agreement with UCS;

         (c) WorldPort having entered into the WCL Share Agreement with the Purchaser;

         (d) the preparation and due distribution by WorldPort to its shareholders of an information statement in accordance with the rules and regulations of the SEC and the expiration of the waiting period required by applicable SEC rule; and

         (e) the Minority Shareholder having entered into an agreement with the Purchaser agreeing to sell to the Purchaser the 15% of the issued share capital of WCEH held by it;

         and none of the agreements referred to in (b) or (c) or (e) having been terminated.

         The Vendor shall notify the Purchaser immediately on becoming aware of anything which will or may prevent any of the conditions in this clause
         3.1 from being satisfied by the Longstop Date.

         The Purchaser may, at its discretion, waive any of the above conditions other than in paragraph (a) and (d) above.

3.2 The obligations of the Vendor to complete the transactions contemplated is subject to the fulfilment of all of the following conditions on or prior to the Completion Date:

         (a) all obligations of the Purchaser to be performed under this agreement through, and including on, the Completion Date shall have been performed in all material respects;

         (b) the Purchaser shall have made the deliveries contemplated in clause 6.5 hereof;

         (c) no litigation proceedings having been commenced which is reasonably likely to have a material adverse effect on the Vendor's or WorldPort's anticipated benefits under this Agreement.

3.3 The obligations of the Purchaser to complete the transactions contemplated is subject to the fulfilment of all of the following conditions on or prior to the Completion Date:

         (a) each and every warranty made by the Vendor and WorldPort shall have been true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as at the Completion Date except to the extent that such warranties are not true and correct in all material respects as a result of:

                  (i) except for paragraph 7.3 of Schedule 2, an event or occurrence outside the control of the Vendor or WorldPort occurring during the period from the execution of this Agreement until the Completion Date;

                  (ii) any act or omission of the Purchaser during the period from the execution of this Agreement until the Completion Date;

                  (iii) any action taken by WCEH or the Subsidiary in the ordinary course of business during the period from the execution of this Agreement until the Completion Date;

         (b) all obligations of the Vendor to be performed under this agreement through, and including on, the Completion Date shall have been performed in all material respects;

         (c) the Vendor and WorldPort shall have made the deliveries contemplated in clause 6.2 hereof;

         (d) the relevant notification having been filed in respect of this agreement and the expiration of the waiting period required by applicable SEC rule; and

         (e) no litigation proceedings having been commenced which is reasonably likely to have a material adverse effect on the Purchaser's anticipated benefits under this Agreement.

3.4 The parties shall use reasonable efforts to satisfy or procure the satisfaction of the conditions set out in this clause 3 as soon as possible and in any event by the Longstop Date and the Vendor and WorldPort shall use reasonable endeavours to:

         (a) make the filing with the SEC referred to in clause 3.1(d) within 7 business days of the date of execution of this agreement; and

         (b) despatch an information statement to shareholders in respect of the SEC filing within 65 days of the date of execution of this agreement.

3.5 The Vendor shall ensure that between the date of this agreement and the Completion Date (both dates inclusive):

         (a) WCEH and the Subsidiary shall each carry on the business of WCEH and the Subsidiary, respectively, in the ordinary course;

         (b) neither WCEH nor the Subsidiary shall declare or pay any dividend;

         (c) WCEH and the Subsidiary shall not enter into any contract or commitment of an unusual nature or which is not in the ordinary course of trading or which provides for total annual expenditure in excess of $250,000;

         (d) WCEH and the Subsidiary shall not assume or incur or agree to assume or incur any capital commitment or any debt, obligation or liability:

                  (i)      outside the ordinary course of trading; or

                  (ii) within the ordinary course of trading in excess of $6 million in aggregate;

         (e) the Purchaser will be entitled to convene meetings jointly with WCEH and/or the Subsidiary with customers relating to marketing and communications regarding WCEH and the Subsidiary;

         (f) the Purchaser will be entitled to convene a meeting of employees of WCEH and the Subsidiary or their representatives to explain the transactions and any proposed plan of the Purchaser insofar as it relates to those employees; and

         (g) the Purchaser shall be entitled to nominate such person from time to time who shall be entitled to attend as an observer at all board meetings of WCEH and the Subsidiary and to receive the same information as is provided to directors of WCEH and the Subsidiary.

         For the purposes of this clause 3.5 the Purchaser acknowledges that neither the Vendor nor WorldPort shall be under any obligation whatsoever to provide further financing to WCEH or the Subsidiary from the date of this agreement to the Completion Date and the expression "ordinary course of trading" shall be construed accordingly.

3.6 The Purchaser shall have the right, subject to the consent of the Vendor including as to the terms (such consent not to be unreasonably withheld) during the period from the date of this agreement until the Completion Date to require WCEH and/or the Subsidiary to lease or borrow assets from it (or any Associate of the Purchaser) on arm's length terms.

3.7      The Longstop Date may be extended in the following circumstances:

         (a) to a date no later than 28 February 2000, by either the Vendor or the Purchaser giving written notice to the other on or as before 31 January 2000 and, in such case, WorldPort shall be obliged to extend the period of certain mutually agreed insurance arrangements to at least 28 February 2000;

         (b) if extended pursuant to (a) above, to a date of no later than 31 March 2000 by the Vendor giving notice to the Purchaser on or before 28 February 2000 provided that the only reason for Completion not having occurred by 28 February 2000 is that the SEC shall, despite WorldPort and the Vendor having used all reasonable efforts to despatch the information statement (as referred to in Clause 3.4 (b)), not have permitted such information statement to be despatched in sufficient time and, in such case, WorldPort shall be obliged to extend the period of the insurance arrangements referred to in (a) above to at least 30 March 2000.

4        AGREEMENT FOR SALE

4.1 Subject to the terms and conditions of this agreement, the Vendor shall sell and transfer with full title guarantee and the Purchaser shall purchase the Shares with all rights attaching to them, with effect from the Completion Date.

4.2 The Vendor waives any pre-emption rights it may have in relation to any of the Shares, whether under the articles of association of WCEH or otherwise.

5        PURCHASE CONSIDERATION

5.1 The Consideration for the Shares shall (subject to adjustment as provided in clauses 5.4 and 7) be the sum of $366,019,100 which shall be paid in cash at Completion in accordance with the provisions of clause 6.5.

5.2 On Completion the Purchaser shall procure the repayment of the Indebtedness.

5.3 In acquiring the Shares for the consideration specified in clause 5.1 and the shares held by the Minority Shareholder, the Purchaser acknowledges that WCEH remains liable for the Assumed Debt.

5.4 To the extent that any Additional Indebtedness has been incurred and remains outstanding as at the Completion Date then in such circumstances the sum to be paid for the Shares in clause 5.1 shall be reduced by that amount on a $ for $ basis and the relevant amount shall be repaid at Completion.

5.5 Schedule 15 sets out the calculation of the various payments to be made pursuant to this Agreement.

5.6 Schedule 16 sets out the calculation of the Consideration to the Vendor pursuant to this Agreement.

6        COMPLETION

6.1 Completion shall take place at the offices of the Vendor's Solicitors on or before the Longstop Date, when the following provisions of this clause shall apply.

6.2      The Vendor or WorldPort (as the case may be) shall:

         (a) effect the transfer of the Shares by passing a deed of transfer (in the form attached as Schedule 6) to be executed before one of the civil law notaries of De Brauw Blackstone Westbroek NV such transfer to be acknowledged by WCEH;

         (b) following the transfer of the Shares deliver to the Purchaser the shareholder's register of WCEH in which the transfer of the Shares is validly registered;

         (c)      complete the WCL Share Agreement;

         (d)      complete the US Switch Agreement;

         (e)      complete the UK Switch Agreement;

         (f) deliver to the Purchaser the duly executed Global Crossing Novation Agreement and to the Subsidiary duly executed novation agreements in similar form relating to contracts with Star Telecommunications, Inc. and Viatel, Inc.;

         (g) deliver to the Purchaser releases, in the agreed form, in respect of the Bankers Trust Pledges and any other pledges in respect of the Indebtedness executed as necessary before one of the civil law notaries of De Brauw Blackstone Westbroek NV;

         (h) deliver to the Purchaser resignations, in the agreed form, of the outgoing directors, secretary and auditors as required by the Purchaser;

         (i) deliver to the Purchaser the discharge of the Indebtedness in the agreed form;

         (j) deliver the Certificates in the form set out in Schedule 12 part B; and

         (k) deliver to the Purchaser legal opinions in the agreed form from D'Ancona & Pflaum LLC and De Brauw Blackstone Westbroek NV in respect of the Completion of this Agreement.

6.3      There shall be delivered or made available to the Purchaser:

         (a) the statutory books, books of account and documents of record of WCEH and the Subsidiary, and their respective certificates of incorporation and common seals; and

         (b) all the current cheque books of WCEH and the Subsidiary, together with current statements of all its bank accounts with a reconciliation to Completion.

6.4 Shareholder resolutions of WCEH and the Subsidiary shall be passed at which:

         (a) such persons as the Purchaser nominates are appointed additional directors; and

         (b) the transfers of the Shares referred to in clause 6.2(a) and of the shares to be transferred pursuant to the agreement referred to in clause 3.1 (e) are approved.

6.5      At Completion the Purchaser shall:

         (a)      transfer by telegraphic transfer the following amounts:

                  (i) $140,352,000 plus accrued interest through to the Completion Date to the account of Bankers Trust, being the amount required to discharge the Bankers Trust Pledges;

                  (ii) $117,759,300 and NLG 4,878,934, plus accrued interest through to the Completion Date to the account of WorldPort, being the amounts required to discharge the Indebtedness owed by each of WCEH and the Subsidiary;

                  (iii) $415,365 plus accrued interest through to the Completion Date to the account of Global Crossing, being the amount due and payable under the Global Crossing contract;

                  (iv)     $6,290,000 to the account of Salomon Smith Barney
                           Inc;

                  (v) $7,000,000 to the account of American International Companies; and

                  (vi) $181,961,835 (less any accrued interest paid under clauses (i), (ii) and (iii) above and less any amount caused by the reduction pursuant to clause 5.4 as mentioned below being the remaining Consideration for the Shares;

                           and the amount of the Additional Indebtedness referred to in clause 5.4 shall be repaid.

                  For the purposes of any payments made under this clause all amounts will be denominated in the currency in which they are due and, for the avoidance of doubt, the Consideration will be calculated on the basis of the closing exchange rates on 10 November 1999;

         (b)      complete the WCL Share Agreement; and

         (c)      complete the US Switch Agreement.

6.6 The Purchaser shall not be required to complete this Agreement unless at the same time the Minority Shareholder completes the agreement referred to in clause 3.1(e) and the WCL Share Agreement is completed.

7        ADJUSTMENTS TO PURCHASE CONSIDERATION

7.1 The parties shall procure, as soon as practicable and in any event within 60 days after Completion, the preparation of the Completion Accounts, which shall be prepared by WCEH, subject to this clause 7, on the basis of accounting standards generally accepted in the Netherlands and audited by WCEH's Auditors to a standard to be agreed between WCEH's Auditors and the Purchaser's Auditors. The cost of the audit shall be paid as to one half by the Vendor and as to the other half by the Purchaser.

7.2 The parties shall disclose to WCEH's Auditors and the Purchaser's Auditors all information relevant for the purposes of preparing the Completion Accounts.

7.3 The parties shall instruct WCEH, the WCEH Auditors and the Purchaser's Auditors to prepare the Net Assets Statement from the Completion Accounts and to deliver to the Vendor and the Purchaser copies of the Completion Accounts and Completion Balance Sheet and of their calculation of any adjustments required by this clause within 14 days of the preparation of the Completion Accounts.

7.4 The basis of preparing the Completion Balance Sheet is as set out below:

         (a)      except as stated in (c) below in accordance with Dutch GAAP;

         (b) they are to comprise individual balance sheets for WCEH and the Subsidiary in a similar format to the Management Accounts in Schedule 13, together with statements of assets and liabilities for the US Switch (as defined in the US Switch Agreement) and the UK Switch (as defined in the UK Switch Agreement). A statement of Net Assets will be aggregated in a similar form to Schedule 10;

         (c)      the Completion Accounts shall:

                  (i) not treat as an asset any prepayments which will not give rise to a benefit to the business of either WCEH or the Subsidiary;

                  (ii) exclude any deferred tax assets of WCEH and the Subsidiary;

                  (iii) exclude depreciation and amortisation charged to the profit and loss account from the Management Accounts Date to the date of Completion;

                  (iv) be prepared to present the individual balance sheets and statements of assets and liabilities on the basis immediately before the following specified events which are expected to occur before or at Completion:

                           (a) the transfer of the UK Switch pursuant to the UK Switch Agreement;

                           (b)      the repayment of the Indebtedness.

7.5 It is anticipated that the value of the Net Assets as at Completion will be a negative figure. To the extent that the value of such Net Assets is:

         (a) a negative figure which is greater than NLG47,748,000, the Vendor will repay to the Purchaser the amount by which this negative figure is greater than NLG47,748,000 and the Consideration shall be reduced by the amount of that repayment provided that the amount of the repayment shall not exceed $20,000,000; and

         (b) a negative figure which is less than NLG47,748,000, the Purchaser will pay to the Vendor the amount by which this negative figure is less than NLG47,748,000 and the Consideration shall be increased by the amount of that payment, provided that the amount of that payment shall not exceed $20,000,000.

7.6 Each of the parties undertakes to the other to pay the amount of any reduction or increase (as the case may be) to the other in cash within 28 days after delivery to the Vendor and the Purchaser of a copy of the calculation referred to in clause 7.3.

         Any amount due under clause 7.6 of the WCL Share Agreement may be off-set against any amount due under this clause.

7.7 Disputes with respect to the Completion Accounts or the Completion Balance Sheet or the calculation of the Net Assets Statement or any other matter referred to in this clause 7 shall be referred for final settlement to a firm of chartered accountants, nominated jointly by the Vendor and the Purchaser, or, failing nomination within 14 days after request by either the Vendor or the Purchaser, nominated at the request of either party by the President for the time being of the Institute of Dutch Chartered Accountants. The firm shall act as experts and not as arbitrators and their decision (in the absence of manifest error) shall be final and binding on the parties. Their fees shall be payable by the Vendor and the Purchaser in such proportions as the firm determines.

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

7.8 For the purposes of the Purchaser's review under this clause 7, the Purchaser's Auditors and the Vendor's Auditors attempts to resolve any dispute under this clause 7 and the settlement of any dispute by the independent accountants, the Vendor and the Purchaser shall ensure that the Vendor's Auditors and the Purchaser's Auditors and (if applicable) the independent accountants are promptly given all information, assistance and access to all books of accounts, documents, files and papers which they may reasonably require.

7.9 Unless otherwise indicated under this agreement, the translations of local currency amounts into US Dollars will be made on the basis of the closing exchange rates on 10 November 1999.

8        COVENANTS OF WCEH AND WORLDPORT

8.1 WCEH and WorldPort hereby covenant that during the period between the date of this Agreement and Completion WCEH and the Subsidiary shall use reasonable endeavours to:

         (a) continue negotiations in respect of the seven outstanding local loop lease agreements with the relevant Dutch Regional Electricity companies, being Telecai Utrecht, Palet Kabelcom, ENECO, Casema, Castel, UPC and Cecatel; and

         (b) negotiate the renewal of the interconnection agreement between the Subsidiary and KPN Telecom dated 19 June 1997, which has a term of three years starting 1 July 1997, ending 1 July 2000.

8.2 Notwithstanding the WCEH Warranties and the disclosures made in the WCEH Disclosure Letter, the Vendor and WorldPort hereby agree to indemnify the Purchaser in respect of any liability (including any costs incurred) in relation to or arising out of any of the following matters:

         (a) the current review by the Dutch Treasury of the pension scheme of the Subsidiary;

         (b)      any claim by Mr Zolfagharpour;

         (c) any Dutch capital duty payable by either WCEH or the Subsidiary in respect of events or transactions occurring on or before Completion;

         (d) any liability of WCEH or the Subsidiary to pay any amount in respect of tax or Social Security Contributions (and any associated interest or penalties) or to pay an amount to an employee, director, ex-employee or ex-director by way of additional salary or otherwise arising out of the expense allowance matter disclosed in the WCEH Disclosure Letter against paragraph 3.1 of Schedule 2.

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         PROVIDED ALWAYS that the limitations contained in clauses 9.3, 9.5,
         9.7, 9.8 and 9.9 shall apply to the above.

8.3 On Completion, the employment contract of Mr Steve Courter shall be transferred by WorldPort to the Subsidiary.

8.4 WorldPort hereby covenants with the Purchaser that the information statement referred to in Clause 3.4 (b) that shall be distributed to WorldPort shareholders shall comply with all applicable provisions of the US Securities Exchange Act and the related rules and regulations thereunder.

9        WARRANTIES BY THE VENDOR

9.1 The Vendor and WorldPort warrant to the Purchaser that, save as set out in the WCEH Disclosure Letter, the WCEH Warranties are accurate in all material respects and as at Completion will be accurate in all material respects except to the extent that such warranties are not accurate in all material respects as at the Completion Date as a result of:

         (a) except for paragraph 7.3 of Schedule 2 an event or occurrence outside the control of the Vendor and/or WorldPort (as the case may be) occurring during the period from the date of this agreement until the Completion Date;

         (b) any act or omission of the Purchaser during the period from the date of this agreement until the Completion Date; and

         (c) any action taken by WCEH or the Subsidiary in the ordinary course of business during the period from the date of this Agreement until the Completion Date.

9.2      The Vendor and WorldPort warrant to the Purchaser that:

         (a) the execution, delivery and performance of this agreement and all documents executed or to be executed in connection therewith have been duly authorised by all necessary corporate action on behalf of the Vendor and WorldPort. This agreement constitutes, and, as of the Completion Date, all documents executed or to be executed in connection therewith shall constitute, the legal, valid and binding obligation of the Vendor and WorldPort enforceable against them in accordance with its terms;

         (b) other than as stated in this agreement, or in the WCEH Disclosure Letter there is no pledge, lien or other encumbrance on, over or affecting the Shares, the shares of the Subsidiary or the assets of WCEH or the Subsidiary and there is no agreement or arrangement to give or create any such encumbrance and no claim has been made by any person to be entitled to any of the foregoing;

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         (c)      no consent, approval or other action by any shareholder of
                  WorldPort is required for the consummation of any of the transactions contemplated by this Agreement other than the approval referred to in clause 3.1(a).

9.3 The Vendor and WorldPort shall not be liable in respect of any claim under the WCEH Warranties unless the Purchaser serves written notice of such claim setting out the nature of the claim and so far as is practicable its estimate of the amount claimed upon the Vendor and/or WorldPort by, in respect of claims in relation to Taxation, not later than the date following the expiry of five full accounting periods following Completion and, in respect of all other claims, by not later than 30 September 2001 PROVIDED THAT the amount payable in respect of the relevant claim is agreed by the Vendor and/or WorldPort within 12 months of the date of such written notice or legal proceedings are instituted in respect of such claim by the due service of process on the Vendor and/or WorldPort by the date falling 12 months after the date of such written notice, unless extended by agreement between the parties.

9.4 The Vendor and WorldPort shall not be liable in respect of any claim under the WCEH Warranties (except for paragraph 7.3 of Schedule 2) unless the aggregate liability in respect of that claim (which shall include any claims arising out of the same causes or event) and all other claims exceeds $10,000,000 in which case only the excess shall be recoverable.

9.5 Subject to clause 10.2 the aggregate liability of the Vendor and WorldPort under the WCEH Warranties and the WCL Warranties (as defined in the WCL Share Agreement) shall not (in respect of claims made in the period to 30 September 2000) exceed $150,000,000 and (in respect of claims made thereafter) exceed $100,000,000 (including claims made in the period to 30 September 2000).

9.6 The Purchaser shall in relation to any loss or liability which may give rise to a claim under this Agreement against the Vendor and WorldPort, discharge its common law duty to use reasonable endeavours to mitigate the loss suffered by it.

9.7 The Vendor and WorldPort shall not be liable in respect of any claim under the WCEH Warranties in respect of any breach or claim:

         (a) to the extent that such breach or claim would not have arisen but for some voluntary act, omission, transaction or arrangement, which could reasonably have been avoided and which is not required by law, carried out after Completion by or on behalf of all or any of the Purchaser or WCEH and its respective successors in title;

         (b) to the extent that such breach or claim would not have arisen or occurred but for the coming into force of any legislation not in force at Completion but having retrospective effect or by reason of the withdrawal of any extra statutory concession applying at Completion or a change in the application of

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

                  any extra statutory concession applying at Completion, in each case having retrospective effect;

         (c) to the extent that WCEH recovers against any loss or damage suffered arising out of such breach or claim under the terms of any insurance policy for the time being in force;

         (d) to the extent that such breach or claim arises as a result of any change in the accounting bases or policies in accordance with which WCEH values its assets or calculates its liabilities or any other change in accounting practice on or after Completion.

9.8 If the Vendor or WorldPort pays or is due to pay to the Purchaser an amount in respect of any claim under the WCEH Warranties and the Purchaser recovers from a third party any amount in respect of the matter giving rise to that claim, the Purchaser shall (or shall procure that WCEH shall) forthwith repay to or reduce the amount due from the Vendor or WorldPort the sum which represents or would represent a double recovery under such claim less all costs, charges and expenses including Taxation reasonably incurred by the Purchaser in recovering that sum from the third party and any applicable taxation suffered by the Purchaser in respect of that recovery.

9.9 If any claim is received by the Purchaser or WCEH from a third party in respect of which the Vendor or WorldPort may be or become liable under the WCEH Warranties, the Purchaser shall procure that WCEH shall:

         (a) as soon as reasonably practicable give written notice thereof to the Vendor or (with a copy to the Vendor's Solicitors) specifying the nature of the claim in reasonable detail;

         (b) not make any admission of liability, agreement or compromise to or with any person in relation thereto without the prior written consent of the Vendor or (such consent not to be unreasonably withheld or delayed), provided always that no such prior consent in writing shall be required in circumstances where, in the reasonable opinion of the Purchaser, failure to admit liability or to compromise or settle such claim shall be materially prejudicial to the goodwill or reputation of WCEH or the Purchaser;

         (c) give the Vendor or WorldPort and its professional advisers reasonable access on reasonable notice to the premises and personnel of WCEH and to any relevant documents and records within the possession or control of the Purchaser or WCEH for the purpose of enabling the Vendor or WorldPort to consider the merits of such claim and to take copies thereof (at the expense of the Vendor or WorldPort); and

         (d) take such action as the Vendor or WorldPort may reasonably request to avoid, dispute, resist, appeal or compromise such claim, subject to the Purchaser and WCEH being indemnified to their reasonable satisfaction


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

                  against all losses, liabilities, costs and expenses which they may suffer or incur by reason of such action including, for the avoidance of doubt, the amount of any third party claim.

9.10 Where under the provisions of the Taxation statutes or otherwise the Purchaser and/or WCEH is entitled (whether by right of indemnity, reimbursement or any other means) to recover from some other person (not being the Purchaser or WCEH but including, without limitation any Taxation authority) any sum or benefit in respect of any matter giving rise or which may give rise to a claim against the Vendor or WorldPort under the WCEH Warranties, the Purchaser shall (and shall procure that WCEH shall) as soon as reasonably practicable notify the Vendor in writing of such entitlement and at the request of the Vendor or WorldPort and subject to being indemnified and secured to their reasonable satisfaction against all losses, liabilities, costs and expenses which they may suffer or incur thereby take all appropriate and reasonable steps to enforce recovery at the sole cost of the Vendor or WorldPort including without limitation the issuance of proceedings in the name of WCEH.

9.11 Any payment by the Vendor or WorldPort pursuant to the WCEH Warranties shall be treated for all purposes by the parties as a reduction in the Consideration.

9.12 The Purchaser shall only be entitled to recover once for the same loss in respect of two or more breaches of the WCEH Warranties for claims relating to the same subject matter.

9.13 Where qualified by the knowledge, information, belief or awareness of the Vendor or WorldPort, each Warranty is deemed to include such knowledge, information, belief or awareness held, in respect of the relevant subject matter of such Warranty, by the following senior management individuals:

         Carl Grivner (Chief Executive Officer: WorldPort), John Hanson (Chief Financial Officer: WorldPort), Stephen Courter (Managing Director: the Subsidiary), David Hickey (Managing Director: corporate development: the Subsidiary), Peter Veenman (Vice President Director: the Subsidiary), Malcolm Arnold (Vice President Officer: the Subsidiary) and Jeroen Bulk (Chief Financial Officer: the Subsidiary).

9.14 The Purchaser acknowledges that, in connection with the WCEH Warranties, it has had the opportunity to review all of the documentation as set out in the Data Room Disclosure List and that the documents referred to in the Data Room Disclosure List shall be treated as having been fully disclosed to it for the purposes of disclosure against the WCEH Warranties.

9.15 The Purchaser confirms, and agrees that as at the date hereof neither the Purchaser nor any director of the Purchaser is aware of any fact, matter or circumstance which constitutes or is reasonably likely to constitute a breach of the WCEH Warranties and to the extent that the Purchaser or any such director is so

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

         aware, no claim may be made under the WCEH Warranties in respect of such facts, matter or circumstance.

9.16 Each of the parties acknowledges that in agreeing to enter into this agreement it has not relied on any representation, warranty, undertaking or other assurance except those set out or referred to in this agreement. Without prejudice to the foregoing, the Purchaser acknowledges that it has not relied on any representations or warranties or other information contained in the information on the Vendor and the Company prepared by Salomon Smith Barney or in any other written or oral information supplied by or on behalf of the Vendor or WorldPort or its advisers or made or supplied in connection with the negotiations of the sale and purchase under this agreement except those set out or referred to in this Agreement.

9.17     Each of WorldPort and the Vendor represent that:

         (a) in connection with the transactions contemplated by this Agreement, WorldPort retained Salomon Smith Barney as adviser; prior to the negotiation, execution and delivery of this Agreement, Salomon Smith Barney solicited expressions of interest from potential purchasers of the assets, each of whom Salomon Smith Barney reasonably believed would consider the possibility of making an offer to acquire such assets and had the financial capability to fund such acquisitions, and each of whom was given the opportunity to submit to WorldPort and the Vendor an offer to consummate the transactions contemplated by this Agreement; WorldPort provided such potential purchasers with detailed information with respect to such assets and permitted all such potential purchasers to have reasonable access to the Data Room in order for them to assess their willingness to submit specific proposals for the acquisition of such assets;

         (b) assuming Completion were to occur on the date of this Agreement, following consummation of the transactions contemplated by this Agreement:

                  (i) it and its subsidiaries would be able to pay its debts as they come due;

                  (ii) it and its subsidiaries would have adequate capital to conduct its remaining business; and

                  (iii) the fair value of its assets would be greater than the total amount of its liabilities (including contingent and unliquidated liabilities);

         (c) the transactions contemplated by this agreement are not being made with the intent to hinder, delay or defraud any creditors of WorldPort, the Vendor or any of their respective subsidiaries;

         (d) the consummation of the transactions contemplated by this Agreement will not cause WorldPort or their respective subsidiaries to become insolvent or

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

         stop payment of its debts, or be subject to an involuntary bankruptcy, insolvency, reorganisation or similar proceeding;

         (e) neither it nor its directors or shareholders, nor any of its respective subsidiaries, or any of their boards of directors or shareholders has commenced a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganisation or other similar law, nor, to the best of its knowledge, on the assumption that the transaction is completed, is any such case or proceeding contemplated; and

         (f) WorldPort has obtained excess liability insurance coverage in the amount of $90 million relating to certain class action litigation in which WorldPort is a defendant pursuant to a binder agreement dated November 8, 1999 between WorldPort and American International Companies and such insurance is in full force and effect and WorldPort has received no notice that the insurer will seek to deny coverage with respect thereto.

9.18 The limitations on liability contained in clauses 9.4 and 9.5 shall not apply to any claim made for breach of any WCEH Warranty relating to Taxation and the limitations on liability contained in clause 9.4 shall not apply to any claim under clause 8.2. This Clause 9 shall be subject to clause 10.2.

9.19 The Parties may also agree to other warranties which shall have effect as if set out in this Agreement.

10       Y2K

10.1 The parties agree that following the date of this Agreement, one of the Purchaser's employees, agents or consultants shall work with the Vendor and WorldPort to assess the work carried out to date and the work to be carried out to make WCEH and the Subsidiary and WCL Year 2000 Compliant.

10.2     Notwithstanding any other provision of this agreement:

         (a) if, prior to Completion, there shall occur a material disruption to the business of WCEH and/or the Subsidiary and/or WCL caused by a failure of the assets of any such business to be Year 2000 Compliant, resulting in a breach of paragraph 7.3 of Schedule 2, or paragraph 7.3 of Schedule 2 to the WCL Share Agreement, the Purchaser shall notify the Vendor of such occurrence as soon as is reasonably practicable and shall indicate to the Vendor whether it considers the aggregate amount of any claims it shall have pursuant to those paragraphs is over $100,000,000 (on the assumption that the limitations in clause 9.4 and clause 9.4 of the WCL Share Agreement do not apply in those circumstances);

         (b) if such a notice is delivered, Completion shall not take place until the expiry of at least 7 days, during which time the Vendor shall, if the Purchaser has indicated that it considers the amount of any such claim to

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

                  exceed $100,000,000, have the right to terminate this Agreement by notice in writing to the Purchaser;

         (c) if the Purchaser has indicated that it does not consider the aggregate amount of any such claims to exceed $100,000,000 following Completion the Purchaser may not claim for any breach of paragraph 7.3 of Schedule 2 or of paragraph 7.3 of
                  Schedule 2 to the WCL Share Agreement in respect of an aggregate amount exceeding $100,000,000 (on the assumption that the limitations in such Clauses 9.4 do not apply in these circumstances);

         (d)      in respect of any claim for breach of paragraph 7.3 of
                  Schedule 2 and of paragraph 7.3 of Schedule 2 to the WCL Share Agreement made prior to 31 March 2000, the maximum aggregate liability of the Vendor and WorldPort referred to in clause
                  9.5 shall be increased by an additional $50 million.

11       ASSIGNMENT AND SUCCESSIONS

         Except as expressly provided above, none of the rights of the parties under this agreement or the WCEH Warranties may be assigned or transferred except that the Purchaser may assign, transfer or novate its rights to any Associate, provided that the Purchaser will guarantee the obligations of that Associate transferred to it under this Agreement. If that Associate shall subsequently cease to be an Associate of the Purchaser, the Purchaser will immediately procure the re-assignment of such rights back to the Purchaser.

12       TERMINATION

         This agreement and the transactions contemplated hereby may be terminated at any time prior to the Completion Date by prompt notice given in accordance with clause 17:

         (a)      by the mutual written consent of the Purchaser and the Vendor;
                  or

         (b)      by the Vendor if:

                  (i) there has been a material breach by the Purchaser of any representation or warranty contained in this agreement; or

                  (ii) there has been a material breach of any of the covenants or agreements set forth in this agreement on the part of the Purchaser, and which breach is not cured within 30 days after written notice of such breach is given by the Vendor to the Purchaser;

         (c)      by the Purchaser if:

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

                  (i) there has been a material breach by the Vendor or WorldPort of any representation or warranty contained in this agreement; or

                  (ii) there has been a material breach of any of the covenants or agreements set forth in this agreement on the part of the Vendor or WorldPort, which breach is not cured within 30 days after written notice of such breach is given by the Purchaser to the Vendor;

         (d) by either the Purchaser or the Vendor if the Completion shall not have occurred at or before 11:59pm on the Longstop Date; provided, however, that the right to terminate this agreement under this clause 12(d) shall not be available to any party whose breach of a warranty or failure to fulfil any material obligation under this agreement has been the cause of or resulted in the failure of the Completion to occur on or prior to the aforesaid date.

13       ANNOUNCEMENTS

13.1 No announcement shall be made in respect of the subject matter of this agreement, except as specifically agreed between the parties, unless an announcement is required by any applicable law or is required to be made to the Stock Exchange, NASDAQ Stock Market or the Securities Exchange Commission and the party making such an announcement shall, where possible, discuss the content of the announcement with the other side.

13.2 If this agreement ceases to have effect, the Purchaser will release and return to WCEH all documents concerning it provided to the Purchaser or its advisers in connection with this agreement and will not use or make available to another person information which it or its advisers have been given in respect of WCEH and which is not in the public domain.

14       INFORMATION

         The Vendor shall procure that, prior to Completion, the Purchaser, its agents, representatives, auditors and solicitors are given promptly on request all such facilities and information regarding the business, assets, liabilities, contracts and affairs of WCEH, and of the documents of title and other evidence of ownership of its assets, as the Purchaser reasonably requires.

15       COSTS

         All expenses incurred by or on behalf of the parties, including all fees of agents, representatives, solicitors, auditors and actuaries employed by any of them in connection with the negotiation, preparation or execution of this agreement, shall be borne solely by the party who incurred the liability, and WCEH shall not have any liability in respect of them.

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16       TIME OF ESSENCE

         Time shall be of the essence of this agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which, by agreement in writing between or on behalf of the Vendor and the Purchaser, are substituted for them.

17       COMMUNICATIONS

17.1 All communications between the parties with respect to this agreement shall:

         (a) be delivered by hand, or sent by post to the above address (in the case of a notice to the Vendor, marked for the attention of John Hanson) or

         (b) be sent by facsimile transmission to the facsimile transmission numbers stated below or as notified for the purpose of this clause.

17.2     Communications shall be deemed to have been received as follows:

         (a)      if sent by post - 3 business days after posting;

         (b) if delivered by hand - on the day of delivery, if delivered at least 2 hours before the close of business hours on a business day, and otherwise on the next business day;

         (c) if sent by facsimile transmission - at the time of transmission, if received at least 2 hours before the close of business hours on a business day, and otherwise on the next business day.

17.3 For this purpose, a "business day" means a day on which the clearing banks in the City of London are open for business and "business hours" mean between the hours of 09.00 and 18.00 inclusively local time.

17.4     The facsimile transmission numbers referred to in clause 17.1 are:

         (a)      for the Vendor - 001-847-913-0037 (attention John Hanson)

         (b)      for WorldPort - 001-847-913-0037 (attention John Hanson)

         (c)      for the Purchaser - 020-7206-5454 (attention Chris Hibbert)

17.5 The Vendor and WorldPort hereby appoint Rakisons of 14/18 Gresham Street, London EC2V 7JE England, marked for the personal attention of Michael Thompson as their authorised agent for the purpose of accepting service of process for all purposes in connection with this Agreement.

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18       CONFIDENTIALITY

         None of the parties shall issue any press release or publish any circular to shareholders or any other public document or make any public statement or otherwise disclose to any person who is not a party (including (without limitation) any document or statement published, issued or made by the Vendor and/or the Purchaser to any supplier to or customer of WCEH or of the Subsidiary), in each case relating to or connected with or arising out of this agreement or the matters contained in it, without obtaining the previous approval of the other party to its contents and the manner of its presentation and publication or disclosure (such approval not to be unreasonably withheld), unless required by any applicable law.

19       INVALIDITY

         If a term in or provision of this agreement is held to be illegal or unenforceable, in whole or in part, under an enactment or rule of law, it shall to that extent be deemed not to form part of this agreement and the enforceability of the remainder of this agreement shall not be affected.

20       COUNTERPARTS

         This agreement may be executed in any number of separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

21       PROPER LAW

         The construction, validity and performance of this agreement shall be governed by the laws of England and the parties submit to the non-exclusive jurisdiction of the English Courts.

         Executed by the parties.


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



                                   SCHEDULE 2

                                   WARRANTIES
1        LAST ACCOUNTS

1.1.1 The Last Accounts were prepared in accordance with the historical cost convention; and the bases and policies of accounting, adopted for the purpose of preparing them, are the same as those adopted in preparing the audited accounts of WCEH, and the Subsidiary in respect of accounting periods since incorporation.

1.1.2    The Last Accounts:

         (a) give a true and fair view of the assets and liabilities of WCEH and the Subsidiary at the Last Accounts Date and its profits for the financial period ended on that date;

         (b)      comply with the requirements of the laws of the Netherlands;

         (c) are not affected by extraordinary, exceptional or non-recurring items, or changes in accounting policies or bases;

         (d) fully provide or reserve for or disclose all material liabilities and capital commitments of WCEH and the Subsidiary outstanding at the Last Accounts Date, including contingent, unquantified or disputed liabilities.

1.2      VALUATION OF STOCK-IN-TRADE AND WORK IN PROGRESS

         In the Last Accounts and in the accounts of WCEH for the three preceding financial years stock in trade and work in progress have been treated in accordance with Dutch GAAP.

1.3      DEPRECIATION OF FIXED ASSETS

         In the Last Accounts and in the accounts of WCEH for the three preceding financial years, fixed assets have been depreciated in accordance with Dutch GAAP.

1.4      DEFERRED TAXATION

         Where provision for deferred taxation is not made in the Last Accounts, details of the amounts of deferred taxation are disclosed in the WCEH Disclosure Letter.

1.5      ACCOUNTING REFERENCE DATE

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

         The accounting reference date of WCEH is 31 December.

1.6      BOOKS AND RECORDS

         All the accounts, books, ledgers, financial and other records, of WCEH and the Subsidiary:

         (a)      are in its possession; and

         (b)      do not contain material inaccuracies.

         (c) have been maintained in accordance with all applicable laws and are in the possession or control of the Vendor.

1.7      MANAGEMENT ACCOUNTS

         In relation to the Management Accounts:

         (a) the assets and liabilities of WCEH and the Subsidiary at the Management Accounts Date and their results for the nine month period ended on that date have not been materially mis-stated and the Vendor does not consider such accounts to be misleading;

         (b) the Management Accounts were prepared on a consistent basis to the bases and policies of accounting adopted in preparing the Last Accounts.

         (c)      such accounts contains details of:

                  (i)      profits, losses and liabilities;

                  (ii)     provisions; and

                  (iii)    share capital and reserves,

                  of WCEH and the Subsidiary.

1.8      ASSUMED DEBT

         The Assumed Debt amounts referred to in Schedule 9 are correct as the Management Accounts Date.

1.9 Since the Last Accounts Date there has been no material adverse change in the financial or trading position of WCEH.

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

2        CORPORATE MATTERS

2.1      DIRECTORS AND SHADOW DIRECTORS

2.1.1 The only directors of WCEH are the persons whose names are listed in relation to WCEH in Schedule 1.

2.1.2    No person is a shadow director of WCEH.

2.2      SUBSIDIARY, ASSOCIATIONS AND BRANCHES

2.2.1 WCEH is not the holder or owner nor has it any interest or agreed to acquire share or loan capital of a company (whether incorporated in the Netherlands or elsewhere) which is not the Subsidiary listed in
         Schedule 1.

2.2.2 WCEH has no branch, agency or place of business, or a permanent establishment outside the Netherlands.

2.3      OPTIONS OVER WCEH'S CAPITAL

         Except as required by this agreement, there are no agreements or arrangements in force which provide for the issue, allotment or transfer of, or grant to any person the right to call for the issue, allotment or transfer of, share or loan capital of WCEH held by the Vendor.

2.4      THE SHARES

2.4.1    None of the Shares was issued at a discount.

2.4.2 No share or loan capital has been issued or allotted, or agreed to be issued or allotted, by WCEH since the Last Accounts Date.

2.4.3 The Shares constitute 85% of the issued and allotted share capital of WCEH and the Subsidiary is a 100% subsidiary of WCEH.

2.4.4 The Vendor will be entitled to transfer the full legal and beneficial ownership of the Shares to the Purchaser on the terms of this agreement without the consent of a third party.

2.4.5 Save as set out in the WCEH Disclosure Letter, there is no pledge, lien or other encumbrance on, over or affecting the Shares and there is no agreement or arrangement to give or create any such encumbrance.

2.4.6 WCEH was properly incorporated under the laws of the jurisdiction under which it was incorporated and is organised in accordance with its constitutional documents.

3        TAXATION

3.1 WCEH has duly made all relevant returns and given or delivered all notices, accounts and information which ought to have been made to and is not involved in any dispute with any taxation authority in The Netherlands concerning any matter likely to affect in any way the liability (whether accrued, contingent or future) of it to Taxation of any nature whatsoever or other sums imposed, charged, assessed, levied or payable under the provisions of the Taxation statutes.

3.2 WCEH has duly paid or fully provided for all Taxation for which it is liable and so far as the Vendor is aware there are no circumstances in which interest or penalties in respect of Taxation not duly paid could be charged against it in respect of any period prior to Completion.

3.3 No liability of WCEH to Taxation has arisen or so far as the Vendor is aware will arise up to Completion save for corporation tax payable in respect of normal trading profits earned by it or other tax and insurance contributions for which it is accountable to any taxation authority in The Netherlands or other relevant authority and which has where appropriate been deducted or charged and where due paid to the Inland Revenue or such other relevant authority.

3.4 WCEH has not entered into or been a party to any schemes or arrangements designed partly or wholly for the purposes of WCEH or (so far as the Directors are aware) any other person avoiding Taxation.

3.5 All payroll Taxation deduction systems have been properly operated and the required records have been kept by WCEH.

3.6 WCEH has duly accounted for value added tax, and properly maintained all relevant records in relation to value added tax.

3.7 So far as the Vendor is aware WCEH is not liable to be assessed or to have any Taxation collected from it nor is it accountable for any Taxation in respect of any transactions, events, profits, income of gains or deemed profits, income or gains of any third party.

3.8 So far as the Vendor is aware WCEH has not carried out or been engaged in any transaction or arrangement such that there may be substituted for the actual consideration given or received by WCEH any different consideration for any Taxation purpose.

3.9 No Taxation arose in respect of the grant or waiver of the subordinated loan by WCEH to the Subsidiary.

3.10 So far as the Vendor is aware all capital duty arising in respect of share capital and share premium contributions and any informal equity contributions have been paid in full and on a timely basis.

3.11 The Dutch tax authorities have issued nil tax assessments for the Subsidiary in respect of the years ended 31 December 1996 and 31 December 1997 which contain confirmation that tax losses arose in those years of NLG 39,007,519 and NLG 57,840,500, respectively and have not subsequently indicated to the Subsidiary in writing that such confirmations no longer represent the view of the tax authorities at the date of this Agreement.

4        FINANCE

4.1      CAPITAL COMMITMENTS

         There were no commitments on capital account outstanding at the Last Accounts Date and, since the Last Accounts Date, WCEH has not made or agreed to make any capital expenditure, or incurred or agreed to incur capital commitments or disposed of or realised capital assets or an interest in capital assets.

4.2      DIVIDENDS AND DISTRIBUTIONS

         Since the Last Accounts Date no dividend or other distribution has been, or is treated as having been, declared, made or paid by WCEH.

4.3      BANK AND OTHER BORROWINGS

         Details of all limits on WCEH's bank overdraft facilities are set out in the WCEH Disclosure Letter.

4.4      BANK ACCOUNTS

4.4.1 Statements of the bank accounts of WCEH, and of the credit or debit balances as at a date not more than seven days before the date of this agreement, have been supplied to the Purchaser.

4.4.2 Since the date of each statement, there have been no payments out of the account to which the statement relates, except for payments in the ordinary course of business; and the balances on current accounts are not substantially different from the balances shown in the statements.

4.5      CREDITORS

         There is no amount owing by WCEH to a creditor other than in the ordinary course of business which has been due for more than 3 months.

5        TRADING

5.1      CHANGES SINCE LAST ACCOUNTS DATE

         Since the Last Accounts Date:

         (a)      the business of WCEH has been continued in the normal course;

         (b) WCEH has paid its creditors in accordance with their respective credit terms.

5.2      VENDOR'S OTHER INTERESTS AND LIABILITIES TO WCEH

         There is no outstanding indebtedness of the Vendor to WCEH.

5.3      EFFECT OF SALE OF SHARES

5.3.1 The Vendor has no knowledge, information or belief that after Completion (whether by reason of an existing agreement or arrangement or otherwise):

         (a)      a major supplier of WCEH will cease supplying it; or

         (b)      a major customer of WCEH will cease to deal with it.

5.3.2 So far as the Vendor is aware compliance with the terms of this agreement does not:

         (a) conflict with, or result in the breach of, or constitute a default under an agreement or arrangement to which WCEH is a party where such agreement or arrangement has an annual value to WCEH of $250,000 or more;

         (b) result in the creation, imposition, crystallisation or enforcement of an encumbrance on assets of WCEH;

         (c) result in present or future indebtedness of WCEH becoming due and payable, or capable of being declared due and payable, prior to its stated maturity.

5.4      JOINT VENTURES AND PARTNERSHIP

5.4.1 WCEH is not and has not agreed to become, a participant in or member of a joint venture, consortium, partnership or other unincorporated association.

5.4.2 WCEH is not and has not agreed to become, a party to an agreement or arrangement for sharing commissions.

5.5      LITIGATION, DISPUTES AND WINDING UP

5.5.1 WCEH and the Subsidiary are not engaged in litigation or arbitration proceedings, as claimant or defendant and there are no proceedings pending or threatened, either by or against WCEH.

5.5.2 So far as the Vendor is aware there is no dispute with a revenue or other official department in the Netherlands in relation to the affairs of WCEH.

5.5.3 So far as the Vendor is aware there are no claims pending or threatened against WCEH, by an employee or third party in respect of an accident or injury, which are not covered by insurance.

5.5.4 So far as the Vendor is aware no order has been made, or petition presented, or resolution passed for the winding up of WCEH; no distress, execution or other process has been levied in respect of WCEH which remains undischarged; and so far as the Vendor is aware there is no unfulfilled or unsatisfied judgment or court order outstanding against WCEH.

5.6      BUSINESS NAMES

         WCEH does not use a name for any purpose other than its full corporate name.

5.7      POWER OF ATTORNEY AND AUTHORITY

5.7.1    No power of attorney given by WCEH is in force.

5.7.2 No express authorities by which another person may enter into a contract or commitment to do anything on behalf of WCEH are outstanding.

5.8      LICENCES AND CONSENTS

         WCEH has obtained all necessary licences and consents for the proper carrying on of its business and all material licences and consents are valid and subsisting and so far as the Vendor is aware WCEH is not in breach of any of such licences or consents.

5.9      SUBSISTING CONTRACTS

5.9.1 The WCEH Disclosure Letter contains particulars of all existing material contracts (being those contracts having a value to WCEH of more than $250,000 annually), to which WCEH is a party.

5.9.2 WCEH is not a party to a contract, transaction or arrangement (where such an arrangement has a value to WCEH of more than $250,000 annually) which:

         (a) of an unusual or abnormal nature, or is outside the ordinary and proper course of business;

         (b)      is for a fixed term of more than twelve months;

         (c) cannot be terminated by it, in accordance with its terms, on three months' notice or less;

         (d) involves, or is likely to involve, the supply of goods the aggregate sales value of which will represent in excess of 10 per cent of its turnover for the preceding financial year.

5.10     DEFAULT UNDER AGREEMENTS

         WCEH is not:

         (a) in default under a material agreement or arrangement to which it is a party, or in respect of another material obligation or restriction by which it is bound;

         (b)      liable in respect of an express warranty.

5.11     PURCHASES AND SALES FROM OR TO ONE PARTY

         Except as set forth in the Disclosure Letter not more than 10 per cent of the aggregate amount of all the purchases, and not more than 10 per cent of the aggregate amount of all the sales, of WCEH is obtained, or made, from or to the same supplier or customer, (including a person connected with the supplier or customer).

6        EMPLOYMENT

6.1      EMPLOYEES AND TERMS OF EMPLOYMENT

6.1.1 Particulars of the identities, dates of commencement of employment and terms of employment of all the employees and officers of WCEH, including profit sharing, commission or discretionary bonus arrangements, are contained in the WCEH Disclosure Letter.

6.1.2 There are no agreements or arrangements between WCEH and a trade union or other body representing employees.

6.2      BONUS SCHEMES

         There are no schemes in operation entitling an employee of WCEH to a commission or remuneration calculated by reference to the whole or part of the turnover, profits or sales of WCEH.

6.3      CHANGES IN REMUNERATION

         During the period to which the Last Accounts relate and since the Last Accounts Date or (where employment or holding of office commenced after the beginning of the period) since the commencing date of the employment or holding of office:

6.3.1.1 no change has been made in the rate of remuneration, emoluments or pension benefits, of an officer, ex-officer or senior executive of WCEH (a senior executive being a person in receipt of remuneration in excess of $125,000 per annum); and

6.3.1.2 no material change has been made in any other terms of employment of an officer or senior executive.

6.4      TERMINATION OF CONTRACTS OF EMPLOYMENT

6.4.1 All contracts of employment to which WCEH is a party are terminable at any time on three months' notice or less without additional compensation (other than compensation in accordance with the Dutch civil code).

6.4.2 No executive of WCEH, who is in receipt of remuneration in excess of $125,000 per annum, and no officer of WCEH has given or received notice terminating his employment, except as expressly contemplated in this agreement, or will be entitled to give notice as a result of this agreement.

7        ASSETS

7.1      OWNERSHIP OF ASSETS

         Except for assets subject to hire purchase or lease arrangements, all assets were owned by WCEH at the Last Accounts Date, and WCEH had good title to all the assets included in the Last Accounts and (except for current assets subsequently sold or realised in the ordinary course of business) still owns and has good title to them and to all assets acquired since the Last Accounts Date and so far as the Vendor is aware none of the assets are subject to or affected by any option, right to acquire, mortgage, charge, pledge, lien or agreement for payment on deferred terms, judgment or other security on Encumbrance whatsoever.

7.2      INSURANCE/Y2K

7.2.1 All the material assets and undertakings of WCEH of an insurable nature are insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against by persons carrying on the same business as that carried on by it.

7.2.2 So far as the Vendor is aware WCEH is, and has for the last three years been, adequately covered against accident, damage, injury, third party loss (including product liability), loss of profits and other risks normally insured against by persons carrying on the same kind of business.

7.2.3 So far as the Vendor is aware all insurance is in full force, and nothing has been done or omitted to be done which could make any policy of insurance void or voidable.

7.3 All major critical equipment of or used by, and all services provided by, WCEH are Year 2000 Compliant.

7.4 So far as the Vendor is aware all material assets of WCEH will be operating functionally immediately before Completion.

8        PROPERTY

8.1      LEASEHOLD PROPERTIES

8.1.1 WCEH has paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in any material leases (which expressions in this clause 8 includes underleases) under which the Properties are held, and the last demand for rent (or receipt, if issued) was unqualified, and all such leases are valid and in full force.

8.1.2 The licences, consents and approvals required from the landlords and any superior landlords under the leases of the Properties have been obtained, and the covenants on the part of the tenant contained in the licences, consents and approvals have been duly performed.

8.1.3 There are no rent reviews in progress under the leases of the Properties held by WCEH, except for the annual rent increase, pursuant to indexations, as inserted in the respective lease agreement and/or the general conditions applicable thereto.

8.1.4 No obligation necessary to comply with a notice given by or other requirement of the landlord under a lease of any of the Properties is outstanding or unperformed.

8.1.5 There is no obligation to reinstate any of the Properties by removing or dismantling an alteration made to it by WCEH or a predecessor in title.

8.1.6    WCEH does not have any interest in real estate save as stated in
         Schedule 3.

8.1.7 So far as the Vendor is aware the present use of the Properties does not conflict with any material contractual obligations and so far as the Vendor is aware no material building or alteration work has been carried out without the required licences.

8.1.8 So far as the Vendor is aware no municipal, provincial or governmental or other authority has given any written instruction to WCEH in connection with pollution of soil (including sub-soil and water therein) which is currently owned or used by WCEH.


8.1.9 So far as the Vendor is aware WCEH currently holds, and is substantially in compliance with all conditions of all, permits necessary to operate its business.

9        PENSIONS

9.1      Schedule 7 contains a true and complete overview of:

9.1.1    all pension and early retirement scheme undertakings of WCEH; and

9.1.2 the obligations of WCEH to pay premiums with respect to pensions and early retirement schemes for employees and former employees of WCEH.

9.2 All premiums that have become payable in connection with the obligations referred to in sub-clause 9.1.2 have been fully paid at Completion.

9.3 No obligations exist, including past service commitments in excess of amounts anticipated in the Last Accounts.

9.4 All pension commitments made by WCEH are in accordance with the Pension and Savings Act, and WCEH is not deemed to have made any such commitments which are not in accordance with such provisions. All pension commitments made by WCEH, including back service obligations, have been fully funded.

10       INTELLECTUAL PROPERTY RIGHTS

10.1 So far as the Vendor is aware all the material Intellectual Property Rights used or required by WCEH for its business and the running of their networks are valid, enforceable, in full force and effect, registered (so far as is capable of registration) in the sole name of WCEH, not subject to renewal or re-registration within two years of the date hereof, are each in the sole and exclusive legal and beneficial ownership of WCEH without the requirement for any licence, consent or permission from or payment to any person, are each individually transferable by WCEH free from any Encumbrance of any kind and there are no defects in WCEH's title to any of them.

10.2 So far as the Vendor is aware WCEH has not granted any licences or assignments under or in respect of any Intellectual Property Rights or disclosed or provided to any person (other than employee under enforceable obligations of confidence) any confidential or secret material in which any Intellectual Property Right exists, including without limitation, know-how, trade secrets, technical assistance, confidential information or lists of customers or suppliers and is not obliged so to grant or disclose any of the same.

10.3 So far as the Vendor is aware WCEH is entitled to carry on its business in the ordinary and usual course as at present carried on and does not thereby infringe any Intellectual Property Rights of any third party nor is it liable to pay any commission, royalty or like fee or obtain any consent or licence.

10.4 So far as the Vendor is aware all fees for the grant or renewal of the Intellectual Property Rights owned or used by WCEH have been paid promptly and no circumstances exist which might lead to the cancellation, forfeiture or modification of any Intellectual Property Rights owned or used by WCEH or to the termination of or any claim for damages under any licence of Intellectual Property Rights to WCEH.

11       SPECIFIC INFORMATION

         To the best of the knowledge of the Vendor and WorldPort none of the information in the documents listed in the Data Room Documents List and in the Schedule of Disclosed Documents (as defined in the WCEH Disclosure Letter) is inaccurate or misleading in any material respect.

WORLDPORT COMMUNICATIONS INC                )
acting by:                                  )

/s/ Carl Grivner







WORLDPORT INTERNATIONAL INC                 )
acting by:                                  )

/s/ Carl Grivner






ENERGIS PLC                                 )
acting by:                                  )

/s/ Francis Michael Wilkinson

                                    ANNEX B





                            DATED NOVEMBER 11, 1999








                        WORLDPORT COMMUNICATIONS INC (1)

                                ENERGIS PLC (2)







                  -------------------------------------------

                                   AGREEMENT
                    for the sale and purchase of the issued
                                share capital of
                        WorldPort Communications Limited

                  -------------------------------------------

DATED:

PARTIES:

(1) WORLDPORT COMMUNICATIONS INC incorporated in the State of Delaware whose principal executive offices are at 1825 Barrett Lakes Boulevarde, Suite 1000 Kennesaw, Georgia 30144, United States of America ("Vendor"); and

(2) ENERGIS PLC with Company number 3438871 whose registered office is at Carmelite, 50 Victoria Embankment, London EC4Y 0DE ("PURCHASER")

INTRODUCTION

(A) The Vendor has agreed to dispose of its holding of shares in WorldPort Communications Limited to the Purchaser on the terms of this agreement.

(B) Simultaneously with the disposal of the shares in WorldPort Communications Limited, the Vendor has agreed to dispose to the Purchaser its 85% holding of shares in WorldPort Communications Europe Holding BV and to dispose of its interest in DMS GSP international gateway switches to UCS, the U.S. subsidiary of the Purchaser.

OPERATIVE PROVISIONS

1        DEFINITIONS

1.1      In this agreement, including the Schedules, the following words and expressions have the meanings stated, unless they are inconsistent with the context:

             "ADDITIONAL INDEBTEDNESS"      the aggregate of the amounts
                                            incurred in accordance with clause
                                            3.5(d) (including accrued interest)
                                            between the date of signing of this
                                            agreement and Completion

             "ASSOCIATE"                    any subsidiary or holding company
                                            of WCL, and any other subsidiary of
                                            any holding company of WCL,
                                            "holding company" having the same
                                            meaning as in CA s736 and for this
                                            purpose a company is controlled by
                                            one or more persons if he or they
                                            can exercise more than fifty per
                                            cent of the voting rights in it

              "ASSUMED DEBT"                the sum of interest bearing
                                            liabilities including financial
                                            leases excluding the Indebtedness
                                            and less cash and cash equivalents
                                            as at the Management Accounts Date,
                                            being as set out in Schedule 6

              "ASSUMED DEBT SCHEDULE"       Schedule 9 of this Agreement
                                            providing details of the Assumed
                                            Debt

              "CA"                          Companies Act 1985

              "COMPANIES ACTS"              CA, the former Companies Acts
                                            (within the meaning of CA s735(1))
                                            and the Companies Act 1989

              "THE COMPANY"                 WCL

              "COMPLETION"                  completion of the purchase of the
                                            Shares in accordance with clause 6

              "COMPLETION ACCOUNTS"         the audited balance sheet of WCL as
                                            at the Completion Date and the
                                            audited profit and loss account of
                                            WCL for the period from the Last
                                            Accounts Date to Completion
                                            prepared on the basis described in
                                            clause 7

              "COMPLETION BALANCE SHEET"    the balance sheet of WCL prepared
                                            from the Completion Accounts in
                                            accordance with clause 7 and
                                            adjusted in accordance with clause
                                            7

              "COMPLETION DATE"             subject to clause 10.2 of the WCEH
                                            Share Agreement, the date five
                                            business days after the
                                            satisfaction of the conditions set
                                            out in clause 3 or if such date
                                            falls between 31 December 1999 and
                                            14 January 2000, 15 January 2000 or
                                            such other date as may be agreed
                                            between the parties

              "CONSIDERATION"               the Consideration specified in
                                            clause 5 as adjusted in accordance
                                            with clause 5.4 and clause 7

              "DATA ROOM"                   the room located at the premises of
                                            WCEH at K.P. van der Mandelelaan
                                            130, 3062 MB Rotterdam, The
                                            Netherlands in which documentation
                                            in relation to WCL has been made
                                            available to the Purchaser for the
                                            purpose of its due diligence
                                            activities

              "DATA ROOM DISCLOSURE LIST"   the list of documents reviewed by
                                            the Purchaser in relation to the
                                            Data Room in the agreed form as
                                            attached to the Disclosure Letter

              "ENCUMBRANCE"                 includes any mortgage, charge,
                                            pledges hypothecation, lien,
                                            assignment by way of security,
                                            title retention, option, right to
                                            acquire, right of pre-emption,
                                            right of set off, counterclaim,
                                            trust arrangement or other
                                            security, preferential right or
                                            agreement to confer security, or
                                            restriction

            "FRS" a financial reporting standard issued or adopted by The Accounting Standards Board Limited

            "ICTA"                          Income and Corporation Taxes Act
                                            1988


            "INTELLECTUAL PROPERTY RIGHTS"  means patents, trade marks, service marks, trade names, domain names,
                                            registered designs, designs,
                                            semiconductor topography rights,
                                            database rights, copyrights and
                                            other forms of intellectual or
                                            industrial property (in each case
                                            in any part of the world, whether
                                            or not registered or registrable),
                                            know-how, inventions, formulae,
                                            confidential or secret processes
                                            and information, rights in computer
                                            software, and any other protected
                                            rights and assets, and any licenses
                                            and permissions in connection with
                                            the foregoing

              "INDEBTEDNESS"                the inter-company debts owed by WCL
                                            as at 30 September 1999 being as
                                            set out in Schedule 4

              "LAST ACCOUNTS"               the balance sheet, as at the Last
                                            Accounts Date, and profit and loss
                                            account for the year ended on the
                                            Last Accounts Date of WCL in the
                                            agreed form as set out in Schedule 8

              "LAST ACCOUNTS DATE"          31 December 1998 (being the date to
                                            which the Last Accounts were
                                            prepared)

              "LONGSTOP DATE"               subject to clause 3.7 of the WCEH
                                            Share Agreement, 31 January 2000 or
                                            such other date as may be agreed in
                                            writing between the Vendor and the
                                            Purchaser

              "MANAGEMENT ACCOUNTS"         the unaudited balance sheet and
                                            profit and loss accounts for the
                                            nine month period ended on and as at
                                            the Management Accounts Date for WCL
                                            in the agreed form as set out in
                                            Schedule 9

              "MANAGEMENT ACCOUNTS DATE"    30 September 1999

              "MINORITY SHAREHOLDER"        the Shareholder who holds 60 shares
                                            of NLG100 each, being 15% of the
                                            voting issued share capital of WCEH

              "NET ASSETS"                  the aggregate of the share capital
                                            plus reserves (including assigned
                                            leases) for WCL

              "THE NET ASSETS SCHEDULE"     Schedule 7 of this Agreement
                                            providing details of the Net Assets
                                            as at the Management Accounts Date

              "NET ASSETS STATEMENT"        the statement referred to in clause
                                            7

              "PROPERTIES"                  the leasehold properties in the
                                            name of WCL, set out in Schedule 3

              "PURCHASER'S AUDITORS"        PriceWaterhouseCoopers of 1
                                            Embankment Place, London WC2N 6NN

              "SHARES"                      the entire issued share capital of
                                            WCL

              "TAXATION"                    all forms of taxation, duties and
                                            levies whatsoever and whenever
                                            imposed, whether by governmental or
                                            other authority of the United
                                            Kingdom and (without limitation)
                                            includes:

                                            (a)     income tax, corporation
                                                    tax, capital gains tax,
                                                    inheritance tax, stamp
                                                    duty, value added tax,
                                                    customs and other import
                                                    duties and national
                                                    insurance contributions and
                                                    any payment whatsoever
                                                    which WCL may be or become
                                                    bound to make to any person
                                                    as a result of any
                                                    enactment relating to
                                                    taxation and any other
                                                    taxes, duties or levies
                                                    supplementing or replacing
                                                    any of the above;

                                            (b)     all interest, fines and
                                                    penalties incidental, or
                                                    relating, to any such
                                                    taxation, duties or levies,
                                                    whatsoever

              "TAX DEED"                    the deed relating to Taxation to be
                                            entered into at Completion between
                                            (1) the Vendor and (2) the
                                            Purchaser in the agreed form

              "UK SWITCH AGREEMENT"         the agreement in the agreed form of
                                            even date made between the Vendor
                                            and WCL for the sale and purchase
                                            of a Nortel 250 Switch

              "US SWITCH AGREEMENT"         the agreement of even date made
                                            between the Vendor and UCS whereby
                                            the Vendor agrees to sell its
                                            interest in the Switches and the
                                            Contracts (each as defined in the
                                            US Switch Agreement)

              "UCS"                         Unisource Carrier Services USA, Inc.

              "VENDOR'S AUDITORS"           Arthur Andersen of Prof. W.H.
                                            Keesomlaan 8, 1183 DJ Amstelveen,
                                            Postbus 75381, 1070 Amsterdam

              "VENDOR'S SOLICITORS"         Rakisons, Clements House, 14/18
                                            Gresham Street, London EC2V 7JE

              "WARRANTY CLAIM"              a claim made by the Purchaser for
                                            breach of any of the WCL Warranties

              "WCEH"                        WorldPort Communications Europe
                                            Holding B.V.

              "WCEH SHARE AGREEMENT"        the agreement of even date made
                                            between the Vendor, WorldPort and
                                            the Purchaser whereby the Vendor
                                            agrees to sell 85% of the issued
                                            share capital of WCEH

              "WCL"                         WorldPort Communications Limited

              "WCL DISCLOSURE LETTER"       the disclosure letter, of today's
                                            date, from the Vendor to the
                                            Purchaser

              "WCL WARRANTIES"              the warranties of the Vendor in
                                            respect of the sale of the Shares
                                            set out in Schedule 2 of this
                                            agreement

              "WORLDPORT"                   WorldPort International Inc,
                                            incorporated in the State of
                                            Delaware whose principal executive
                                            offices are 1825 Barrett Lakes
                                            Boulevard, Suite 100 Kennesaw,
                                            Georgia 30144, United States of
                                            America

              "YEAR 2000 COMPLIANT"         neither the performance nor the
                                            functionality of the assets when in
                                            normal use will be materially
                                            impaired by the advent of the Year
                                            2000 and in particular:

                                            (a)        Year 2000 Compliant
                                                       shall mean that no value
                                                       for current date will
                                                       cause any interruption
                                                       or error in the
                                                       operation of the assets;

                                            (b)        all manipulations of
                                                       time-related data by the
                                                       assets will produce the
                                                       desired results for all
                                                       valid date values prior
                                                       to, through and beyond
                                                       the Year 2000;

                                            (c)        date elements in these
                                                       products (including
                                                       interfaces and data
                                                       storage) will permit
                                                       specifying the century
                                                       to eliminate date
                                                       ambiguity without human
                                                       intervention including
                                                       leap year calculations;
                                                       and

                                            (d)        where any data element
                                                       is represented without a
                                                       century, the correct
                                                       century shall be
                                                       unambiguous for all
                                                       manipulations involving
                                                       that element

1.2 Unless it is inconsistent with the context a reference to a statutory provision includes a reference to:

         (a) any statutory amendment, modification, consolidation or re-enactment (whether before or after the date of this agreement);

         (b) any statutory instruments or subordinate legislation or orders made pursuant to the statutory provision;

         (c) statutory provisions of which the statutory provision is an amendment, modification, consolidation or re-enactment;

         but does not include a substituted provision.

1.3 A reference to an SSAP is a reference to a statement of standard accounting practice adopted by The Accounting Standards Board Limited.

1.4 Words denoting the singular include the plural and vice versa; words denoting one gender include all genders; words denoting persons include corporations and vice versa.

1.5      Unless otherwise stated, a reference to a clause, sub-clause or
         Schedule is a reference to a clause or sub-clause of, or Schedule to, this agreement.

1.6 Clause headings in this agreement and in the Schedules are for ease of reference only and do not affect the construction of any provision.

1.7 References to documents "in the agreed form" are to documents in terms agreed between the parties and signed (for the purposes of identification only) by the parties or the Vendor's Solicitors and the Purchaser's Solicitors.

1.8      References to Dollars ($) in this agreement shall mean U.S. Dollars.

2        DELIVERY AT SIGNING

2.1 Immediately upon signing this Agreement, the Vendor will deliver to the Purchaser the following:

(a) a duly executed copy of the US Switch Agreement and the WCEH Share Agreement; and

(b) a legal opinion, in the agreed terms from the Vendor's Solicitors in respect of this Agreement;

         and the Purchaser will enter into, with the Minority Shareholder, the agreement referred to in clause 3.1(d).

2.2 The Vendor confirms to the Purchaser receipt by it of an opinion in the agreed form from Salomon Smith Barney confirming the fairness of the Consideration referred to in this Agreement.

3        CONDITIONS PRECEDENT

3.1 This agreement shall be subject to the fulfilment at or prior to the Completion Date of each of the following conditions:

         (a) the transactions contemplated by this Agreement having been approved and adopted by the requisite action of the shareholders of WorldPort in accordance with the certificate of incorporation and by-laws of WorldPort and applicable Delaware law;

         (b) the Vendor having entered into the US Switch Agreement with UCS;

         (c) the Vendor and WorldPort having entered into the WCEH Share Agreement with the Purchaser; and

         (d) the Minority Shareholder having, entered into an agreement with the Purchaser agreeing to sell to the Purchaser the 15% of the issued share capital of WCEH held by it and none of the agreements referred to in (b) or (c) or (d) having been terminated.

         The Purchaser may, at its discretion, waive any of the above conditions other than in paragraph (a) above.

         The Vendor shall notify the Purchaser immediately on becoming aware of anything which will or may prevent any of the conditions in this clause 3.1 from being satisfied by the Longstop Date.

3.2 The obligations of the Vendor to complete the transactions contemplated is subject to the fulfilment of all of the following conditions on or prior to the Completion Date:

         (a) all obligations of the Purchaser to be performed under this agreement through, and including on, the Completion Date shall have been performed in all material respects;

         (b) the Purchaser shall have made the deliveries contemplated in clause 6.5 hereof; and

         (c) no litigation proceedings having been commenced which is reasonably likely to have a material adverse effect on the Vendor's anticipated benefits under this Agreement.

3.3 The obligations of the Purchaser to complete the transactions contemplated is subject to the fulfilment of all of the following conditions on or prior to the Completion Date:

         (a) each and every warranty made by the Vendor shall have been true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as of the Completion Date except to the extent that such warranties are not true and correct in all material respects as a result of:

                  (i) except for paragraph 7.3 of Schedule 2, an event or occurrence outside the control of the Vendor occurring during the period from the execution of this Agreement to the Completion Date;

                  (ii) any act or omission of the Purchaser during the period from the execution of this Agreement until the Completion Date;

                  (iii) any action taken by WCL in the ordinary course of business during the period from the execution of this Agreement until the Completion Date;

         (b) all obligations of the Vendor to be performed under this agreement through, and including on, the Completion Date shall have been performed in all material respects;

         (c) the Vendor and WCL shall have made the deliveries contemplated in clause 6.2 hereof; and

         (d) no litigation proceedings having been commenced which is reasonably likely to have a material adverse effect on the Purchaser's anticipated benefits under this Agreement.

3.4 The Vendor and the Purchaser shall use reasonable efforts to satisfy or procure the satisfaction of the conditions set out in this clause 3 as soon as possible and in any event by the Longstop Date.

3.5 The Vendor shall ensure that between the date of this agreement and the Completion Date (both dates inclusive):

         (a)      WCL shall carry on its business in the ordinary course;

         (b)      WCL shall not declare or pay any dividend;

         (c) WCL shall not enter into any contract or commitment of an unusual nature or which is not in the ordinary course of trading or which provides for total annual expenditure in excess of $250,000;

         (d) WCL shall not assume or incur or agree to assume or incur any capital commitment or any debt, obligation or liability:

                  (i)      outside the ordinary course of trading; or

                  (ii) within the ordinary course of trading in excess of $6 million;

         (e) the Purchaser will be entitled to convene a meeting of employees of WCL or their representatives to explain the transactions and any proposed plan of the Purchaser insofar as it relates to those employees; and

         (f) the Purchaser shall be entitled to nominate such person from time to time who shall be entitled to attend as an observer at all board meetings of WCL and to receive the same information as is provided to directors of WCL.

         For the purposes of this clause 3.5 the Purchaser acknowledges that the Vendor shall not be under any obligation whatsoever to provide further financing to WCL from the date of this agreement to the Completion Date and the expression "ordinary course of trading" shall be construed accordingly.

3.6 The Purchaser shall have the right, subject to the consent of the Vendor including as to the terms (such consent not to be unreasonably withheld) during the period from the date of this agreement until the Completion Date to require WCL to lease or borrow assets from it (or any Associate of the Purchaser) on arm's length terms.

4        AGREEMENT FOR SALE

4.1 Subject to the terms and conditions of this agreement, the Vendor shall sell and transfer with full title guarantee and the Purchaser shall purchase the Shares with all rights attaching to them, with effect from the Completion Date.

4.2 The Vendor waives any pre-emption rights it may have in relation to any of the Shares, whether under the articles of association of WCL or otherwise.

5        PURCHASE CONSIDERATION

5.1 The consideration for the shares shall (subject to adjustment as provided in clauses 5.4 and 7) be the sum of $433,700 which shall be paid in cash at Completion in accordance with the provisions of clause 6.5.

5.2 On Completion the Purchaser shall procure the repayment of the Indebtedness.

5.3 In acquiring the Shares for the consideration specified in clause 5.1 the Purchaser acknowledges that WCL remains liable for the Assumed Debt.

5.4 To the extent that any Additional Indebtedness has been incurred and remains outstanding as at the Completion Date then in such circumstances the sum to be paid for the Shares in clause 5.1 shall be reduced by that amount on a $ for $ basis and the relevant amount shall be repaid at Completion.

5.5 Schedule 10 sets out the calculation of the various payments to be made pursuant to this Agreement.

5.6 Schedule 11 sets out the calculation of the Consideration payable to the Vendor pursuant to this Agreement.

6        COMPLETION

6.1 Completion shall take place at the offices of the Vendor's Solicitors on or before the Longstop Date, when the following provisions of this clause shall apply.

6.2      The Vendor shall:

         (a) deliver to the Purchaser duly completed and signed transfers in favour of the Purchaser of the Shares, together with the relative share certificates;

         (b) deliver to the Purchaser the resignation of the auditors of WCL confirming that they have no outstanding claims and containing a statement under CA s394 (1) that there are no such circumstances as are mentioned in that section;

         (c)      complete the US Switch Agreement;

         (d) deliver to the Purchaser the duly executed assignments or novations of the WCL Contracts in the agreed form and a duly executed novation of the US leases to WCL in the agreed form;

         (e) deliver to the Purchaser resignations, in the agreed form, of the outgoing directors and secretary as required by the Purchaser;

         (f) deliver to the Purchaser the discharge of the Indebtedness in the agreed form; and

         (g)      deliver to the Purchaser the duly executed Tax Deed.

6.3      There shall be delivered or made available to the Purchaser:

         (a) the statutory books, books of account and documents of record of WCL and their certificates of incorporation and common seals; and

         (b) all the current cheque books of WCL, together with current statements of all its bank accounts with a reconciliation to Completion.

6.4      A board meeting of WCL shall be held at which:

         (a) such persons as the Purchaser nominates are appointed additional directors; and

         (b) the transfer of the Shares referred to in clause 6.2(a) are approved (subject to stamping).

6.5      At Completion the Purchaser shall:

         (a)      transfer the following amounts by telegraphic transfer:

                  (i) $4,705,600 plus accrued interest through to the Completion Date, to the account of WorldPort, being the amounts required to discharge the Indebtedness owed by WCL;

                  (ii)     $433,700 less any accrued interest paid under clause
                           (i), and less any amount caused by the reduction pursuant to clause 5.4 being the remaining Consideration for the Shares;

                  and the amount of the Additional Indebtedness shall be repaid

         (b)      complete the WCEH Share Agreement;

         (c)      complete the UK Switch Agreement; and

         (d)      deliver to the Vendor the Tax Deed.

6.6 The Purchaser shall not be obliged to complete this Agreement unless at the same time the WCEH Share Agreement and the agreement referred to in clause 3.1(d) are completed.

7        ADJUSTMENTS TO PURCHASE CONSIDERATION

7.1 The parties shall procure, as soon as practicable and in any event within 60 days after Completion, the preparation of the Completion Accounts, which shall be prepared by WCL, subject to this clause 7, on the basis of accounting standards generally accepted in the UK and audited by WCL's Auditors to a standard to be agreed between WCL's Auditors and the Purchaser's Auditors. The cost of the audit shall be paid as to one half by the Vendor and as to the other half by the Purchaser.

7.2 The parties shall disclose to WCL's Auditors and the Purchaser's Auditors all information relevant for the purposes of preparing the Completion Accounts.

7.3 The parties shall instruct WCL, the WCL Auditors and the Purchaser's Auditors to prepare the Net Assets Statement from the Completion Accounts and to deliver to the Vendor and the Purchaser copies of the Completion Accounts and Completion Balance Sheet and of their calculation of any adjustments required by this clause within 14 days of the preparation of the Completion Accounts.

7.4 The basis of preparing the Completion Balance Sheet is as set out below:

         (a)      except as stated in (c) below in accordance with UK GAAP;

         (b) they are to comprise a balance sheet for WCL in a similar format to the Management Accounts in Schedule 9. A statement of Net Assets will be aggregated in a similar form to
                  Schedule 7;

         (c)      the Completion Accounts shall:

                  (i) not treat as an asset any prepayments which will not give rise to a benefit to the business of WCL;

                  (ii)     exclude any deferred tax assets of WCL;

                  (iii) exclude depreciation and amortisation charged to the profit and loss account from the Management Accounts Date to the date of Completion;

                  (iv) be prepared to present the balance sheet and statement of assets and liabilities on the basis immediately before the following specified events which are expected to occur before or at Completion:

                           (a) the transfer of the UK Switch pursuant to the UK Switch Agreement;

                           (b)      the repayment of the Indebtedness.

7.5 It is anticipated that the value of the Net Assets as at Completion will be a negative figure. To the extent that the value of such Net Assets is:

         (a) a negative figure which is greater than (pound)1,443,000, the Vendor will repay to the Purchaser the amount by which this negative figure is greater than (pound)1,443,000, and the Consideration shall be reduced by the amount of that repayment, provided that the amount of the repayment shall not exceed $20,000,000; and

         (b) a negative figure which is less than (pound)1,443,000, the Purchaser will pay to the Vendor the amount by which this negative figure is less than (pound)1,443,000, and the Consideration shall be increased by the amount of that payment, provided that the amount of that payment shall not exceed $20,000,000.

7.6 Each of the parties undertakes to the other to pay the amount of any reduction or increase (as the case may be) to the other in cash within 28 days after delivery to the Vendor and the Purchaser of a copy of the calculation referred to in clause 7.3.

         Any amount due under clause 7.6 of the WCEH Share Agreement may be off-set against any amount due under this clause.

7.7 Disputes with respect to the Completion Accounts or the Completion Balance Sheet or the calculation of the Net Assets Statement or any other matter referred to in this clause 7 shall be referred for final settlement to a firm of chartered accountants, nominated jointly by the Vendor and the Purchaser, or, failing nomination within 14 days after request by either the Vendor or the Purchaser, nominated at the request of either party by the President for the time being of the Institute of Chartered Accountants of England and Wales. The firm shall act as experts and not as arbitrators and their decision (in the absence of manifest error) shall be final and binding on the parties. Their fees shall be payable by the Vendor and the Purchaser in such proportions as the firm determines.

7.8 For the purposes of the Purchaser's review under this clause 7, the Purchaser's Auditors and the Vendor's Auditors attempts to resolve any dispute under this clause 7 and the settlement of any dispute by the independent accountants, the Vendor and the Purchaser shall ensure that the Vendor's Auditors and the Purchaser's Auditors and (if applicable) the independent accountants are promptly given all information, assistance and access to all books of accounts, documents, files and papers which they may reasonably require.

7.9 Unless otherwise indicated under this agreement, the translations of local currency amounts into US Dollars will be made on the basis of the closing exchange rates on 10 November 1999.

8        VENDOR COVENANTS

         The Vendor hereby covenants that during the period between the date of this Agreement and Completion:

         (a) WCL shall comply with the obligations contained in the following agreements and shall not do, cause anything to be done, omit or cause anything to be omitted which would enable the counterparty to terminate such agreements:


                  (i) interlease agreements entered into by WCL and certain carriers, including Interroute, World Access, Primetec and Global One;

                  (ii) co-location agreements entered into by WCL and Telelink and Star Europe Ltd;

         (b)      WCL shall not assign or agree to assign any trademarks.

9        WARRANTIES BY THE VENDOR

9.1 The Vendor warrants to the Purchaser that, save as set out in the WCL Disclosure Letter, the WCL Warranties are accurate in all material respects and as at the Completion Date will be accurate in all material respects except to the extent that such warranties are not accurate in all material respects as at the Completion Date as a result of:

         (a) except for paragraph 7.3 of Schedule 2, an event or occurrence outside the control of the Vendor occurring during the period from the date of this Agreement to the Completion Date;

         (b) any act or omission of the Purchaser during the period from the date of this Agreement until the Completion Date; and

         (c) any action taken by WCL in the ordinary course of business during the period from the date of this Agreement until the Completion Date.

9.2      The Vendor warrants to the Purchaser that:

         (a) the execution, delivery and performance of this agreement and all documents executed or to be executed in connection therewith have been duly authorised by all necessary corporate action on behalf of the Vendor. This agreement constitutes, and, as of the Completion Date, all documents executed or to be executed in connection therewith shall constitute, the legal, valid and binding obligation of the Vendor enforceable against it in accordance with its terms;

         (b) other than as stated in this agreement, or in the WCL Disclosure Letter there is no pledge, lien or other encumbrance on, over or affecting the Shares or the assets of WCL and there is no agreement or arrangement to give or create any such encumbrance and no claim has been made by any person to be entitled to any of the foregoing; and

         (c) no consent, approval or other actions by any Shareholder of WorldPort is required for the consummation of any of the transactions contemplated by this Agreement other than the approval required by clause 3.1(a) of the WCEH Share Agreement.

9.3 The Vendor shall not be liable in respect of any claim under the WCL Warranties unless the Purchaser serves written notice of such claim setting out the nature of the claims and so far as is practicable its estimate of the amount claimed upon the Vendor by, in respect of claim in relation to Taxation, not later than the seventh anniversary of Completion and, in respect of all other claims, by not later than 30 September 2001 PROVIDED THAT the amount payable in respect of the relevant claim is agreed by the Vendor within 12 months of the date of such written notice or legal proceedings are instituted in respect of such claim by the due service of process on the Vendor by the date falling 12 months after the date of such written notice, unless extended by agreement between the parties.

9.4 The Vendor shall not be liable in respect of any claim under the WCL Warranties (except for paragraph 7.3 of Schedule 2) unless the aggregate liability in respect of that claim (which shall include any claims arising out of the same cause or event) and all other claims, including claims under the WCEH Warranties (as defined in the WCEH Share Agreement) (but not including claims under paragraph 7.3 of
         Schedule 2 to the WCEH Share Agreement) exceeds $10,000,000 in which case only the excess shall be recoverable.

9.5      Clause 9.5 of the WCEH Share Agreement shall apply to this Agreement.

9.6 The Purchaser shall, in relation to any loss or liability which may give rise to a claim under this Agreement against the Vendor, discharge its common law duty to use reasonable endeavours to mitigate the loss suffered by it.

9.7 The Vendor shall not be liable in respect of any claim under the WCL Warranties in respect of any breach or claim:

         (a) to the extent that such breach or claim would not have arisen but for some voluntary act, omission, transaction or arrangement, which could reasonably have been avoided and which is not required by law, carried out after Completion by or on behalf of all or any of the Purchaser or WCL and its respective successors in title;

         (b) to the extent that such breach or claim would not have arisen or occurred but for the coming into force of any legislation not in force at Completion but having retrospective effect or by reason of the withdrawal of any extra statutory concession applying at Completion or a change in the application of any extra statutory concession applying at Completion, in each case having retrospective effect;

         (c) to the extent that WCL recovers against any loss or damage suffered arising out of such breach or claim under the terms of any insurance policy for the time being in force;

         (d) to the extent that such breach or claim arises as a result of any change in the accounting bases or policies in accordance with which WCL values its assets or calculates its liabilities or any other change in accounting practice on or after Completion.

9.8 If the Vendor pays or is due to pay to the Purchaser an amount in respect of any claim under the WCL Warranties and the Purchaser recovers from a third party any amount in respect of the matter giving rise to that claim, the Purchaser shall (or shall procure that WCL shall) forthwith repay to or reduce the amount due from the Vendor the sum which represents or would represent a double recovery under such claim less all costs, charges and expenses including Taxation reasonably incurred by the Purchaser in recovering that sum from the third party and any applicable taxation suffered by the Purchaser in respect of that recovery.

9.9 If any claim is received by the Purchaser or WCL from a third party in respect of which the Vendor may be or become liable under the WCL Warranties, the Purchaser shall procure that WCL shall:

         (a) as soon as reasonably practicable give written notice thereof to the Vendor or (with a copy to the Vendor's Solicitors) specifying the nature of the claim in reasonable detail;

         (b) not make any admission of liability, agreement or compromise to or with any person in relation thereto without the prior written consent of the Vendor or (such consent not to be unreasonably withheld or delayed), provided always that no such prior consent in writing shall be required in circumstances where, in the reasonable opinion of the Purchaser, failure to admit liability or to compromise or settle such claim shall be materially prejudicial to the goodwill or reputation of WCL or the Purchaser;

         (c) give the Vendor and its professional advisers reasonable access on reasonable notice to the premises and personnel of WCL and to any relevant documents and records within the possession or control of the Purchaser or WCL for the purpose of enabling the Vendor to consider the merits of such claim and to take copies thereof (at the expense of the Vendor); and

         (d) take such action as the Vendor may reasonably request to avoid, dispute, resist, appeal or compromise such claim, subject to the Purchaser and WCL being indemnified to their reasonable satisfaction against all losses, liabilities, costs and expenses which they may suffer or incur by reason of such action including, for the avoidance of doubt, the amount of any third party claim.

9.10 Where under the provisions of the Taxation statutes or otherwise the Purchaser and/or WCL is entitled (whether by right of indemnity, reimbursement or any other means) to recover from some other person (not being the Purchaser or WCL but including, without limitation any Taxation authority) any sum or benefit in respect of any matter giving rise or which may give rise to a claim against the Vendor under the WCL Warranties, the Purchaser shall (and shall procure that WCL shall) as soon as reasonably practicable notify the Vendor in writing of such entitlement and at the request of the Vendor and subject to being indemnified and secured to their reasonable satisfaction against all losses, liabilities, costs and expenses which they may suffer or incur thereby take all appropriate and reasonable steps to enforce recovery at the sole cost of the Vendor including without limitation the issuance of proceedings in the name of WCL.

9.11 Any payment by the Vendor pursuant to the WCL Warranties shall be treated for all purposes by the parties as a reduction in the Consideration.

9.12 The Purchaser shall only be entitled to recover once for the same loss in respect of two or more breaches of the WCL Warranties for claims relating to the same subject matter.

9.13 Where qualified by the knowledge, information, belief or awareness of the Vendor, each Warranty is deemed to include such knowledge, information, belief or awareness held, without enquiry in respect of the relevant subject matter of such Warranty, by the following senior management individuals:

         Carl Grivner (Chief Executive Officer WorldPort), John Hanson (Chief Financial Officer WorldPort), Stephen Courter (managing director, Europe), David Hickey (managing director, corporate development :
         EnerTel NV), Peter Veenman (vice-president director: EnerTel NV), Malcolm Arnold (vice-president operations, Europe), Jeroen Bulk (chief financial officer : EnerTel NV) and David Whitefoot (employed by WCL)

9.14 The Purchaser acknowledges that, in connection with the WCL Warranties, it has had the opportunity to review all of the documentation as set out in the Data Room Disclosure List and that the documentation referred to in the Data Room Disclosure List shall be treated as having been fully disclosed to it for the purposes of disclosure against the WCL Warranties.

9.15 The Purchaser confirms and agrees that as at the date hereof neither the Purchaser nor any director or officer of the Purchaser is aware of any fact, matter or circumstance which constitutes or is reasonably likely to constitute a breach of the WCL Warranties and to the extent that the Purchaser or any such director or officer is so aware no claim may be made under the WCL Warranties in respect of such facts, matter or circumstance.

9.16 Each of the parties acknowledges that in agreeing to enter into this agreement it has not relied on any representation, warranty, undertaking or other assurance except those set out or referred to in this agreement. Without prejudice to the foregoing, the Purchaser acknowledges that it has not relied on any representations or warranties or other information contained in the information on the Vendor and the Company prepared by Salomon Smith

         Barney or in any other written or oral information supplied by or on behalf of the Vendor or its advisers or made or supplied in connection with the negotiations of the sale and purchase under this agreement except those set out or referred to in this Agreement.

9.17 The limitations on liability contained in clause 9.4 and referred to in clause 9.5 shall not apply to any claims made for breach of any WCL Warranty relating to Taxation or the Tax Deed. This clause 9 shall be subject to clause 10.2 of the WCEH Share Agreement.

10       ASSIGNMENT AND SUCCESSIONS

         Except as expressly provided above, none of the rights of the parties under this agreement or the WCL Warranties may be assigned or transferred except as referred to in clause 11 of the WCEH Share Agreement.

11       TERMINATION

         This agreement and the transactions contemplated hereby may be terminated at any time prior to the Completion Date by prompt notice given in accordance with clause 16:

         (a) by the mutual written consent of the Purchaser and the Vendor; or

         (b)      by the Vendor if:

                  (i) there has been a material breach by the Purchaser of any representation or warranty contained in this agreement; or

                  (ii) there has been a material breach of any of the covenants or agreements set forth in this agreement on the part of the Purchaser, and which breach is not cured within 30 days after written notice of such breach is given by the Vendor to the Purchaser.

         (c)      by the Purchaser if:

                  (i) there has been a material breach by the Vendor of any representation or warranty contained in this agreement; or

                  (ii) there has been a material breach of any of the covenants or agreements set forth in this agreement on the part of the Vendor, which breach is not cured within 30 days after written notice of such breach is given by the Purchaser to the Vendor;

         (d) by either the Purchaser or the Vendor if the Completion shall not have occurred at or before 11:59pm on the Longstop Date; provided, however, that the right to terminate this agreement under this clause 11(d) shall not be available to any party whose breach of a representation or warranty or failure to fulfil any material obligation under this agreement has been the cause of or resulted in the failure of the Completion to occur on or prior to the aforesaid date.

12       ANNOUNCEMENTS

12.1 No announcement shall be made in respect of the subject matter of this agreement, except as specifically agreed between the parties, unless an announcement is required by law or is requested to be made to the Stock Exchange, Nasdaq National Market or the Securities Exchange Commission and the party making such an announcement shall, where possible, discuss the content of the announcement with the other side.

12.2 If this agreement ceases to have effect, the Purchaser will release and return to WCL all documents concerning it provided to the Purchaser or its advisers in connection with this agreement and will not use or make available to another person information which it or its advisers have been given in respect of WCL and which is not in the public domain.

13       INFORMATION

         The Vendor shall procure that, prior to Completion, the Purchaser, its agents, representatives, Auditors and solicitors are given promptly on request all such facilities and information regarding the business, assets, liabilities, contracts and affairs of WCL, and of the documents of title and other evidence of ownership of its assets, as the Purchaser reasonably requires.

14       COSTS

         All expenses incurred by or on behalf of the parties, including all fees of agents, representatives, solicitors, auditors and actuaries employed by any of them in connection with the negotiation, preparation or execution of this agreement, shall be borne solely by the party who incurred the liability, and WCL shall not have any liability in respect of them.

15       TIME OF ESSENCE

         Time shall be of the essence of this agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which, by agreement in writing between or on behalf of the Vendor and the Purchaser, are substituted for them.

16       COMMUNICATIONS

16.1 All communications between the parties with respect to this agreement shall:

         (a) be delivered by hand, or sent by post to the above address (in the case of a notice to the Vendor, marked for the attention of John Hanson); or

         (b) be sent by facsimile transmission to the facsimile transmission numbers stated below or as notified for the purpose of this clause.

16.2     Communications shall be deemed to have been received as follows:

         (a)      if sent by post - 3 business days after posting;

         (b) if delivered by hand - on the day of delivery, if delivered at least 2 hours before the close of business hours on a business day, and otherwise on the next business day;

         (c) if sent by facsimile transmission - at the time of transmission, if received at least 2 hours before the close of business hours on a business day, and otherwise on the next business day.

16.3 For this purpose, a "business day" means a day on which the clearing banks in the City of London are open for business and "business hours" mean between the hours of 09.00 and 18.00 inclusively local time.

16.4     The facsimile transmission numbers referred to in clause 16.1 are:

         (a)      for the Vendor - 001 847 913 0037 (attention John Hanson);

         (b) for the Purchaser - 020 7206 5454 (attention Chris Hibbert). The Vendor hereby appoints Rakisons of 14/18 Gresham Street, London EC2V 7JE, England, marked for the personal attention of Michael Thompson as its authorised agent for the purpose of accepting service of process for all purposes in connection with this Agreement.

17       CONFIDENTIALITY

         None of the parties shall issue any press release or publish any circular to shareholders or any other public document or make any public statement or otherwise disclose to any person who is not a party (including (without limitation) any document or statement published, issued or made by the Vendor and/or the Purchaser to any supplier to or customer of WCL), in each case relating to or connected with or arising out of this agreement or the matters contained in it, without obtaining the previous approval of the other party to its contents and the manner of its presentation and publication or disclosure (such approval not to be unreasonably withheld), unless required by any applicable law.

18       INVALIDITY

         If a term in or provision of this agreement is held to be illegal or unenforceable, in whole or in part, under an enactment or rule of law, it shall to that extent be deemed not to form part of this agreement and the enforceability of the remainder of this agreement shall not be affected.

19       COUNTERPARTS

         This agreement may be executed in any number of separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

20       PROPER LAW

         The construction, validity and performance of this agreement shall be governed by the laws of England and the parties submit to the non-exclusive jurisdiction of the English Courts.

         Executed by the parties.

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                              ANNEX I - SCHEDULE 2

                                   WARRANTIES

1       LAST ACCOUNTS

1.1.1 The Last Accounts were prepared in accordance with the historical cost convention; and the bases and policies of accounting, adopted for the purpose of preparing them, are the same as those adopted in preparing the audited accounts of WCL in respect of accounting periods since incorporation.

1.1.2   The Last Accounts:

        (a) give a true and fair view of the assets and liabilities of WCL at the Last Accounts Date and its profits for the financial period ended on that date;

        (b)     comply with the requirements of the Companies Acts;

        (c) comply with the current FRSs applicable to United Kingdom companies;

        (d) are not affected by extraordinary, exceptional or non-recurring items, or changes in accounting policies or bases;

        (e) fully provide or reserve for or disclose all material liabilities and capital commitments of WCL outstanding at the Last Accounts Date, including contingent, unquantified or disputed liabilities.

1.2     VALUATION OF STOCK-IN-TRADE AND WORK IN PROGRESS

        In the Last Accounts and in the accounts of WCL for the three preceding financial years stock in trade and work in progress have been treated in accordance with SSAP 9.

1.3     DEPRECIATION OF FIXED ASSETS

        In the Last Accounts and in the accounts of WCL for the three preceding financial years, fixed assets have been depreciated in accordance with SSAP 12.

1.4     DEFERRED TAXATION

        Where provision for deferred taxation is not made in the Last Accounts, details of the amounts of deferred taxation are disclosed in the WCL Disclosure Letter.

1.5     ACCOUNTING REFERENCE DATE

        The accounting reference date of WCL for the purposes of CA s224 is 31 December.

1.6     BOOKS AND RECORDS

        All the accounts, books, ledgers, financial and other records, of WCL:

        (a)     are in its possession; and
        (b)     do not contain material inaccuracies; and
        (c) have been maintained in accordance with all applicable laws and are in the possession or control of the Vendor.

1.7     MANAGEMENT ACCOUNTS

        In relation to the Management Accounts:

        (a) the assets and liabilities of WCL and the Management Accounts Date and their results for the nine month period ended on that date have not been materially mis-stated and the Vendor does not consider such accounts to be misleading;

        (b) the Management Accounts were prepared on a consistent basis to the bases and policies of accounting adopted in preparing the Last Accounts; and such accounts contains details of; and

        (c)     such accounts contains details of:

                (i)     profits, losses and liabilities;

                (ii)    provisions; and

                (iii)   share capital and reserves, of WCL.

1.8     ASSUMED DEBT

        The Assumed Debt amounts referred to in Schedule 9 are correct as the Management Accounts Date.

1.9 Since the Last Accounts Date there has been no material adverse change in the financial or trading position of WCL.

2       CORPORATE MATTERS

2.1     DIRECTORS AND SHADOW DIRECTORS

2.1.1 The only directors of WCL are the persons whose names are listed in relation to WCL in Schedule 1.

2.1.2   No person is a shadow director (within the meaning of CA s741) of WCL.

2.2     SUBSIDIARY, ASSOCIATIONS AND BRANCHES

2.2.1 WCL is not the holder or owner nor has it any interest or agreed to acquire share or loan capital of a company (whether incorporated in the United Kingdom or elsewhere).

2.2.2 WCL has no branch, agency or place of business, or a permanent establishment outside the United Kingdom.

2.3     OPTIONS OVER WCL'S CAPITAL

        Except as required by this agreement, there are no agreements or arrangements in force which provide for the issue, allotment or transfer of, or grant to any person the right to call for the issue, allotment or transfer of, share or loan capital of WCL held by the Vendor.

2.4     THE SHARES

2.4.1   None of the Shares was issued at a discount.

2.4.2 No share or loan capital has been issued or allotted, or agreed to be issued or allotted, by WCL since the Last Accounts Date.

2.4.3 The Shares constitute the whole of the issued and allotted share capital of WCL.

2.4.4 The Vendor will be entitled to transfer the full legal and beneficial ownership of the Shares to the Purchaser on the terms of this agreement without the consent of a third party.

2.4.5 Save as set out in the WCL Disclosure Letter, there is no pledge, lien or other encumbrance on, over or affecting the Shares and there is no agreement or arrangement to give or create any such encumbrance.

2.4.6 WCL was properly incorporated under the laws of the jurisdiction under which it was incorporated.

3       TAXATION

3.1 WCL has duly made all returns and given or delivered all notices, accounts and information which ought to have been made to and is not involved in any dispute with the Inland Revenue or other authority concerning any matter likely to affect in any way the liability (whether accrued, contingent or future) of it to Taxation of any nature whatsoever or other sums imposed, charged, assessed, levied or payable under the provisions of the Taxation statutes.

3.2 WCL has duly paid or fully provided for all Taxation for which it is liable and so far as the Vendor is aware there are no circumstances in which interest or penalties in respect of Taxation not duly paid could be charged against it in respect of any period prior to Completion.

3.3 No liability of WCL to Taxation has arisen or so far as the Vendor is aware will arise up to Completion save for corporation tax payable in respect of normal trading profits earned by it or other tax and insurance contributions for which it is accountable to the Inland Revenue, Customs and Excise or other relevant authority and which has where appropriate been deducted or charged and where due paid to the Inland Revenue or such other relevant authority.

3.4 WCL has not entered into or been a party to any schemes or arrangements designed partly or wholly for the purposes of WCL or (so far as the Directors are aware) any other person avoiding Taxation.

3.5 All documents in the possession of WCL and which attract stamp or transfer duty in the United Kingdom or elsewhere have been properly stamped.

3.6 All payroll Taxation deduction systems have been properly operated and the required records have been kept by WCL.

3.7 WCL has duly accounted for value added tax, and properly maintained all records in relation to value added tax.

3.8 So far as the Vendor is aware WCL is not liable to be assessed or to have any Taxation collected from it nor is it accountable for any Taxation in respect of any transactions, events, profits, income of gains or deemed profits, income or gains of any third party.

3.9 So far as the Vendor is aware WCL has not carried out or been engaged in any transaction or arrangement such that there may be substituted for the actual consideration given or received by WCL any different consideration for any Taxation purpose.

4       FINANCE

4.1     CAPITAL COMMITMENTS

        There were no commitments on capital account outstanding at the Last Accounts Date and, since the Last Accounts Date, WCL has not made or agreed to make any capital expenditure, or incurred or agreed to incur capital commitments or disposed of or realised capital assets or an interest in capital assets.


4.2     DIVIDENDS AND DISTRIBUTIONS

        Since the Last Accounts Date no dividend or other distribution (as defined in ICTA Part VI Chapter II as extended by ICTA s418) has been, or is treated as having been, declared, made or paid by WCL.

4.3     BANK AND OTHER BORROWINGS

        Details of all limits on WCL's bank overdraft facilities are set out in the WCL Disclosure Letter.


4.4     BANK ACCOUNTS

4.4.1 Statements of the bank accounts of WCL, and of the credit or debit balances as at a date not more than seven days before the date of this agreement, have been supplied to the Purchaser.

4.4.2 Since the date of each statement, there have been no payments out of the account to which the statement relates, except for payments in the ordinary course of business; and the balances on current accounts are not substantially different from the balances shown in the statements.

4.5     CREDITORS

        There is no amount owing by WCL to a creditor which has been due for more than 3 months.

5       TRADING

5.1     CHANGES SINCE LAST ACCOUNTS DATE

        Since the Last Accounts Date:

        (a)     the business of WCL has been continued in the normal course;

        (b) WCL has paid its creditors in accordance with their respective credit terms.

5.2     VENDOR'S OTHER INTERESTS AND LIABILITIES TO WCL

        There is no outstanding indebtedness of the Vendor to WCL.

5.3     EFFECT OF SALE OF SHARES

5.3.1   The Vendor has no knowledge, information or belief that after
        Completion:

        (a)     a major supplier of WCL will cease supplying it; or

        (b)     a major customer of WCL will cease to deal with it.

5.3.2 So far as the Vendor is aware compliance with the terms of this agreement does not:

        (a) conflict with, or result in the breach of, or constitute a default under an agreement or arrangement to which WCL is a party where such agreement or arrangement has an annual value of WCL of $250,000 or more;

        (b) result in the creation, imposition, crystallisation or enforcement of an encumbrance on assets of WCL;

        (c) result in present or future indebtedness of WCL becoming due and payable, or capable of being declared due and payable, prior to its stated maturity.

5.4     JOINT VENTURES AND PARTNERSHIP

5.4.1 WCL is and has not agreed to become, a participant in or member of a joint venture, consortium, partnership or other unincorporated association.

5.4.2 WCL is not and has not agreed to become, a party to an agreement or arrangement for sharing commissions.

5.5     LITIGATION, DISPUTES AND WINDING UP

5.5.1 WCL is not engaged in litigation or arbitration proceedings, as claimant or defendant and there are no proceedings pending or threatened, either by or against WCL.

5.5.2 So far as the Vendor is aware there is no dispute with a revenue or other official department in the United Kingdom or elsewhere in relation to the affairs of WCL, and so far as the Vendor is aware there is nothing which may give rise to a dispute.

5.5.3 So far as the Vendor is aware there are no claims pending or threatened against WCL, by an employee or third party in respect of an accident or injury, which are not covered by insurance.

5.5.4 So far as the Vendor is aware no order has been made, or petition presented, or resolution passed for the winding up of WCL; no distress, execution or other process has been levied in respect of WCL which remains undischarged; and so far as the Vendor is aware there is no unfulfilled or unsatisfied judgment or court order outstanding against WCL.

5.5.5 WCL has not stopped payment nor is it insolvent or unable to pay its debts within the meaning of Insolvency Act 1986 s123 (but omitting any requirement to prove anything to the satisfaction of the court).

5.6     BUSINESS NAMES

        WCL does not use a name for any purpose other than its full corporate name.

5.7     POWERS OF ATTORNEY AND AUTHORITY

5.7.1   No power of attorney given by WCL is in force.

5.7.2 No express authorities by which another person may enter into a contract or commitment to do anything on behalf of WCL are outstanding.

5.8     LICENCES AND CONSENTS

        WCL has obtained all necessary licences and consents for the proper carrying on of its business and all the licences and consents are valid and subsisting and so far as the Vendor is aware WCL is not in breach of any of the licences or consents; and there is nothing that might prejudice their continuation or renewal.

5.9     SUBSISTING CONTRACTS

5.9.1 The WCL Disclosure Letter contains particulars of all existing material contracts (being those contracts having a value to WCL of more than $250,000 annually), to which WCL is a party.

5.9.2 WCL is not a party to a contract, transaction, arrangement (where such an arrangement has a value to WCL of more than $250,000 annually) which:

        (a) is of an unusual or abnormal nature, or outside the ordinary and proper course of business;

        (b)     is for a fixed term of more than twelve months;

        (c) cannot be terminated by it, in accordance with its terms, on three months' notice or less;

        (d) involves, or is likely to involve, the supply of goods the aggregate sales value of which will represent in excess of 10 per cent of its turnover for the preceding financial year.

5.10    DEFAULTS UNDER AGREEMENTS WCL

        WCL is not:

        (a) in default under an agreement or arrangement to which it is a party, or in respect of another obligation or restriction by which it is bound;

        (b)     liable in respect of an express warranty on its part.

5.11    PURCHASES AND SALES FROM OR TO ONE PARTY

        Not more than 10 per cent of the aggregate amount of all the purchases, and not more than 10 per cent of the aggregate amount of all the sales, of WCL is obtained, or made, from or to the same supplier or customer, (including a person connected with the supplier or customer).


6       EMPLOYMENT

6.1     EMPLOYEES AND TERMS OF EMPLOYMENT

        (a) Particulars of the identities, dates of commencement of employment and terms of employment of all the employees and officers of WCL, including profit sharing, commission or discretionary bonus arrangements, are contained in the WCL Disclosure Letter.

        (b) There are no agreements or arrangements between WCL and a trade union or other body representing employees.

6.2     BONUS SCHEMES

        There are no schemes in operation entitling an employee of WCL to a commission or remuneration calculated by reference to the whole or part of the turnover, profits or sales of WCL.

6.3     CHANGES IN REMUNERATION

        During the period to which the Last Accounts relate and since the Last Accounts Date or (where employment or holding of office commenced after the beginning of the period) since the commencing date of the employment or holding of office:

        (a) no change has been made in the rate of remuneration, emoluments or pension benefits, of an officer, ex-officer or senior executive of WCL (a senior executive being a person in receipt of remuneration in excess of $125,000 per annum);

        (b) no material change has been made in any other terms of employment of an officer or senior executive.


6.4     TERMINATION OF CONTRACTS OF EMPLOYMENT

6.4.1 All contracts of employment to which WCL is a party are terminable at any time on three months' notice or less without compensation (other than compensation in accordance with the Employment Rights Act 1996).

6.4.2 No executive of WCL, who is in receipt of remuneration in excess of $125,000 per annum, and no officer of WCL has given or received notice terminating his employment, except as expressly contemplated in this agreement, or will be entitled to give notice as a result of this agreement.

7       ASSETS

7.1     OWNERSHIP OF ASSETS

        Except for assets subject to hire purchase or lease arrangements, all assets were owned by WCL at the Last Accounts Date, and WCL had good title to all the assets included in the Last Accounts and (except for current assets subsequently sold or realised in the ordinary course of business) still owns and has good title to them and to all assets acquired since the Last Accounts Date and so far as the Vendor is aware none of the assets are subject to or affected by any option, right to acquire, mortgage, charged, pledge, lien or agreement for payment on the deferred terms, judgment or other security or Encumbrance whatsoever.

7.2     INSURANCE/Y2K


7.2.1 All the material assets and undertakings of WCL of an insurable nature are insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against by persons carrying on the same business as that carried on by it.

7.2.2 So far as the Vendor is aware WCL is, and has for the last three years been, adequately covered against accident, damage, injury, third party loss (including product liability), loss of profits and other risks normally insured against by persons carrying on the same kind of business.

7.2.3 So far as the Vendor is aware all insurance is in full force, and nothing has been done or omitted to be done which could make any policy of insurance void or voidable.

7.3 All major critical equipment of or used by, and all services provided by, WCL are Year 2000 Compliant.

7.4 So far as the Vendor is aware all material assets of WCL will be operating functionally immediately before Completion.


8       PROPERTY

8.1     LEASEHOLD PROPERTIES

8.1.1 WCL has paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in any leases (which expressions in this clause 8 includes underleases) under which the Properties are held, and the last demand for rent (or receipt, if issued) was unqualified, and all the leases are valid and in full force.

8.1.2 The licences, consents and approvals required from the landlords and any superior landlords under the leases of the Properties have been obtained, and the covenants on the part of the tenant contained in the licences, consents and approvals have been duly performed.

8.1.3 There are no rent reviews in progress under the leases of the Properties held by WCL.

8.1.4 No obligation necessary to comply with a notice given by or other requirement of the landlord under a lease of any of the Properties is outstanding or unperformed.

8.1.5 There is no obligation to reinstate any of the Properties by removing or dismantling an alteration made to it by WCL or a predecessor in title.

8.1.6   WCL does not have any interest in real estate save as stated in
        Schedule 3.

8.1.7 So far as the Vendor is aware the present use of the Properties does not conflict with any material contractual obligations and so far as the Vendor is aware no material building or alteration work has been carried out without the required licences.

8.1.8 So far as the Vendor is aware no municipal, provincial or governmental or other authority has given any written instruction to WCL in connection with pollution of soil (including sub-soil and water therein) which is currently owned or used by WCL.

8.1.9 So far as the Vendor is aware WCL currently holds, and is substantially in compliance with all conditions of all, permits necessary to operate its business.

9       PENSIONS

        WCL has and has had no obligation to provide and has not provided any life assurance, retirement, pension, death, health or disability benefit to any present or former director or employee of WCL or any spouse or dependent of any such person.

10      INTELLECTUAL PROPERTY RIGHTS

10.1 So far as the Vendor is aware all the material Intellectual Property Rights used or required by WCL for its business and the running of their networks are valid, enforceable, in full force and effect, registered (so far as is capable of registration) in the sole name of WCL, not subject to renewal or re-registration within two years of the date hereof, are each in the sole and exclusive legal and beneficial ownership of WCL without the requirement for any licence, consent or permission from or payment to any person, are each individually transferable by WCL free from any Encumbrance of any kind and there are no defects in WCL's title to any of them.

10.2 So far as the Vendor is aware WCL has not granted any licences or assignments under or in respect of any Intellectual Property Rights or disclosed or provided to any person (other than employee under enforceable obligations of confidence) any confidential or secret material in which any Intellectual Property Right exists, including without limitation, know-how, trade secrets, technical assistance, confidential information or lists of customers or suppliers and is not obliged so to grant or disclose any of the same.

10.3 So far as the Vendor is aware WCL is entitled to carry on its business in the ordinary and usual course as at present carried on and does not thereby infringe any Intellectual Property Rights of any third party nor is it liable to pay any commission, royalty or like fee or obtain any consent or licence.

10.4 So far as the Vendor is aware all fees for the grant or renewal of the Intellectual Property Rights owned or used by WCL have been paid promptly and no circumstances exist which might lead to the cancellation, forfeiture or modification of any Intellectual Property Rights owned or used by WCL or to the termination of or any claim for damages under any licence of Intellectual Property Rights to WCL.

11      SPECIFIC INFORMATION REQUESTS

         To the best of the knowledge of the Vendor none of the information in the documents listed in the Data Room Documents List and in the Schedule of Disclosed Documents (as defined in the WCL Disclosure Letter) is inaccurate or misleading in any material respect.

ATTESTATIONS



SIGNED for and on behalf of                                   )
WORLDPORT COMMUNICATIONS INC                                  )

/s/ Carl Grivner




SIGNED for and on behalf of                                   )
ENERGIS PLC                                                   )

/s/ Francis Michael Wilkinson

                                    ANNEX C

                                NEW YORK SWITCH






                            DATED NOVEMBER 11, 1999









                        WORLDPORT COMMUNICATIONS INC (1)

                      UNISOURCE CARRIER SERVICE USA, INC.




                  -------------------------------------------

                                   AGREEMENT
                        for the sale and purchase of the
                   DMS GSP US International Gateway Switches
                  -------------------------------------------

DATE     November 11, 1999

PARTIES


(1) WORLDPORT COMMUNICATIONS INC incorporated in the State of Delaware whose principal executive offices are at 1825 Barrett Lakes Boulevarde, Suite 1000 Kennesaw, Georgia 30144, United States of America ("VENDOR"); and

(2) UNISOURCE CARRIER SERVICE USA, INC. a corporation incorporated in Delaware ("PURCHASER")

INTRODUCTION

(A) The Vendor has agreed to dispose of its interest in the DMS GSP US international gateway switch together with the benefit of certain contracts to the Purchaser on the terms of this agreement.

(B) Simultaneously with the disposal of the DMS GSP US international gateway switch, together with the benefit of certain contracts, the Vendor has agreed to sell to the Purchaser's ultimate holding company, Energis plc, the Vendor's holding of shares in WorldPort
         Communications Europe Holding BV.

OPERATIVE PROVISIONS
1        INTERPRETATION
1.1 In this Agreement (including the Introduction and the Schedules), except where a different interpretation is necessary in the context, the following words and expressions shall have the following meanings:


         "ASSETS"                         the Contracts and the US Switch;

         "COMPLETION"                     completion of this Agreement
                                          pursuant to the terms of clause 4;

         "COMPLETION                      DATE" the date five business days
                                          after the satisfaction of the
                                          conditions set out in clause 2 or
                                          such other date as may be agreed
                                          between the parties;

         "COMPLETION NET ASSETS           the statements showing the Net Assets
         STATEMENT"                       as at Completion as prepared and
                                          adjusted in accordance with clause
                                          10 of this Agreement

         "CONSIDERATION"                  the consideration payable in
                                          accordance with clause 4 as adjusted
                                          in accordance with clause 10;

         "CONTRACTS"                      the agreements referred to in the
                                          Schedule 1 to this Agreement;

         "ENCUMBRANCES"                   any option, right to acquire,
                                          mortgage, charge, pledge, liens or
                                          agreement for payment on deferred
                                          terms, retention of title, judgment
                                          or other security, encumbrance or
                                          equity whatsoever

         "ENERGIS PLC"                    Energis plc whose registered office
                                          is at Carmelite, 50 Victoria
                                          Embankment, London, EC4Y OPE;

         "GLOBAL CROSSING                 the Global Crossing Agreement in the
         AGREEMENT"                       agreed form;


         "INTELLECTUAL PROPERTY           patents, trade marks, service
         RIGHTS"                          marks, trade names, domain names,
                                          registered designs, designs,
                                          semiconductor topography rights,
                                          database rights, copyrights and
                                          other forms of intellectual or
                                          industrial property (in each case
                                          in any part of the world, whether
                                          or not registered or registrable),
                                          know-how, inventions, formulae,
                                          confidential or secret processes
                                          and information, rights in computer
                                          software, and any other protected
                                          rights and assets, and any licenses
                                          and permissions in connection with
                                          the foregoing

         "NET ASSETS"                     the net book value of the Assets less
                                          the net present value of lease
                                          obligations relating to the Assets

         "NET ASSETS SCHEDULE"            Schedule 5 setting out the Net Assets
                                          relating to the US Switch

         "PURCHASER'S AUDITORS"           PriceWaterhouseCoopers of 1
                                          Embankment Place, London WC2N 6NN

         "US GAAP"                        United States Generally Accepted
                                          Accounting Principles

         "UK SWITCH                       the agreement in the agreed form of
         AGREEMENT"                       even date made between the Vendor and
                                          WCL for the sale and purchase of a
                                          Nortel 250 Switch

         "US SWITCH"                      the DMS GSP US international gateway
                                          switch leased by the Vendor located
                                          at 111 8th Street, New York City, New
                                          York, USA with 728 ports and an
                                          approximate capacity of 164 million
                                          minutes per month, further details of
                                          which are set out in Schedule 2 to
                                          this Agreement

         "VENDOR'S AUDITORS"              the auditors of the Vendor from time
                                          to time

         "VENDOR'S SOLICITORS"            Rakisons, Clements House, 14/18
                                          Gresham Street, London EC2V 7JE

         "WCEH" WorldPort Communications Europe Holding B.V. having its statutory seat in Rotterdam The Hague

         "WCEH SHARE                      the agreement in the agreed form of
         AGREEMENT"                       even date made between WorldPort, the
                                          Vendor and Energis plc whereby
                                          WorldPort agrees to sell 85% of the
                                          issued share capital of WCEH

         "WCL"                            WorldPort Communications Limited

         "WCL SHARE                       the agreement in the agreed form of
         AGREEMENT"                       even date made between the Vendor and
                                          Energis plc whereby the Vendor agrees
                                          to sell the entire issued share
                                          capital of WCL


         "WORLDPORT"                      WorldPort International Inc,
                                          incorporated in the State of
                                          Delaware whose principal executive
                                          offices are 1825 Barrett Lakes
                                          Boulevard, Suite 1000 Kennesaw,
                                          Georgia 30144, United States of
                                          America

         "YEAR 2000 COMPLIANT"            neither the performance nor the
                                          functionality of assets when in
                                          normal use will be materially
                                          impaired by the advent of the Year
                                          2000 and in particular:

                                          (a)      Year 2000 Compliant shall
                                                   mean that no value for
                                                   current date will cause
                                                   any interruption or error
                                                   in the option of the
                                                   assets;

                                          (b)      all manipulations of
                                                   time-related data by the
                                                   assets will produce the
                                                   desired results for all
                                                   valid date values prior
                                                   to, through and beyond the
                                                   Year 2000;

                                          (c)      date elements in these
                                                   products (including
                                                   interfaces and data
                                                   storage) will permit
                                                   specifying the century to
                                                   eliminate date ambiguity
                                                   without human intervention
                                                   including leap year
                                                   calculations; and

                                          (d)      where any data element is
                                                   represented without a
                                                   century, the correct
                                                   century shall be
                                                   unambiguous for all
                                                   manipulations involving
                                                   that element

1.2 References to the parties or clauses or Schedules are references to the parties and clauses of or Schedules to this Agreement.

1.3 Headings to clauses are for information only and shall not form part of the operative provisions of this Agreement.

2        CONDITIONS PRECEDENT

2.1 This agreement shall be subject to the fulfilment at or prior to the Completion Date of each of the following conditions (unless waived by each of the parties):

         (a) this agreement and the other transactions contemplated shall have been approved and adopted by the requisite vote of the shareholders of the Vendor; and

         (b)    the completion of the WCEH Share Agreement with the Purchaser.

2.2 The obligations of the Purchaser to complete the transactions contemplated is subject to the fulfilment of all of the following conditions on or prior to the Completion Date:

         (a) each and every warranty made by the Vendor shall have been true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as at the Completion Date except to the extent that such warranties are not true and correct in all material respects as a result of:

                (i) an event or occurrence outside the control of the Vendor occurring during the period from the execution of this Agreement until the Completion Date;

                (ii) any act or omission of the Purchaser during the period from the execution of this Agreement until the Completion Date; and

                (iii) any action taken by the Vendor in the ordinary cause of duress during the period from the execution of this Agreement until the Completion Date; and

         (b) the Vendor shall have executed or procured on terms reasonably satisfactory to the Purchaser an agreement in writing granting to the Purchaser access to the US Switch.

3        SALE AND PURCHASE OF THE ASSETS

3.1 The Vendor shall sell with full title guarantee and the Purchaser shall purchase all rights, title and interest of the Vendor in and to the Assets subject only to the terms of and the obligations under the Contracts and otherwise free and clear of Encumbrances.

3.2 Risk in the US Switch shall pass to the Purchaser with effect from the close of business on the Completion Date.

4        CONSIDERATION PAYABLE BY THE PURCHASER

4.1 The total purchase consideration payable by the Purchaser to acquire the Assets shall be US$1,990,000 (subject to adjustment as provided in clause 10).

4.2 All sums payable by the Purchaser in respect of the Consideration shall be paid in cash at Completion.

4.3 Schedule 3 sets out the calculation of the various payments to be made pursuant to this Agreement.

4.4 Schedule 4 sets out the calculation of the Consideration to the Vendor pursuant to this Agreement.

4.5 Schedule 5 sets out a statement of net assets in relation to this Agreement.

5        COMPLETION

5.1 Completion of the sale and purchase of the Assets shall take place on the Completion Date at the offices of the Vendor's Solicitors or at such other place as may be mutually agreed.

5.2 Upon and after Completion the Vendor shall (subject to the terms of this Agreement) do and execute all other necessary acts, deeds, documents and things within its power effectively to vest the Assets in the Purchaser and, pending the doing and executing of such acts, deeds, documents and things the Vendor shall hold the legal estate in such Assets in trust for the Purchaser.

6        THE CONTRACTS

6.1 With effect from the Completion Date the Purchaser shall be entitled to all the benefits of the Vendor under, and will perform all the obligations and liabilities arising under the Contracts.

6.2 The Vendor and the Purchaser shall prior to Completion each negotiate in good faith with the counterparty to each of the Contracts for the novation of each of the Contracts for nil consideration and on terms whereby the Purchaser undertakes to perform each Contract and to be bound by all the terms thereof as if the Purchaser was as from the Completion Date party thereto in lieu of the Vendor and whereby each Contractor releases and discharges the Vendor from all claims and demands whatsoever in respect thereof arising after the Completion Date and whereby the Contractors accept the liability of the Purchaser in lieu of the liability of the Vendor in every way as if the Purchaser was named therein as party thereto in place of the Vendor as from the Completion Date.

6.3 If a counterparty does not agree to enter into a novation agreement in respect of a Contract, the Vendor and the Purchaser shall, prior to Completion, each enter into such documentation as shall be required to assign the benefit (subject to the burden) of those of the Contracts for which a deed of novation is not entered into, by virtue of which the Purchaser undertakes to perform such Contracts and to be bound by all the terms thereof with effect from the Completion Date.

6.4 In any case where the consent of a counterparty is required to the assignment from the Vendor to the Purchaser of any Contract, and such consent has not been duly obtained, the assignment of that Contract shall be conditional upon such consent and, pending the grant of such consent, the Vendor shall hold its rights under the relevant Contract on trust for the Purchaser.

6.5 Whether or not any novation agreement is entered into, the Vendor shall indemnify the Purchaser on a full indemnity basis from and against all costs, claims, proceedings and demands (whether in contract or in tort or otherwise) arising in respect of any period before the Completion Date in connection with the Assets.

6.6 Subject to clause 6.4, whether or not any novation agreement is entered into, the Purchaser shall indemnify the Vendor on a full indemnity basis from and against all costs, claims, proceedings and demands (whether in contract or in tort or otherwise) arising in respect of any period after the Completion Date in connection with the Assets.

7        WARRANTIES

7.1      The Vendor warrants to the Purchaser as follows:

         (a)      (i)      that the Purchaser shall acquire the Assets free
                           from all Encumbrances, subject only to the Contracts;

                  (ii) that the US Switch as of the Completion Date complies with all material statutory requirements and regulations relating to its operation;

                  (iii) so far as the Vendor is aware use of the US Switch by or on behalf of the Purchaser will not infringe the Intellectual Property Rights of any third party;

                  (iv)     the US Switch is Year 2000 Compliant; and

                  (v) the Contracts are true, complete and accurate in all material respects and are in full force and effect and that no written notice of termination or alleging breach has been received by the Vendor;

         (b) that discussions have taken place with Forsythe McArthur Associates, Inc ("FMA") and Comdisco, pursuant to which FMA and Comdisco have indicated to the Vendor that they will consider the sale and/or lease of the US Switch to interested parties and the novation of relevant Contracts under mutually agreeable terms and conditions.

8        ANNOUNCEMENTS

8.1 No announcement of any kind shall be made in respect of the subject matter of this Agreement except as specifically agreed between the Vendor and the Purchaser or as required by law.

8.2 Notwithstanding clause 8.1, the Vendor and the Purchaser shall procure as soon as practicable after Completion that appropriate notices are given to each Contractor of the assignment or proposed novation of each relevant Contract by the Vendor to the Purchaser.

9        GENERAL PROVISIONS

9.1 Either party may at its absolute discretion in whole or in part release, compound or compromise, or grant time or indulgence to the other party for any liability under this

         Agreement without affecting its rights against the other party under the same or any other liability.

9.2 No party shall, prior to Completion, divulge to any third party (other than their respective professional advisers) the fact that this Agreement has been entered into or any information regarding its terms or any matters contemplated by this transaction or make any announcement relating to it without the prior written consent of the other party.

9.3 The express or implied waiver by any party of any of its rights under this Agreement shall constitute neither a continuing waiver of the right waived nor a waiver of any other right under this Agreement.

9.4 Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties.

9.5 This Agreement is personal to the parties and shall not be capable of assignment without the prior written consent of the other party (such consent not to be unreasonably withheld).

9.6 If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

9.7 Any notices must be in writing and may be given to either party at its registered office or to such other address as may have been notified to the other parties and will be effectively served:

         (a) on the day of receipt where any hand-delivered letter, telex or telefax message is received on a business day before or during normal working hours;

         (b) on the following business day, where any hand-delivered letter, telex or telefax message is received either on a business day after normal working hours or on any other day; or

         (c) on the second business day following the day of posting from within the United Kingdom of any letter sent by post office inland first class mail postage prepaid.

9.8 This Agreement is governed by and is to be construed in accordance with English law.

9        ADJUSTMENTS TO PURCHASE CONSIDERATION

9.1 The parties shall procure, as soon as practicable and in any event within 60 days after Completion, the preparation of the Completion Net Assets Statement, which shall be prepared by the Vendor's Auditors, subject to this clause 10, on the basis of accounting standards generally accepted in the United States and audited by the Vendor's Auditors to a standard to be agreed between the Vendor's Auditors and the Purchaser's Auditors. The cost of the audit shall be paid as to one half by the Vendor and as to the other half by the Purchaser.

9.2 The parties shall disclose to Vendor's Auditors and the Purchaser's Auditors all information relevant for the purposes of preparing the Completion Net Assets Statement.

9.3 The parties shall instruct the Vendor's Auditors and the Purchaser's Auditors to prepare the Completion Net Assets Statement and to deliver to the Vendor and the Purchaser copies of the Completion Net Assets Statement and of their calculation of any adjustments required by this clause within 14 days of the preparation of the Completion Net Assets Statement.

9.4      If:

         (a) the value of Net Assets is less than $130,000, the Consideration shall be reduced by the amount of the shortfall provided that the amount of the repayment shall not exceed $20,000,000; and

         (b) the value of the Net Assets is more than $130,000 the Purchaser shall pay to the Vendor in cash a sum equal to the amount of that excess provided that the amount of this payment shall not exceed $20,000,000.

9.5 Each of the parties undertakes to the other to pay the amount of any reduction or increase (as the case may be) to the other in cash within 28 days after delivery to the Vendor and the Purchaser of a copy of the calculation referred to in clause 10.3.

9.6 Any amount due under the WCL Share Agreement, the WCEH Share Agreement and the Global Crossing Agreement may be off-set against any amount due under this clause.

9.7 Disputes with respect to the calculation of the Completion Net Assets Statement or any other matter referred to in this clause 10 shall be referred for final settlement to a firm of chartered accountants, nominated jointly by the Vendor and the Purchaser, or, failing nomination within 14 days after request by either the Vendor or the Purchaser, nominated at the request of either party by the President for the time being of the US Accountants Institute. The firm shall act as experts and not as arbitrators and their decision (in the absence of manifest error) shall be final and binding on the parties. Their fees shall be payable by the Vendor and the Purchaser in such proportions as the firm determines.

9.8 For the purposes of the Purchaser's review under this clause 10, the Purchaser's Auditors and the Vendor's Auditors attempts to resolve any dispute under this clause 10 and the settlement of any dispute by the independent accountants, the Vendor and the Purchaser shall ensure that the Vendor's Auditors and the Purchaser's Auditors and (if applicable) the independent accountants are promptly given all information, assistance and access to all books of accounts, documents, files and papers which they may reasonably require.

9.9 Unless otherwise indicated under this agreement, the translations of local currency amounts into US Dollars will be made on the basis of the closing exchange rates on 10 November 1999.

10       APPORTIONMENT OF BUSINESS RESPONSIBILITY

10.1 All costs and other outgoings in connection with the Assets and any revenue from or in respect of the Assets shall be apportioned on a time basis so that the relevant costs, outgoings and revenue attributable to the period ended on the Completion Date shall be borne by the Vendor and the relevant charge, income or payment attributable to the period commencing on the day following the Completion Date shall be received by the Purchaser.

10.2 Prepayments and payments in advance (if any) made to the Vendor on or before the Completion Date in respect of goods and/or services to be supplied under the Contracts after the Completion Date shall be payable by the Vendor to the Purchaser (and until payment shall be held on trust for the Purchaser). Prepayments and payments in advance made by the Vendor in respect of goods ordered but not delivered and for services contracted for but not rendered, under the Contracts prior to the Completion Date shall be reimbursed by the Purchaser.

10.3 Payments (if any) made to the Vendor after the Completion Date in respect of services supplied under the Contracts on or before the Completion Date shall be retained by the Vendor, and if any such sum is received by the Purchaser, the Purchaser shall pay that sum to the Vendor (and until payment shall hold the sum in question on trust for the Vendor). Payments (if any) made to the Vendor in respect of services supplied after the Completion Date shall be paid by the Vendor to the Purchaser (and until payment the Vendor shall hold the sum on trust for the Purchaser).

IN WITNESS WHEREOF this Agreement has been executed as a Deed the day and year first above written

ATTESTATIONS



SIGNED for and on behalf             )
of WORLDPORT COMMUNICATIONS INC:     )

/s/ Carl Grivner
-----------------------------------


SIGNED by for and on behalf of       )
UNISOURCE CARRIER SERVICE USA, INC.  )
                                     )
/s/ Francis Michael Wilkinson
-----------------------------------

                                 LONDON SWITCH



                            DATED NOVEMBER 11, 1999









                        WORLDPORT COMMUNICATIONS INC(1)

                      WORLDPORT COMMUNICATIONS LIMITED(2)




                     -------------------------------------

                                   AGREEMENT
                          for the sale and purchase of
                           Nortel 250 DMS GSP Switch

                     -------------------------------------

DATE NOVEMBER 11, 1999


PARTIES


(1) WORLDPORT COMMUNICATIONS INC incorporated in the State of Delaware whose principal executive offices are at 1825 Barrett Lakes Boulevarde, Suite 1000 Kennesaw, Georgia 30144, United States of America ("VENDOR"); and

(2) WORLDPORT COMMUNICATIONS LIMITED with company number 03200002 whose registered office is at 1st Floor, Bouverie House, 154 Fleet Street, London EC4A 2DQ ("PURCHASER")

INTRODUCTION

(A) The Vendor has agreed to dispose of its interest in the Nortel 250 DMS GSP switch together with the benefit of certain contracts to the Purchaser on the terms of this agreement.

(B) Simultaneously with the disposal of the Nortel 250 DMS GSP switch together with the benefit of certain contracts, the Vendor has agreed to sell to Energis plc, which will following the Completion Date, will be the Purchaser's ultimate holding company, the Vendor's holding of shares in the Purchaser and the Vendor's holding of shares in WorldPort Communications Europe Holding BV.

OPERATIVE PROVISIONS
1        INTERPRETATION

1.1 In this Agreement (including the Introduction and the Schedules), except where a different interpretation is necessary in the context, the following words and expressions shall have the following meanings:


         "ASSETS"                           the Contracts and the Switches;

         "COMPLETION"                       completion of this Agreement
                                            pursuant to the terms of clause 4;

         "COMPLETION DATE"                  the date five business days
                                            after the satisfaction of the
                                            conditions set out in clause 2 or
                                            such other date as may be agreed
                                            between the parties;

         "CONSIDERATION"                    the consideration payable in
                                            accordance with clause 4;

         "CONTRACTS"                        the agreements referred to in
                                            Schedule 1 to this Agreement;

         "ENCUMBRANCES"                     any option, right to acquire,
                                            mortgage, charge, pledge, liens or
                                            agreement for payment on deferred
                                            terms, retention of title, judgment
                                            or other security, encumbrance or
                                            equity
                                            whatsoever

         "ENERGIS PLC"                      Energis plc whose registered office
                                            is at Carmelite, 50 Victoria
                                            Embankment, London, EC4Y OPE:

         "INTELLECTUAL PROPERTY             patents, trade marks, service
         RIGHTS"                            marks, trade names, domain names,
                                            registered designs, designs,
                                            semiconductor topography rights,
                                            database rights, copyrights and
                                            other forms of intellectual or
                                            industrial property (in each case
                                            in any part of the world, whether
                                            or not registered or registrable),
                                            know-how, inventions, formulae,
                                            confidential or secret processes
                                            and information, rights in computer
                                            software, and any other protected
                                            rights and assets, and any licenses
                                            and permissions in connection with
                                            the foregoing

         "UK SWITCH"                        the Nortel 250 DMS GSP Switch with
                                            448 ports and approximate capacity
                                            of 100 million minutes per month
                                            located at London, Telehouse,
                                            further details of which are set
                                            out in Schedule 2 to this Agreement

         "VENDOR'S SOLICITORS"              Rakisons, Clements House, 14/18
                                            Gresham Street, London EC2V 7JE

         "WCEH" WorldPort Communications Europe Holding B.V. having its statutory seat in Rotterdam The Hague

         "WCL"                              WorldPort Communications Limited


         "WCEH SHARE                        the agreement in the agreed form of
         AGREEMENT"                         even date made between WorldPort,
                                            the Vendor and Energis plc whereby
                                            WorldPort agrees to sell 85% of the
                                            issued share capital of WCEH

         "WCL SHARE                         the agreement in the agreed form of
         AGREEMENT"                         even date made between the Vendor
                                            and Energis plc hereby the Vendor
                                            agrees to sell the entire issued
                                            share capital of WCL

         "WORLDPORT"                        WorldPort International Inc,
                                            incorporated in the State of
                                            Delaware whose principal executive
                                            offices are 1825 Barrett Lakes
                                            Boulevard, Suite 1000 Kennesaw,
                                            Georgia 30144, United State of
                                            America

         "YEAR 2000 COMPLIANT"              neither the performance nor the
                                            functionality of assets when in
                                            normal use will be materially
                                            impaired by the advent of the Year
                                            2000 and in particular:


                                            (a)      Year 2000 Compliant shall
                                                     mean that no value for
                                                     current date will cause
                                                     any interruption or error
                                                     in the option of the
                                                     assets;

                                            (b)      all manipulations of
                                                     time-related data by the
                                                     assets will produce the
                                                     desired results for all
                                                     valid date values prior
                                                     to, through and beyond the
                                                     Year 2000;

                                            (c)      date elements in these
                                                     products (including
                                                     interfaces and data
                                                     storage) will permit
                                                     specifying the century to
                                                     eliminate date ambiguity
                                                     without human intervention
                                                     including leap year
                                                     calculations; and

                                            (d)      where any data element is
                                                     represented without a
                                                     century, the correct
                                                     century shall be
                                                     unambiguous for all
                                                     manipulations involving
                                                     that element

1.2 References to the parties or clauses or Schedules are references to the parties and clauses of or Schedules to this Agreement.

1.3 Headings to clauses are for information only and shall not form part of the operative provisions of this Agreement.

2        CONDITIONS PRECEDENT

2.1 This agreement shall be subject to the fulfilment at or prior to the Completion Date of each of the following conditions (unless waived by each of the parties):

         (a) this agreement and the other transactions contemplated shall have been approved and adopted by the requisite vote of the shareholders of the Vendor; and

         (b) the completion of the WCEH Share Agreement with the Purchaser.

2.2 The obligations of the Purchaser to complete the transactions contemplated is subject to the fulfilment of all of the following conditions on or prior to the Completion Date:

         (a) each and every warranty made by the Vendor shall have been true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as at the Completion Date except to the extent that such warranties are not true and correct in all material respects as a result of;

                  (i) an event or occurrence outside the control of the Vendor occurring during the period from the execution of this Agreement until the Completion Date;

                  (ii) any act or omission of the Purchaser during the period from the execution of this Agreement until the Completion Date;




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                  (iii)    any action taken by the Vendor in the ordinary cause
                           of business during the period from the execution of this Agreement until the Completion Date.

         (b) the Vendor shall have executed or procured on terms reasonably satisfactory to the Purchaser an agreement in writing granting to the Purchaser access to the UK Switch.

3        SALE AND PURCHASE OF THE ASSETS

3.1 The Vendor shall sell with full title guarantee and the Purchaser shall purchase all rights, title and interest of the Vendor in and to the Assets subject only to the terms and the obligations under the Contracts and otherwise free and clear of Encumbrances.

3.2 Risk in UK Switch shall pass to the Purchaser with effect from the close of business on the Completion Date.




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4        CONSIDERATION PAYABLE BY THE PURCHASER

4.1 The total purchase consideration payable by the Purchaser to acquire the Assets shall be the amount provided for in the WCL Share Agreement.

4.2 All sums payable by the Purchaser in respect of the Consideration shall be paid in cash at Completion.

5        COMPLETION

5.1 Completion of the sale and purchase of the Assets shall take place on the Completion Date at the offices of the Vendor's Solicitors or at such other place as may be mutually agreed.

5.2 Upon and after Completion the Vendor shall (subject to the terms of this Agreement) do and execute all other necessary acts, deeds, documents and things within its power effectively to vest the Assets in the Purchaser and, pending the doing and executing of such acts, deeds, documents and things the Vendor shall hold the legal estate in such Assets in trust for the Purchaser.

6        THE CONTRACTS

6.1 With effect from the Completion Date the Purchaser shall be entitled to all the benefits of the Vendor under, and will perform all the obligations and liabilities arising under the Contracts.

6.2 The Vendor and the Purchaser shall prior to Completion each negotiate in good faith with the counterparty to each of the Contracts for the novation of the Contracts for nil consideration and on terms whereby the Purchaser undertakes to perform each Contract and to be bound by all the terms thereof as if the Purchaser was as from the Completion Date party thereto in lieu of the Vendor and whereby each Contractor releases and discharges the Vendor from all claims and demands whatsoever in respect thereof arising after the Completion Date and whereby the Contractors accept the liability of the Purchaser in lieu of the liability of the Vendor in every way as if the Purchaser was named therein as party thereto in place of the Vendor as from the Completion Date.

6.3 If a counterparty does not agree to enter into a novation agreement in respect of a Contract, the Vendor and the Purchaser shall, prior to Completion, each enter into such documentation as shall be required to assign the benefit (subject to the burden) of those of the Contracts for which a deed of novation is not entered into, by virtue of which the Purchaser undertakes to perform such Contracts and to be bound by all the terms thereof with effect from the Completion Date.

6.4 In any case where the consent of a counterparty is required to the assignment from the Vendor to the Purchaser of any Contract, and such consent has not been duly obtained, the assignment of that Contract shall be conditional upon such consent and pending the grant of such consent, the Vendor shall hold its rights under the relevant Contract on trust for the Purchaser.

6.5 Whether or not any novation agreement is entered into, the Vendor shall indemnify the Purchaser on a full indemnity basis from and against all costs, claims, proceedings and


                                      C-17
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         demands (whether in contract or in tort or otherwise arising in respect of any period before the Completion Date in connection with the Assets.

6.6 Subject to clause 6.4, whether or not any novation agreement is entered into, the Purchaser shall indemnify the Vendor on a full indemnify basis from and against all costs, claims, proceedings and demands (whether in contract or in tort or otherwise) arising in respect of any period after the Completion Date in connection with the Assets.

7        WARRANTIES

7.1      The Vendor warrants to the Purchaser as follows:

         (a)      (i)      that the Purchaser shall acquire the Assets free from
                           all Encumbrances, subject only to the Contracts;

                  (ii) that the UK Switch as of the Completion Date complies with all material statutory requirements and regulations relating to its operation;

                  (iii) so far as the Vendor is aware use of the UK Switch by or on behalf of the Purchaser will not infringe the Intellectual Property Rights of any third party;

                  (iv) so far as the Vendor is aware the UK Switch is Year 2000 Compliant; and

                  (v) the Contracts are true, complete and accurate in all material respects and are in full force and effect and that no written notice of termination for breach has been received by the Vendor;

         (b) that discussions have taken place with Forsythe McArthur Associates, Inc ("FMA") and Comdisco, pursuant to which FMA and Comdisco have indicated to the Vendor that they will consider the sale and/or lease of the UK Switch to interested parties and the novation of the relevant Contracts under mutually agreeable terms and conditions.

8        ANNOUNCEMENTS

8.1 No announcement of any kind shall be made in respect of the subject matter of this Agreement except as specifically agreed between the Vendor and the Purchaser or as required by law.

8.2 Notwithstanding clause 8.1, the Vendor and the Purchaser shall procure as soon as practicable after Completion that appropriate notices are given to each Contractor of the assignment or proposed novation of each relevant Contract by the Vendor to the Purchaser.

9        GENERAL PROVISIONS

9.1 Either party may at its absolute discretion in whole or in part release, compound or compromise, or grant time or indulgence to the other party for any liability under this Agreement without affecting its rights against the other party under the same or any other liability.



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

9.2 No party shall, prior to Completion, divulge to any third party (other than their respective professional advisers) the fact that this Agreement has been entered into or any information regarding its terms or any matters contemplated by this transaction or make any announcement relating to it without the prior written consent of the other party.

9.3 The express or implied waiver by any party of any of its rights under this Agreement shall constitute neither a continuing waiver of the right waived nor a waiver of any other right under this Agreement.

9.4 Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties.

9.5 This Agreement is personal to the parties and shall not be capable of assignment without the prior written consent of the other party (such consent not to be unreasonably withheld).

9.6 If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

9.7 Any notices must be in writing and may be given to either party at its registered office or to such other address as may have been notified to the other parties and will be effectively served:

         (a) on the day of receipt where any hand-delivered letter, telex or telefax message is received on a business day before or during normal working hours;

         (b) on the following business day, where any hand-delivered letter, telex or telefax message is received either on a business day after normal working hours or on any other day; or

         (c) on the second business day following the day of posting from within the United Kingdom of any letter sent by post office inland first class mail postage prepaid.

9.8 This Agreement is governed by and is to be construed in accordance with English law.


IN WITNESS WHEREOF this Agreement has been executed as a Deed the day and year first above written

ATTESTATIONS



SIGNED for and on behalf of                 )
WORLDPORT COMMUNICATIONS INC                )

/s/ Carl Grivner



SIGNED for and on behalf of                 )
WORLDPORT COMMUNICATIONS LIMITED            )

/s/ Carl Grivner

                                    ANNEX D

SALOMON BROTHERS
INTERNATIONAL LIMITED
Victoria Plaza
111 Buckingham Palace Road
London SW1W 0SB England
                                                    [SALOMON SMITH BARNEY LOGO]

Telephone: 0171-721 2000
Facsimile: 0171-222 7062

Registered Office
Registered in England
Registered Number: 1763297
Regulated by SFA


November 10, 1999





Board of Directors
WorldPort Communications, Inc.
1825 Barrett Lake Boulevard
Suite 100
Kennesaw, Georgia 30144
United States


Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to WorldPort Communications, Inc. (the "Company"), of the consideration (the "Sale Consideration") to be received by the Company or one of its wholly-owned subsidiaries, in connection with (i) the sale of stock (the "WPE Holding Sale") of WorldPort Communications Europe Holding B.V. ("WPE Holding") on the terms set forth in Draft "5" of the Agreement dated November 9, 1999 (the "WPE Holding Agreement"), by and among the Company, WorldPort International Inc. and Energis plc (the "Buyer"), (ii) the sale of stock (the "WCL Sale") of WorldPort Communications Limited ("WCL") on the terms set forth in Draft "5" of the Agreement dated as of November 9, 1999 (the "WCL Agreement"), by and among the Company and the Buyer, and (iii) the sale (together with the WPE Holding Sale and the WCL Sale, the "Sale") of DMS GSP International gateway switches (together with WPE Holding and WCL, the "Business"), on the terms set forth in Draft "5" if the Agreement dated November 9, 1999 (together with the WPE Holding Agreement and the WCL Agreement, the "Agreements") by and between the Company and UCS Inc., a subsidiary of the Buyer.

In connection with rendering our opinion, we have reviewed certain publicly available information concerning the Business and the Company and certain other financial information concerning the Business, including financial forecasts, that were provided to us by the Company. We have discussed the past and current business operations, financial condition and prospects of the Business with certain officers and employees of the Company. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts of the Business, we have



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SALOMON BROTHERS
INTERNATIONAL LIMITED

                                                    [SALOMON SMITH BARNEY LOGO]

Board of Directors
WorldPort Communications, Inc.
November 10, 1999
Page 2



been advised by the management of the Company that such forecasts have been reasonably prepared on bases reflecting their best currently available estimates and judgments, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have also assumed that the Sale will be consummated in accordance with the terms of Draft "5" of the Agreements reviewed by us and that there will not be any post closing adjustment to the Sale Consideration. We have not assumed any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of the Business.

Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and we have no obligation to update our opinion to take into account any subsequent changes or events. Our opinion does not address the Company's underlying business decision to effect the Sale, and we express no view on the effect on the Company of the Sale and related transactions. Our opinion is directed only to the fairness, from a financial point of view, of the Sale Consideration to the Company.

We have acted as financial advisor to the Company in connection with the Sale and will receive a fee for our services which is contingent upon consummation of the Sale. In the ordinary course of business, we and our affiliates may hold or actively trade the securities of the Company and the Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates have previously rendered certain investment banking and financial advisory services to the Company and its affiliates, and the Buyer for which we have received customary compensation. We and our affiliates (including Citigroup Inc.) may have other business relationships with the Company, or the Buyer or their respective affiliates in the ordinary course of their businesses.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Sale Consideration is fair to the Company from a financial point of view.



Very truly yours,





SALOMON BROTHERS INTERNATIONAL LIMITED



                                      D-2